As filed with the Securities and Exchange Commission on April 23, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NIELSEN FINANCE LLC

(Exact name of registrant as specified in charter)

Delaware	7374	20-5172894
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

770 Broadway

New York, New York 10003

(646) 654-5000

NIELSEN FINANCE CO.

(Exact name of registrant as specified in charter)

Delaware	7374	20-5172975
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

770 Broadway

New York, New York 10003

(646) 654-5000

GUARANTORS LISTED ON SCHEDULE A HERETO

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

James W. Cuminale, Esq.

The Nielsen Company B.V.

770 Broadway

New York, New York 10003

(646) 654-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

(212) 455-2000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
11 5/8% Senior Notes due 2014	$330,000,000	100%	$330,000,000	$18,414
Guarantees of 11 5/8% Senior Notes due 2014	—	—	—	(3)

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.
(2)	Paid by wire transfer.
(3)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration statement shall be come effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
A. C. Nielsen (Argentina) S.A.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	36-2722599
A. C. Nielsen Company, LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	36-1549320
ACN Holdings Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	52-2294969
ACNielsen Corporation	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	06-1454128
AGB Nielsen Media Research B.V.	The Netherlands	Prins Bernhardplein 200 1097JB Amsterdam The Netherlands +31 23 546 3463	None
ART Holding, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	None
Athenian Leasing Corporation	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	94-3156553
Billboard Cafes, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-3992415
CZT/ACN Trademarks, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	None
EMIS (Canada), LLC	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-4027129
Foremost Exhibits, Inc.	Nevada	770 Broadway New York, NY 10003 (646) 654-5000	95-4502915
MFI Holdings, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	94-3360052
Neslein Holding, L.L.C.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	None
NetRatings, LLC	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	77-0461990
Nielsen Business Media, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-3754838

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
Nielsen Business Media Holding Company	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	26-2086718
The Nielsen Company B.V.	The Netherlands	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463	None
The Nielsen Company (US), LLC	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	04-3721439
Nielsen Government and Public Sector, Inc.	California	6255 Sunset Boulevard Hollywood, CA (323) 860-4600	95-4424600
Nielsen Holding and Finance B.V.	The Netherlands	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463	None
Nielsen Holdings, L.L.C.	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	13-3601302
Nielsen IAG, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-4080072
Nielsen Leasing Corporation	Delaware	150 N. Martingale Rd. Schaumburg, IL 60173 (847) 605-5000	36-3191217
Nielsen Mobile, LLC	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	91-1911335
Nielsen National Research Group, Inc.	California	770 Broadway New York, NY 10003 (646) 654-5000	95-3194285
NMR Investing I, Inc.	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	06-1450569
NMR Licensing Associates, L.P.	Delaware	801 West Street Wilmington, DE 19801 (302) 254-1004	51-0380964
RewardTV, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-4184059
TNC (US) Holdings, Inc.	New York	770 Broadway New York, NY 10003 (646) 654-5000	22-2145575

Guarantor	State or Other Jurisdiction of Incorporation or Organization	Address of Registrants’ Principal Executive Offices	I.R.S. Employer Identification Number
VNU Intermediate Holding B.V.	The Netherlands	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463	None
VNU International B.V.	The Netherlands	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463	None
VNU Marketing Information, Inc.	Delaware	770 Broadway New York, NY 10003 (646) 654-5000	13-3836156

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

Subject to completion, dated April 23, 2009

PROSPECTUS

Nielsen Finance LLC

Nielsen Finance Co.

Offer to Exchange

$330,000,000 aggregate principal amount of our 11 5/8% senior notes due 2014 and the guarantees thereof which have been registered under the Securities Act of 1933, as amended, for $330,000,000 of our outstanding 11 5/8% senior notes due 2014 and the guarantees thereof.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus (which constitute the “exchange offer”), to exchange up to $330,000,000 aggregate principal amount of our 11 5/8% senior notes due 2014 and the guarantees thereof which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to as the “exchange notes,” for a like principal amount of our outstanding 11 5/8% senior notes due 2014 and the guarantees thereof, which we issued on January 27, 2009 and refer to as the “old notes.” We refer to the old notes and the exchange notes collectively as the “Notes.” The terms of the exchange notes are identical to the terms of the old notes in all material respects, except for the elimination of some transfer restrictions, registration rights and additional interest provisions relating to the old notes. Each of the Notes is irrevocably and unconditionally guaranteed by The Nielsen Company B.V. and certain of its subsidiaries which guarantee its obligations under the senior secured credit facility.

We will exchange any and all old notes that are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on         , 2009, unless extended.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it shall deliver a prospectus in connection with any such resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer shall not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 9 of this prospectus for a discussion of certain risks that you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2009

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law. The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. Subject to our obligation to amend or supplement this prospectus as required by law and the rules of the Securities and Exchange Commission, or the SEC, the information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), neither we nor anyone acting on our behalf has made or will make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that the Initial Purchaser may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in the Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

i

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this restriction, the expression an “offer of the notes to the public” in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offering and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may not be offered or sold in or into the United Kingdom by means of any document except in circumstances that do not constitute an offer to the public within the meaning of the Public Offers of Securities Regulations 1995. All applicable provisions of the Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the notes in, from or otherwise involving or having an effect in the United Kingdom.

In France, the notes may not be directly or indirectly offered or sold to the public, and offers and sales of the notes will only be made in France to providers of investment services relating to portfolio management for the account of third parties and/or to qualified investors acting for their own account, in accordance with Articles L.411-1, L.411-2 and D.411-1 of the Code Monétaire et Financier. Accordingly, this prospectus has not been submitted to the Autorité des Marchés Financiers. Neither this prospectus nor any other offering material may be distributed to the public or used in connection with any offer for subscription or sale of the notes to the public in France or offered to any investors other than those (if any) to whom offers and sales of the notes in France may be made as described above and no prospectus shall be prepared and submitted for approval (visa) to the Autorité des Marchés Financiers.

Les titres ne peuvent être offerts ni vendus directement ou indirectement au public en France et ni l’offre ni la vente des titres ne pourra être proposée qu’ à des personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers et/ou à des investisseurs qualifiés agissant pour compte propre conformément aux Articles L.411-1, L.411-2 et D411 1 du Code Monétaire et Financier. Par conséquent, ce prospectus n’a pas été soumis au visa de l’Autorité des Marchés Financiers et aucun prospectus ne sera preparé ou soumis au visa de l’Autorité des Marchés Financiers. Ni ce prospectus ni aucun autre document promotionnel ne pourra être communiqué en France au public ou utilisé en relation avec l’offre de souscription ou la vente ou l’offre de titres au public ou à toute personne autre que les investisseurs (le cas échéant) décrits ci-dessus auxquels les titres peuvent être offerts et vendus en France.

The notes may be offered and sold in Germany only in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz) as amended, the Commission Regulation (EC) No 809/2004 of April 29, 2004 as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the German Securities Prospectus Act (Wertpapierprospektgesetz) or the Directive 2003/71/EC.

The notes have not been and will not be qualified under the securities laws of any province or territory of Canada. The notes are not being offered or sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the securities laws of any province or territory thereof.

Until              , 2009 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights information about Nielsen Finance LLC, a Delaware limited liability company (“Nielsen Finance LLC”) and wholly owned subsidiary of The Nielsen Company B.V., formerly known as VNU Group B.V. and prior to that as VNU N.V., or “Nielsen,” and Nielsen Finance Co., a Delaware corporation (“Nielsen Finance Co.”) and a wholly owned subsidiary of Nielsen Finance LLC, and the notes contained elsewhere in this prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus before making an investment decision, especially the information presented under the heading “Risk Factors.” In this prospectus, except as otherwise indicated herein, or as the context may otherwise require, references to the “Issuers” refer to Nielsen Finance LLC and Nielsen Finance Co., and references to “we,” “our,” “us,” and “the Company” refer to Nielsen and each of its consolidated subsidiaries, including the Issuers.

Overview

We are a leading global information and media company providing essential integrated marketing and media measurement information, analytics and industry expertise to clients across the world. In addition, our trade shows, online media assets and publications occupy leading positions in a number of their targeted end markets. Through our broad portfolio of products and services, we track sales of consumer products, report on television viewing habits in countries representing more than 60% of the world’s population, measure internet audiences and produce trade shows, print publications and online newsletters. For the year ended December 31, 2008, we generated revenue of $5,012 million and Covenant EBITDA (as defined herein) of $1,343 million. We currently operate, and therefore report, in three segments: Consumer Services, Media and Business Media.

Our Consumer Services segment provides critical consumer behavior information and analysis primarily to businesses in the consumer packaged goods industry. Nielsen is a global leader in retail measurement services and in longitudinal consumer household panel data. Our extensive database of retail and consumer information, combined with advanced analytical capabilities, yields valuable strategic insights and information that influence our clients’ critical business decisions such as enhancing brand management strategies, developing and launching new products, identifying new marketing opportunities and improving marketing return on investment.

Our Media segment provides measurement information for multiple media platforms, including broadcast and cable television, motion pictures, music, print, the internet and mobile telephones. Nielsen is the industry leader in U.S. television audience measurement, and our measurement data is widely accepted as the “currency” in determining the value of programming and advertising opportunities on U.S. television.

Our Business Media segment is a leading market-focused provider of integrated information and sales and marketing solutions. Through a multi-channel approach consisting of trade shows, online media assets and publications, Business Media offers attendees, exhibitors, readers and advertisers the insights and connections that assist them in gaining a competitive edge in their respective markets.

Our business generates a stable and predictable revenue stream and is characterized by long-term client relationships, multi-year contracts and high contract renewal rates related to marketing and media measurement services. We serve a global client base across multiple end markets including consumer packaged goods, retail, broadcast and cable television, telecommunications, music and online media. The average length of relationship with our top ten clients including The Procter & Gamble Company, NBC/Universal, the Unilever Group, News Corp., Nestlé S.A. and The Coca-Cola Company is over 30 years.

Our revenue is highly diversified by business segment and geography. In 2008, 56% of our revenues were generated from our Consumer Services segment, 35% from our Media segment and the remaining 9% from our Business Media segment. We conduct our business activities in approximately 100 countries, with 53% of our revenues generated in the U.S., 10% in North and South America excluding the U.S., 27% in Europe, the Middle East and Africa, and the remaining 10% in Asia Pacific. No single client accounted for more than 5% of our total revenue in 2008.

Nielsen is a Netherlands besloten venootschap met beperkte aansprakelijkeid, or private company with limited liability. Nielsen’s registered office is located at Ceylonpoort 5, 2037 AA Haarlem, the Netherlands and it is registered at the Commercial Register for Amsterdam under file number 3403 6267. The phone number of Nielsen in the Netherlands is +31 23 546 3463, and in the United States is +1 (646) 654-5000. We maintain a website at www.nielsen.com where general information about our business is available. The information contained on our website is not a part of this prospectus.

Summary of the Terms of the Exchange Offer

In connection with the issuance of the old notes, we entered into a registration rights agreement (as more fully described below) with the initial purchaser of the old notes. Under this agreement, we agreed to deliver to you this prospectus and to consummate the exchange offer by October 24, 2009. If we do not consummate the exchange offer by October 24, 2009, we will incur additional interest expense pursuant to the registration rights agreement. You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

•	the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

•	the exchange notes are not entitled to registration rights which are applicable to the old notes under the registration rights agreement; and

•	our obligation to pay additional interest on the old notes due to the failure to consummate the exchange offer by a prior date does not apply to the exchange notes.

The exchange offer

We are offering to exchange up to $330,000,000 aggregate principal amount of our registered notes and the guarantees thereof for a like principal amount of our 11 5/8% senior notes due 2014 and the guarantees thereof which were issued on January 27, 2009. Old notes may be exchanged only in denominations of $2,000 and integral multiples of $1,000.

Resales	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by you (unless you are an “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you:

•	are acquiring the exchange notes in the ordinary course of business; and

•

have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in a distribution of the exchange notes.

In addition, each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of market-making or other trading activity must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of exchange notes and cannot rely on the position of the staff of the Commission set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters. For more information, see “Plan of Distribution.”

Any holder of old notes, including any broker-dealer, who

•	is our affiliate,

•	does not acquire the exchange notes in the ordinary course of its business, or

•	tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

cannot rely on the position of the staff of the Commission expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration date; Withdrawal of tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2009, or such later date and time to which we extend it. We do not currently intend to extend the expiration date. A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer	The exchange offer is subject to customary conditions, some of which we may waive. For more information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for tendering old note	If you hold old notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC.

By accepting the exchange offer, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Effect on holders of old notes	As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled covenants contained in the registration rights agreement and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

Consequences of failure to exchange	All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

U.S. federal income tax consequences	The exchange of old notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For more information, see “U.S. Federal Income Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

Registration rights agreement	We entered into a registration rights agreement with the initial purchaser of the old notes on January 27, 2009. The registration rights agreement requires us to file this exchange offer registration statement and contains customary provisions with respect to registration procedures, indemnity and contribution rights. In addition, the registration rights agreement provides that if we do not consummate the exchange offer by October 24, 2009, we are required to pay additional interest at an initial rate of 0.25% per annum. The additional interest will increase by an additional 0.25% per annum with respect to each 90-day period until the exchange offer is consummated, up to a maximum of 1.00% per annum.

Exchange agent	Deutsche Bank Trust Company Americas is the exchange agent with regard to the exchange offer. The address and telephone number of the exchange agent is set forth in the section captioned “The Exchange Offer—Exchange Agent.”

Summary of the Terms of the Exchange Notes

The following summary highlights all material information contained elsewhere in this prospectus but does not contain all the information that you should consider before participating in the exchange offer. We urge you to read this entire prospectus, including the “Risk Factors” section and the consolidated financial statements and related notes.

Issuers	Nielsen Finance LLC and Nielsen Finance Co.

Exchange Notes Offered	$330,000,000 aggregate principal amount of our Notes.

Maturity Date	The Notes will mature on February 1, 2014.

Interest

The Notes will bear interest at a rate of 11 5/8% per annum. Interest will accrue on the Notes from January 27, 2009 and will be payable semiannually on February 1 and August 1 of each year, commencing on August 1, 2009. See “Description of Notes—Principal, Maturity and Interest.”

Guarantees	The exchange notes will be jointly and severally guaranteed by each of Nielsen, VNU Intermediate Holding B.V., Nielsen Holding and Finance B.V. and, subject to certain exceptions, each of their direct and indirect wholly owned subsidiaries, in each case to the extent that such entity provides a guarantee under the senior secured credit facilities. The subsidiaries that did not guarantee the notes accounted for approximately $2,347 million, or 47%, of our total revenue in 2008, and approximately $299 million, or 253%, of our total operating income in 2008.

Ranking	The Notes are the Issuers’ senior unsecured obligations and:

•

rank senior in right of payment to our existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes, including our 12 1/2% Senior Subordinated Discount Notes due 2016 (the “Senior Subordinated Discount Notes”);

•

rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including our senior secured credit facilities and our currently outstanding 10% Senior Notes due 2014 and our 9% Senior Notes due 2014 (collectively, the “Existing Senior Notes”); and

•

are effectively subordinated in right of payment to all of our existing and future secured debt (including obligations under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and are structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

Similarly, the note guarantees are the senior unsecured obligations of the guarantors and will:

•

rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes, including such guarantor’s guarantee under the Senior Subordinated Discount Notes;

•

rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt (including, solely with respect to Nielsen, its 11 1/8% Senior Discount Notes due 2016 (the “Nielsen Senior Discount Notes”)) and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes, including the guarantees of the senior secured credit facilities and the Existing Senior Notes; and

•

are effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the notes.

As of December 31, 2008, on an adjusted basis to give effect to the issuance of the old notes, (i) the Notes and related guarantees would have ranked effectively junior to approximately $5,480 million of senior secured indebtedness under our senior secured credit facilities (we would have had an additional $388 million of unutilized capacity under our revolving credit facility) and $121 million of capital lease obligations, and (ii) the Notes and related guarantees would have ranked senior to the $784 million accreted value ($1,070 million principal amount at maturity) of outstanding Senior Subordinated Discount Notes, and (iii) Nielsen had indebtedness of $957 million that would have been structurally subordinated to the notes and to the guarantees of each guarantor except Nielsen and would have been pari passu to Nielsen’s guarantee of the notes.

Optional Redemption	Prior to February 1, 2014, we will have the option to redeem some or all of the Notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make whole premium (as described in “Description of Notes—Optional Redemption”) plus accrued and unpaid interest to the redemption date. Beginning on February 1, 2014, we may redeem some or all of the Notes at the redemption prices listed under “Description of Notes—Optional Redemption” plus accrued interest on the Notes to the date of redemption.

Optional Redemption After Certain Equity Offerings and Certain Asset Sales	At any time (which may be more than once) (i) before February 1, 2012, we may choose to redeem up to 35% of the Notes at a redemption price equal to 111.625% of the face amount thereof with the net proceeds of one or more equity offerings and/or one or more sales of a business unit or units of Nielsen Holding and Finance B.V., in each case to the extent such net cash proceeds are received by or contributed to Nielsen Holding and Finance B.V. or a restricted subsidiary of Nielsen Holding and Finance B.V. and so long as at least 65% of the aggregate principal amount of the notes at maturity issued of the applicable series remains outstanding afterwards. See “Description of Notes—Optional Redemption.”

Change of Control	If we experience a change of control (as defined in the indenture governing the Notes), we will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes—Change of Control.”

Certain Covenants	The indenture governing the Notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

Nielsen and certain of its less than wholly owned subsidiaries will not be subject to any of the foregoing covenants.

The covenants are subject to a number of important limitations and exceptions. See “Description of Notes.” Certain covenants will not apply to the Notes for so long as the Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Prior Market	The exchange notes will be new securities for which there is currently no market. Although the initial purchaser of the old notes has informed us that it intends to make a market in the exchange notes, it is not obligated to do so and it may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors	Investing in the exchange notes involves substantial risks. See “Risk Factors” for a description of some of the risks you should consider before investing in the exchange notes.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus before participating in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to an Investment in the Notes

Our substantial indebtedness could adversely affect our financial health.

We have now and will continue to have a significant amount of indebtedness. On December 31, 2008, on an as adjusted basis to give effect to the issuance of the old notes and the March 2009 purchase and cancellation of approximately £101 million of the total £250 million outstanding 5.625% EMTN debenture notes pursuant to a cash tender offer, we had total indebtedness of $8,643 million. Furthermore, the interest payments on our indebtedness could reduce the availability of our cash flow.

Our substantial indebtedness could have important consequences. For example, it could:

•	increase our vulnerability to the current general adverse economic and industry conditions;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, product development efforts and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	expose us to the risk of increased interest rates as certain of our borrowings are at variable rates of interest;

•	restrict us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limit our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes;

•	limit our ability to adjust to changing market conditions; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

In addition, the indentures governing our outstanding notes and our credit facilities contain financial and other restrictive covenants that will limit the ability of our operating subsidiaries to engage in activities that may be in our best interests long-term. The failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of our indentures do not fully prohibit us or our subsidiaries from doing so. The revolving credit facility under our senior secured credit facilities permitted additional borrowing of up to $388 million as of December 31, 2008, and all of those borrowings would rank effectively senior to the Notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and product development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that future borrowings will be available to us under our senior secured credit facilities in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. Our cash interest expense for the years ended December 31, 2008 and 2007 was $494 million and $533 million, respectively. At December 31, 2008, we had $5,620 million of floating-rate debt under our senior secured credit facilities and our existing floating rate notes. A one percent increase in our floating rate indebtedness would increase annual interest expense by approximately $56 million. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior secured credit facilities, on commercially reasonable terms or at all.

Your right to receive payments on the Notes is effectively subordinated to those lenders who have a security interest in our assets.

Our obligations under the Notes and our guarantors’ obligations under their guarantees of the Notes are unsecured, but our obligations under our senior secured credit facilities and each guarantor’s obligations under their guarantees of the senior secured credit facilities are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of most of our wholly-owned U.S. subsidiaries, and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Notes, even if an event of default exists under the indenture governing the Notes at such time.

Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the Notes, then that guarantor will be released from its guarantee of the Notes automatically and immediately upon such sale. In any such event, because the Notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

As of December 31, 2008, the aggregate amount of our secured indebtedness and the secured indebtedness of our subsidiaries was approximately $5,601 million, and approximately $388 million was available for additional borrowing under the senior secured credit facilities. The indenture governing the Notes permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

The Issuers of the Notes are entities with no independent operations. The Issuers’ ability to repay their debt, including the Notes, depends upon the performance of Nielsen and its other subsidiaries.

The Issuers of the Notes are entities with no independent operations. All of our operations are conducted by Nielsen and its other subsidiaries, and the Issuers have no significant assets other than Nielsen Finance LLC, which owns all the shares of Nielsen Finance Co. As a result, the Issuers’ cash flow and their ability to service their indebtedness, including their ability to pay the interest and principal amount of the Notes when due, will depend on the performance of Nielsen and its other subsidiaries and the ability of those entities to distribute funds to the Issuers.

Your right to receive payments on the Notes could be adversely affected if any of our non-guarantor subsidiaries or less than wholly owned subsidiaries declare bankruptcy, liquidate, or reorganize.

Some but not all of our wholly owned subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries or less than wholly owned subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us.

The Notes would have been structurally junior to $2,397 million of indebtedness and other liabilities (including trade payables) of our non-guarantor subsidiaries and our less than wholly owned subsidiaries as of December 31, 2008, respectively. Our non-guarantor subsidiaries generated 47% of our consolidated revenues and 253% of our consolidated operating income in 2008 and held 42% of our consolidated assets as of December 31, 2008.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our senior secured credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indentures. See “Description of Notes—Repurchase at the Option of Holders.”

Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require Note holders to return payments received.

If we or any guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the Notes or the guarantees. A court might do so if it found that when we issued the Notes or the guarantor entered into its guarantee, or in some states when payments became due under the Notes or the guarantees, we could be subordinated to all other debts of that guarantor if, among other things, the guarantor or we received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void an issuance of notes or a guarantee, without regard to the above factors, if the court found that we issued the notes or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the Notes or its guarantee, if an Issuer or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the Notes or any guarantee you would no longer have any claim against an Issuer or the applicable guarantor. Sufficient funds to repay the Notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from an Issuer or a guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Dutch insolvency laws to which we are subject may not be as favorable to you as U.S. or other insolvency laws.

The Dutch guarantors are incorporated under the laws of the Netherlands and have their registered offices in the Netherlands. Therefore and subject to applicable EU insolvency regulations, any insolvency proceedings in relation to Dutch guarantors would likely be based on Dutch insolvency law. Dutch insolvency proceedings differ significantly from insolvency proceedings in the U.S. and may make it more difficult for holders of notes to recover the amount they would normally expect to recover in a liquidation or bankruptcy proceeding in the U.S.

In addition, a guarantee granted by a Dutch legal entity may, under certain circumstances, be nullified by any of its creditors, if (i) the creditor concerned was prejudiced as a consequence of the guarantee and (ii) at the time the guarantee was granted both the legal entity and, unless the guarantee was granted for no consideration, the beneficiary of the guarantee knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced. Also to the extent that Dutch insolvency law applies, a guarantee or security may be nullified by the receiver on behalf of and for the benefit of all creditors of the insolvent entity. The foregoing requirements apply mutatis mutandis for such actions.

Enforcement of guarantees by Dutch guarantors under the Notes may be subject to certain limitations and will require satisfaction of certain conditions.

Under Dutch law, enforcement of guarantees may, in whole or in part, be limited to the extent that the undertakings of each Dutch guarantor under its guarantee are deemed to be in conflict with its objects (ultra vires). The issuing of such guarantee may conflict with such Dutch guarantor’s objects if (i) the text of the objects clause in it articles of association (statuten) does not include a reference to the issuance of guarantees to secure the obligations of affiliated companies, and (ii) such Dutch guarantor does not, irrespective of the wording of the objects clause, derive certain direct or indirect commercial benefit from the offering in respect of which such guarantee is issued.

Judgments obtained in the U.S. may not be enforceable in the Netherlands against Dutch guarantors under the Notes.

The U.S. and the Netherlands do not currently have a treaty providing for the recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Therefore, any final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not be automatically enforceable in the Netherlands and new proceedings on the merits would have to be initiated before a Dutch court. However, if the party in whose favor such final judgment is rendered brings a new suit in a competent court in the Netherlands such a party may submit to a Dutch court the final judgment that has been rendered in the U.S. and such court will have the discretion to attach such weight to that judgment as it deems appropriate. To the extent that a Dutch court finds that the judgment rendered by a federal or state court in the U.S. (a) has not been rendered in violation of elementary principles of fair trial, and (b) does not contravene public policy of the Netherlands, the Dutch court will, under current practice, in principle, give binding effect to such judgment.

If you do not properly tender your old notes, you will continue to hold unregistered old notes and be subject to the same limitations on your ability to transfer old notes.

We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you are eligible to participate in the exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and will no longer have any registration rights or be entitled to any additional interest with respect to the old notes. In addition:

•

if you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

•

if you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

An active trading market may not develop for the exchange notes, in which case the trading market liquidity and the market price quoted for the exchange notes could be adversely affected.

The exchange notes are a new issue of securities with no established trading market. The liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the exchange notes. In addition, if a large amount of old notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer would reduce liquidity and could lower the market price of those exchange notes.

The old notes were issued with original issue discount for U.S. federal income tax purposes and consequently the exchange notes will be treated as issued with original issue discount for U.S. federal income tax purposes.

The old notes were issued with original issue discount equal to the excess of the stated principal amount of the notes over the issue price. Consequently, the exchange notes will be treated as issued with original issue discount for U.S. federal income tax purposes, and U.S. holders will be required to include original issue discount in gross income on a constant yield to maturity basis in advance of receipt of cash payment thereof.

If a bankruptcy petition were filed by or against us, holders of exchange notes may receive a lesser amount for their claim than they would have been entitled to receive under the Indenture governing the notes.

If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the notes; and

•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the exchange notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the Indenture governing the notes, even if sufficient funds are available.

Risks Related to Our Business

We may be unable to adapt to significant technological change which could adversely affect our business.

We operate in businesses that require sophisticated data collection and processing systems and software and other technology. Some of the technologies supporting the industries we serve are changing rapidly. If we are unable to successfully adapt to changing technologies, either through the development and marketing of new products and services or through enhancements to our existing products and services, to meet client demand, our business, financial position and results of operations would be adversely affected. There can be no guarantee that we will be able to develop or acquire new techniques for data collection, processing and delivery or that we will be able to do so as quickly or as cost-effectively as our competition.

Moreover, the introduction of new products and services embodying new technologies and the emergence of new industry standards could render existing products and services obsolete. Our continued success will depend on our ability to adapt to changing technologies, manage and process ever-increasing amounts of data and information and improve the performance, features and reliability of our existing products and services in response to changing client and industry demands. We may experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of our products and services. New products and services, or enhancements to existing products and services, may not adequately meet the requirements of current and prospective clients or achieve any degree of significant market acceptance.

The increased use of radio frequency identification (“RFID”) technology may make it more difficult for our household panelists to transmit purchase data to us and may increase our costs of processing retail data, as our data processing systems are not configured to process RFID codes or handle the volume of data RFID codes would generate.

Traditional methods of television viewing are changing as a result of fragmentation of channels and digital and other new television technologies, such as video-on-demand, digital video recorders and internet viewing. This may have an adverse effect on the rates that our clients are willing to pay for network television commercials and, consequently, on the amounts they are willing to pay for our services. If we are unable to successfully adapt our media measurement systems to new viewing habits, our business, financial position and results of operations could be adversely affected.

There is a general industry trend toward online adoption of traditional print media in the business-to-business information field. Many of the publications produced by our Business Media segment are print publications. If we are unable to successfully adapt our Business Media products to an online media format, our business, financial position and results of operations could be adversely affected.

Consolidation in the consumer packaged goods, media, entertainment, telecommunications and technology industries could put pressure on the pricing of our information products and services, thereby leading to decreased earnings.

Consolidation in the consumer packaged goods, media, entertainment, telecommunications and technology industries could reduce aggregate demand for our products and services in the future and could limit the amounts we earn for our products and services. When companies merge, the products and services they previously purchased separately are often purchased by the combined entity in the aggregate in a lesser quantity than before, leading to volume compression and loss of revenue. While we attempt to mitigate the revenue impact of any consolidation by expanding our range of products and services, there can be no assurance as to the degree to which we will be able to do so as industry consolidation continues, which could adversely affect our business, financial position and operating results.

Client procurement strategies could put additional pressure on the pricing of our information products and services, thereby leading to decreased earnings.

Certain of our clients may continue to seek further price concessions from us. This puts pressure on the pricing of our information products and services, which could limit the amounts we earn. While we attempt to mitigate the revenue impact of any pricing pressure through effective negotiations and by providing services to individual businesses within particular groups, there can be no assurance as to the degree to which we will be able to do so, which could adversely affect our business, financial position and operating results.

Continued adverse market conditions, particularly in the consumer packaged goods, media, entertainment, telecommunications or technology industries in particular, could adversely impact our revenue.

Commencing in 2007 and continuing through 2008 and into 2009, a number of adverse financial developments have impacted the U.S. and global financial markets. These developments include a significant economic deterioration both in the U.S. and globally, volatility and deterioration in the equity markets, and deterioration and tightening of liquidity in the credit markets. The current economic environment has witnessed a significant reduction in consumer confidence and demand, impacting the demand for our customers’ products and services. Those reductions could adversely affect the ability of some of our customers to meet their current obligations to us and hinder their ability to incur new obligations until the economy and their businesses strengthen. The inability of our customers to pay us for our services and/or decisions by current or future customers to forego or defer purchases may adversely impact our business, financial condition, results of operations, profitability and cash flows and may continue to present risks for an extended period of time. We cannot predict the impact of the economic slowdown on our 2009 financial performance.

We expect that revenues generated from our marketing information and television audience measurement services and related software and consulting services will continue to represent a substantial portion of our overall revenue for the foreseeable future. To the extent the businesses we service, especially our clients in the consumer packaged goods, media, entertainment, telecommunications and technology industries, are subject to the financial pressures of, for example, increased costs or reduced demand for their products, the demand for our services, or the prices our clients are willing to pay for those services, may decline.

Clients of our Media segment derive a significant amount of their revenue from the sale or purchase of advertising. During challenging economic times, advertisers may reduce advertising expenditures and advertising agencies and other media may be less likely to purchase our media information services.

Our Business Media segment derives a significant amount of its revenues from the sale of advertising. During challenging economic times, our clients may reduce the amount of advertising in our publications and exhibitors may cut back on attending our events which would reduce Business Media’s exhibition revenue.

The global financial markets have recently experienced significant deterioration and volatility recently, which has had negative repercussions on the global economy and, as a result, could adversely impact our pension plan liabilities.

The current deterioration in general economic conditions and the recent volatility in the securities markets may have an adverse impact on our pension plan liabilities, as the assets funding or supporting these liabilities are invested in securities that are subject to these fluctuations. The recent volatility in the market has resulted in a decline in value of the securities held by our pension plans. While the extent of this decline and the related effect of the funded status of the plans cannot yet be determined, such decreases may be material and may materially increase our liability and our potential plan funding obligations in the future.

We have suffered losses due to goodwill impairment charges and could do so again in the future

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), goodwill and indefinite-lived intangible assets are subject to annual review for impairment (or more frequently should indications of impairment arise). In addition, other intangible assets are also reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, in accordance with Statement of Financial Accounting Standards No. 144, “Impairment of Long-Lived Assets” (“SFAS 144”). The general economic slowdown has negatively impacted our financial results for the year ended December 31, 2008 and, as a direct result, we have recorded a goodwill impairment charge of $432 million, comprised of $336 million relating to our Business Media operating segment and $96 million relating to our Media Solutions reporting unit within our Media operating segment. Subsequent to the recognition of these impairment charges and as of December 31, 2008, we had goodwill and intangible assets of approximately $12.3 billion. Any further downward revisions in the fair value of our reporting units or our intangible assets could result in further impairment charges for goodwill and intangible assets that could materially affect our financial performance.

The success of our business depends on our ability to recruit sample participants to participate in our research samples.

Our business uses scanners and diaries to gather consumer data from sample households as well as Set Meters, People Meters, Active/Passive Meters and diaries to gather television audience measurement data from sample households. It is increasingly difficult and costly to obtain consent from households to participate in the surveys. In addition, it is increasingly difficult and costly to ensure that the selected sample of households mirrors the behaviors and characteristics of the entire population and covers all of the demographic segments our clients’ request. Additionally, as consumers adopt modes of telecommunication other than traditional telephone service, such as mobile, cable and internet calling, it may become more difficult for our businesses to reach and recruit participants for consumer purchasing and audience measurement services. If we are unsuccessful in our efforts to recruit appropriate participants and maintain adequate participation levels, our clients may lose confidence in our ratings services and we could lose the support of the relevant industry groups. If this were to happen, our consumer purchasing and audience measurement businesses may be materially and adversely affected.

Data protection laws may restrict our activities and increase our costs.

Data protection laws affect our collection, use, storage and transfer of personally identifiable information both abroad and in the U.S. Compliance with these laws may require investment or may dictate that we not offer certain types of products and services. Failure to comply with these laws may result in, among other things, civil and criminal liability, negative publicity, data being blocked from use and liability under contractual warranties. In addition, there is an increasing public concern regarding data protection issues, and the number of jurisdictions with data protection laws has been slowly increasing. There is also the possibility that the scope of existing privacy laws may be expanded. For example, several countries including the U.S. have regulations that restrict telemarketing to individuals who request to be included on a do-not-call list. Typically, these regulations target sales activity and do not apply to survey research. If the laws were extended to include survey research, our ability to recruit research participants could be adversely affected. There can be no assurance that these initiatives or future initiatives would not adversely affect our ability to generate or assemble data or to develop or market current or future products or services.

Our success will depend on our ability to protect our intellectual property rights.

The success of our business will depend, in part, on:

•	obtaining patent protection for our technology, products and services;

•	defending our patents, copyrights, trademarks, service marks and other intellectual property;

•	preserving our trade secrets and maintaining the security of our know-how and data; and

•	operating without infringing upon patents and proprietary rights held by third parties.

We rely on a combination of contractual provisions, confidentiality procedures and patent, copyright, trademark, service mark and trade secret laws to protect the proprietary aspects of our brands, technology, data and estimates. These legal measures afford only limited protection, and competitors may gain access to our intellectual property and proprietary information. The patents we own could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage. Our trade secrets, data and know-how could be subject to unauthorized use, misappropriation or disclosure, despite having required our employees, consultants, clients and collaborators to enter into confidentiality agreements. Our trademarks could be challenged, forcing us to rebrand our products or services, resulting in loss of brand recognition and requiring us to devote resources to advertising and marketing new brands. Furthermore, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Given the importance of our intellectual property, we will enforce our rights whenever necessary and prudent to do so.

There can be no assurance that the intellectual property laws and other statutory and contractual arrangements we currently depend upon will provide sufficient protection in the future to prevent the infringement, use or misappropriation of our trademarks, patents, data, technology and other products and services. In addition, the growing need for global data, along with increased competition and technological advances, puts increasing pressure on us to share our intellectual property for client applications. Any future litigation, regardless of outcome, could result in substantial expense and diversion of resources with no assurance of success and could adversely affect our business, results of operation and financial condition.

If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected.

We face the risk of claims that we have infringed third parties’ intellectual property rights. Any claims of intellectual property infringement, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease providing our products and services that incorporate the challenged intellectual property;

•	require us to redesign or rebrand our products or services; if feasible;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects and financial condition.

We generate revenues throughout the world which are subject to exchange rate fluctuations, and our revenue and net income may suffer due to currency translations.

Our U.S. operations earn revenue and incur expenses primarily in U.S. Dollars, while our European operations earn revenue and incur expenses primarily in Euros. Outside the U.S. and the European Union, we generate revenue and expenses predominantly in local currencies. Because of fluctuations (including possible devaluations) in currency exchange rates or the imposition of limitations on conversion of foreign currencies into U.S. Dollars, we are subject to currency translation exposure on the profits of our operations, in addition to economic exposure. This risk could have a material adverse effect on our business, results of operations and financial condition.

Our international operations are exposed to risks which could impede growth in the future.

We continue to explore opportunities in major international markets around the world. Our recent progress in rapidly developing markets such as China, Russia, India and Brazil illustrates our success with this strategy. We believe there is demand internationally for quality consumer packaged goods retail information from global retailers and audience information from global advertisers. However, international business is exposed to various additional risks, which could adversely affect our business, including:

•	costs of customizing services for clients outside of the U.S.;

•	reduced protection for intellectual property rights in some countries;

•	the burdens of complying with a wide variety of foreign laws;

•	difficulties in managing international operations;

•	longer sales and payment cycles;

•	exposure to foreign currency exchange rate fluctuation;

•	exposure to local economic conditions; and

•	exposure to local political conditions, including the risks of an outbreak of war, the escalation of hostilities, acts of terrorism and seizure of assets by a foreign government.

In countries where there has not been a historical practice of using consumer packaged goods retail information or audience measurement information in the buying and selling of advertising time, it may be difficult for us to maintain subscribers.

Criticism of our audience measurement service by various industry groups and market segments could adversely affect our business.

Due to the high-profile nature of our services in the media, internet and entertainment information industries, we could become the target of criticism by various industry groups and market segments. We strive to be fair, transparent and impartial in the production of audience measurement services, and the quality of our U.S. ratings services are voluntarily reviewed and accredited by the Media Rating Council, a voluntary trade organization, whose members include many of our key client constituencies. However, criticism of our business by special interests, and by clients with competing and often conflicting demands on the measurement service, could result in government regulation. While we believe that government regulation is unnecessary, no assurance can be given that legislation will not be enacted in the future that would subject our business to regulation, which could adversely affect our business.

A relatively small number of clients contribute a significant percentage of our total revenues.

A relatively small number of clients contribute a significant percentage of our total revenues. Our top ten clients accounted for approximately 22% of our total revenues for the year ended December 31, 2008. We cannot assure you that any of our clients will continue to use our services to the same extent, or at all, in the future. A loss of one or more of our largest clients, if not replaced by a new client or an increase in business from existing clients, would adversely affect our prospects, business, financial condition and results of operations.

We rely on third parties to provide certain data and services in connection with the provision of our current services.

We rely on third parties to provide certain data and services for use in connection with the provision of our current services. For example, our Consumer Services segment enters into agreements with third parties (primarily retailers of fast-moving consumer goods) to obtain the raw data on retail product sales it processes and edits and from which it creates products and services. These suppliers of data may increase restrictions on our use of such data, fail to adhere to our quality control standards, increase the price they charge us for this data or refuse altogether to license the data to us. In addition, we may need to enter into agreements with third parties to assist with the marketing, technical and financial aspects of expanding our services for other types of media. In the event we are unable to use such third party data and services or if we are unable to enter into agreements with third parties, when necessary, our business and/or our potential growth could be adversely affected. In the event that such data and services are unavailable for our use or the cost of acquiring such data and services increases, our business could be adversely affected.

We rely on a third party for the performance of a significant portion of our worldwide information technology and operations functions, various services and assistance in certain integration projects. A failure to provide these functions, services or assistance in a satisfactory manner could have an adverse affect on our business.

Pursuant to the terms of a ten year agreement, effective February 19, 2008, we are dependant upon TCS for the performance of a significant portion of our information technology and operations functions worldwide, the provision of a broad suite of information technology and business process services, including general and process consulting, product engineering, program management, application development and maintenance, coding, data management, finance and accounting services and human resource services, as well as assistance in integrating and centralizing multiple systems, technologies and processes on a global scale. The success of our business depends in part on maintaining our relationships with TCS and their continuing ability to perform these functions and services in a timely and satisfactory manner. If we experience a loss or disruption in the provision of any of these functions or services, or they are not performed in a satisfactory manner, we may have difficulty in finding alternate providers on terms favorable to us, or at all, and our business could be adversely affected.

Long term disruptions in the mail, telecommunication infrastructure and/or air service could adversely affect our business.

Our business is dependent on the use of the mail, telecommunication infrastructure and air service. Long term disruptions in one or more of these services, which could be caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, and/or acts of terrorism could adversely affect our business, financial position and operating results.

Hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements may harm our business.

Our success depends on the efficient and uninterrupted operation of our computer and communications systems. A failure of our network or data gathering procedures could impede the processing of data, delivery of databases and services, client orders and day-to-day management of our business and could result in the corruption or loss of data. While many of our businesses have appropriate disaster recovery plans in place, we currently do not have full backup facilities everywhere in the world to provide redundant network capacity in the event of a system failure. Despite any precautions we may take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our various computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a delay in the delivery of data, we could be required to transfer our data collection operations to an alternative provider of server hosting services. Such a transfer could result in significant delays in our ability to deliver our products and services to our clients and could be costly to implement. Additionally, significant delays in the planned delivery of system enhancements and improvements, or inadequate performance of the systems once they are completed, could damage our reputation and harm our business. Finally, long-term disruptions in infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities, and acts of terrorism (particularly involving cities in which we have offices) could adversely affect our businesses. Although we carry property and business interruption insurance, our coverage may not be adequate to compensate us for all losses that may occur.

Our services involve the storage and transmission of proprietary information. If our security measures are breached and unauthorized access is obtained, our services may be perceived as not being secure and panelists and survey respondents may hold us liable for disclosure of personal data, and clients and venture partners may hold us liable or reduce their use of our services.

We store and transmit large volumes of proprietary information and data that contains personally identifiable information about individuals. Security breaches could expose us to a risk of loss of this information, litigation and possible liability and our reputation could be damaged. For example, hackers or individuals who attempt to breach our network security could, if successful, misappropriate proprietary information or cause interruptions in our services. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and resources to protect against or to alleviate problems. We may not be able to remedy any problems caused by hackers or saboteurs in a timely manner, or at all. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, therefore we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the perception of the effectiveness of our security measures could be harmed and we could lose current and potential clients.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business, in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting personnel is intense. Recruiting, training and retention costs and benefits place significant demands on our resources. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us, including our ability to obtain and successfully complete important client engagements and thus maintain or increase our revenues.

Subsequent to December 31, 2008 our internal controls over financial reporting may not be effective and we and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

Section 404 of the Sarbanes Oxley Act of 2002 and rules and regulations of the SEC thereunder require that companies who are required to file reports under section 13(a) or 15(d) of the Securities Exchange Act 1934 evaluate their internal controls over financial reporting in order to allow management to report on, and their independent auditors to attest to, their internal controls over financial reporting. Management has conducted an evaluation of the effectiveness of our internal controls over financial reporting as of December 31, 2008 based on the framework and criteria established in Internal Control—Integration Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, we have concluded that our internal controls over financial reporting were effective as of December 31, 2008. Our independent registered public accounting firm will not be required to certify as to the effectiveness of our internal controls over financial reporting until December 31, 2009. If we and our independent registered public accounting firm were not be able to certify as to the effectiveness of our internal controls over financial reporting for periods subsequent to December 31, 2008, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs to improve our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations.

Changes in tax laws or their application or the loss of Dutch tax residence may adversely affect our reported results.

We operate in approximately 100 countries worldwide and our earnings are subject to taxation in many differing jurisdictions and at differing rates. We seek to organize our affairs in a tax efficient manner, taking account of the jurisdictions in which we operate. We are treated as a Netherlands tax resident for Dutch tax purposes. Tax laws that apply to our business may be amended by the relevant authorities, for example as a result of changes in fiscal circumstances or priorities. In addition, we may lose our status as a Dutch tax resident. Such amendments or their application to our business or loss of tax residence, may significantly adversely affect our reported results.

We are controlled by a group of private equity firms, whose interests may not be aligned with ours or yours.

AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co. and Thomas H. Lee Partners (collectively the “Sponsors”) have the power to control our affairs and policies. The Sponsors also control the election of the supervisory board, the appointment of management, the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions. Ten of our thirteen supervisory board members are affiliated with the Sponsors. The members elected by the Sponsors have the authority, subject to the terms of our debt, to issue additional shares, implement share repurchase programs, declare dividends, pay advisory fees and make other decisions, and they may have an interest in our doing so. The interests of the Sponsors could conflict with your interests in material respects. Furthermore, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, as well as businesses that represent major clients of our businesses. The Sponsors may also pursue acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as the Sponsors continue to own a significant amount of our outstanding ordinary shares, they will continue to be able to strongly influence or effectively control our decisions.

We are subject to significant competition.

We are faced with a number of competitors in the markets in which we operate. Our competitors in each market may have substantially greater financial marketing and other resources than we do and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot assure you that we will be able to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

The presence of our Global Technology and Information Center in Florida heightens our exposure to hurricanes and tropical storms.

The technological data processing functions for certain of our U.S. operations are concentrated at our Global Technology and Information Center (“GTIC”) at a single location in Florida. Our geographic concentration in Florida heightens our exposure to a hurricane or tropical storm. These weather events could cause severe damage to our property and technology and could cause major disruption to our operations. Although our GTIC was built in anticipation of a severe weather event and we have insurance coverage, if we were to experience a catastrophic loss, we may exceed our policy limits and/or we may have difficulty obtaining similar insurance coverage in the future. We cannot assure you that a hurricane or tropical storm could not have an adverse impact on our business.

We may be subject to antitrust litigation or government investigation in the future.

In the past, certain of our business practices have been investigated by government antitrust or competition agencies, and we have on several occasions been sued by private parties for alleged violations of the antitrust and competition laws of various jurisdictions. Following some of these actions, we have changed certain of our business practices to reduce the likelihood of future litigation. Each of these material prior legal activities has been resolved. There is a risk based upon the leading position of certain of our business operations that we could, in the future, be the target of investigations by government entities or actions by private parties challenging the legality of our business practices. Also, in markets where the retail trade is concentrated, regulatory authorities may perceive certain of our retail services as potential vehicles for collusive behavior by retailers or manufacturers. There can be no assurance that any such investigation or challenge will not result in an award of money damages, penalties or some form of order that might require a change in the way that we do business, which change could adversely affect our revenue stream and/or profitability.

The use of joint ventures, over which we do not have full control, could prevent us from achieving our objectives.

We have conducted and will continue to conduct a number of business initiatives through joint ventures, some of which are or may be controlled by others and which may prevent us from achieving our objectives. Our joint venture partners might have economic or business objectives that are inconsistent with our objectives. Our joint venture partners could go bankrupt, leaving us liable for their share of joint venture liabilities. Although we generally will seek to maintain sufficient control of any joint venture to permit our objectives to be achieved, we might not be able to take action without the approval of our joint venture partners. Also, our joint venture partners could take appropriate actions binding on the joint venture without our consent. Accordingly, the use of joint ventures could prevent us from achieving their intended objectives. The terms of our joint venture agreements may limit our business opportunities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, we, through our senior management, from time to time make forward looking public statements concerning our expected future operations and performance and other developments. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•

general economic conditions, including the effects of any economic downturn on advertising spending levels, and costs of, and demand for, consumer packaged goods, media, entertainment and technology products;

•	our ability to realize anticipated cost savings related to the Nielsen transformation initiative;

•	the effect of disruptions to our information processing systems;

•	the timing and scope of technological advances;

•	our substantial indebtedness;

•	certain covenants in our debt documents;

•	customer procurement strategies that could put additional pricing pressure on us;

•	consolidation in our customers’ industries may reduce the aggregate demand for our services;

•	regulatory review by governmental agencies that oversee information gathering and changes in data protection laws;

•	the impact of tax planning initiatives and resolution of audits of prior tax years;

•	the financial statement impact of changes in generally accepted accounting principals;

•	the ability to attract and retain customers and key personnel;

•	risks to which our international operations are exposed, including local political and economic conditions, the effects of foreign currency fluctuations and the ability to comply with local laws;

•	criticism of our audience measurement services;

•	the possibility that our owners’ interests will conflict with ours or yours;

•	the impact of competitive products;

•	the effect of disruptions in the mail, telecommunication infrastructure and/or air services;

•	the ability to maintain the confidentiality of our proprietary information gathering processes;

•	the ability to successfully integrate our company in accordance with our strategy; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

MARKET AND INDUSTRY DATA AND FORECASTS

Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of our management’s knowledge of our business and markets, the 2008 Veronis Suhler Stevenson Communications Industry Forecast (the “2008 VSS Industry Forecast”), and other various sources.

Although we believe that the third party sources are reliable, we have not independently verified market industry data provided by third parties or by industry or general publications. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations concerning the global marketing and media research and the business information industries, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors.”

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We have entered into a registration rights agreement with the initial purchaser of the old notes, in which we agreed to file a registration statement with the SEC relating to an offer to exchange the old notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our reasonable best efforts to cause a registration statement to become effective under the Securities Act. In addition, we agreed to use our commercially reasonable efforts to cause the exchange offer to be consummated on or before October 24, 2009. However, if the exchange offer is not consummated on or before October 24, 2009, we will incur additional interest expense. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offer by October 24, 2009. Old notes in an aggregate principal amount of $330,000,000 were issued on January 27, 2009.

Under the circumstances set forth below, we will cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and we will use our reasonable best efforts to keep the shelf registration statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if we determine, upon the advice of outside counsel, that, the exchange offer is not permitted due to a change in applicable law or SEC policy;

•	if for any reason the registered exchange offer is not consummated by October 24, 2009;

•

if the initial purchaser so requests after consummation of the registered exchange offer with respect to the old notes not eligible to be exchanged for the exchange notes and held by it following the consummation of the exchange offer;

•	if any holder (other than the initial purchaser) is not eligible to participate in the exchange offer; or

•	if the initial purchaser participates in the exchange offer and does not receive freely tradeable exchange notes in exchange for tendered old notes.

Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in the exchange offer will be required to make the following representations:

•	any exchange notes to be received by it will be acquired in the ordinary course of its business;

•	it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the exchange notes;

•

it is not our “affiliate,” as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act; and

•

if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and such holder will acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of exchange notes and cannot rely on the position of the SEC staff set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue $2,000 principal amount of exchange notes in exchange for each $2,000 principal amount of old notes surrendered under the exchange offer. We will issue $1,000 integral multiple amount of exchange notes in exchange for each $1,000 integral multiple amount of old notes surrendered under the exchange offer. Old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $330,000,000 aggregate principal amount of the old notes are outstanding. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Certain Conditions to the Exchange Offer.”

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees, or transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration date; Extensions; Amendments

The exchange offer for the old notes will expire at 5:00 p.m., New York City time, on                  , 2009, unless we extend it in our sole discretion.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes in connection with the extension of the exchange offer;

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “—Certain Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make prompt payment for all old notes properly tendered and accepted for exchange in the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

•

the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Exchange Act, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes and any such waiver shall apply to all the registered holders of the notes.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Old Notes

Only a holder of old notes may tender such old notes in the exchange offer. If you are a DTC participant that has old notes which are credited to your DTC account by book-entry and which are held of record by DTC’s nominee, as applicable, you may tender your old notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC.

If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be.

To tender old notes in the exchange offer:

•	You must comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below;

•

The exchange agent must receive a timely confirmation of a book-entry transfer of the old notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted agent’s message, before the expiration date.

Participants in DTC’s ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the exchange agent. With respect to the exchange of the old notes, the term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering old notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•

the Company may enforce the agreement against such participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations described below in this prospectus are true and correct.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of old notes in any exchange offer, the applicable exchange agent must receive a letter or facsimile notice of withdrawal at its address set forth below under “—Exchange Agent” before the time indicated above. Any notice of withdrawal must:

•	specify the name of the person who deposited the old notes to be withdrawn,

•

identify the old notes to be withdrawn including the certificate number or numbers and aggregate principal amount of old notes to be withdrawn or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited and otherwise comply with the procedures of the relevant book-entry transfer facility, and

•	specify the name in which the old notes being withdrawn are to be registered, if different from that of the person who deposited the notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any old notes withdrawn in this manner will be deemed not to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for such withdrawn old notes unless the old notes are validly retendered. We will return to you any old notes that you have tendered but that we have not accepted for exchange without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above at any time before the expiration date.

Exchange agent

We have appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer of old notes.

You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

NYC 60-2710

New York, New York 10005

Tel: (800) 735-7777 (option 1)

e-mail: xchange.offer@db.com

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail, however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer, including as a result of failing to timely deliver old notes to the exchange agent, together with all required documentation, will remain subject to the restrictions on transfer of such old notes:

•

as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the prospectus distributed in connection with the private offering of the old notes.

In addition, you will no longer have any registration rights or be entitled to additional interest with respect to the old notes.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	could not rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

Transfer and Exchange

The exchange notes will initially be issued in the form of several registered notes in global form without interest coupons, as follows:

•

The exchange notes will initially be represented by global notes in registered form without interest coupons attached (the “Global Exchange Notes”). The Global Exchange Notes will be deposited upon issuance with a custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

Ownership of interests in the Global Exchange Notes (“Book-Entry Interests”) will be limited to persons that have accounts with DTC or persons that may hold interests through such participants. In addition, transfers of Book-Entry Interests between participants in DTC will be effected by DTC pursuant to customary procedures and subject to the applicable rules and procedures established by DTC and their participants.

If definitive registered notes are issued, they will be issued upon receipt by the Registrar of instructions relating thereto and any certificates, opinions and other documentation required by the indenture. It is expected that such instructions will be based upon directions received by DTC from the participant which owns the relevant Book-Entry Interests.

Subject to any restrictions on transfer imposed by applicable law the Notes may be transferred or exchanged in whole or in part. In connection with any such transfer or exchange, each indenture will require the transferring or exchanging holder to, among other things, furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at DTC to furnish certain certificates and opinions, and to pay any taxes, duties and governmental charges in connection with such transfer or exchange. Any such transfer or exchange will be made without charge to the holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

Notwithstanding the foregoing, the Issuers are not required to register the transfer or exchange of any exchange notes:

(1)	for a period of 15 days prior to any date fixed for the redemption of such exchange notes;

(2)	for a period of 15 days immediately prior to the date fixed for selection of such exchange notes to be redeemed in part;

(3)	for a period of 15 days prior to the record date with respect to any interest payment date applicable to such exchange notes; or

(4)	which the holder has tendered (and not withdrawn) for repurchase in connection with a change of control offer.

The Issuers and the Trustee will be entitled to treat the holder of an exchange note as the owner of it for all purposes.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the old notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding old notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement.

CAPITALIZATION

The following table sets forth the capitalization for Nielsen only as of December 31, 2008 both (i) on an actual basis and (ii) on an as-adjusted basis to give effect to the offering of the old notes. The information in this table should be read in conjunction with “Selected Historical Consolidated Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements included elsewhere in this prospectus.

	As of December 31, 2008
	Actual	As Adjusted
Cash and cash equivalents(1)	$466	$560

Long-term debt and capital lease obligations
Senior secured term loans	$5,185	$5,185
Revolving credit facility(2)	295	295
11 5/8% Senior Notes due 2014(3)	—	297
10% Senior Notes due 2014(4)	869	869
9% Senior Notes due 2014(5)	209	209
12 1/2% Senior Subordinated Discount Notes due 2016	784	784
11 1/8% Senior Discount Notes due 2016(6)	362	362
Euro and GBP Medium Term Notes(7)	595	447
Other long-term debt	8	8
Capital lease obligations	121	121

Total long-term debt and capital lease obligations, including current portion(8)	8,428	8,577
Total shareholders’ equity	2,875	2,875

Total Capitalization	$11,303	$11,452

(1)	Adjusted to include $291 million in net proceeds from the offering of old notes in January 2009 after deducting estimated fees and expenses as well as $197 million of cash payments to retire GBP Notes and to pay related obligations in March 2009.

(2)	Does not include approximately $5 million of outstanding letters of credit. Our revolving credit facility provides for additional availability of $388 million as of December 31, 2008.

(3)	$330 million face amount.

(4)	$870 million face amount.

(5)	Debt is denominated in Euros and has an aggregate outstanding principal amount of €150 million.

(6)	Debt is denominated in Euros and has an aggregate outstanding principal amount at maturity of €343 million.

(7)	Of the debt issued pursuant to our Euro Medium Term Note program, (i) the portion comprised of the GBP Notes is denominated in British pounds, with an aggregate outstanding principal amount of £250 million prior to any repurchase, (ii) a portion is denominated in Euros, with an aggregate outstanding principal amount of €130 million, and (iii) a portion is denominated in Japanese yen, with an aggregate outstanding principal amount of ¥4,000 million. In March 2009 we purchased and cancelled approximately £101 million of the total £250 million outstanding 5.625% EMTN debenture notes pursuant to a cash tender offer.

(8)	Excludes short-term debt in the amount of $2 million and bank overdrafts in the amount of $64 million.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of operations has been developed by applying pro forma adjustments to the historical audited consolidated financial statements of Nielsen and subsidiaries appearing elsewhere in this prospectus. The unaudited pro forma consolidated statement of operations gives effect to the acquisition of Nielsen by Valcon Acquisition B.V. and related transactions (the “Transactions”) as if they had occurred on January 1, 2006. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated statement of operations.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma consolidated financial information is presented for informational purposes only. The unaudited pro forma consolidated financial information does not purport to represent what our actual consolidated results of operations or the consolidated financial condition would have been had the Transactions actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial condition. The unaudited pro forma consolidated statement of operations should be read in conjunction with the information contained in “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated statement of operations and the related notes thereto appearing elsewhere in this prospectus. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma consolidated statement of operations.

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2006

	Historical Nielsen
(IN MILLIONS)	Predecessor Jan. 1 - May 23, 2006	Successor May 24 - Dec. 31, 2006	Pro Forma Adjustments		Pro Forma Nielsen
Revenue	$1,626	$2,548	$—	(i)	$4,174
Cost of revenues, exclusive of depreciation and amortization	787	1,202	—		1,989
Selling, general and administrative expenses exclusive of deprecation and amortization	554	912	4	(a)	1,460
			(10	)(b)
Depreciation and amortization	126	257	40	(c)	423
Transaction costs	95	—	(95	)(d)	—
Restructuring costs	7	68	—		75

Operating income	57	109	61		227

Interest income	8	11	(5	)(e)	14
Interest expense	(48)	(372)	(234	)(f)	(654)
(Loss)/gain on derivative instruments	(9)	5	—		(4)
Loss on early extinguishment of debt	—	(65)	60	(g)	(5)
Foreign currency exchange transaction loss	(3)	(71)	—		(74)
Equity in net income of affiliates	6	6	—		12
Other income/(expense), net	14	(7)	—		7

Income/(loss) from continuing operations before tax	25	(384)	(118)		(477)
(Provision)/benefit for income tax	(39)	105	43	(h)	109

Loss from continuing operations	$(14)	$(279)	$(75)		$(368)

See accompanying notes to the unaudited pro forma consolidated statement of operations.

Notes to Unaudited Pro Forma Consolidated Statement of Operations

(Amounts in millions)

(a)	Represents the adjustment to selling, general and administrative expenses relating to our employee benefit plans to eliminate the historical amortization of unrecognized actuarial losses and prior service costs in the predecessor period and the impact of freezing the U.S. defined benefit plan and related change in the U.S. defined contribution plan related to the Transactions. Benefit plan related obligations have been recorded at fair value in the allocation of Valcon’s purchase cost.

(b)	Reflects the adjustment to selling, general and administrative expense for the annual monitoring fee of $10 million that we pay to the Sponsors. See “Certain Relationships and Related Party Transactions.”

(c)	Represents change in amortization based upon estimates of fair values and useful lives of identified intangible assets as part of the preliminary purchase price allocation.

(d)	Reflects the elimination of transaction costs recognized in connection with the Transactions which included accounting, investment banking, legal and other costs and $45 million paid to IMS Health.

(e)	Reflects pro forma adjustment to interest income to reflect use of cash in connection with the Transactions.

(f)	Reflects pro forma interest expense resulting from our new capital structure immediately subsequent to the Transactions using applicable LIBOR and EURIBOR rates as of December 31, 2006 as follows:

Twelve Months Ended December 31, 2006
Term Loan Facility(1)	$408
Revolving credit facility(2)	5
Senior Notes(3)	87
Senior Subordinated Notes—USD(4)	79
Senior Discount Notes—EUR(5)	30
Other Financing(6)	45

Total Pro Forma Interest Expense	654
Less Historical Interest Expense	(420)

Net adjustment to interest expense	$234

(1)	Reflects pro forma interest on the $4,175 million U.S. Dollar denominated term loan facility at the December 31, 2006 rate of 3-month LIBOR of 5.38% plus 2.75% and the €800 million Euro denominated term loan facility at the December 31, 2006 rate of 3-month EURIBOR of 3.58% plus 2.50% and the amortization of the related deferred financing fees.

(2)	Represents commitment fees of 0.5% on the assumed $688 million undrawn balance of the revolving credit facility and the amortization of the related deferred financing fees.

(3)	Reflects interest on $650 million of U.S. Dollar denominated Senior Notes at 10.00% and the €150 million of Euro denominated Senior Notes at 9.00% and the amortization of the related deferred financing fees.

(4)	Reflects pro forma interest expense on the Senior Subordinated Discount Notes at 12.50% and the amortization of the related deferred financing fees. No cash interest will be payable on these notes prior to August 1, 2011. Thereafter, interest will accrue and will be payable semiannually.

(5)	Reflects pro forma interest expense on the Senior Discount Notes at 11.125% and the amortization of the related deferred financing fees. No cash interest will be payable on the Senior Discount Notes prior to August 1, 2011. Thereafter, interest will accrue and will be payable semi-annually.

(6)	Reflects interest on the existing notes of ¥4,000 million 2.5% notes due 2011, €30 million of 6.75% fixed rate due 2012, €50 million floating rate due 2012, €50 million floating rate due 2010, £250 million 5.625% put re-settable securities due 2010 or 2017 and capital lease obligations.

(g)	Reflects the elimination of loss on early extinguishment of the Valcon Bridge Loan representing unamortized debt issuance costs of the Valcon Bridge Loan at the time of settlement. The Valcon Bridge Loan was replaced with the permanent financing as part of the Transactions.

(h)	Represents the income tax effect of the pro forma adjustments, calculated using the respective statutory tax rates of the jurisdiction where the respective adjustment relates.

(i)	The unaudited pro forma statement of operations does not add back, in arriving at pro forma results, the impact of the deferred revenue adjustment to record deferred revenue at fair value in purchase accounting which reversed in less than one year. The non-recurring one time impact of this deferred revenue fair value adjustment was to reduce revenue by $90 million in the Successor period from May 24, 2006 to December 31, 2006.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected historical consolidated financial data of Nielsen as of the dates and periods indicated. The selected consolidated statement of operations data for the period from January 1, 2006 to May 23, 2006 have been derived from our predecessor audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2008 and 2007 and the period from May 24, 2006 to December 31, 2006 and the selected consolidated balance sheet data as of December 31, 2008 and 2007 have been derived from our successor audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected consolidated balance sheet data as of December 31, 2006 have been derived from our successor audited consolidated financial statements, which are not included in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 2005 and 2004 and the selected consolidated balance sheet data as of December 31, 2005 and 2004 have been derived from our predecessor audited consolidated financial statements which are not included in this prospectus. The results of operations for any period are not necessarily indicative of the results to be expected for any future period. The audited financial statements from which the historical financial information for the periods set forth below have been derived were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	(Successor)			(Predecessor)
(IN MILLIONS)	Year Ended December 31, 2008(1)	Year Ended December 31, 2007(2)	May 24- December 31, 2006(3)	January 1- May 23, 2006	Year Ended December 31,
					2005(4)	2004(5)
Statement of Operations Data:
Revenues	$5,012	$4,707	$2,548	$1,626	$4,059	$3,814
(Loss)/income from continuing operations	(521)	(282)	(279)	(14)	172	278
(Loss)/income from continuing operations per common share (basic)	*	*	*	(0.06)	0.64	1.07
(Loss)/income from continuing operations per common share (diluted)	*	*	*	(0.06)	0.64	1.07
Cash dividends declared per common share	—	—	—	—	0.15	0.66

*	Not included for the Successor periods as no publicly traded shares were outstanding.

	(Successor)			(Predecessor)
	December 31,			December 31,
(IN MILLIONS)	2008	2007	2006	2005	2004
Balance Sheet Data:
Total assets	$15,358	$16,254	$16,023	$10,663	$13,801
Long-term debt excluding capital leases	8,307	7,967	7,674	2,482	4,531
Capital leases	121	130	145	155	163

(1)	The loss in the year ended December 31, 2008 was primarily due to $639 million of interest expense, a goodwill impairment charge of $432 million and $120 million in restructuring costs.

(2)	The loss in the year ended December 31, 2007 was primarily due to $648 million of interest expense, $105 million in foreign currency exchange transaction losses and $137 million in restructuring costs.

(3)	The loss in the period May 24, 2006 to December 31, 2006 was primarily due to $372 million of interest expense, the $90 million deferred revenue purchase price adjustment, $71 million in foreign currency exchange transaction losses and $68 million in restructuring costs.

(4)	The 2005 income from continuing operations included $55 million in costs from the settlement of the antitrust agreement with IRI, a $36 million payment of failed deal costs to IMS Health and a $102 million loss from the early extinguishment of debt.

(5)	The 2004 income from continuing operations included a $135 million goodwill impairment charge.

Ratio of Earnings to Fixed Charges

	(Successor)						(Predecessor)
	Year ended December 31, 2008		Year Ended December 31, 2007		May 24- December 31, 2006		January 1- May 23, 2006	Year Ended December 31,
								2005	2004
Ratio of earnings to fixed charges	(a	)	(a	)	(a	)	1.4	2.1	2.3

(a)	Earnings for the years ended December 31, 2008 and 2007 and for the successor period of May 24, 2006 to December 31, 2006 were inadequate to cover fixed charges by $499 million, $258 million and $385 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The following discussion and analysis should be read together with the accompanying consolidated financial statements and related notes thereto. In addition, the following discussion and analysis covers periods both prior to and subsequent to the Valcon Acquisition (as defined below). Accordingly, historical periods may not be comparable with the periods presented after the Valcon Acquisition. Further, this report may contain material that includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Nielsen’s current views with respect to current events and financial performance. These forward-looking statements are subject to numerous risks and uncertainties. Statements, other than those based on historical facts, which address activities, events or developments that we expect or anticipate may occur in the future are forward-looking statements. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to Nielsen’s operations and business environment that may cause actual results to be materially different from any future results, express or implied, by such forward-looking statements. Unless required by context, references to “we”, “us”, and “our” refer to Nielsen and each of its consolidated subsidiaries.

Background and Basis of Presentation

On May 24, 2006, Nielsen was acquired through a tender offer to shareholders by Valcon Acquisition B.V. (“Valcon”), an entity formed by investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., and Thomas H. Lee Partners (collectively, the “Sponsors”), which held 99.4% of Nielsen’s outstanding common shares as of December 31, 2007. Nielsen became a subsidiary of Valcon upon the consummation of the acquisition by Valcon (“Valcon Acquisition”). In May 2008, Valcon acquired the remaining Nielsen common shares through a statutory squeeze-out procedure pursuant to Dutch legal and regulatory requirements and therefore held 100% of Nielsen’s outstanding common shares as of December 31, 2008. Valcon also acquired 100% of the Nielsen preferred B shares in the period from May 24, 2006 to December 31, 2006, which were subsequently canceled. The common and preferred shares were delisted from the NYSE Euronext on July 11, 2006.

In connection with the Valcon Acquisition in May 2006, Valcon entered into a senior secured bridge facility (“Valcon Bridge Loan”) under which Valcon had borrowed $6,164 million as of August 2006 when the Valcon Bridge Loan was settled and replaced with permanent financing consisting of (i) senior secured credit facilities consisting of seven-year $4,175 million and €800 million senior secured term loan facilities and a six-year $688 million senior secured revolving credit facility and (ii) debt securities, consisting of $650 million 10% and €150 million 9% Senior Notes due 2014 of Nielsen Finance LLC and Nielsen Finance Co., $1,070 million 12.5% Senior Subordinated Discount Notes due 2016 of Nielsen Finance LLC and Nielsen Finance Co. and €343 million 11.125% Senior Discount Notes due 2016 of Nielsen. See “—Liquidity and Capital Resources” for a further discussion of the financing transactions related to the Valcon Acquisition.

Valcon’s cost of acquiring Nielsen and related debt has been pushed down to establish the new accounting basis in Nielsen. The Valcon Acquisition has been accounted for in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” The allocation of purchase price was based on fair values of the assets acquired and liabilities assumed as of May 24, 2006.

Our consolidated statements of operations, cash flows and shareholders’ equity are presented for two periods: Successor, for the years ended December 31, 2008 and 2007 and the period from May 24, 2006 to December 31, 2006 following the consummation of the Valcon Acquisition; and Predecessor, for the period from January 1, 2006 to May 23, 2006 preceding the Valcon Acquisition. As a result of the Valcon Acquisition and the resulting change in ownership, we are required to separately present our operating results for the Successor and the Predecessor periods for the year ended December 31, 2006.

In the following discussion, the 2006 results are adjusted to reflect the pro forma effect of the Valcon Acquisition as if it had occurred on January 1, 2006. The results for the year ended December 31, 2007 are compared to the pro forma basis for the year ended December 31, 2006. Management believes this to be the most meaningful and practical way to comment on our results of operations.

Overview of our Business

We are a leading global information and media company providing essential marketing and media measurement information, analytics and industry expertise to customers across the world. We operate in approximately 100 countries and are headquartered in Haarlem in the Netherlands and New York in the United States. Through our broad portfolio of products and services, we track sales of consumer products each year, report on television viewing habits in countries representing more than 60% of the world’s population, measure internet audiences and produce trade shows, print publications and digital products. We currently operate, and therefore report, in three segments: Consumer Services, Media and Business Media.

Our Business Segments

Our Consumer Services segment provides essential market research and analysis primarily to businesses in the consumer packaged goods industry. These services help our clients make marketing and sales decisions by providing expertise in such areas as performance measurement, consumer segmentation and targeting, marketing mix, price and promotion, distribution strategy and execution and forecasting. Our expertise results from the integration of our core data services with an advanced professional services client service model. Core services from our Consumer Services segment include retail measurement services (ScanTrack), household consumer panels (Nielsen Homescan), new product testing (BASES), consumer segmentation and targeting (Spectra), customized research services and marketing optimization services (Analytical Consulting). We believe these products and services give our clients a competitive advantage in making informed decisions in today’s fast-moving and complex marketplace. Our Consumer Services segment operates in approximately 100 countries. We believe one of our primary strengths is our global presence, which is increasingly important in today’s environment as our largest clients operate globally and continue to expand and invest in developing markets. Spectra was moved from Other Services to Consumer Panel within the segment in 2008.

Our Media segment consists of businesses that are leading providers of media, online, mobile and entertainment measurement information. This segment measures audiences, program and commercial occurrences, advertising spending, consumer spending, consumer engagement and other consumer behavior world-wide for television (Nielsen Media, AGB Nielsen Media and Nielsen IAG), the internet (Nielsen Online), mobile phones (Nielsen Mobile), motion pictures, music, video, books, print, place-based and other emerging media. This segment also provides solution services, applications and tools (through Nielsen Claritas, Nielsen IMS and Nielsen Media Solutions) to complement and integrate our critical Media and Consumer measurement information, allowing media owners, advertising agencies, advertisers and retailers to plan and optimize their marketing strategies. During 2007, to conform to a change in presentation reflected in management reporting, we reclassified Claritas, our target marketing solutions business, from Consumer Services to the Media segment.

Our Business Media segment is one of the largest providers of integrated business-to-business information in the world. This segment produces approximately 60 trade shows, 28 print publications and 250 digital products (including websites, online newsletters, virtual tradeshows and webinars), targeted to specific industry groups.

Our revenue is highly diversified by business segment. In 2008 and 2007, respectively, 56% and 56% of our revenues were generated by Consumer Services, 35% and 33% from our Media segment and the remaining 9% and 11% was generated by Business Media.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the related disclosure of contingent assets and liabilities. The most significant of these estimates relate to: revenue recognition; business combinations including purchase price allocations; accruals for severance, pension costs and other post-retirement benefits; accounting for income taxes; and valuation of long-lived assets including goodwill and indefinite-lived intangible assets, computer software and share-based compensation. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the valuation of assets and liabilities that are not readily apparent from other sources. We evaluate these estimates on an ongoing basis. Actual results could vary from these estimates under different assumptions or conditions. The accounting policies followed by us for the Successor period are consistent with those of the Predecessor period except for the adoption of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and other Post Retirement Plans,” which we early-adopted as of the Valcon Acquisition date and the adoption of the provisions of FASB interpretation No. 48, “Accounting For Uncertainty in Income Taxes,” (FIN 48) on January 1, 2007. For a summary of the significant accounting policies, including critical accounting policies discussed below, see Note 1 to the consolidated financial statements “Description of Business, Basis of Presentation and Significant Accounting Policies.”

Revenue Recognition

In accordance with the provisions of SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition”, we recognize our revenues for the sale of services and products when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable and the collectibility of the related revenue is reasonably assured.

A significant portion of our revenue is generated from our media and marketing services. We generally recognize revenue from the sale of our services and products based upon fair value as the services are performed, which is usually ratably over the term of the contract(s). Invoiced amounts are recorded as deferred revenue until earned.

Our revenue arrangements may include “Multiple Deliverables” as defined in Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”. In these arrangements, the individual deliverables within the contract are separated and recognized upon delivery based upon their fair values relative to the total contract value, to the extent that the fair values are readily determinable and the deliverables have stand-alone value to the customer (the “relative fair value method”).

A discussion of our revenue recognition policies, by segment, follows:

Consumer Services

Revenue, primarily from retail measurement services and consumer panel services, is recognized on a straight-line basis over the period during which the services are performed and information is delivered to the customer. Software sold as part of these arrangements is considered to be incidental to the arrangements and is not recognized as a separate element.

We perform customized research projects that are recognized into revenue as value is delivered to the customer. The pattern of revenue recognition for these contracts varies depending on the terms of the individual contracts, and may be recognized proportionally or deferred until the end of the contract term and recognized when the final report has been delivered to the customer.

Media

Revenue is primarily generated from television audience and internet measurement services and is recognized on a straight-line basis over the contract period, as the service is delivered to the customer. Software sold as part of these arrangements is considered to be incidental to the arrangements and is not recognized as a separate element.

Business Media

Revenue for publications, sold in single copies via newsstands and/or dealers, is recognized in the month in which the magazine goes on sale. Revenue from printed circulation and advertisements included therein is recognized on the date it is available to the consumer. Revenue from electronic circulation and advertising is recognized over the period during which both are electronically available. The unearned portion of paid magazine subscriptions is deferred and recognized on a straight-line basis with monthly amounts recognized on the magazines’ cover date.

For products, such as magazines, sold to customers with the right to return unsold items, revenues are recognized when the products are shipped, based on gross sales less an allowance for future estimated returns. Revenue from trade shows and certain costs are recognized upon completion of each event.

Business Combinations

We account for our business acquisitions under the purchase method of accounting. The total cost of acquisitions is allocated to the underlying net assets, based on their respective estimated fair values. Determining the fair value of assets acquired and liabilities assumed requires significant judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives, and market multiples, among other items.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other indefinite-lived intangible assets are stated at historical cost less accumulated impairment losses, if any.

Goodwill and other indefinite-lived intangible assets, consisting of certain trade names and trademarks, are each tested for impairment on an annual basis and whenever events or circumstances indicate that the carrying amount of such asset may not be recoverable. We have designated October 1st as the date in which the annual assessment is performed as this timing corresponds with the development of our formal budget and business plan review. We review the recoverability of its goodwill by comparing the estimated fair values of reporting units with their respective carrying amounts. We established, and continue to evaluate, our reporting units based on our internal reporting structure and generally define such reporting units at our operating segment level or one level below. The estimates of fair value of a reporting unit are determined using a combination of valuation techniques, primarily by an income approach using a discounted cash flow analysis and a market-based approach.

A discounted cash flow analysis requires the use of various assumptions, including expectations of future cash flows, growth rates, discount rates and tax rates in developing the present value of future cash flow projections. Many of the factors used in assessing fair value are outside of the control of management, and these assumptions and estimates can change in future periods. Changes in assumptions or estimates could materially affect the determination of the fair value of a reporting unit, and therefore could affect the amount of potential impairment. The following assumptions are significant to our discounted cash flow analysis:

•

Business projections—the assumptions of expected future cash flows and growth rates are based on assumptions about the level of business activity in the marketplace as well as applicable cost levels that drive our budget and business plans. The budget and business plans are updated at least annually and are frequently reviewed by management and our Supervisory Board.

•

Long-term growth rates—the assumed long-term growth rate representing the expected rate at which a reporting unit’s earnings stream, beyond that of the budget and business plan period, is projected to grow. These rates are used to calculate the terminal value, or value at the end of the future earnings stream, of our reporting units, and are added to the cash flows projected for the budget and business plan period.

•

Discount rates—the reporting unit’s combined future cash flows are discounted at a rate that is consistent with a weighted-average cost of capital that is likely to be used by market participants. The weighted-average cost of capital is our estimate of the overall after-tax rate of return required by equity and debt holders of a business enterprise.

We also use a market-based approach in estimating the fair value of our reporting units. The market-based approach utilizes available market comparisons such as indicative industry multiples that are applied to current year revenue and earnings as well as recent comparable transactions.

To validate the reasonableness of the reporting unit fair values, we reconcile the aggregate fair values of our reporting units to our enterprise market capitalization. Enterprise market capitalization includes, among other factors, the estimated fair value of our common stock and the appropriate redemption values of our debt.

The impairment test for other indefinite-lived intangible assets consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. The estimates of fair value of trade names and trademarks are determined using a “relief from royalty” discounted cash flow valuation methodology. Significant assumptions inherent in this methodology include estimates of royalty rates and discount rates. Discount rate assumptions are based on an assessment of the risk inherent in the respective intangible assets. Assumptions about royalty rates are based on the rates at which comparable trade names and trademarks are being licensed in the marketplace.

As discussed further below (See “—Impairment of Goodwill”), our operating results for the year ended December 31, 2008 include an aggregate goodwill impairment charge of $432 million. There was no impairment noted in 2008 with respect to our indefinite lived intangible assets. The tests for 2007 and 2006 confirmed that the fair value of our reporting units and indefinite lived intangible assets exceeded their respective carrying amounts and that no impairment was required.

Pension Costs

We provide a number of retirement benefits to our employees, including defined benefit pension plans and post retirement medical plans. Pension costs, in respect of defined benefit pension plans, primarily represent the increase in the actuarial present value of the obligation for pension benefits based on employee service during the year and the interest on this obligation in respect of employee service in previous years, net of the expected return on plan assets. Differences between this expected return and the actual return on these plan assets and actuarial changes are not recognized in the statement of operations, unless the accumulated differences and changes exceed a certain threshold. The excess is amortized and charged to the statement of operations over, at the maximum, the average remaining term of employee service. We recognize obligations for contributions to defined contribution pension plans as expenses in the statement of operations as they are incurred.

We account for our retirement plans in accordance with SFAS No. 158, “Employers’ Accounting for Pensions and other Post Retirement Benefits,” and, accordingly, the determination of benefit obligations and expenses is based on actuarial models. In order to measure benefit costs and obligations using these models, critical assumptions are made with regard to the discount rate, the expected return on plan assets and the assumed rate of compensation increases. We provide retiree medical benefits to a limited number of participants in the U.S. and have ceased to provide retiree health care benefits to certain of our Dutch retirees. Therefore, retiree medical care cost trend rates are not a significant driver of our post retirement costs. Management reviews these critical assumptions at least annually. Other assumptions involve demographic factors such as turnover, retirement and mortality rates. Management reviews these assumptions periodically and updates them as necessary.

The discount rate is the rate at which the benefit obligations could be effectively settled. For our U.S. plans, the discount rate is based on a bond portfolio that includes only long-term bonds with an Aa rating, or equivalent, from a major rating agency. We believe the timing and amount of cash flows related to the bonds in this portfolio is expected to match the estimated payment benefit streams of our U.S. plans. For the Dutch and other non-U.S. plans, the discount rate is set by reference to market yields on high quality corporate bonds.

To determine the expected long-term rate of return on pension plan assets, we consider, for each country, the structure of the asset portfolio and the expected rates of return for each of the components. For our U.S. plans, a 50 basis point decrease in the expected return on assets would increase pension expense on our principal plans by approximately $1 million per year. A similar 50 basis point decrease in the expected return on assets would increase pension expense on our principal Dutch plans by approximately $3 million per year. We assumed that the weighted averages of long-term returns on our pension plans were 6.4 % and 6.1% for the years ended December 31, 2008 and 2007, respectively, and 6.3% for the Successor period from May 24, 2006 to December 31, 2006. The actual return on plan assets will vary year to year from this assumption. Although the actual return on plan assets will vary from year to year, we believe it is appropriate to use long-term expected forecasts in selecting our expected return on plan assets. As such, there can be no assurance that our actual return on plan assets will approximate the long-term expected forecasts.

Income Taxes

We operate in approximately 100 countries worldwide. We have completed many material acquisitions and divestitures, which have generated complex tax issues requiring management to use its judgment to make various tax determinations. We try to organize the affairs of our subsidiaries in a tax efficient manner, taking into consideration the jurisdictions in which we operate. Due to outstanding indemnification agreements, the tax payable on select disposals made in recent years has not been finally determined. Although we are confident that tax returns have been appropriately prepared and filed, there is risk that additional tax may be assessed on certain transactions or that the deductibility of certain expenditures may be disallowed for tax purposes. Our policy is to estimate tax risk to the best of our ability and provide accordingly for those risks and take positions in which a high degree of confidence exists that the tax treatment will be accepted by the tax authorities. The policy with respect to deferred taxation is to provide in full for temporary differences using the liability method.

Deferred tax assets and deferred tax liabilities are computed by assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. The carrying value of deferred tax assets is adjusted by a valuation allowance to the extent that these deferred tax assets are not considered to be realized on a more likely than not basis. Realization of deferred tax assets is based, in part, on our judgment and is dependent upon our ability to generate future taxable income in jurisdictions where such assets have arisen. Valuation allowances are recorded in order to reduce the deferred tax assets to the amount expected to be realized in the future. In assessing the adequacy of our valuation allowances, we consider various factors including reversal of deferred tax liabilities, future taxable income, and potential tax planning strategies.

Long-Lived Assets

We are required to assess whether the value of our long-lived assets, including our buildings, improvements, technical and other equipment, and amortizable intangible assets have been impaired whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. We do not perform a periodic assessment of assets for impairment in the absence of such information or indicators. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. Recoverability of assets that are held and used is measured by comparing the sum of the future undiscounted cash flows expected to be derived from an asset (or a group of assets) to their carrying value. If the carrying value of the asset (or the group of assets) exceeds the sum of the future undiscounted cash flows, impairment is considered to exist. If impairment is considered to exist based on undiscounted cash flows, the impairment charge is measured using an estimation of the assets’ fair value, typically using a discounted cash flow method. The identification of impairment indicators, the estimation of future cash flows and the determination of fair values for assets (or groups of assets) requires us to make significant judgments concerning the identification and validation of impairment indicators, expected cash flows and applicable discount rates. These estimates are subject to revision as market conditions and our assessments change.

We capitalize software development costs with respect to major internal use software initiatives or enhancements in accordance with American Institute of Certified Public Accountants (“AICPA”) Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.” The costs are capitalized from the time that the preliminary project stage is completed, and we consider it probable that the software will be used to perform the function intended until the time the software is placed in service for its intended use. Once the software is placed in service, the capitalized costs are generally amortized over periods of three to six years. If events or changes in circumstances indicate that the carrying value of software may not be recovered, a recoverability analysis is performed based on estimated undiscounted cash flows to be generated from the software in the future. If the analysis indicates that the carrying value is not recoverable from future cash flows, the software cost is written down to estimated fair value and an impairment is recognized. These estimates are subject to revision as market conditions and as our assessments change.

Share-based compensation

We account for share-based awards in accordance with SFAS No.123(R), “Shared-Based Payment”. Share-based compensation expense is primarily based on the estimated grant date fair value using the Black-Scholes option pricing model. Determining the fair value of stock-based awards at the grant date requires considerable judgment, including estimating the expected term of stock options, expected volatility of our stock, and the number of stock-based awards expected to be forfeited due to future terminations. In addition, for stock-based awards where vesting is dependent upon achieving certain operating performance goals, we estimate the likelihood of achieving the performance goals. Differences between actual results and these estimates could have a material effect on our financial results. We consider several factors in estimating the expected life of our options granted, including the expected lives used by a peer group of companies and the historical option exercise behavior of our employees, which we believe are representative of future behavior. Expected volatility is based primarily on a combination of the estimates of implied volatility of the Company’s peer-group and the Company’s historical volatility adjusted for its leverage.The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment.

Factors Affecting Nielsen’s Financial Results

Acquisitions and Investments in Affiliates

On December 19, 2008, we completed the purchase of the remaining 50% interest in AGB Nielsen Media Research, subsequently rebranded as AGB Nielsen Media (“AGBNMR”), a leading international television audience media measurement business, from WPP. With our full ownership of AGBNMR, we expect to be able to better leverage our global media product portfolio. In exchange for the remaining 50% interest in AGBNMR, we transferred our SRDS advertising data business assets and our 100% ownership in PERQ/HCI LLC, our healthcare media planning, trading and post campaign effectiveness business. In addition, we transferred our

11% share in IBOPE Pesquisa de Midea Ltda., IBOPE LatinAmerica S.A. and IMI.Com, which are part of the IBOPE Group that specializes in media, market and opinion research. The fair value of the aforementioned business assets and ownership interests transferred was $72 million. No material gain or loss was recorded on the business assets and ownerships transferred. Our preliminary allocation of purchase price resulted in an allocation to intangible assets of $29 million and to goodwill of $36 million. We also reclassified $108 million from investment in affiliates to goodwill. In connection with the transaction, we allocated $57 million of goodwill and intangible assets to the business assets and ownership interests transferred based on the relative fair value of the corresponding reporting unit. Net cash acquired in this transaction was $23 million. Prior to completing this transaction, WPP and Nielsen agreed to close the operations of AGB Nielsen Media Research China, effective December 31, 2008, for which AGBNMR recorded restructuring charges associated with employee severance and other exit costs as well as the impairment of certain long-lived assets. As a result of these actions, we recorded a charge of approximately $11 million to our equity in net (loss)/income of affiliates during the year ended December 31, 2008.

On May 15, 2008, we completed the acquisition of IAG Research, Inc, subsequently rebranded as Nielsen IAG (“IAG”), for $223 million (including non-cash consideration of $1 million), which was net of $12 million of cash acquired. The acquisition expands our television and internet analytics services through IAG’s measurement of consumer engagement with television programs, national commercials and product placements. We performed a preliminary valuation of the purchase price, which resulted in an allocation to identifiable intangible assets of $78 million and an allocation to goodwill of $147 million, net of tax adjustments. We do not expect that any change in allocation of purchase price resulting from the final valuation will have a material impact on our consolidated financial statements.

For the year ended December 31, 2008, we paid cash consideration of $39 million associated with other acquisitions and investments in affiliates, net of cash acquired. In conjunction with these acquisitions and as of December 31, 2008, we have recorded deferred consideration of $12 million, which was subsequently paid in January 2009. Had the AGBNMR, IAG and other acquisitions occurred as of January 1, 2008, the impact on our consolidated results of operations would have been immaterial.

For the year ended December 31, 2007, we completed several acquisitions with an aggregate consideration, net of cash acquired, of $837 million. Goodwill increased by $508 million as a result of these acquisitions.

The most significant acquisitions were the purchase of the remaining minority interest of Nielsen BuzzMetrics ($47 million), on June 4, 2007, the purchase of the remaining minority interest of Nielsen//NetRatings ($330 million, including $33 million to settle all outstanding share-based awards), on June 22, 2007 and the acquisition of Telephia, Inc. (“Telephia”), on August 9, 2007, for approximately $449 million including non-cash consideration of $6 million. On October 15, 2007, we announced the formation of Nielsen Mobile, which combines Telephia with several of our existing initiatives in the mobile market. In 2008, we finalized our valuation of these acquisitions resulting in a net allocation to intangible assets and a net reduction of goodwill of $11 million, net of tax. In addition, we recorded an adjustment to goodwill of $15 million relating to our acquisition of Telephia, which was comprised of reductions to acquired deferred tax asset valuation allowances. Had these acquisitions occurred as of January 1, 2007, the impact on our consolidated results of operations would have been immaterial. Prior to these acquisitions both Nielsen//NetRatings and Nielsen BuzzMetrics were consolidated subsidiaries of Nielsen up to the ownership interest.

During the period from May 24, 2006 to December 31, 2006, we completed several acquisitions with an aggregate consideration, net of cash acquired, of $29 million and deferred consideration up to a maximum of $5 million, contingent on future performance. Had these acquisitions occurred as of January 1, 2006 the impact on our consolidated results of operations would have been immaterial.

We completed several acquisitions during the Predecessor period from January 1, 2006 to May 23, 2006, with an aggregate consideration of $69 million. Had these acquisitions occurred at the beginning of the periods, the impact on our consolidated results of operations for the Predecessor period would have been immaterial.

Divestitures

During the year ended December 31, 2008, we received $23 million in net proceeds primarily associated with two divestitures within our Business Media segment and the final settlement of the sale of our Directories segment to World Directories Acquisition Corp (“World Directories”). The impact of these divestitures on our consolidated statement of operations was immaterial for all periods presented.

On February 8, 2007, we completed the sale of a significant portion of our Business Media Europe unit (“BME”) to 3i, a European private equity and venture capital firm for $414 million in cash. During the year ended December 31, 2007, we recorded a gain on sale of discontinued operations of $17 million, primarily related to BME’s previously recognized currency translation adjustments from the date of the Valcon Acquisition to the date of sale, and a pension curtailment gain. No other material gain was recognized on the sale because the sales price approximated the carrying value. Our consolidated financial statements reflect BME’s business as discontinued operations. A portion of the proceeds from the sale of BME was used to pay down our debt under our senior secured credit facility. (See “—Factors Affecting Nielsen’s Financial Results—Divestitures” and Note 4 to the consolidated financial statements, “Business Divestitures”).

On October 30, 2007, the Company completed the sale of its 50% share in VNU Exhibitions Europe to Jaarbeurs (Holding) B.V. for cash consideration of $51 million.

Foreign Currency

Our financial results are reported in U.S. Dollars and are therefore subject to the impact of movements in exchange rates on the translation of the financial information of individual businesses whose functional currencies are other than U.S. Dollars. Approximately 54% (57% in 2007) of our revenues were denominated in U.S. Dollars during 2008. Our principal foreign exchange revenue exposure is spread across several currencies, primarily the Euro, as set forth below:

			Successor	Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	Period from May 24, 2006 through December 31, 2006	Period from January 1, 2006 through May 23, 2006
EURO	15%	14%	12%	12%
OTHER CURRENCIES	31%	29%	29%	27%

As a result, fluctuations in the value of foreign currencies relative to the U.S. Dollar have a significant effect on our operating results. Based on the above mix of currencies in 2008 a one cent change in the U.S. Dollar/Euro exchange rate would have impacted revenues by approximately $5 million, with an immaterial impact on operating income. Impacts associated with fluctuations in foreign currency are discussed in more detail under Item 7A “—Quantitative and Qualitative Disclosures about Market Risks.” In countries with currencies other than the U.S. Dollar, assets and liabilities are translated into U.S. Dollars using end-of-period exchange rates; revenues, expenses and cash flows are translated using average rates of exchange. The average U.S. Dollar to Euro exchange rate was $1.47 to €1.00, $1.37 to €1.00 and $1.24 to €1.00 for the years ended December 31, 2008, 2007 and 2006, respectively. Constant currency growth rates used in the following discussion of results of operations eliminate the impact of year-over-year foreign currency fluctuations.

Results of Operations—(Years Ended December 31, 2008 and 2007), Pro Forma (Year Ended December 31, 2006), Successor (from May 24, 2006 to December 31, 2006) and Predecessor (from January 1, 2006 to May 23, 2006).

The following table sets forth, for the periods indicated, the amounts included in our Consolidated Statements of Operations and unaudited pro forma results for the year ended December 31, 2006:

			Pro Forma(1)	Successor	Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Period from May 24, 2006 through December 31, 2006	Period from January 1, 2006 through May 23, 2006
			Unaudited
Revenues	$5,012	$4,707	$4,174	$2,548	$1,626

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,183	2,112	1,989	1,202	787
Selling, general and administrative expenses exclusive of depreciation and amortization shown separately below	1,655	1,585	1,460	912	554
Depreciation and amortization	504	457	423	257	126
Transaction costs	—	—	—	—	95
Impairment of Goodwill	432	—	—	—	—
Restructuring costs	120	137	75	68	7

Operating income	118	416	227	109	57

Interest income	17	30	14	11	8
Interest expense	(639)	(648)	(654)	(372)	(48)
(Loss)/gain on derivative instruments	(15)	40	(4)	5	(9)
Loss on early extinguishment of debt	—	—	(5)	(65)	—
Foreign currency exchange transaction gains/(losses), net	22	(105)	(74)	(71)	(3)
Other (expense)/income, net	(13)	1	7	(7)	14

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(510)	(266)	(489)	(390)	19
(Provision)/benefit for income taxes	(4)	(18)	109	105	(39)
Minority interests	—	—	—	—	—
Equity in net (loss)/income of affiliates	(7)	2	12	6	6

Loss from continuing operations	$(521)	$(282)	$(368)	$(279)	$(14)

(1)	The unaudited pro forma presentation for the year ended December 31, 2006 reflects the sum of the results for the Successor period from May 24, 2006 to December 31, 2006 following the Valcon Acquisition and the Predecessor period from January 1, 2006 to May 23, 2006 preceding the Valcon Acquisition. The 2006 pro forma results are adjusted to reflect the pro forma effect of the Valcon Acquisition and its related financing as if it had occurred on January 1, 2006. Pro forma adjustments include: increased interest expense/income ($239 million), reversal of transaction costs directly related to the Valcon Acquisition ($95 million), reversal of fees associated with extinguishment of bridge financing ($60 million), increased amortization related to purchase price allocation ($40 million), decreased selling, general and administrative expenses ($6 million) consisting of decreased pension costs related to the Valcon Acquisition ($10 million) and increased sponsor fees ($4 million) and the related income tax effects.

Consolidated Results for the year ended December 31, 2008 versus the year ended December 31, 2007

When comparing our results for the year ended December 31, 2008 with results for the year ended December 31, 2007, the following should be noted:

Items affecting Operating Income for the year ended December 31, 2008

•	Foreign currency exchange rate fluctuations increased revenue growth by 2.0%.

•	We incurred $432 million of goodwill impairment charges.

•	We incurred $120 million of restructuring expense.

Items affecting Operating Income for the year ended December 31, 2007

•	We incurred $137 million of restructuring expense.

•

We incurred approximately $37 million in incremental expenses associated with deal related expenses, compensation agreements and recruiting costs for certain corporate executives and legal settlements.

Revenues

Our revenues increased 6.5% to $5,012 million for the year ended December 31 2008 versus $4,707 million for the year ended December 31, 2007. On a constant currency basis, revenues increased 4.5% driven by a 3.8% increase in Consumer Services, primarily due to growth in Retail Measurement Services, Customized Research and Analytical Consulting Services, and a 10.2% increase in Media, as a result of Nielsen Media and Nielsen Online growth and the impact of the Telephia and IAG acquisitions. The increase was partly offset by a 10.5% decline in Business Media due to softness in advertising-related revenues and the impact of the economic downturn and the divestiture of two non-core publications in 2008.

Cost of Revenues, Exclusive of Depreciation and Amortization

Cost of revenues increased 3.3% to $2,183 million for the year ended December 31, 2008 versus $2,112 million for the year ended December 31, 2007. On a constant currency basis, cost of revenues increased by 1.1% driven by the impact of revenue growth at Consumer Services and Media, as well as the impact of the Telephia and IAG acquisitions. The growth in costs was partly offset by productivity savings following actions implemented under the corporate transformation (“Transformation Initiative”), discussed further below (See “—Restructuring Costs”), in the past year, lower volume-related expenses at Entertainment and Media Solutions, and lower Publication costs at Business Media.

Selling, General and Administrative Expenses, Exclusive of Depreciation and Amortization

Selling, general and administrative expenses increased 4.4% to $1,655 million for the year ended December 31, 2008 versus $1,585 million for the year ended December 31, 2007. On a constant currency basis, selling, general and administrative expenses increased 2.3%, primarily attributable to continued investment in developing markets within Consumer Services, higher costs at Media related to the impact of the Telephia and IAG acquisitions, spending on product initiatives to support Media’s overall growth strategy and increased corporate spending to support new product and marketing initiatives. These increases were partly offset by headcount-related savings at Business Media, lower share based compensation expenses (inclusive of the acceleration and settlement of Nielsen//NetRatings’ share options in 2007) and lower payments in connection with compensation agreements and recruiting expenses for certain corporate executives.

Depreciation and Amortization

Depreciation and amortization increased 10.5% to $504 million for the year ended December 31, 2008 versus $457 million for the year ended December 31, 2007. On a constant currency basis, depreciation and amortization expense increased 9.2% driven by increased depreciation related to capital investment in hardware and software and increased amortization due to the impact of the Telephia and IAG acquisitions, partly offset by lower amortization on previously acquired intangible assets at Business Media.

Impairment of Goodwill

We performed our annual impairment assessment for goodwill and indefinite-lived intangible assets as of October 1, 2008 and determined there was a potential impairment of goodwill in our Business Media operating segment as well as our Media Solutions reporting unit within our Media operating segment, primarily as a result of continued weakness in the macroeconomic environment, a reduction in expected future cash flows and other contributing factors within the reporting units’ market environment. Therefore, the required second step of the assessment for the affected reporting units was performed in which the implied fair value of those reporting units’ goodwill was compared to the book value of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination: that is, the estimated fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including both recognized and unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the estimated fair value of the reporting unit was the purchase price paid. The second step of the annual assessment resulted in the recognition of a goodwill impairment charge of $432 million comprised of $336 million relating to our Business Media operating segment and $96 million relating to the Media Solutions reporting unit within our Media operating segment. A deferred tax benefit of $42 million was recognized as a result of these impairment charges.

Restructuring Costs

As discussed in Note 8 to our consolidated financial statements, “Restructuring Activities”, in December 2006, we announced our intention to expand current cost-saving programs to all areas of our operations worldwide. We further announced strategic changes as part of a major corporate transformation (“Transformation Initiative”). The Transformation Initiative is designed to make us a more successful and efficient enterprise. As such, we continue to execute cost-reduction programs by streamlining and centralizing certain corporate, operational and information technology functions, leveraging global procurement, consolidating real estate and expanding, outsourcing or off-shoring certain other operational and production processes. We estimate these actions will result in over $50 million of additional targeted annual run rate cost savings. Implementation of these initiatives is expected to continue through 2009.

We recorded $120 million in restructuring charges for the year ended December 31, 2008. The charges included severance costs associated with the termination of approximately 2,700 employees in 2008 as well as $24 million of contractual termination costs and asset write-offs.

We recorded $137 million in restructuring charges for the year ended December 31, 2007. The charges included $96 million in severance costs associated with the termination of approximately 2,700 employees in 2007 as well as $6 million in asset write-and $35 million in consulting fees and other costs, related to review of corporate functions and outsourcing opportunities, for the year ended December 31, 2007. Consulting fees and related costs have been or will be recorded at the time the obligation is incurred. All severance and consulting fees have been or will be settled in cash.

Operating Income

Operating income for the year ended December 31, 2008 was $118 million versus $416 million for the year ended December 31, 2007, a decrease of 71.7%. Excluding “Items affecting Operating Income,” specifically noted above from our respective 2008 and 2007 operating results, 2008 operating income increased 12.5%, on a constant currency basis, for the year ended December 31, 2008 versus the year ended December 31, 2007. Excluding those same items affecting operating income specifically listed above and itemized in the discussion of operating segment performance below, operating income, on a constant currency basis, increased 6.8% at Consumer Services and 25.9% at Media reflecting solid top-line growth and benefits realized from our Transformation Initiative, and 1.1% at Business Media as cost savings and lower amortization expense were largely offset by the impact of lower revenues.

Interest Income and Expense

Interest income was $17 million for the year ended December 31, 2008 versus $30 million for the year ended December 31, 2007. Interest expense was $639 million for the year ended December 31, 2008 versus $648 million for the year ended December 31, 2007, a decrease of 2.8% on a constant currency basis. This reflects the increased borrowing following our 2007 and 2008 acquisitions, partially offset by a decline in the weighted average interest rates of our senior secured credit facility.

(Loss)/Gain on Derivative Instruments

The loss on derivative instruments was $15 million for the year ended December 31, 2008 versus a gain of $40 million for the year ended December 31, 2007. The change resulted primarily from movements in the Euro relative to the U.S. Dollar in the current period as compared to the prior period, resulting from a foreign currency derivative instrument entered into during 2007.

Foreign Currency Exchange Transaction Gains/(Losses), Net

Foreign currency exchange transaction gains or losses, net, represent the net gain or loss on revaluation of external debt and intercompany loans. Fluctuations in the value of foreign currencies, particularly the Euro, relative to the U.S. Dollar have a significant effect on our operating results. The average U.S. Dollar to Euro exchange rate was $1.47 to €1.00 and $1.37 to €1.00 for the year ended December 31, 2008 and the year ended December 31, 2007, respectively.

Foreign currency exchange resulted in a $22 million gain for the year ended December 31, 2008 versus a $105 million loss recorded in the year ended December 31, 2007 as a result of the appreciation of the U.S. Dollar against the Euro and other currencies.

Other (Expense)/Income, net

Other expense was $13 million for the year ended December 31, 2008 versus $1 million income for the year ended December 31, 2007. The expense was mainly due to a determination that there was a decline in the value of our investment in a company currently listed on the NYSE Euronext and accounted for as an available-for-sale security which was other than temporary and therefore we realized a $12 million loss.

(Loss)/Income from Continuing Operations before Income Taxes, Minority Interests and Equity in Net (Loss)/Income of Affiliates

For the year ended December 31, 2008, there was a $510 million loss from continuing operations before income taxes, minority interests and equity in net income of affiliates versus a $266 million loss for the year ended December 31, 2007. The current period loss compared with the prior period loss primarily reflects the goodwill impairment charges of $432 million, offset by our improved operating performance as discussed above, lower restructuring expenses related to the Transformation Initiative, lower payments in connection with compensation agreements and recruiting expenses for certain corporate executives, and foreign currency exchange gains that occurred during the year ended December 31, 2008.

(Provision)/Benefit for Income Taxes

We operate in approximately 100 countries and our earnings are taxed at the applicable income tax rate in each of these countries. The effective tax rates for the years ended December 31, 2008 and 2007 were 1% (expense) and 7% (expense) respectively.

The effective tax rate for the year ended December 31, 2008 was lower than the Dutch statutory rate primarily due to the impairment of goodwill which had a tax basis significantly lower than the book basis and therefore a low tax benefit, tax on dividend income recorded to equity, change in estimates related to global tax contingencies, state and foreign withholding and income taxes, change in estimates for other tax positions and certain non-deductible charges which are partially offset by the impact of the tax rate differences in other jurisdictions where we file tax returns.

For the year ended December 31, 2007 we recorded a tax provision on a book pretax loss. This provision was primarily related to the tax impact on distributions from foreign subsidiaries. This was partially offset by the recognition of the tax benefit of interest expense related to the Valcon senior secured bridge facility based upon a favorable 2007 Dutch residency ruling. In addition, the change in estimates related to global tax contingencies and change in the valuation allowance also influenced the 2007 tax rate.

We adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), on January 1, 2007. As a result of the implementation of FIN 48, we recognized a decrease of $5 million in the liability for unrecognized tax benefits, which was accounted for as a decrease to the January 1, 2007 balance of goodwill.

At December 31, 2008 and 2007, we had gross unrecognized tax benefits of $187 million and $195 million, respectively. We have also accrued interest and penalties associated with these unrecognized tax benefits as of December 31, 2008 and 2007 of $22 million, and $23 million, respectively. Estimated interest and penalties related to the underpayment of income taxes is classified as a component of (Provision)/benefit for income taxes in the Consolidated Statement of Operations.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(IN MILLIONS)
Balance as of January 1, 2007	$112
Additions for current year tax positions	73
Additions for tax positions of prior years	23
Reductions for lapses of statute of limitations	(21)
Cumulative Translation of Non-US denominated positions	8

Balance as of December 31, 2007	195

Additions for current year tax positions	36
Additions for tax positions of prior years	18
Reductions for lapses of statute of limitations	(56)
Cumulative Translation of Non-US denominated positions	(6)

Balance as of December 31, 2008	$187

Consistent with FIN 48, these gross contingency additions do not take into account offsetting tax benefits associated with the correlative effects of potential adjustments. The FIN 48 gross balance also includes cumulative translation adjustments associated with non-US dollar denominated tax exposures. If the balance of our uncertain tax positions is sustained by the taxing authorities in our favor, the reversal of the entire balance would reduce the company’s effective tax in future periods.

We file numerous consolidated and separate income tax returns in the United States Federal jurisdiction and in many state and foreign jurisdictions. With few exceptions, we are no longer subject to US Federal income tax examinations for 2003 and prior periods. In addition, we have subsidiaries in various states, provinces and countries that are currently under audit for years ranging from 1997 through 2006.

The Internal Revenue Service (IRS) commenced examinations of certain of our U.S. Federal income tax returns for 2004 in the third quarter of 2006. The IRS also commenced examinations of certain of our U.S. Federal income tax returns for 2005 and 2006 in the first quarter of 2009. We are also under Canadian audit for the years 2002 through 2006. With the exception of the 2005 and 2006 U.S. Federal examinations, it is anticipated that all examinations will be completed within the next twelve months. To date, we are not aware of any material adjustments not already accrued related to any of the current Federal, state or foreign audits under examination.

It is reasonably possible that a reduction in the range of $18 million to $58 million of unrecognized tax benefits may occur during 2009 as a result of projected resolutions of worldwide tax disputes.

Our future effective tax rates could be adversely affected by earnings being lower than anticipated in countries where we have lower statutory rates and higher than anticipated in countries where we have higher statutory rates, by changes in the valuation of our deferred tax assets, or by changes in tax laws, regulations, accounting principles, or interpretations thereof.

Consolidated Results for the year ending December 31, 2007 versus the unaudited Pro Forma results for the year ending December 31, 2006 and Successor period (from May 24, 2006 to December 31, 2006) and Predecessor period (from January 1, 2006 to May 23, 2006)

When comparing our results for the year ended December 31, 2007 with pro forma results for the year ended December 31, 2006, the following should be noted:

Items affecting Operating Income for the year ended December 31, 2007

•	Foreign currency exchange rate fluctuations increased revenue growth by 3.0% and increased pro forma operating income growth by 5.0%.

•	We incurred $137 million of restructuring expense.

•	We incurred approximately $37 million in payments in connection with compensation agreements and recruiting expenses for certain corporate executives, deal related costs and legal settlements.

Items affecting Operating Income for the pro forma year ended December 31, 2006

•	We recorded a $90 million purchase price adjustment to deferred revenue related to the Valcon Acquisition that reduced Consumer Services’ revenue by $63 million and Media’s revenue by $27 million.

•	We incurred $75 million of restructuring expense.

•	We incurred approximately $53 million in payments in connection with compensation agreements and recruiting expenses for certain corporate executives.

Revenues

Our revenues increased 12.8% to $4,707 million for the year ended December 31, 2007 versus $2,548 million for the Successor period from May 24, 2006 to December 31, 2006, and $1,626 million for the Predecessor period from January 1, 2006 to May 23, 2006. When assessing our financial results, we focus on revenue growth, on a constant currency basis, excluding the effect of the deferred revenue adjustment from the

Valcon Acquisition. Excluding the deferred revenue adjustment of $90 million in 2006 related to the Valcon Acquisition ($63 million for Consumer Services and $27 million for Media), our revenues increased 6.9%, on a constant currency basis. Revenues (excluding the 2006 deferred revenue adjustment) increased, on a constant currency basis, 6.8% at Consumer Services and 9.0% at Media, while Business Media experienced a slight increase of 1.2%, on a constant currency basis, as Exposition and eMedia’s revenue growth was partly offset by continued softness in advertising revenues and the sale of certain publications in 2006.

Cost of Revenues, Exclusive of Depreciation and Amortization

Cost of revenues was $2,112 million for the year ended December 31, 2007 versus $1,202 million for the Successor period from May 24, 2006 to December 31, 2006, and $787 million for the Predecessor period from January 1, 2006 to May 23, 2006. Our cost of revenues increased, on a constant currency basis, by 2.4% due to an increase of 9.0% at Media, while Consumer Services cost of revenues were relatively flat with prior year, and Business Media’s cost of revenues decreased by 4.4%.

Media’s cost of revenues increased, on a constant currency basis, as a result of the increased expansion of the National People Meter (“NPM”) and Local People Meter (“LPM”) in the U.S., Nielsen Online’s revenue growth and the Telephia acquisition. Consumer Services cost of revenues, on a constant currency basis, were flat with prior year as higher revenue driven growth, particularly in Latin America, Emerging Markets, Asia Pacific and Analytical Applications and Services, was offset by strong cost and headcount controls, particularly in the U.S. and Europe. Business Media’s cost of revenues, on a constant currency basis, decreased due to cost savings initiatives in circulation, manufacturing and distribution, headcount reductions as well as lower page counts and as a result of the sale of certain publications in 2006.

Selling, General and Administrative Expenses, Exclusive of Depreciation and Amortization

Selling, general and administrative expenses were $1,585 million for the year ended December 31, 2007 versus $912 million for the Successor period from May 24, 2006 to December 31, 2006 and $554 million for the Predecessor period from January 1, 2006 to May 23, 2006. On a constant currency basis, selling, general and administrative expenses increased 6.0% for the year ended December 31, 2007 when compared with the pro forma year ended December 31, 2006. The increase in selling, general and administrative expenses was primarily attributable to continued investment for top-line growth in developing markets within Consumer Services, increased share option expense (inclusive of the acceleration and settlement of Nielsen//NetRatings’ share options), spending on corporate initiatives and the impact of Telephia’s results of operations, partly offset by lower payments in connection with compensation agreements and recruiting expenses for certain corporate executives.

Depreciation and Amortization

Depreciation and amortization was $457 million for the year ended December 31, 2007 versus depreciation and amortization for the pro forma year ended December 31, 2006 of $423 million, an increase of 8.0%. On a constant currency basis, depreciation and amortization expense increased 5.8% when compared with the pro forma year ended December 31, 2006.

Transaction Costs

On March 8, 2006, Nielsen and Valcon announced a tender offer to acquire shares of Nielsen. We also agreed to reimburse Valcon’s transaction expenses up to $36 million if the transaction was terminated. In November 2005, in connection with the termination of our planned merger with IMS Health, we agreed to pay $45 million to IMS Health should we be acquired within one year following the termination. On May 24, 2006, due to the consummation of the transaction by Valcon, we made the $45 million payment to IMS. In total, during the Predecessor period from January 1, 2006 to May 23, 2006, we recorded $95 million in transaction expenses, which are excluded from the pro forma statement of operations.

Restructuring Costs

We recorded $137 million in restructuring charges for the year ended December 31, 2007 primarily related to our Transformation Initiative. The charges included $96 million in severance costs associated with the termination of approximately 2,700 employees as well as $6 million in asset write-offs and $35 million in consulting fees and other costs, related to review of corporate functions and outsourcing opportunities, for the year ended December 31, 2007.

We recorded $53 million in restructuring charges during the successor period from May 24, 2006 to December 31, 2006. The charges included severance costs associated with the termination of approximately 700 employees and $14 million in consulting fees and other related costs. In the Predecessor period from January 1, 2006 to May 23, 2006, we recorded $1 million in severance costs and $5 million in consulting fees and other related costs. Consulting fees and related costs have been or will be recorded at the time the obligation is incurred. All severance and consulting fees have been or will be settled in cash.

Operating Income

Operating income for the year ended December 31, 2007 was $416 million, versus $109 million for the Successor period from May 24, 2006 to December 31, 2006 and $57 million for the Predecessor period from January 1, 2006 to May 23, 2006. On a pro forma basis, operating income increased 78.0%, on a constant currency basis. Excluding “Items affecting operating income,” from the respective 2007 and 2006 operating results, our 2007 pro forma operating income increased 26.8%, on a constant currency basis, versus the prior year. Excluding those same items affecting operating income specifically listed above and itemized in the discussion of operating segment performance below, pro forma operating income, on a constant currency basis, increased 32.1% at Consumer Services, 29.0% at Media and 19.3% at Business Media.

Interest Income and Expense

Interest income was $30 million for the year ended December 31, 2007 versus $11 million for the Successor period from May 24, 2006 to December 31, 2006, and $8 million for the Predecessor period from January 1, 2006 to May 23, 2006, and, on a pro forma basis, $14 million for the year ended December 31, 2006. Interest expense was $648 million for the year ended December 31, 2007 versus $372 million for the Successor period from May 24, 2006 to December 31, 2006 and $48 million for the Predecessor period from January 1, 2006 to May 23, 2006. On a pro forma basis, interest expense was $654 million for the year ended December 31, 2006. The decrease in interest expense in 2007 compared to pro forma 2006 was primarily due to lower actual balances of the Euro denominated term loan that was partially repaid with the proceeds of the sale from BME. See “—Liquidity and Capital Resources” below.

Gain/(Loss) on Derivative Instruments

The gain on derivative instruments was $40 million for the year ended December 31, 2007 versus a loss of $4 million for the pro forma year ended December 31, 2006. The change resulted primarily from currency movements in the current and prior period, which resulted from a derivative transaction entered into during 2007.

Loss on Early Extinguishment of Debt

There was no loss on early extinguishment of debt for the year ended December 31, 2007 versus a loss of $65 million in the Successor period from May 24, 2006 to December 31, 2006. There were no gains or losses in the Predecessor period from January 1, 2006 to May 23, 2006. The loss resulted from the write-off of deferred financing costs related to the repayment of the senior secured bridge facility by Valcon (entered into to complete the Valcon Acquisition and subsequently repaid in August, 2006) and the debt refinancing in August, 2006 that replaced the senior secured bridge facility. The 2006 loss amount reflects the write-off of the $60 million related to fees associated with the repayment of the bridge facility which is excluded from the pro forma consolidated statement of operations.

Foreign Currency Exchange Transaction (Loss)/Gain, Net

Foreign currency exchange transaction (loss)/gain, net, represent the gain or loss on revaluation of external debt and intercompany loans. Fluctuations in the value of foreign currencies relative to the U.S. Dollar have a significant effect on our operating results, particularly the Euro. The average U.S. Dollar to Euro exchange rate was $1.37 to €1.00 and $1.24 to €1.00 for the year ended December 31, 2007 and the pro forma year ended December 31, 2006, respectively.

Foreign currency exchange resulted in an $105 million loss for the year ended December 31, 2007 versus a $71 million loss recorded in the Successor period from May 24, 2006 to December 31, 2006 and a $3 million loss for the Predecessor period from January 1, 2006 to May 23, 2006 as a result of the continuing depreciation of the U.S. Dollar against the Euro and other currencies.

Other Income/(Expense), Net

There was $1 million of income for the year ended December 31, 2007 versus a $7 million loss for the Successor period from May 24 to December 31, 2006 and $14 million of income for the Predecessor period from January 1, 2006 to May 23, 2006.

(Loss)/Income from Continuing Operations before Income Taxes and Minority Interests and Equity in Net (Loss)/Income of Affiliates

For the year ended December 31, 2007, there was a $266 million loss from continuing operations before income taxes and minority interest versus a $390 million loss for the Successor period from May 24, 2006 to December 31, 2006 and $19 million income for the Predecessor period from January 1, 2006 to May 23, 2006. On a pro forma basis, there was a $489 million loss for the year ended December 31, 2006. The 2007 period compared with the pro forma 2006 results primarily reflect improved operating performance as discussed above, absence of the deferred revenue adjustment in 2006, lower payments in connection with compensation agreements and recruiting expenses for certain corporate executives, and the gain on derivative instruments in 2007, partly offset by increased restructuring expenses related to the Transformation Initiative and increased foreign currency exchange losses in the year ended December 31, 2007.

(Provision)/Benefit for Income Taxes

The effective tax rates for the year ended December 31, 2007, for the Successor period from May 24, 2006 to December 31, 2006 and for the Predecessor period from January 1, 2006 to May 23, 2006 were 7% (expense), 27% (benefit), and 205% (expense), respectively.

For the year ended December 31, 2007, we recorded a tax provision on a book pretax loss. This provision was primarily related to the tax impact on distributions from foreign subsidiaries. This tax provision was partially offset by the recognition of the tax benefit of interest expense related to the Valcon senior secured bridge facility based upon a favorable 2007 Dutch residency ruling. In addition, the change in estimates related to global tax contingencies and change in the valuation allowance also influenced the 2007 tax rate.

The effective tax rate for the Predecessor period ended May 23, 2006 was higher than the statutory rate primarily due to the low tax benefit on the transaction costs related to the Valcon Acquisition. The effective tax rate for the Successor period from May 24, 2006 to December 31, 2006 was lower than the statutory rate primarily due to the low tax benefit accrued on the interest expense on the senior secured bridge facility.

Business Segment Results for the year ended December 31, 2008 versus the year ended December 31, 2007

Revenues

The table below sets forth certain supplemental revenue growth data for the year ended December 31, 2008 compared to the year ended December 31, 2007, both on an as-reported and constant currency basis. In order to determine the percentage change in items on a constant currency basis, we adjust these items to remove the positive and negative impacts of foreign exchange:

(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	% Variance 2008 vs. 2007 Reported	% Variance 2008 vs. 2007 Constant Currency
Revenues by segment
Consumer Services	$2,838	$2,650	7.1%	3.8%
Media	1,737	1,570	10.6%	10.2%
Business Media	440	490	(10.1)%	(10.5)%
Corporate and eliminations	(3)	(3)	15.3%	15.7%

Total	$5,012	$4,707	6.5%	4.5%

Consumer Services revenues by service
Retail Measurement Services	$1,920	$1,787	7.4%	3.5%
Consumer Panel Services(1)	298	289	2.7%	1.2%
Customized Research Services	297	275	8.1%	5.9%
Other Services	323	299	8.6%	6.7%

Total	$2,838	$2,650	7.1%	3.8%

Media revenues by division
Media	$1,455	$1,297	12.2%	11.8%
Entertainment	150	159	(5.8)%	(6.4)%
Online	132	114	15.7%	15.7%

Total	$1,737	$1,570	10.6%	10.2%

(1)	Spectra revenues have been reclassified to Consumer Panel Services from Other Services.

Consumer Services. Revenues increased 7.1% to $2,838 million for the year ended December 31, 2008 versus $2,650 million for the year ended December 31, 2007. Revenue growth of 3.8%, on a constant currency basis, was driven by 3.5% growth in Retail Measurement Services, 5.9% growth in Customized Research revenues and 6.7% growth in Other Services, i.e., Analytical Consulting Services revenues. Overall, there was continued double digit growth in Emerging Markets and near double digit growth in Latin America fueled by growth of Retail Measurement, Customized Research, and Analytical Consulting Services revenues. Europe and Asia Pacific’s revenues grew in the low single digits. In North America, continued price compression and a decline in BASES revenues due to the economic downturn resulted in flat growth in the U.S., largely offsetting mid-single digit growth in Canada.

Media. Revenues for Media increased 10.6% to $1,737 million for the year ended December 31, 2008 versus $1,570 million for the year ended December 31, 2007. Revenue growth of 10.2%, on a constant currency basis, was largely due to an 8.5% increase in Nielsen Media U.S., 9.8% growth in Nielsen Media International, a 15.7% increase in Online revenues with growth in both the U.S. and international markets, and $67 million in incremental revenues resulting from the Telephia and IAG acquisitions, partly offset by a 6.4% decrease in Entertainment revenues, driven by lower studio testing revenues, and a 5.0% decline in Media Solutions revenues largely due to lower renewal rates and loss of custom research opportunities due to the economic downturn. Nielsen Media North America’s growth continued as a result of increased demand for television audience measurement services, new business, price increases and the continued NPM and the LPM expansion (including a roll-out in 2008 in Phoenix, Minneapolis, Cleveland, Miami and Denver). Six new markets are expected to go live in 2009.

Business Media. Revenues for the year ended December 31, 2008 were $440 million, a decline of 10.1% versus $490 million for the year ended December 31, 2007. Business Media revenues decreased, on a constant currency basis, by 10.5% due to lower Publication advertising revenues caused by industry softness and the divestiture of two non-core publications in the first half of 2008. In addition, Business Media’s Exposition revenues declined largely as a result of lower exhibitor attendance driven by the economic downturn. Excluding the results of publication divestitures, Business Media’s revenues decreased by 7.8% on a constant currency basis.

Operating Income/(Loss)

The table below sets forth supplemental operating income data for the year ended December 31, 2008 compared to the year ended December 31, 2007, both on an as reported and adjusted basis, adjusting for those items affecting operating income/(loss), as described above on page 42 within the Consolidated Results commentary. Adjusted operating income/(loss) is a non-GAAP measure and is presented to illustrate the effect of restructuring and impairment charges and other items on reported operating income/(loss), which we consider to be unusual and non-recurring in nature. Adjusted operating income/(loss) is not a presentation made in accordance with GAAP, and our use of the this term may vary from others in our industry. Adjusted operating income/(loss) should not be considered as an alternative to operating income/(loss) or net income/(loss), or any other performance measures derived in accordance with GAAP as measures of operating performance.

YEAR ENDED DECEMBER 31, 2008	Reported Operating Income/(Loss)	Restructuring and Impairment Charges(1)	Other Items Affecting Operating Income	Adjusted Operating Income/(Loss)
Operating Income
Consumer Services	$259	$75	$—	$334
Media	224	109	—	333
Business Media	(251)	339	—	88
Corporate and Eliminations	(114)	29	—	(85)

Total Nielsen	$118	$552	$—	$670

YEAR ENDED DECEMBER 31, 2007	Reported Operating Income/(Loss)	Restructuring Charges	Other Items Affecting Operating Income	Adjusted Operating Income/(Loss)
Operating Income
Consumer Services	$227	$80	$—	$307
Media	232	14	18	264
Business Media	82	6	—	88
Corporate and Eliminations	(125)	37	19	(69)

Total Nielsen	$416	$137	$37	$590

(1)	Includes $336 million and $96 million of goodwill impairment charges within our Business Media and Media segments, respectively.

Consumer Services. Adjusted operating income for the year ended December 31, 2008 for Consumer Services was $334 million compared to adjusted operating income of $307 million for the year ended December 31, 2007, an increase of 6.8%, on a constant currency basis. The increase was primarily attributable to revenue growth in Retail Measurement Services, Customized Services and Other Services, driven by growth in Analytical Consulting Services combined with strong cost controls. There was solid revenue growth across most regions, with double digit growth in Emerging Markets and near double digit growth in Latin America, and moderate single digit growth in Europe and Asia Pacific, with the exception of the U.S. which was impacted by price compression and lower BASES revenues. Consumer Services’ cost of revenues, on a constant currency basis, were relatively flat due to headcount reduction and productivity programs put in place previously as a result of the Transformation Initiative. Consumer Services’ selling, general and administrative expenses increased, on a constant currency basis, primarily due to continued investment in developing markets.

Media. Adjusted operating income for the year ended December 31, 2008 for Media was $333 million compared to adjusted operating income of $264 million for the year ended December 31, 2007, an increase of 25.9%, on a constant currency basis. The increase was primarily attributable to revenue growth at Nielsen Media U.S., due to the continued expansion of NPM and LPM in the U.S., double digit revenue growth in both US and overseas markets at Online and the acquisition of Telephia and IAG, and decreased share option expense, which in 2007 included the acceleration and settlement of Nielsen//NetRatings’ share options. Media’s cost of revenues, on a constant currency basis, were relatively flat as the impact of the Telephia and IAG acquisitions was offset in part due to savings at Entertainment and Media Solutions. Media’s SGA expense increased, on a constant currency basis, primarily due to the impact of the acquisitions and increased spending to support the group’s overall growth strategy.

Business Media. Adjusted operating income for the years ended December 31, 2008 and 2007 was $88 million, which was also flat on a currency basis. Although adjusted operating income was flat year over year, we continued to realize cost savings in circulation, manufacturing and distribution, and headcount reductions. These benefits were offset by lower publication revenues as a result of advertising softness as well as the divestiture of two non-core publications in the first half of 2008, and a decline in Exposition revenues due to the economic downturn.

Corporate and Eliminations. Adjusted operating loss for the year ended December 31, 2008 was $85 million versus the $69 million of adjusted operating loss for the year ended December 31, 2007. The increase in operating loss was primarily attributable to increased spending on new product and marketing initiatives and new software and systems implementation.

Business Segment Results for the year ended December 31, 2007 versus the year ended December 31, 2006

Revenues

The following table sets forth certain supplemental revenue growth data, both on an as reported and constant currency basis. In order to determine the percentage change in items on a constant currency basis, we adjust these items to remove the positive and negative impacts of foreign exchange. The deferred revenue adjustment referred to below resulted from the Valcon Acquisition purchase price allocation for the estimated fair value of deferred revenue. All percentages are calculated using actual amounts. The percentage changes were determined by the Company for the year ended December 31, 2007 versus the pro forma year ended December 31, 2006 with and without the impact of the deferred revenue purchase price adjustment:

(% of Revenue)	Revenue Growth for Year Ended December 31, 2007	Exclude: 2006 Deferred Revenue Adjustment	Adjusted Revenue Growth (Excluding Deferred Revenue Adjustment)
Revenue growth, as reported
Consumer Services	15.4%	(3.1)%	12.3%
Media	12.2%	(2.2)%	10.0%
Business Media	1.6%	—	1.6%
Total	12.8%	(2.4)%	10.4%

Revenue growth, constant currency
Consumer Services	9.7%	(2.9)%	6.8%
Media	11.1%	(2.1)%	9.0%
Business Media	1.2%	—	1.2%
Total	9.3%	(2.4)%	6.9%

Consumer Services. Revenues for the year ended December 31, 2007 were $2,650 million, versus $1,425 million for the Successor period from May 24, 2006 to December 31, 2006 and $871 million for the Predecessor period from January 1, 2006 to May 23, 2006. Excluding the $63 million deferred revenue adjustment in 2006, revenues increased 6.8%, on a constant currency basis. The revenue increase, on a constant currency basis, was primarily attributable to 5.0% growth in Retail Measurement Services. There was solid growth across all regions, with double digit growth in Emerging Markets and Latin America, except in the U.S. which was impacted by price compression. In addition, Other Services revenue increased 15.2%, on a constant currency basis, predominantly due to growth in Analytical Consulting Services and BASES revenues.

Media. Revenues for Media increased 12.2% to $1,570 million for the year ended December 31, 2007 versus $859 million for the Successor period from May 24, 2006 to December 31, 2006 and $541 million for the Predecessor period from January 1, 2006 to May 23, 2006. Excluding the $27 million deferred revenue adjustment, revenues increased 9.0%, on a constant currency basis. The revenue increase, on a constant currency basis, was primarily attributable to an 8.4% increase in revenue for Nielsen Media U.S., a 22.3% increase in Online revenues driven by growth in both the U.S. and international markets, and the partial first year impact of the Telephia acquisition ($35 million reported revenues in 2007, net of a $7 million purchase price adjustment related to deferred revenue). Nielsen Media U.S.’s growth was due to continued demand for television audience measurement services, new business and price increases, the continued NPM and the LPM expansion and cable network upgrades.

Business Media. Revenues for the year ended December 31, 2007 were $490 million versus $266 million for the Successor period from May 24, 2006 to December 31, 2006 and $216 million for the Predecessor period from January 1, 2006 to May 23, 2006. Revenues increased, on a constant currency basis, 1.2% as Exposition and eMedia’s revenue growth was partly offset by continued softness in advertising revenues and the sale of certain publications in 2006. Adjusted for the results of these divested publications results, revenues increased by 3.2%, on a constant currency basis.

Operating Income/(Loss)

The following table below sets forth supplemental operating income results data for the year ended December 31, 2007 compared to the year ended December 31, 2006, both on an as reported and adjusted basis, adjusting for those items affecting operating income, including the impact of the 2006 Valcon deferred revenue purchase price adjustment, as described above on page 46 within the Consolidated Results commentary.

YEAR ENDED DECEMBER 31, 2007	Reported Operating Income/(Loss)	Restructuring Charges	Other Items Affecting Operating Income	Adjusted Operating Income/(Loss)
Operating Income
Consumer Services	$227	$80	—	$307
Media	232	14	18	264
Business Media	82	6	—	88
Corporate and Eliminations	(125)	37	19	(69)

Total Nielsen	$416	$137	$37	$590

YEAR ENDED DECEMBER 31, 2006	Pro Forma Operating Income/(Loss)	Restructuring Charges	Deferred Revenue Adjustment	Other Items Affecting Operating Income	Adjusted Operating Income/(Loss)
Operating Income
Consumer Services	$120	$44	$63	$—	$227
Media	173	—	27	—	200
Business Media	67	6	—	—	73
Corporate and Eliminations	(133)	25	—	53	(55)

Total Nielsen	$227	$75	$90	$53	$445

Consumer Services. Adjusted operating income for the year ended December 31, 2007 was $307 million compared to an adjusted pro forma operating income of $227 million for the year ended December 31, 2006, an increase of 32.1%, on a constant currency basis. The increase was primarily attributable to 5.0% revenue growth in Retail Measurement Services. There was solid growth across all regions, with double digit growth in Emerging Markets and Latin America, except the U.S. which was impacted by price compression. In addition, Other Services revenue increased, on a constant currency basis, by 15.2% predominantly due to growth in Analytical Consulting Services and BASES revenues. Cost of revenues were relatively flat due to strong headcount and cost controls which helped offset higher revenue driven cost of revenue growth, particularly in Latin America, Emerging Markets, Asia Pacific, and Analytical Applications and Services.

Media. Adjusted operating income was $264 million for the year ended December 31, 2007 compared to an adjusted pro forma operating income of $200 million for the year ended December 31, 2006, an increase of 29.0%, on a constant currency basis. The increase was primarily attributable to growth at Nielsen Media U.S. due to the continued expansion of NPM and LPM, double digit growth in both US and overseas markets at Online and the acquisition of Telephia. Media’s cost of revenues increased, on a constant currency basis, as a result of Nielsen Media U.S. increased expansion of the NPM and LPM, Online’s revenue growth and the Telephia acquisition. Selling, general and administrative expenses increased, on a constant currency basis, in part due to the impact of the Telephia acquisition and increased share option expense (inclusive of the acceleration and settlement of Nielsen//NetRatings’ share options).

Business Media. Adjusted operating income was $88 million for the year ended December 31, 2007 compared to an adjusted pro forma operating income of $73 million for the year ended December 31, 2006, an increase of 19.3%, on a constant currency basis. The increase was primarily attributable to revenue growth in Exposition and eMedia and cost savings initiatives in publications’ circulation, manufacturing and distribution, headcount reductions, partially offset by advertising revenue softness in publications and the sale of certain publications in 2006.

Corporate and Eliminations. Adjusted operating loss was $69 million for the year ended December 31, 2007 compared to an adjusted pro forma operating loss of $55 million for the year ended December 31, 2006. The increase was primarily attributable to increased spending on new product and marketing initiatives and increased share compensation expense when compared to 2006.

Supplemental Revenue Results By Segment

The following table sets forth, for the periods indicated, certain supplemental revenue data:

			Pro Forma	Successor	Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Period from May 24, 2006 through December 31, 2006	Period from January 1, 2006 through May 23, 2006
	Unaudited
Revenues by segment
Consumer Services	$2,838	$2,650	$2,296	$1,425	$871
Media	1,737	1,570	1,400	859	541
Business Media	440	490	482	266	216
Corporate and eliminations	(3)	(3)	(4)	(2)	(2)

Total	$5,012	$4,707	$4,174	$2,548	$1,626

Consumer Services revenues by service
Retail Measurement Services	$1,920	$1,787	$1,608	$1,004	$604
Consumer Panel Services(1)	298	289	272	172	100
Customized Research Services	297	275	243	154	89
Other Services(1)	323	299	236	158	78
Deferred Revenue Adjustment	—	—	(63)	(63)	—

Total	$2,838	$2,650	$2,296	$1,425	$871

Media revenues by division
Media	$1,455	$1,297	$1,180	$730	$450
Entertainment	150	159	153	95	58
Online	132	114	94	61	33
Deferred Revenue Adjustment	—	—	(27)	(27)	—

Total	$1,737	$1,570	$1,400	$859	$541

Revenues by geography
United States	$2,675	$2,638	$2,430	$1,468	$962
North and South America, excluding the United States	497	440	382	237	145
The Netherlands	46	35	34	22	12
Other Europe, Middle East & Africa	1,308	1,158	944	580	364
Asia Pacific	486	436	384	241	143

Total	$5,012	$4,707	$4,174	$2,548	$1,626

(1)	Spectra revenues were reclassified to Consumer Panel Services from Other Services.

			Pro Forma	Successor	Predecessor
(% of Revenue)	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006	Period from May 24, 2006 through December 31, 2006	Period from January 1, 2006 through May 23, 2006
			Unaudited
Revenues by segment
Consumer Services	56%	56%	55%	55%	54%
Media	35%	33%	34%	34%	33%
Business Media	9%	11%	11%	11%	13%

Total Nielsen	100%	100%	100%	100%	100%

Consumer Services revenues by service
Retail Measurement Services	38%	38%	38%	39%	37%
Consumer Panel Services(1)	6%	6%	7%	7%	6%
Customized Research Services	6%	6%	6%	6%	6%
Other Services(1)	6%	6%	5%	6%	5%
Deferred Revenue Adjustment	—	—	(1)%	(3)%	—

Total	56%	56%	55%	55%	54%

Media revenues by division
Media	29%	28%	29%	29%	28%
Entertainment	3%	3%	4%	4%	3%
Online	3%	2%	2%	2%	2%
Deferred Revenue Adjustment	—	—	(1)%	(1)%	—

Total	35%	33%	34%	34%	33%

Business Media	9%	11%	11%	11%	13%

(1)	Spectra revenues were reclassified to Consumer Panel Services from Other Services.

Liquidity and Capital Resources

Overview

As a result of the Valcon Acquisition and related financing, our contractual obligations, commitments and debt service requirements over the next several years are significant and are substantially higher than amounts prior to the Valcon Acquisition. Our primary source of liquidity will continue to be cash generated from operations as well as existing cash.

We believe we will have available resources to meet both our short-term and long-term liquidity requirements, including our senior secured debt service. We expect the cash flow from our operations, combined with existing cash and amounts available under the revolving credit facility, will provide sufficient liquidity to fund our current obligations, projected working capital requirements, restructuring obligations and capital spending over the next year. In addition we may, from time to time, purchase, repay, redeem or retire any of our outstanding debt securities (including any publicly issued debt securities) in privately negotiated or open market transactions, by tender offer or otherwise. It is possible that changes to global economic conditions could adversely affect our cash flows through increased interest costs or our ability to obtain external financing or to refinance existing indebtedness.

The Transactions

In connection with the Valcon Acquisition in May 2006, Valcon entered into the Valcon Bridge Loan under which Valcon had borrowed $6,164 million as of August 2006 when the Valcon Bridge Loan was settled and replaced with permanent financing consisting of (i) senior secured credit facilities consisting of seven-year $4,175 million and €800 million senior secured term loan facilities and a six-year $688 million senior secured revolving credit facility and (ii) debt securities, consisting of $650 million 10% and €150 million 9% Senior Notes due 2014 of Nielsen Finance LLC and Nielsen Finance Co., $1,070 million 12.5% Senior Subordinated Discount Notes due 2016 of Nielsen Finance LLC and Nielsen Finance Co. and €343 million 11.125% Senior Discount Notes due 2016 of The Nielsen Company B.V.

Senior Secured Credit Facilities

Our senior secured credit facilities consist of two seven-year facilities of $4,525 million and €546 million, for which outstanding borrowings were $5,185 million at December 31, 2008, as well as a six-year $688 million senior secured revolving credit facility under which $300 million (including $5 million in outstanding letters of credit) was outstanding as at December 31, 2008. The senior secured revolving credit facility of Nielsen Finance LLC, The Nielsen Company (US), Inc., Nielsen Holding and Finance B.V. can be used for revolving loans, letters of credit and for swingline loans, and is available in U.S. Dollars, Euros and certain other currencies.

We are required to repay installments on the borrowings under the senior secured term loan facility in quarterly principal amounts of 0.25% of their original principal amount commencing December 2006, with the remaining amount payable on the maturity date of the term loan facilities. Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, various base rates. The applicable margin for borrowings under the senior secured credit facilities may vary based on our attaining certain leverage ratios. We pay a quarterly commitment fee of 0.5% on unused commitments under the senior secured revolving facility. The applicable commitment fee rate may vary subject to us attaining certain leverage ratios. In January 2007, the terms of the senior secured term loan facilities were modified resulting in a 50 and 25 basis point reduction of the applicable margin on the then outstanding $4,175 million and €800 million senior secured term loan facilities, respectively.

Our senior secured credit facilities are guaranteed by Nielsen, all of our wholly owned U.S. subsidiaries and certain of our non-U.S. wholly-owned subsidiaries, and is secured by substantially all of the existing and future property and assets (other than cash) of Nielsen’s U.S. subsidiaries and by a pledge of the capital stock of the guarantors, the capital stock of Nielsen’s U.S. subsidiaries and of the guarantors, and up to 65% of the capital stock of certain of Nielsen’s non-U.S. subsidiaries. Under a separate security agreement, substantially all of the assets of Nielsen are pledged as collateral for amounts outstanding under the senior secured credit facilities.

Our senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of Nielsen Holding and Finance B.V. and its restricted subsidiaries and all of our wholly owned U.S. subsidiaries (which together constitute most of Nielsen’s subsidiaries) to incur additional indebtedness or guarantees, incur liens and engage in sale and leaseback transactions, make certain loans and investments, declare dividends, make payments or redeem or repurchase capital stock, engage in certain mergers, acquisitions and other business combinations, prepay, redeem or purchase certain indebtedness, amend or otherwise alter terms of certain indebtedness, sell certain assets, transact with affiliates, enter into agreements limiting subsidiary distributions and alter the business that Nielsen Holding and Finance B.V. (formerly known as VNU Holding and Finance B.V.) and its restricted subsidiaries conduct. In addition, after an initial grace period, Nielsen Holding and Finance B.V. and its restricted subsidiaries are required, beginning with the twelve month period ending December 31, 2007, to maintain a maximum total leverage ratio and a minimum interest coverage ratio. The senior secured credit facilities also contain certain customary affirmative covenants and events of default. We have maintained compliance with all such covenants described above.

Debt Securities

In August 2006, Nielsen Finance LLC and Nielsen Finance Co. (together “Nielsen Finance”), wholly-owned subsidiaries of Nielsen, issued $650 million 10% and €150 million 9% senior notes due 2014 (the “Senior Notes”). On April 16, 2008, Nielsen Finance consummated a private offering of $220 million aggregate principal amount of their 10% Senior Notes due 2014 (“the Notes”). The net proceeds of the private offering were used to finance our acquisition of IAG and to pay related fees and expenses. The Notes were subsequently registered in July 2008. The carrying values of the combined issuances of these notes were $869 million and $209 million at December 31, 2008, respectively. Interest is payable semi-annually as from February 2007. The Senior Notes are senior unsecured obligations and rank equal in right of payment to all of Nielsen Finance’s existing and future senior indebtedness.

In August 2006, Nielsen Finance also issued $1,070 million 12.5% senior subordinated discount notes due 2016 (“Senior Subordinated Discount Notes”) with a carrying amount of $784 million at December 31, 2008. Interest accretes through 2011 and is payable semi-annually commencing February 2012. The Senior Subordinated Discount Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all Nielsen Finance’s existing and future senior indebtedness, including the Senior Notes and the senior secured credit facilities.

The indentures governing the Senior Notes and Senior Subordinated Discount Notes limit the majority of Nielsen’s subsidiaries’ ability to incur additional indebtedness, pay dividends or make other distributions or repurchase our capital stock, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions and sell certain assets or merge with or into other companies subject to certain exceptions. Upon a change in control, Nielsen Finance is required to make an offer to redeem all of the Senior Notes and Senior Subordinated Discount Notes at a redemption price equal to the 101% of the aggregate accreted principal amount plus accrued and unpaid interest. The Senior Notes and Senior Subordinated Discount Notes are jointly and severally guaranteed by Nielsen (See Note 19 “Guarantor Financial Information,” for further information regarding the related guarantees).

We received proceeds of €200 million ($257 million) on the issuance of the €343 million 11.125% senior discount notes due 2016 (“Senior Discount Notes”), with a carrying value of $362 million at December 31, 2008. Interest accretes through 2011 and is payable semi-annually commencing February 2012. The Senior Discount Notes are senior unsecured obligations and rank equal in right of payment to all of Nielsen’s existing and future senior indebtedness. The notes are effectively subordinated to Nielsen’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to all obligations of Nielsen’s subsidiaries.

EMTN Program and Other Financing Arrangements

We have a Euro Medium Term Note program (“EMTN”) program in place. All debt securities and most private placements are quoted on the Luxembourg Stock Exchange. As at December 31, 2008 amounts with carrying values of $595 million of the program amount were issued under the EMTN program. The company can no longer issue new debt under the EMTN program.

Outstanding under the EMTN program above is a GBP 250 million 5.625% EMTN debenture loan issued in 2003 and due in 2010 or 2017 with a carrying amount of $366 million and $497 million at December 31, 2008 and December 31, 2007, respectively. The GBP debenture loan will mature in 2010, unless the maturity has been extended to 2017 pursuant to a remarketing option held by two investment banks. The holders of the remarketing option have the right to acquire the debenture loan in May 2010 and remarket it with a new interest rate determined pursuant to an interest reset procedure. If such right is exercised and the interest reset procedure is not otherwise terminated, the maturity of the debenture loan will be extended to May 2017. If the holders of the remarketing option do not elect to exercise such option, or if the interest reset procedure is terminated (including termination of election by Nielsen), the GBP loan will mature at par in May 2010. In March 2009 we purchased and cancelled a portion of this outstanding debenture loan pursuant to a cash tender offer. Refer to the subsequent event section below for a further discussion of this transaction.

As a result of the transactions described above and our existing financing arrangements, we are highly leveraged and the debt service requirements are significant. At December 31, 2008 and 2007, we had $8,494 and $8,250 million in aggregate indebtedness, respectively. Our cash interest paid for the years ended December 31, 2008 and 2007 and for the Successor period from May 24, 2006 to December 31, 2006 was $494 million and $533 million and $167 million, respectively.

Use of Proceeds of Transactions and other Financing Transactions

In connection with the transactions discussed above, as well as with the use of available cash on hand and equity contributed to Valcon by the Sponsors, we entered into the following transactions in 2006:

•	the cancellation of our €1,000 ($1,230) million committed revolving credit facility, due 2010 (no amount was outstanding);

•	the repayment of all amounts outstanding under the Valcon Bridge Facility and the purchase and/or cancellation of certain of Nielsen’s shares;

•

the repurchase of substantially all of Nielsen Media Research’s $150 million 7.60% debenture loan due 2009, and the repurchase and/or redemption of €148 ($190) million remaining outstanding aggregate principal amount of Nielsen’s €150 million private placement debenture loan due 2006, €500 ($642) million aggregate principal amount of Nielsen’s 6.625% debenture loan due 2007, NLG 600 ($350) million aggregate principal amount of Nielsen’s 5.50% debenture loan due 2008 and €49 ($63) million remaining outstanding aggregate principal amount of Nielsen’s €600 million 6.75% debenture loan due 2008, in each case pursuant to a tender offer and consent solicitation;

•	the repayment of the remaining $167 million of the NLG 500 million subordinated private placement loans; and

•	the redemption of our series B preferred stock and related dividends for $132 million.

We entered into the following transactions in 2007:

•

Effective January 19, 2007, Nielsen entered into a cross-currency swap maturing in May, 2010 to hedge its exposure to foreign currency exchange rate movements on part of its GBP-denominated external debt. With this transaction a notional amount of GBP 225 million with a fixed interest rate of 5.625% has been swapped to a notional amount of €344 million with a fixed interest rate of 4.033%. The swap has been designated as a foreign currency cash flow hedge.

•

Effective January 22, 2007, Nielsen obtained a 50 and 25 basis point reduction of the applicable margin on its U.S. Dollar and Euro senior secured term loan facilities. As of December 31, 2007, this reduction has resulted in estimated interest savings of $22 million.

•

On February 9, 2007, Nielsen applied $328 million of the BME sale proceeds towards making a mandatory pre-payment on the €800 million senior secured term loan facility which reduced the amount of the Euro facility to €545 million. By making this pre-payment, Nielsen is no longer required to pay the scheduled Euro quarterly installments for the remainder of the term of the senior secured term loan facility.

•

Effective February 9, 2007, Nielsen entered into a cross-currency swap maturing February, 2010 to convert part of its Euro-denominated external debt to U.S. Dollar-denominated debt. With this transaction a notional amount of €200 million with a 3-month Euribor based interest rate is swapped to a notional amount of $259 million with an interest rate based on 3-month USD-Libor minus a spread. No hedge designation was made for this swap.

•

Effective May 31, 2007, Nielsen obtained a further 25 basis point reduction of the applicable margin on its U.S. Dollar and Euro senior secured term loan facilities as a result of achieving a secured leverage ratio below 4.25 as of March 31, 2007.

•

To finance the acquisition of Nielsen//NetRatings for $330 million, Nielsen borrowed $115 million of the $688 million senior secured revolving credit facility which was subsequently reduced to $10 million.

•

On August 9, 2007, the Company completed the acquisition of Telephia, Inc. for approximately $449 million. $350 million of the purchase price was borrowed under the incremental provision of its senior secured term loan facilities which increased the total U.S. Dollar facility to $4,525 million, and the balance funded through the availability under the Company’s senior secured revolving credit facility and cash on hand.

•	During 2007, the Company’s net borrowing with Valcon Acquisition B.V. and Valcon Acquisition (Holding) B.V. increased by $110 million.

We entered into the following transactions in 2008:

•	In February 2008, we entered into a 2-year interest rate swap agreement which fixed the LIBOR-related portion of the interest rates for $500 million of our variable rate debt.

•

Effective April 2, 2008, we obtained a 25 basis point reduction of the applicable margin on our U.S. Dollar and Euro senior secured term loan facilities as a result of achieving a secured leverage ratio below 4.25 as of December 31, 2007. In addition, we obtained a 25 basis point reduction of the applicable margin on our senior secured revolving credit facility as a result of achieving a total leverage ratio below 6.0 as of December 31, 2007.

•

On April 16, 2008, Nielsen Finance LLC and Nielsen Finance Co., our subsidiaries, consummated a private offering of $220 million aggregate principal amount of their 10% Senior Notes due 2014 (the “Notes”). The net proceeds of the private offering were used to finance our acquisition of IAG and to pay related fees and expenses. The Notes were subsequently registered in July 2008.

Subsequent Events

•

In January 2009 we issued $330 million in aggregated principal amount of 11.625% Senior Notes due 2014 at an issue price of $297 million with cash proceeds of approximately $291 million net of estimated fees and expenses. We intend to use a substantial portion of these net proceeds to pay down existing indebtedness.

•

In February 2009, we entered into two three-year forward interest swap agreements with starting dates of November 9, 2009. These agreements fix the LIBOR-related portion of the interest rates for $500 million of our variable-debt at an average rate of 2.47%. The commencement date of the interest rate swaps coincides with a $1 billion notional amount interest rate swap maturity that was entered into in November 2006.

•

In March 2009 we purchased and cancelled approximately GBP 101 million of our total GBP 250 million outstanding 5.625% EMTN debenture notes pursuant to a cash tender offer, whereby we paid, and participating note holders received, a price of £940 per £1,000 in principal amount of the notes, plus accrued interest. In conjunction with this tender offer we satisfied a portion of the remarketing settlement value with the two holders of a remarketing option associated with the notes and also unwound a portion of our existing GBP/Euro cross-currency swap. We do not expect to record a material gain or loss in the first quarter of 2009 as a result of the combined elements of this transaction.

•

In March 2009, we terminated €200 million notional to $259 million notional cross-currency swap, which previously converted part of our Euro-denominated external debt to U.S. Dollar debt and received a cash settlement of approximately $2 million. No hedge designation was made for this swap and therefore all prior changes in fair value were recorded in earnings.

Cash Flows 2008 versus 2007

At December 31, 2008, cash and cash equivalents were $466 million, an increase of $67 million from December 31, 2007. Our total indebtedness was $8,494 million. In addition, we also had $388 million available for borrowing under our senior secured revolving credit facility at December 31, 2008.

Operating activities. Net cash provided by operating activities was $316 million for the year ended December 31, 2008 compared to $240 million for the year ended December 31, 2007. The primary drivers for the increase in cash flows from operating activities were the growth in business revenues, lower interest payments and stronger client collections, offset by higher vendor payments, lower deferred revenues and increased bonus, pension and one-time payments in 2008.

Investing activities. Net cash used in investing activities was $591 million for the year ended December 31, 2008 compared to $517 million for the year ended December 31, 2007. The higher net cash used was primarily driven by lower proceeds from sale of subsidiaries of $417 million, increased capital expenditures and the impact of the 2007 sale of marketable securities. This was offset by a $594 million reduction of acquisition related expenditures.

Financing activities. Net cash provided by financing activities was $370 million for the year ended December 31, 2008 as compared to $0 million for the year ended December 31, 2007. The higher source of cash was mainly driven by higher net borrowings on the senior secured revolving credit facility, lower repayments of other debt and 2008 capital contributions from Valcon offset by lower proceeds from issuances of other debt.

Cash Flows 2007 versus 2006

We based the following cash flow discussion on the year ended December 31, 2007 and the sum of amounts reported for the combined Successor period from May 24, 2006 to December 31, 2006 and Predecessor period from January 1, 2006 to May 23, 2006. This combination does not comply with U.S. GAAP or with the rules for pro forma presentation, but is presented in this manner because we believe it enables a meaningful comparison.

At December 31, 2007, cash and cash equivalents were $399 million, a decrease of $232 million from December 31, 2006, our total indebtedness was $8,250 million and we had $678 million available for borrowing under our senior secured revolving credit facility at December 31, 2007.

Operating activities. Net cash provided was $240 million for the year ended December 31, 2007 and $511 million provided in the combined Successor period from May 24, 2006 to December 31, 2006 and the Predecessor period from January 1, 2006 to May 23, 2006. The primary changes in activity in 2007 versus 2006 were collection timing and the effect of revenue growth on trade and other receivables ($108 million), higher restructuring payments ($71 million), and higher interest payments ($313 million), partially offset by additional 2007 cash flow generated by the business segments, and the settlement payment in 2006 to IRI ($55 million).

Investing activities. Net cash used was $517 million for the year ended December 31, 2007 and $240 million for the combined Successor period from May 24, 2006 to December 31, 2006 and Predecessor period from January 1, 2006 to May 23, 2006. The increase in net cash used is primarily due to a $732 million increase in cash paid for acquisitions in 2007 offset by $352 million in higher net proceeds from the sale of subsidiary assets and $80 million from higher sale and maturities of marketable securities.

Financing activities. Net cash used was $0 million for the year ended December 31, 2007 and $728 million for the combined Successor period from May 24, 2006 to December 31, 2006 and Predecessor period from January 1, 2006 to May 23, 2006. The increase was mainly driven by lower repayments of debt, net of proceeds from issuance of debt, partially offset by the 2006 proceeds from the settlement of derivatives.

Capital Expenditures

Investments in property, plant, equipment, software and other assets totaled $370 million, $266 million and $236 million in 2008, 2007 and 2006, respectively. The most significant expenditures in 2008, 2007, and 2006 were the investment in the data factory systems in U.S. and Europe and NMR U.S.’s rollout of the LPM, AP Meter and the expansion of the NPM. The increase in capital expenditures in 2008 was driven by several projects to improve product offerings and delivery as well as to enhance global infrastructure. This additional investment included expenditures for: On-Demand (an open platform that allows for the quick integration of consumer content for our clients); Answers (a portal which provides global access to our consumer applications and data content); enhancements to Online’s product offerings and delivery; and, infrastructure investments to consolidate data centers and improve processing capabilities.

Covenant EBITDA

Our senior secured credit facility contains a covenant that requires our wholly-owned subsidiary Nielsen Holding and Finance B.V. and its restricted subsidiaries to maintain a maximum ratio of consolidated total net debt, excluding Nielsen net debt, to Covenant EBITDA of 10.0 to 1.0, calculated for the trailing four quarters (as determined under our senior secured credit facility), commencing with the fiscal quarter ended September 30, 2007. For test periods commencing:

(1)	between October 1, 2007 and December 31, 2007, the maximum ratio is 10.0 to 1.0;

(2)	between January 1, 2008 and September 30, 2008, the maximum ratio is 9.5 to 1.0;

(3)	between October 1, 2008 and September 30, 2009, the maximum ratio is 8.75 to 1.0;

(4)	between October 1, 2009 and September 30, 2010, the maximum ratio is 8.0 to 1.0;

(5)	between October 1, 2010 and September 30, 2011, the maximum ratio is 7.5 to 1.0;

(6)	between October 1, 2011 and September 30, 2012, the maximum ratio is 7.0 to 1.0; and,

(7)	after October 1, 2012, the maximum ratio is 6.25 to 1.0.

In addition, our senior secured credit facility contains a covenant that requires Nielsen Holding and Finance B.V. and its restricted subsidiaries to maintain a minimum ratio of Covenant EBITDA to Consolidated Interest Expense of 1.25 to 1.0, including our interest expense, calculated for the trailing four quarters (as determined under our senior secured credit facility), commencing with the fiscal quarter ended September 30, 2007. For test periods commencing between October 1, 2007 and September 30, 2008, the minimum ratio was 1.35 to 1.0 and for the test period commencing October 1, 2008 and ending September 30, 2009 the minimum ratio requirement will be 1.50 to 1.0. This covenant “steps up” over time to a minimum ratio of Covenant EBITDA to Consolidated Interest Expense of 1.75 to 1.0, including our interest expense, as of the last day of the fiscal quarter ended September 30, 2011. For test periods commencing:

(1)	between October 1, 2011 and September 30, 2012, the minimum ratio is 1.60 to 1.0; and,

(2)	after October 1, 2012, the minimum ratio is 1.50 to 1.0.

Failure to comply with either of these covenants would result in an event of default under our senior secured credit facility unless waived by our senior credit lenders. An event of default under our senior credit facility can result in the acceleration of our indebtedness under the facility, which in turn would result in an event of default and possible acceleration of indebtedness under the agreements governing our debt securities as well. As our failure to comply with the covenants described above can cause us to go into default under the agreements governing our indebtedness, management believes that our senior secured credit facility and these covenants are material to us. As of December 31, 2008, we were in compliance with the covenants described above.

We also measure the ratio of secured net debt to Covenant EBITDA because our senior secured credit facility contains a provision which will result in a decrease of the applicable interest rate by 0.25% if the ratio is lower than 4.25. Effective April 2, 2008, we obtained a 25 basis point reduction of the applicable margin on our U.S. Dollar and Euro senior secured term loan facilities as a result of achieving a secured leverage ratio below 4.25 as of December 31, 2007. Our current secured leverage ratio as of the year ended December 31, 2008 is 3.9.

Covenant earnings before interest, taxes, depreciation and amortization (“Covenant EBITDA”) is a non-GAAP measure used to determine our compliance with certain covenants contained in our senior secured credit facilities. Covenant EBITDA is defined in our senior secured credit facilities as net income (loss) from continuing operations, as adjusted for the items summarized in the table below. Covenant EBITDA is not a presentation made in accordance with GAAP, and our use of the term Covenant EBITDA varies from others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Covenant EBITDA should not be considered as an alternative to net earnings (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Covenant EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

For example, Covenant EBITDA:

•	excludes income tax payments;

•	does not reflect any cash capital expenditure requirements;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	includes estimated cost savings and operating synergies;

•	does not include one-time transition expenditures that we anticipate we will need to incur to realize cost savings;

•	does not reflect management fees payable to the Sponsors;

•

does not reflect the impact of earnings or charges resulting from matters that we and the lenders under our new senior secured credit facility may consider not to be indicative of our ongoing operations.

In particular, our definition of Covenant EBITDA allows us to add back certain non-cash and non-recurring charges that are deducted in determining net income. However, these are expenses that may recur, vary greatly, and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes.

Because of these limitations we rely primarily on our GAAP results. However, we believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Covenant EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our future financing covenants.

The following is a reconciliation of our loss from continuing operations, for the three and twelve months ended December 31, 2008, to Covenant EBITDA as defined above under our senior secured credit facilities:

	Covenant EBITDA (unaudited)
(IN MILLIONS)	Three months ended December 31, 2008	Twelve months ended December 31, 2008
Loss from continuing operations	$(499)	$(521)
Interest expense, net	152	622
Provision for income taxes	9	4
Depreciation and amortization	134	504

EBITDA	(204)	609
Non-cash charges(1)	427	447
Unusual or non-recurring items(2)	59	56
Restructuring charges and business optimization costs(3)	63	136
Cost savings(4)	n/a	50
Sponsor monitoring fees(5)	3	11
Other(6)	15	34

Covenant EBITDA	$363	$1,343

Credit Statistics:
Current portion of long term debt, capital lease obligation and other short-term borrowings		$421
Long term debt and capital lease obligations		8,073
Total debt		8,494
Cash and cash equivalents		466
Less: Cash of unrestricted subsidiaries		—
Less: Additional deduction per credit agreement		(10)
Cash and cash equivalents excluding cash of unrestricted subsidiaries/deduction		456
Net debt, including Nielsen net debt(7)		$8,038
Less: Unsecured debenture loans		(2,819)
Less: Other unsecured net debt		(8)

Secured net debt(8)		$5,211

Net debt, excluding $361 million (at December 31, 2008) of Nielsen net debt(9)		$7,677
Ratio of secured net debt to Covenant EBITDA		3.9
Ratio of net debt (excluding Nielsen net debt) to Covenant EBITDA(10)		5.7
Consolidated interest expense, including Nielsen interest expense(11)		482
Ratio of Covenant EBITDA to Consolidated Interest Expense, including Nielsen interest expense		2.8

(1)	Consists of non-cash items that are permitted adjustments in calculating covenant compliance under the senior secured credit facility, primarily goodwill impairment.

(2)	Unusual or non-recurring items include (amounts in millions):

	Three months ended December 31, 2008	Twelve months ended December 31, 2008
Currency exchange rate differences on financial transactions and other gains and losses(a)	$33	$(9)
Duplicative running costs(b)	4	24
U.S. Listing/Consulting Fees Costs	3	7
Loss on Derivative Instruments	10	15
Other(c)	9	19

Total	$59	$56

(a)	Represents foreign exchange gains or losses on revaluation of external debt and intercompany loans.

(b)	Represents the costs incurred in Europe as a result of the parallel running of data factory systems expected to be eliminated. Also includes duplicative Transformation Initiative running costs.

(c)	Includes other unusual or non-recurring items, including one-time systems implementation costs, which are required or permitted adjustments in calculating covenant compliance under the senior secured credit facility.

(3)	Restructuring charges and business optimization costs (including costs associated with Transformation Initiative), severance and relocation costs.

(4)	Represents the amount of run rate cost savings related to the Transformation Initiative projected by us in good faith to be realized as a result of specified actions. Run rate savings represent estimated annualized savings expected to be realized one year from December 31, 2008. We do not make specific assumptions relating to run-rate cost savings on an interim basis. See Note 8 to the consolidated financial statements, “Restructuring Activities,” for discussion of the Transformation Initiative.

The adjustments reflecting estimated cost savings constitute forward looking statements described within the Private Securities Litigation Reform Act of 1995, as amended. We may not realize the anticipated cost savings related to Transformation Initiative pursuant to the anticipated timetable or at all. We also cannot assure you that we will not exceed one time restructuring costs associated with implementing the anticipated cost savings.

(5)	Represents the annual Sponsor monitoring fees effective as of the acquisition date, to be increased by 5% on an annual basis.

(6)	These adjustments include the pro forma EBITDA impact of businesses that were acquired or disposed of during the last twelve months, gain on sale of fixed assets, subsidiaries and affiliates, dividends received from affiliates; equity in net income of affiliates, and the exclusion of Covenant EBITDA attributable to unrestricted subsidiaries.

(7)	Net debt, including Nielsen net debt, is not a defined term under GAAP. Net debt is calculated as total debt less cash and cash equivalents at December 31, 2008 excluding a contractual $10 million threshold.

(8)	The net secured debt is the consolidated total net debt that is secured by a lien on any assets or property of a loan party or a restricted subsidiary.

(9)	Net debt, as defined, excluding $361 million of Nielsen net debt, is not a defined term under GAAP. We and our unrestricted subsidiaries are not subject to the restrictive covenants contained in the senior secured credit facility, and our Senior Discount Notes are not considered obligations of any of our subsidiaries. Therefore, these notes will not be taken into account when calculating the ratios under the senior secured credit facility.

(10)	For the reasons discussed in footnote (9) above, the ratio of net debt (excluding our Senior Discount Notes) to Covenant EBITDA presented above does not include $361 million of our net indebtedness.

(11)	Consolidated interest expense is not a defined term under GAAP. Consolidated interest expense for any period is defined in our senior secured credit facility as the sum of (i) the cash interest expense of Nielsen Holding and Finance B.V. and its subsidiaries with respect to all outstanding indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance and net costs under swap contracts, net of cash interest income, and (ii) any cash payments in respect of the accretion or accrual of discounted liabilities during such period related to borrowed money (with a maturity of more than one year) that were amortized or accrued in a previous period, excluding, in each case, however, among other things, the amortization of deferred financing costs and any other amounts of non-cash interest, the accretion or accrual of discounted liabilities during such period, commissions, discounts, yield and other fees and charges incurred in connection with certain permitted receivables financing and all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees. Consolidated interest expense, including our interest expense, is not a defined term under GAAP. Consolidated interest expense, including our interest expense, is calculated as total consolidated interest expense for the four consecutive fiscal quarter periods ended on December 31, 2008, including $39 million of our interest expense as follows:

(IN MILLIONS)
Cash Interest Expense	$494
Less: Cash Interest Income	21

Net Cash Interest Expense for the twelve months ended December 31, 2008	473
Plus: Pro Forma impact for the acquisitions and divestitures	9

Pro Forma Cash Interest Expense for the twelve months ended December 31, 2008	$482

See “—Liquidity and Capital Resources” for further information on our indebtedness and covenants.

Transactions with Sponsors and Other Related Parties

We recorded $11 million in selling, general and administrative expenses related to Sponsor management fees, travel and consulting for both years ended December 31, 2008 and 2007.

A portion of the borrowings under the senior secured credit facility have been sold to certain of the Sponsors at terms consistent with third party borrowers. Amounts held by the sponsors were $445 million and $380 million as of December 31, 2008 and 2007, respectively. Interest expense associated with amounts held by the Sponsors approximated $22 million and $28 million during the years ended December 31, 2008 and 2007, respectively, and $15 million during the period May 24, 2006 to December 31, 2006. The Sponsors, their subsidiaries, affiliates and controlling stockholders may, from time to time, depending on market conditions, seek to purchase debt securities issued by the Company or its subsidiaries or affiliates in open market or privately negotiated transactions or by other means. The Company makes no undertaking to disclose any such transactions except as may be required by applicable laws and regulations.

During the second quarter of 2008, we repaid all previously outstanding loans with both Valcon and Dutch Holdco. A portion of the repayments was used by Valcon to acquire the remaining outstanding Nielsen common shares through a statutory squeeze-out procedure, pursuant to Dutch legal and regulatory requirements.

At December 31, 2008, short-term debt included $2 million payable to Dutch Holdco. We recorded $2 million and $4 million in interest expense from loans with related parties for the year ended December 31, 2008 and 2007, respectively.

Commitments and Contingencies

Outsourced Services Agreements

On February 19, 2008, we amended and restated our Master Services Agreement dated June 16, 2004 (“MSA”), with Tata America International Corporation and Tata Consultancy Services Limited (jointly “TCS”). The term of the amended and restated MSA is for ten years, effective October 1, 2007; with a one year renewal option granted to us, during which ten year period (or if we exercise our renewal option, eleven year period) we have committed to purchase at least $1 billion in services from TCS. Unless mutually agreed, the payment rates for services under the amended and restated MSA are not subject to adjustment due to inflation or changes in foreign currency exchange rates. TCS will provide us with Information Technology, Applications Development and Maintenance and Business Process Outsourcing services globally. The amount of the purchase commitment may be reduced upon the occurrence of certain events, some of which also provide us with the right to terminate the agreement.

In addition, in 2008, we entered into an agreement with TCS to outsource our global IT Infrastructure services. The agreement has an initial term of seven years, and provides for TCS to manage our infrastructure costs at an agreed upon level and to provide Nielsen’s infrastructure services globally for an annual service charge of $39 million per year, which applies towards the satisfaction of our aforementioned purchased services commitment with TCS of at least $1 billion over the term of the amended and restated MSA. The agreement is subject to earlier termination under certain limited conditions.

Other Contractual Obligations. Our other contractual obligations include capital lease obligations, facility leases, leases of certain computer and other equipment, agreements to purchase data and telecommunication services, the payment of principal on debt and pension fund obligations.

At December 31, 2008, the minimum annual payments under these agreements and other contracts that had initial or remaining non-cancelable terms in excess of one year are as listed in the following table:

	Payments due by period
(IN MILLIONS)	TOTAL	2009	2010	2011	2012	2013	AFTER 2013
Capital lease obligations and other debt(a)	$279	$79	$15	$14	$14	$14	$143
Operating leases(b)	517	114	98	77	61	46	121
Other contractual obligations(c)	1,126	247	163	136	124	120	336
Short-term and long-term debt(d)	8,458	350	333	90	159	5,005	2,521
Interest(e)	2,794	447	397	332	478	453	687
Pension fund obligations(f)	46	46	—	—	—	—	—
FIN 48 Obligations(g)	4	4	—	—	—	—	—

Total	$13,224	$1,287	$1,006	$649	$836	$5,638	$3,808

(a)	Our capital lease obligations are described in Note 10 to the consolidated financial statements “Long-Term Debt and Other Financing Arrangements.” Other debt represents bank overdrafts due within one year.

(b)	Our operating lease obligations are described in Note 15 to the consolidated financial statements “Commitments and Contingencies.”

(c)	Other contractual obligations represent obligations under agreement, which are not unilaterally cancelable by us, are legally enforceable and specify fixed or minimum amounts or quantities of goods or services at fixed or minimum prices. We generally require purchase orders for vendor and third party spending. The amounts presented above represent the minimum future annual services covered by purchase obligations including data processing, building maintenance, equipment purchasing, photocopiers, land and mobile telephone service, computer software and hardware maintenance, and outsourcing. Our remaining commitments under the outsourced services agreements with TCS have been included above on an estimated straight-line basis over the period within the contractual period inn which we expect to satisfy our obligations.

(d)	Short-term and long-term debt obligations are shown at their carrying amounts as of December 31, 2008 and also reflect the issuance of $330 million in aggregate principal ($297 issue price) of Senior Notes due 2016 and the extinguishment of GBP 101 million of our GBP 250 million EMTN as a result of a tender offer in March 2009.

(e)	Interest payments consist of interest on both fixed-rate and variable-rate debt. Variable-rate debt consists primarily of the unhedged portion of the $4,525 million term loan facility (4.24% at December 31, 2008) and the Euro denominated portion of the term loan facility (€546 million at 5.15% at December 31, 2008). See Note 11 to the consolidated financial statements, “Long-Term Debt and Other Financing Arrangements.” These future interest payments reflect the impact certain significant items occurring subsequent to December 31, 2008; including our issuance of $330 million in aggregate principal Senior Notes due 2016, the extinguishment of approximately GBP 101 million (approximately $146 million) of our GBP 250 million EMTN as a result of a tender offer, the maturity of our $1 billion notional amount interest rate swaps in November 2009 and the execution of our $500 million November 2009 forward-starting interest rate swap.

(f)	Our contribution to pension and other post-retirement defined benefit plans for 2008 was $49 million, 2007 was $31 million; for the Successor period from May 24, 2006 to December 31, 2006 was $19 million and for the Predecessor period from January 1, 2006 to May 23, 2006 was $9 million. Future pension and other post-retirement benefits contributions are not determinable for time periods after 2009.

(g)	Due to the uncertainty with respect to the timing of future cash flows associated with the Company’s unrecognized tax benefits at December 31, 2008, the Company is unable to make reasonably reliable estimates of the timing of cash settlements with the respective taxing authorities. Therefore, $209 million of unrecognized tax benefits (which includes interest and penalties of $22 million) have been excluded from the contractual obligations table above, except for $4 million that may become payable during 2009. See Note 13 to the consolidated financial statements, “Income Taxes”, for a discussion on income taxes.

Guarantees and Other Contingent Commitments

At December 31, 2008, we were committed under the following significant guarantee arrangements:

Sub-lease guarantees

We provide sub-lease guarantees in accordance with certain agreements pursuant to which we guarantee all rental payments upon default of rental payment by the sub-lessee. To date, we have not been required to perform under such arrangements, and do not anticipate making any significant payments related to such guarantees and, accordingly, no amounts have been recorded.

Letters of credit

Letters of credit issued and outstanding amount to $5 million at December 31, 2008.

Indemnification agreements

In connection with the sale of Directories in 2004, we are subject to certain contingent liabilities relating to periods prior to the sale, pursuant to an indemnity agreement with the acquirer, World Directories Acquisition Corp. As of December 31, 2008, we have accrued approximately $11 million relating to this indemnity agreement.

Termination Agreement Nielsen—IMS Health

On November 17, 2005, Nielsen and IMS Health Inc. (“IMS Health”) announced their agreement to terminate the planned merger of the two companies. Under the terms of the termination agreement, among other things, we agreed to pay an amount of $45 million to IMS Health should we be acquired pursuant to any agreement entered into within the 12 months following the termination. For its part, IMS Health agreed to pay us $15 million should IMS Health be acquired pursuant to any agreement entered into within the 12 months following the termination. On May 24, 2006, due to the consummation of the Valcon Acquisition, we made the $45 million payment to IMS Health.

Legal Proceedings and Contingencies

We are subject to litigation and other claims in the ordinary course of business, however, except as described below and in Note 15 to the consolidated financial statements, “Commitments and Contingencies,” there are no other pending actions, suits or proceedings against or affecting us which, if determined adversely to us, would in our view, individually or in the aggregate, have a material effect on our business, consolidated financial position or results of operations.

D&B Legacy Tax Matters

In November 1996, D&B, then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into three public companies by spinning off the A.C. Nielsen Company (“ACNielsen”) and Cognizant Corporation (“Cognizant”) (the “1996 Spin-Off”).

In June 1998, Old D&B changed its name to R.H. Donnelley Corporation (“Donnelley”) and spun-off The Dun & Bradstreet Corporation (“New D&B”) (the “D&B Spin”), and Cognizant changed its name to Nielsen Media Research, Inc. (“NMR”), now part of Valcon, and spun-off IMS Health (the “Cognizant Spin”). In September 2000, New D&B changed its name to Moody’s Corporation (“Moody’s”) and spun-off a company now called The Dun & Bradstreet Corporation (“Current D&B”) (the “Moody’s spin”). In November 1999, we acquired NMR and in 2001 we acquired ACNielsen.

Pursuant to the agreements affecting the 1996 Spin-Off, among other things, certain liabilities, including certain contingent liabilities and tax liabilities arising out of certain prior business transactions (the “D&B Legacy Tax Matters”), were allocated among Old D&B, ACNielsen and Cognizant. The agreements provide that any disputes regarding these matters are subject to resolution by arbitration.

In connection with the acquisition of NMR, we recorded in 1999, a liability for NMR’s aggregate liability for payments related to the D&B Legacy Tax Matters. During the year ended December 31, 2008, we paid $6 million to settle our portion of one of the outstanding tax matters previously in arbitration, including $1 million in interest. As of December 31, 2008, we had $11 million of remaining accruals, which are considered to be adequate to cover any liabilities associated with the remaining matters.

Off-Balance Sheet Arrangements

Except as disclosed above, we have no off-balance sheet arrangements that currently have or are reasonably likely to have a material effect on our consolidated financial condition, changes in financial condition, results of operations, liquidity, capital expenditure or capital resources.

Summary of Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value. SFAS 157 also expands financial statement disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position No. 157-2 (“FSP 157-2”), which delayed the effective date of SFAS 157 for one year, for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 and FSP 157-2 were effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted the provisions of SFAS 157 beginning January 1, 2008 for all financial assets and financial liabilities that are recognized at fair value. Additionally, for all non-financial assets and non-financial liabilities that are recognized at fair value in the financial statements on a nonrecurring basis, the Company has adopted the provisions of FSP 157-2 and delayed the effective date of SFAS 157 until January 1, 2009. The impact of partially adopting SFAS 157 effective January 1, 2008 was not material to the consolidated financial statements. We do not believe the full adoption of SFAS 157 with respect to our nonfinancial assets and liabilities will have a material effect on our consolidated financial statements. Nonfinancial assets and liabilities for which we have not applied the provisions of SFAS 157 primarily include those measured at fair value in impairment testing and those initially measured at fair value in a business combination.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an Amendment of FASB Statement No. 115” (“SFAS 159”), which permits but does not require the Company to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This statement was effective for financial statements issued for fiscal years beginning after November 15, 2007. As the Company did not elect to fair value any of its financial instruments under the provisions of SFAS 159, the adoption of this statement effective January 1, 2008 did not have an impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, a replacement of SFAS 141 (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008 and applies to all business combinations. SFAS 141(R) provides that, upon initially obtaining control, an acquirer shall recognize 100 percent of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100 percent of its target.

As a consequence, the current step acquisition model will be eliminated. Additionally, SFAS 141(R) changes current practice, in part, as follows: (i) contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration; (ii) transaction costs will be expensed as incurred, rather than capitalized as part of the purchase price; (iii) pre-acquisition contingencies, such as those relating to legal matters, will generally have to be accounted for in purchase accounting at fair value; (iv) in order to accrue for a restructuring plan in purchase accounting, the requirements in SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” would have to be met at the acquisition date; and (v) changes to valuation allowances for deferred income tax assets and adjustments to unrecognized tax benefits generally will be recognized as adjustments to income tax expense rather than goodwill. The adoption of SFAS 141(R) will impact our treatment of future adjustments to existing tax contingencies and allowances, however, such impact can not be quantified. In addition the adoption of SFAS 141(R) on January 1, 2009 could materially change the accounting for business combinations consummated subsequent to that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51.” This statement establishes accounting and reporting standards pertaining to ownership interests in subsidiaries held by parties other than the parent, the amount of net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of any retained noncontrolling equity investment when a subsidiary is deconsolidated. This statement also establishes disclosure requirements that identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160, effective January 1, 2009, is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008 and therefore the Company will be required to provide such disclosures beginning with the interim period ended March 31, 2009. We do not expect SFAS 161 to have a material impact on its consolidated financial statements.

BUSINESS

Our Company

We are a leading global information and media company providing essential integrated marketing and media measurement information, analytics and industry expertise to clients across the world. In addition, our trade shows, online media assets and publications occupy leading positions in a number of their targeted end markets. Through our broad portfolio of products and services, we track sales of consumer products, report on television viewing habits in countries representing more than 60% of the world’s population, measure internet audiences and produce trade shows, print publications and online newsletters. For the year ended December 31, 2008, we generated revenue of $5,012 million and Covenant EBITDA (as defined herein) of $1,343 million. We currently operate, and therefore report, in three segments: Consumer Services, Media and Business Media.

Our Consumer Services segment provides critical consumer behavior information and analysis primarily to businesses in the consumer packaged goods industry. Nielsen is a global leader in retail measurement services and in longitudinal consumer household panel data. Our extensive database of retail and consumer information, combined with advanced analytical capabilities, yields valuable strategic insights and information that influence our clients’ critical business decisions such as enhancing brand management strategies, developing and launching new products, identifying new marketing opportunities and improving marketing return on investment.

Our Media segment provides measurement information for multiple media platforms, including broadcast and cable television, motion pictures, music, print, the internet and mobile telephones. Nielsen is the industry leader in U.S. television audience measurement, and our measurement data is widely accepted as the “currency” in determining the value of programming and advertising opportunities on U.S. television.

Our Business Media segment is a leading market-focused provider of integrated information and sales and marketing solutions. Through a multi-channel approach consisting of trade shows, online media assets and publications, Business Media offers attendees, exhibitors, readers and advertisers the insights and connections that assist them in gaining a competitive edge in their respective markets.

Our business generates a stable and predictable revenue stream and is characterized by long-term client relationships, multi-year contracts and high contract renewal rates related to marketing and media measurement services. We serve a global client base across multiple end markets including consumer packaged goods, retail, broadcast and cable television, telecommunications, music and online media. The average length of relationship with our top ten clients including The Procter & Gamble Company, NBC/Universal, the Unilever Group, News Corp., Nestlé S.A. and The Coca-Cola Company is over 30 years.

Our revenue is highly diversified by business segment and geography. In 2008, 56% of our revenues were generated from our Consumer Services segment, 35% from our Media segment and the remaining 9% from our Business Media segment. We conduct our business activities in approximately 100 countries, with 53% of our revenues generated in the U.S., 10% in North and South America excluding the U.S., 27% in Europe, the Middle East and Africa, and the remaining 10% in Asia Pacific. No single client accounted for more than 5% of our total revenue in 2008.

Recent Developments

In March 2009 we purchased and cancelled approximately GBP 101 million of our total GBP 250 million outstanding 5.625% EMTN debenture notes pursuant to a cash tender offer, whereby we paid, and participating note holders received, a price of £940 per £1,000 in principal amount of the notes, plus accrued interest. In conjunction with this tender offer we satisfied a portion of the remarketing settlement value with the two holders of a remarketing option associated with the notes and also unwound a portion of our existing GBP/Euro cross-currency swap. We do not expect to record a material gain or loss in the first quarter of 2009 as a result of the combined elements of this transaction.

In January 2009, we issued $330 million in aggregate principal amount of 11.625% Senior Notes due 2014 at an issue price of $297 million, with cash proceeds of approximately $291 million, net of estimated fees and expenses.

On December 18, 2006, we announced a corporate strategy and related restructuring to integrate our various service offerings, historically conducted in separate businesses, into a single organization focused on four major areas: sales and client service, product development and product management, global business services combining all of our information technology systems, facilities and operations, and corporate functions including finance, human resources, legal and communications. This ongoing restructuring program, referred to as the “Transformation Initiative”, is comprised of several strategic initiatives designed to make us a more successful and efficient enterprise. From the inception of the plan through December 31, 2008, we have recognized restructuring charges of approximately $330 million, of which approximately $300 million relates to severance costs associated with the termination of approximately 6,100 employees. Implementation of these initiatives is expected to continue through 2009.

On February 19, 2008, we amended and restated our Master Services Agreement dated June 16, 2004 (“MSA”), with Tata America International Corporation and Tata Consultancy Services Limited (jointly “TCS”). The term of the amended and restated MSA is for ten years, effective October 1, 2007; with a one year renewal option granted to us, during which ten year period (or if we exercise our renewal option, eleven year period) we have committed to purchase at least $1 billion in services from TCS. Unless mutually agreed, the payment rates for services under the amended and restated MSA are not subject to adjustment due to inflation or changes in foreign currency exchange rates. TCS will provide us with information technology, applications development and maintenance and business process outsourcing services globally. The amount of the purchase commitment may be reduced upon the occurrence of certain events, some of which also provide us with the right to terminate the agreement. In addition, we entered into an agreement with TCS to outsource our global information technology infrastructure services. The agreement has an initial term of seven years, and provides for TCS to manage our infrastructure costs at an agreed upon level and to provide our infrastructure services globally for an annual service charge of $39 million per year, which applies towards the satisfaction of our aforementioned purchased services commitment with TCS of at least $1 billion over the term of the amended and restated MSA. The agreement is subject to earlier termination under certain limited conditions.

On December 19, 2008, we completed the purchase of the remaining 50% interest in AGB Nielsen Media Research, subsequently rebranded as AGB Nielsen Media (“AGBNMR”), a leading international television audience media measurement business, from WPP. With our full ownership of AGBNMR, we expect to be able to better leverage our global media product portfolio. In exchange for the remaining 50% interest in AGBNMR, we transferred our SRDS advertising data business assets and our 100% ownership in PERQ/HCI LLC, our healthcare media planning, trading and post campaign effectiveness business. In addition, we transferred our 11% share in IBOPE Pesquisa de Midea Ltda., IBOPE LatinAmerica S.A. and IMI.Com, which are part of the IBOPE Group that specializes in media, market and opinion research. The fair value of the aforementioned business assets and ownership interests transferred was $72 million. No material gain or loss was recorded on the business assets and ownerships transferred. Net cash acquired in this transaction was $23 million.

On May 15, 2008, we completed the acquisition of IAG Research, Inc, subsequently rebranded as Nielsen IAG (“IAG”), for $223 million (including non-cash consideration of $1 million), which was net of $12 million of cash acquired. The acquisition expands our television and internet analytics services through IAG’s measurement of consumer engagement with television programs, national commercials and product placements.

On August 9, 2007, we completed the acquisition of Telephia, Inc. (“Telephia”), a provider of syndicated consumer research in the telecom and mobile media markets, for approximately $449 million (including non-cash consideration of $6 million). On October 15, 2007, we announced the formation of Nielsen Mobile, which combines Telephia with several existing Nielsen initiatives in the mobile market, to understand and interpret the behaviors, attitudes and experiences of mobile consumers.

On February 8, 2007, we completed the sale of a significant portion of our Business Media Europe unit (“BME”) to 3i, a European private equity and venture capital firm for $414 million. A portion of the proceeds from the sale of BME was used to pay down our debt under our senior secured credit facility. On October 30, 2007, we completed the sale of our 50% interest in VNU Exhibitions Europe B.V. to Jaarbeurs (Holding) B.V. for $51 million.

In early 2006, we acquired a majority interest in BuzzMetrics, Inc. (“BuzzMetrics”) and on June 4, 2007, we acquired its remaining outstanding shares for $47 million. On June 22, 2007, we acquired the remaining minority interest in NetRatings, Inc. (“NetRatings”) for $330 million (including $33 million to settle all outstanding share-based awards). On October 15, 2007, the Company announced the formation of Nielsen Online, comprised of the NetRatings and BuzzMetrics services, providing independent measurement and analysis of online audiences, advertising, video, blogs, consumer-generated media, word-of-mouth, commerce and consumer behavior.

Our Strengths

Global Leadership Positions. We hold industry-leading positions in marketing information services, media measurement services, trade shows and business publications. We have achieved leading positions within each of our business segments, primarily as a result of our ability to offer clients comprehensive and integrated marketing communications products and services that are essential for our clients to successfully operate their businesses. As demand for market analysis from a single global source continues to grow, Nielsen’s consumer retail measurement, panel-based and analytical product offerings are well positioned to benefit. In Media, we have leading market positions across multiple media platforms and geographies. For example, our measurement information is trusted as the “currency” in determining the value of programming and advertising opportunities on U.S. television. Our Business Media segment is one of the largest global providers of business-to-business information and, through its trade shows, online media assets and publications, provides clients with leading coverage of their industries. We believe our size and leading market positions will continue to contribute to our consistent growth and strong operating margins.

Extensive Portfolio of Successful Products. For over 80 years, Nielsen has provided trusted service to the world’s top consumer packaged goods and merchandising clients. ScanTrack, Nielsen Homescan and BASES provide point-of-sale retail measurement, consumer household purchase panels and new product concept testing, respectively. For over 50 years, Nielsen has been recognized as a trusted source of television audience measurement by virtually all of the leading broadcast and cable networks, television stations, syndicators and advertisers in the U.S. Nielsen Entertainment provides, among other things, box office results and music sales, Nielsen Online provides internet audience measurement and Nielsen Mobile provides syndicated consumer research in the telecom and mobile media markets. In Business Media, we publish some of the most recognizable business-to-business magazine titles across various segments including Billboard and The Hollywood Reporter. We believe that our products along with the quality of service we provide will continue to enable us to attract new business and retain existing business resulting in both revenue and cash flow growth.

Strong Client Relationships. Our long-standing client relationships and multi-year contracts contribute to a stable and predictable revenue stream. We have cultivated such relationships with many of the world’s leading consumer packaged goods, media and entertainment companies. In Consumer Services, our clients include the largest consumer packaged goods and merchandising companies in the world. The average length of our relationships with Consumer Services’ top ten clients in 2008 was over 30 years. In many cases, our sales and service staff are located on-site at our clients’ offices and customize the analysis related to specific client issues and needs. Given our essential products and strong client service, our business in Consumer Services is characterized by multi-year agreements, with more than 50% of each year’s revenues under agreement by the beginning of the fiscal year. Within Media, our client base includes leading media companies to whom we have been providing audience measurement information for over 50 years. Our Media clients typically enter into multi-year contracts and have high renewal rates (over 95% in our U.S. television audience measurement business) with more than 70% of each year’s revenues under agreement by the beginning of the fiscal year. The average length of our relationships with Media’s top ten clients in 2008 was over 30 years. We expect our strong client relationships to contribute to our ongoing success and growth.

Diversified Global Business Mix. Our Consumer Services, Media and Business Media segments contributed 56%, 35% and 9% of our revenue in 2008, respectively. Our broad portfolio of product offerings, large client base, multiple end markets and wide geographic presence provide us with a diverse revenue stream. We believe our global presence will continue to expand as we grow our business in rapidly developing markets and our business mix will continue to broaden as we invest in new products and services.

Resilient Business Model with Consistent Cash Flow Generation. Our clients’ continuous need for information related to key marketing and business development decisions as well as for media measurement has historically provided us with strong constant currency revenue growth and consistent cash flow generation. We achieved a constant currency revenue growth of 4.5% in 2008 and 6.9% in 2007, excluding the impact of a $90 million deferred revenue adjustment in 2006. For purposes of calculating revenue growth on a constant currency basis, we have removed the exchange rate impact of 2% and 3% on revenue growth in 2008 and 2007, respectively. Both Consumer Services and Media have multi-year client agreements and high contract renewal rates. In addition, Business Media benefits from advance payments related to bookings for trade shows. We have a disciplined approach to capital expenditures based on new product growth and return on invested capital analysis. We believe that the largely resilient nature of our revenue base along with our disciplined approach to spending will enable us to convert a significant portion of our revenue to cash available for debt service.

Attractive Long-Term Industry Outlook. We operate in two distinct industries: (i) the global marketing and media research industry (through our Consumer Services and Media segments), and (ii) the business information industry (through our Business Media segment). Consumer packaged goods companies use our Consumer Services segment’s marketing information to monitor brand performance and stay competitive. Growth in our Consumer Services segment is expected to be driven by continued globalization and geographic expansion of consumer packaged goods companies, increased demand for higher value-added information and related services, as well as the need to improve brand performance, develop and launch new products and increase marketing return on investment. Growth of our Media business is related in part to television and other media advertising spending. The 2008 Veronis Suhler Stevenson (“VSS”) Industry Forecast projects U.S. television advertising growth of 4% compound annual growth rate (“CAGR”) from 2007 to 2012. In addition, according to the 2008 VSS Industry Forecast, film entertainment (box office) and internet advertising are expected to grow at CAGRs of 2% and 14%, respectively, from 2007 through 2012. We also participate in the global business information sector through our Business Media segment by offering trade shows, online media assets and print publications. According to the 2008 VSS Industry Forecast, the size of the U.S. market for business-to-business magazines, e-media and trade shows is estimated to grow at a CAGR of approximately 6% from 2007 through 2012. Although we cannot predict the impact of the current economic slowdown on our 2009 financial performance, we believe that the overall strength in these industries will enhance our long-term growth potential.

Experienced Management Team. We have a strong and committed management team that has substantial relevant industry knowledge and a proven track record of operational success. We believe that our management team positions us well to successfully implement our growth strategy and productivity initiatives.

Our Strategy

Our goals are to continue to increase the value we deliver to our clients, streamline our operations to achieve cost efficiencies and grow our business. Our strategy involves a company restructuring to phase out over time our historical business unit structure in the Consumer Services and Media segments and integrate Nielsen with consolidated global business services and functions. We intend to execute our goals through the following business strategies:

Build on our Brand and Core Services. On January 18, 2007, we announced a change of our name to “The Nielsen Company” to emphasize our best-known brand name and our commitment to create an integrated, streamlined global organization. We will continue to maintain our focus on our leading brand to drive growth in each of our businesses. Our Nielsen brand has positioned us well in the market for retail measurement and audience measurement services. We expect to build on our brand by continuing to improve the quality of our products and enhance our services. We will continue to improve the measurement of media audiences through increased granularity of our demographic market data, and of retail information through increased store coverage and worldwide expansion of Nielsen Homescan, our consumer household panel. In addition, we expect to take advantage of our brand recognition to grow our revenues in areas such as value-added services, analytics and new measurement opportunities through BASES, Nielsen Online and Nielsen Mobile, among others. We believe that building on our brand will drive continued demand for our existing and new products, leading to strong revenue growth.

Lead Innovation of Measurement Services. We continue to develop new solutions and technologies to improve the measurement of consumer trends and measure audiences across the latest media platforms. In the global market for consumer packaged goods, we have an arrangement with Yahoo! to determine the impact of online advertising on offline purchasing behavior.

In media and entertainment, Nielsen continues to deploy advanced metering technology (such as People Meters and Active/Passive Meters) and expand its measurement of television viewing habits through initiatives capturing digital video recording, video on demand and television via the internet. We continue to invest in high growth products and services such as integrated television and internet measurement, and the measurement of media consumption on personal electronic devices, such as downloads for cell phones and iPods. For example, our Anytime Anywhere Media Measurement (“A2/M2”) initiative delivers integrated ratings for all forms of video viewing, regardless of the delivery medium. In addition, we have entered into a strategic relationship with Google to provide it with demographic data critical to the clients of its television advertising platform.

These initiatives along with our expanded consumer analysis capabilities have created significant revenue opportunities and broadened our service offerings. We will continue to focus on developing innovative solutions to provide our clients with increasingly relevant and precise measurement information.

Expand Globally. We intend to extend our already strong global reach and increase our global leadership. Global reach is increasingly important given our clients’ growth into new markets, and we are well positioned to increase our global presence in each of our operating segments. Our substantial presence in rapidly developing markets such as Brazil, Russia, India and China illustrates our success with this strategy.

Optimize our Portfolio of Product Offerings. We will continue to evaluate our products and services to determine the optimal offering given current and forecasted client demand. We will look to develop businesses that best serve our clients while maintaining a focus on profitability, thereby maximizing our return on invested capital. We will also consider select acquisitions of complementary businesses that would enhance our product portfolio. In addition, we will consider opportunistically divesting operations that we believe to be non-core to our operations. As marketing activities continue to shift from mass to targeted audiences, we believe the optimization of our product portfolio will offer more focused solutions to our clients.

Pursue our Integration Strategy and Continue to Reduce Costs. In December 2006, we announced our intention to expand cost-saving programs to all areas of our operations worldwide. The Company further announced strategic changes as part of our major corporate Transformation Initiative designed to make the Company a more successful and efficient enterprise. The initiative includes the integration of critical data acquisition, processing, validation, delivery and application-development functions in a streamlined Global Business Services (“GBS”) organization. GBS is harmonizing and simplifying systems and processes formerly managed separately in Nielsen’s business units to improve efficiency, quality and delivery speed, reduce costs and provide a stronger platform for the development of integrated information services. Nielsen’s relationship with TCS provides additional business-process expertise, lower-cost resources and technological capacity to support the achievement of the Company’s transformation goals. The transformation also includes streamlining corporate functions and expanding the outsourcing of certain operational and production processes.

Our Business Segments

Consumer Services

Our Consumer Services segment provides essential market research and analysis primarily to businesses in the consumer packaged goods industry. These services help our clients make marketing and sales decisions by providing expertise in such areas as performance measurement, consumer segmentation and targeting, marketing mix, price and promotion, distribution strategy and execution and forecasting. Our expertise results from the integration of our core data services with an advanced professional services client service model. Core services in our Consumer Services segment include retail measurement services (ScanTrack), household consumer panels (Nielsen Homescan), new product testing (BASES), consumer segmentation and targeting (Spectra), customized research services and marketing optimization services (Analytical Consulting). We believe these products and services give our clients a competitive advantage in making informed decisions in today’s fast-moving and complex marketplace. Our Consumer Services segment operates in approximately 100 countries. We believe one of our primary strengths is our global presence, which is increasingly important in today’s environment as our largest clients operate globally and continue to expand and invest in developing markets.

Consumer Services’ client base comprises the world’s leading consumer packaged goods companies including the Colgate-Palmolive Company, Kraft Foods, The Coca-Cola Company, Nestlé S.A., The Procter & Gamble Company and the Unilever Group as well as leading retail chains such as Carrefour, Kroger, Safeway, Tesco and Walgreens. With a broad global client base and long-standing client relationships, Consumer Services’ revenues are stable, predictable and highly diversified. In 2008, the average length of our relationships with Consumer Services’ top ten clients was over 30 years. These long-term relationships are strengthened by our ability to integrate products and services into clients’ workflow and provide a wide range of comparable and consistent data and analyses. This comparability of information over time enhances our clients’ ability to use our information in their decision-making and management processes. In addition, our client service professionals are often located on-site at our clients’ offices, where they assist in analyzing information by providing industry context for better decision-making and in developing strategic and tactical recommendations. Consumer Services’ strength of client relationships is exemplified by average client renewal rates in excess of 90% in the U.S. and Europe from 2004 to 2008. At the beginning of each fiscal year, more than 50% of the segment’s revenue base for the upcoming year is typically committed under existing agreements. For the fiscal year ended December 31, 2008, Consumer Services generated approximately 56% of our revenue.

Our Consumer Services segment provides the following services on a global basis: retail measurement services, consumer panel services, customized research services and various other analytical applications and services including new product launch services and consumer targeting and segmentation. While each of these products and services provides significant value on a stand alone basis, they can be combined to provide clients with more enhanced and in-depth analyses.

Retail Measurement Services (“RMS”)

RMS provides clients with information and analytics across approximately 100 countries on competitive sales volumes, market share, distribution, pricing, merchandising and promotional activities. By combining this detailed information with our in-house expertise and professional assistance we enable our clients to improve their key marketing and sales decisions. We offer these services through ScanTrack, Market Audit and other products.

RMS collects retail sales information from stores using electronic point-of-sale technology and teams of local field auditors. These stores include grocery, drug, convenience and discount retailers who, through various cooperation arrangements, share their sales data with us. The method of collection depends upon the sophistication of the retailers’ systems. For many retailers, the electronic retail sales information collected by stores through checkout scanners is transmitted to Nielsen. Where electronic retail sales information is unavailable, such as in certain developing markets, we collect retail sales information through in-store inventory and price checks conducted by field auditors. Across all of our markets, field auditors collect data regarding product placement in stores, including the facing and positioning on store shelves as well as other causal information.

RMS quality control systems validate, confirm and correct the collected data. The data are then processed into client-specific databases and reports by product, brand and category. Clients access RMS databases using proprietary Nielsen software that allows them to query the databases, conduct customized analysis and generate customized reports and alerts. Many clients gain access to these and other services through the Nielsen Answers Web portal.
Consumer Panel Services (“CPS”)

CPS helps clients understand consumer purchasing dynamics at the household level. This information is useful in several ways, such as understanding trial and repeat purchase dynamics for new products, what the most likely substitutes are for various brands and products, shopper behavior and to better segment and more precisely target consumers. In addition, we are able to use CPS information to augment our retail measurement information in circumstances where we do not collect retail data from certain retailers. CPS is primarily offered through our Nielsen Homescan and Homepanel products.

Nielsen Homescan collects data from household panelists who use in-home scanners to record purchases from each shopping trip. In the U.S., approximately 100,000 selected households, constituting a demographically balanced sample of U.S. households, participate in the panels. Data received from CPS household panels undergoes a quality control process, including UPC verification and validation, before being processed into databases and reports. CPS clients may access these databases and perform analysis using our Consumer and Shopper Explorer proprietary software. In addition, CPS provides clients with templated alerts, dashboards and syndicated reports which can be accessed over the internet or through a desktop application.

Customized Research Services (“CRS”)

CRS is a suite of consumer research services as well as consumer and industry studies we offer our clients. CRS clients are able to use these services and studies to derive information and insights into consumer attitudes and purchasing behavior, to evaluate and understand why marketing campaigns succeed or fail, and to address issues such as promotions, pricing, consumer targeting and marketing mix. CRS is offered through products such as Winning Brands, ShopperTrends, Shopper 3, Brand3, PriceItRight, DeltaQual, eQ, packs@work and ads@work, and serves a broad based of industries including CPG, Telecoms, Financial Services, Pharmaceuticals, and others.

CRS collects information through in-person, internal and online panel surveys as well as through and focus groups. Once the data is collected, it is subject to CRS quality control standards and is then processed into databases, models, analysis, and ultimately client reports. CRS delivers study results to clients through presentations and reports.

New Product Launch Services (BASES)

BASES is a sales forecasting service for our clients’ new products and product restages across a number of industries, particularly in the consumer packaged goods field. Clients use this information to evaluate the sales potential of new products, identify potential clients, forecast sales volume and refine concept design and communication.

BASES maintains panels, including online panels, in several countries and uses third party panel providers to survey consumers. Panelists are exposed to new product ideas and prototypes in order to gauge their interest. BASES quality control systems organize and validate the information it collects. Using this information BASES delivers marketing recommendations and additional diagnostics to help clients refine product, price and marketing plans.

Consumer Targeting and Segmentation (Spectra)

Spectra provides clients in the consumer packaged goods industry with consumer targeting and segmentation analytics, integrating information about households, geographies and retail shopping locations. Clients use Spectra services, including its proprietary consumer segmentation framework (the BehaviorScape framework), for category management and media and marketing planning. Spectra uses multiple database sources, including those from Consumer Services, Scarborough and third parties, to develop its proprietary framework. Ultimately, the framework establishes a connection between the retail stores in which products are distributed, and the various types of consumers who shop in these stores.

Analytical Consulting Services (ACS)

ACS consists of modeling capabilities and analysis to help clients make marketing and sales decisions, particularly through our Assortment, Marketing Mix and Price & Promotion practice areas. ACS’s proprietary Decisionsmart software tool enables clients to develop trade planning and promotion schedules and forecasts, interpret outputs of applications and provide recommendations to better drive trade planning and promotions.

Media

Our Media segment consists of businesses that are leading providers of media, online, mobile and entertainment measurement information. This segment measures audiences, program and commercial occurrences, advertising spending, consumer spending, consumer engagement and other consumer behavior globally for television (Nielsen Media, AGB Nielsen Media and Nielsen IAG), the internet (Nielsen Online), mobile phones (Nielsen Mobile), motion pictures, music, video, books, print, place-based and other emerging media. This segment also provides solution services, applications and tools (through Nielsen Claritas, Nielsen IMS and Nielsen Media Solutions) to complement and integrate our critical Media and Consumer Services measurement information, allowing media owners, advertising agencies, advertisers and retailers to plan and optimize their marketing strategies. Media is particularly strong in the television audience measurement market where our Nielsen audience estimates are widely accepted as the “currency” for both buyers and sellers of television advertising world-wide, an industry that had approximately $160 billion of annual expenditures in 2007 according to the PricewaterhouseCoopers Global Entertainment & Media Outlook. Nielsen Media estimates television usage both nationally and across all the 210 local television markets in the U.S. Our leading market position in researching the U.S. television audience has been achieved as a result of continued investment and over 50 years of experience providing clients with reliable audience estimates.

Media has a diversified client base, consisting of over 25,000 individual clients including leading broadcast, cable and internet companies such as Auditel, BARB, CBS, Comcast, Disney/ABC, Google, Microsoft, NBC/Universal, News Corp., OzTam, Time Warner and Univision; leading advertising agencies such as IPG, Omnicom and WPP; leading wireless companies such as Verizon and AT&T; leading film studios such as 20th Century Fox, Disney, Paramount, Warner Bros. and other leading media companies. Media’s business model allows for both high revenue visibility and consistent, predictable growth as a result of multi-year contracts and high contract renewal rates (over 95% in the U.S. television audience measurement service). At the beginning of each fiscal year, more than 70% of the segment’s revenue base for the upcoming year is typically committed under existing agreements. The average length of Media’s relationships with its top ten clients in 2008 was more than 30 years. Our clients value the high quality service offerings and technology, which we maintain and improve through continuous innovation and patent protection. For the fiscal year ended December 31, 2008, Media generated approximately 35% of our revenue.

Our Media segment is comprised of Nielsen Media, Nielsen Online, Nielsen Mobile, Nielsen Claritas, Nielsen IAG and Nielsen Entertainment. These divisions provide many different services including television audience measurement, internet audience and usage measurement, mobile media measurement, consumer behavior measurement and the measurement of consumer entertainment retail activities.

Nielsen Media

Television Audience Measurement. Nielsen measures the size and demographic composition of television audiences in 28 countries worldwide. Television broadcasters and cable networks use this information as a tool to establish the value or currency of their airtime and more effectively schedule and promote their programming. Advertisers use this information to plan television advertising campaigns, evaluate the effectiveness of their commercial messages and negotiate advertising rates.

Nielsen collects audience data from demographically balanced samples of randomly selected, opt-in households. In the U.S., Nielsen Media provides two principal ratings services: measurement of national television audiences (“National Ratings Services”) and measurement of local television audiences in each of the 210 designated television markets (“Local Ratings Services”). Outside the U.S., AGB Nielsen Media provides ratings services measuring television audiences in 26 countries, including Australia, Italy, Turkey and the United Kingdom. Nielsen uses various methods to collect the data from households, including electronic meters and written diaries. Our electronic meters include Set Meters (e.g. Active/Passive Meters) and People Meters. A Set Meter is attached to consumer devices (TV, VCR, DVR, etc.) and electronically captures household-level tuning data by monitoring the content or the channel to which the device is tuned. Our U.S. metered ratings services use Active/Passive metering technology, which measures television tuning in the digital broadcast environment, enabling us to reflect time-shifted viewing from digital video recorders in our ratings, as well as prepare for the transition to full digital broadcasting in the United States, currently scheduled for June 12, 2009. People Meters are attached to Set Meters, and add electronic persons measurement functionality to the rating service, enabling Nielsen to not only collect television device tuning data (i.e., what channel is being viewed) but also the demographics of the persons in the audience (i.e., who in the household is watching).

Our U.S. National Ratings Service is based on a representative opt-in sample of approximately 17,000 households using meters for tuning and persons measurement. Approximately 95% of those U.S. National households are measured using Active/Passive Meters.

Our Local Ratings Service uses People Meters in the top 18 local television markets, a combination of Set Meters and written diaries in the next 38 local television markets, and only written diaries in the remaining 154 local television markets. People Meters will be introduced into an additional six local television markets in 2009, with one additional market planned to be introduced in 2010. When People Meters are introduced into these additional markets, approximately 49% of households in our Local Ratings Service will be measured by People Meters. Given current economic and market conditions, we have currently suspended our plans to expand our People Meter service beyond these 25 markets. We continue to work closely with our clients to determine the appropriate pacing for the deployment of People Meter and other electronic persons measurement technologies beyond these 25 local television markets.

Each day, information is downloaded overnight from the electronic meters in sample homes and media monitoring sites in our markets to our servers, where the data is subject to quality control including digital coding program, station, cable system, network and syndicated verification. We then process the information into databases and reports, which are then distributed to our clients. In addition, our clients license Nielsen software which enables them to access, manipulate and customize varying levels of information directly from the Nielsen database.

In response to the transformation of the television industry into a multi-platform business, Nielsen continues its Anytime Anywhere Media Measurement product program known as “A2/M2”. This program develops and deploys technology to measure new ways consumers are watching television, such as on the internet, outside the home, and via personal mobile devices. Our A2/M2 program pursues initiatives such as the measurement of online streaming video, the measurement of both television and Internet activity and the data fusion of television, Internet and mobile samples. The A2/M2 program is dedicated to providing clients with high quality measurement and insights, enabling them to appropriately value media content and advertising made available through the emerging, multi-platform digital environment.

Advertising Information Services (“AIS”). AIS provides commercial occurrence data and tracks the proportion of all advertising in international markets within a product category attributable to a particular brand or advertiser and is similar to our Monitor-Plus service in the U.S. We measure advertising expenditures, placements and creative content in 21 countries by company, by brand, and by product category across monitored media. Such media include print, outdoor advertising, radio and freestanding inserts as well as television. Clients use this service to manage their media spend by benchmarking their own performance against that of their competitors. We provide advertising information services in the U.S. under our Monitor-Plus brand.

Nielsen Digital Plus. Nielsen Digital Plus provides advanced tuning metrics based on data retrieved from digital set top boxes (STBs). These data, combined with Nielsen’s traditional measurement, allow clients to create new insights by evaluating digital media activity and gauging its potential impact on consumer behavior.

Nielsen IAG. Nielsen IAG collects engagement metrics about advertising, product placement, and program sponsorship occurring across all broadcast and major cable networks in the United States. Nielsen IAG accomplishes this by conducting over 100,000 surveys daily about the television programs panelists watched the night before, giving marketers the ability to optimize the performance of their campaigns while they are being conducted.

Media Solutions Service, Applications and Tools. Our Media division also provides a number of other products and services. Interactive Market Systems (“IMS”) provides media planning and analysis software to analyze both industry and proprietary research data. The software is used by advertising agencies, advertisers, publishers, broadcasters, other media owners and researchers. IMS software can be used for television, press, radio, outdoor and internet planning. Nielsen Tracking services allow our clients to evaluate and better mange their television advertising campaigns on an ongoing basis, rather than waiting weeks to conduct post-campaign analyses. Scarborough Research, a joint venture between Nielsen and Arbitron, Inc., measures the lifestyle and shopping patterns, media behaviors, and demographics of consumers at regular intervals through telephone surveys, product booklets and diaries in over 80 local markets within the U.S. Nielsen Claritas provides various demographic, lifestyle and segmentation services. It provides recommendations on site selection for new retail stores and information for consumer targeting for direct mail campaigns, in each case primarily outside of the consumer packaged goods industry. Clients use Claritas to determine certain characteristics of their potential and existing clients such as where they live and shop, what they buy and how to best reach them. This information contributes to clients’ strategies regarding direct mailing activities at household and individual levels, as well as mass-marketing activities.

Nielsen Online

In October of 2007, Nielsen announced the formation of Nielsen Online, comprised of its NetRatings and BuzzMetrics services. Nielsen Online is a global provider of internet media and market research. Its clients use this data to make informed business decisions regarding their internet marketing strategies, including buying and selling online advertising, tracking consumer behavior and competitive benchmarking. Its services include: internet audience and demographic measurement (e.g., SiteCensus); internet advertising intelligence; and internet market research. Our SiteCensus product employs a technology at the client’s server side to deliver a census-based count of internet traffic by site. Clients access this information in real time and the aggregated SiteCensus data forms our Market Intelligence service.

Nielsen Online collects information through representative panels that track panelists’ at-home and at-work computer and internet activity. Panelists are recruited through a variety of methods, including random digit dialing and online surveys, as well as through partnerships with local market research providers. We have approximately 540,000 individuals under measurement in countries including the U.S., the United Kingdom, France and Germany. We use the data to produce syndicated and custom reports that are delivered to clients via online delivery tools on a weekly or monthly basis.

Nielsen Online also tracks, measures and analyzes consumer-generated media (“CGM”) on the internet, including opinions, advice, consumer-to-consumer discussions and shared personal experiences to provide market intelligence to its clients. Internet sources include online forums, boards, blogs and Usenet newsgroups. CGM plays an influential role in driving consumer perceptions, awareness and purchase behavior. We deliver studies and services to clients to help them understand the impact of CGM and how to integrate CGM into brand building, product development, customer service and corporate communications strategies.

Nielsen Mobile

Nielsen Mobile provides syndicated consumer research and independent measurement for telecom and media companies in the convergence marketplace. Clients rely upon our data to make consumer marketing, competitive strategy and resource allocation decisions. We measure media and data content and analyze consumer behavior, attitudes and experiences on mobile devices worldwide. Among other things, Nielsen Mobile measures point-of-sale revenue performance (e.g., purchases of mobile games, music and ring tones) and share of mobile internet, TV and video audiences. By integrating our mobile media data with Nielsen’s other audience measurement services, we track and measure consumer behavior across multiple media platforms. We also benchmark the end-to-end consumer experience to pinpoint problem areas in the service delivery chain, track key performance metrics for mobile devices and identify key market opportunities (e.g., by tracking demand for device features and services).

Nielsen Entertainment

Nielsen Entertainment provides measurement information to the entertainment industry through various products and services. Nielsen Entertainment captures box-office results from more than 60,000 movie screens across 19 countries, including, among others, the U.S., Canada and Mexico. Clients use this information in deciding where and for how long a movie will play, as well as the allocation of advertising and promotional dollars. Through Nielsen Soundscan, Bookscan, Gamescan, VODscan and Videoscan, Nielsen tracks and reports in-store and online retail sales to consumers of audio products, books, video games, video-on-demand and video entertainment products. Clients use these services to monitor their market share.

Business Media

Our Business Media segment is one of the largest providers of integrated business-to-business information in the world. This segment has approximately 60 trade shows, 28 print publications and 250 digital products (including websites, online newsletters, virtual tradeshows and webinars), targeted to specific industry groups. Our Business Media segment is anchored by the U.S. trade show business, which is characterized by high margins, diversified end markets and strong free cash flow. The trade show business operates leading trade shows across a wide range of industries, such as jewelry, general merchandise and kitchen & bath design. In addition, our publications, such as Billboard and The Hollywood Reporter, benefit from leading brand name recognition and established audiences. Clients include professionals and advertisers from a variety of industries including marketing, media, advertising, entertainment, information technology, career management and finance. For the fiscal year ended December 31, 2008, Business Media generated approximately 9% of our revenue.

Trade Shows. Each year, we produce approximately 60 trade shows in the U.S. for attendees principally comprised of retailers, distributors and business professionals. Industry leaders use these events to sell existing products and to promote the launch of new products in order to reach decision-makers in their respective industries. Our portfolio is diversified across a large number of end markets. Leading events include the Hospitality Design Conference and Expo, the Kitchen/Bath Industry Show and Conference, Associated Surplus Dealers/Associated Merchandise Dealers shows, the Interbike International Bike Show and Expo and the JA International Jewelry Summer and Winter Shows.

Publications & Online Media. In the U.S., we publish trade publications and maintain related online sites across various segments including marketing and media, retail trade, construction, real estate, travel, entertainment, health, jewelry and gifts, among others. These publications are distributed to approximately 850,000 readers; however, these levels are continuing to decline as a result of migration to digital platforms. Titles include Billboard, The Hollywood Reporter, Adweek, Brandweek, Film Journal International, Commercial Property News and National Jeweler. Billboard covers leading music artists and the marketing plans for their upcoming releases, including music videos. The Hollywood Reporter is a leading film and entertainment magazine, which keeps industry professionals abreast of films that are in production and development. Brandweek and Adweek are leading sources for the latest brand management strategies and tools. The websites related to these titles provide further information on their respective industry groups and developments. Our online media offerings and publications attract brand managers who we then help to build an integrated, business-to-business marketing campaign that reaches retailers through many of the same online and print media.

Sales and Marketing

Our Consumer Services and Media services are typically comprised of information, the software tools to access that information and a client service team to help interpret the information and ensure that the client derives maximum value from our services. In Consumer Services, the client service team is often located at the client site, and can also be available on an “as-needed” basis, either in person or by phone. Client service is responsible for both managing the client relationship and developing new sales opportunities with the client. The majority of services are usually provided on an ongoing or continuous basis, and therefore typically agreed to for multiple years.

Large clients typically subscribe to a market measurement service from Nielsen or one of its competitors, so an important role of client service is to focus on client retention and to win business held by competitors. Another key client service responsibility is to sell additional products and services beyond the core measurement services. These additional services include targeting and segmentation (Nielsen Homescan, Spectra), new product testing (BASES) and other analytical applications and services.

Our large clients often need to monitor their business on a regional or global basis. To meet this need, Nielsen will sometimes assign a senior client service professional to be the regional or global account manager. This person may be based at the client’s headquarters building, where he or she can develop relationships with the client’s senior executives, further enhancing our client relationship. At the same time, many smaller target companies do not subscribe to a continuous measurement service so we also employ a specialist client service team to target this market opportunity with offerings tailored to fit the needs of smaller companies.

Marketing activities are focused on strategic marketing, product management, new product development and ensuring that our client service team is well-equipped with information and support materials on Nielsen’s product and service offerings. Our marketing communications strategy is set globally, while activities are managed on a regional and business unit basis. Nielsen’s investment in client service means that we have personal contact with our clients on a daily basis. Nielsen’s positioning among clients is increasingly focused on thought leadership initiatives which provide opportunities to engage clients and prospective clients with sales materials (brochures, fact sheets, client advisory boards, websites) and content in the form of blogs, newsletters and speaking opportunities at conferences. This targeted approach limits spending on advertising and public relations

Competition

Consumer Services

Nielsen has numerous competitors in its various lines of business throughout the world. Competition includes companies specializing in marketing research, the in-house research departments of manufacturers and advertising agencies, retailers that sell information directly or through brokers, information management and software companies and consulting and accounting firms. In retail measurement services, Nielsen’s principal competitor in the U.S. is Information Resources, Inc. Information Resources, Inc. is also active in Europe,

Eastern Europe and other geographic areas. Our consumer panel services, custom research services and other data and analytical services business have direct and/or indirect competitors, including Taylor Nelson Sofres plc, which was recently acquired by WPP, and GfK AG in many markets in which they operate. Principal competitive factors include innovation, quality, timeliness, reliability, comprehensiveness of data and analytical services, flexibility in tailoring services to client needs, price and geographic and market coverage.

Media

Nielsen has maintained a strong leadership position in the television ratings measurement industry both in the U.S. and globally. Nielsen’s ratings have been criticized on occasion by various participants in the television industry. This criticism, in part, may increase the likelihood of additional competition in the media research business. Outside of the U.S., AGB Nielsen Media faces competition from various competitors in several of the jurisdictions in which it operates, including WPP’s Kantar Media and IPSOS.

Nielsen Online faces competition in the United States and abroad for each of its products and services. Direct competitors include companies that provide panel-based internet measurement services, such as comScore, providers of site-centric Web analytics solutions, including Omniture, Coremetrics and WebTrends and companies that measure consumer generated media on the internet, such as Cymfony, BuzzLogic and Umbria. Nielsen Online also faces increased competition from individual websites that utilize their own method of measuring their audience and from other companies that develop new or alternative audience measurement technologies.

Nielsen Digital Plus faces competition globally from WPP’s Kantar Media and Rentrak, both which provide analytical, quantitative audience information obtained from set-top box and other cable distributor-generated data and/or tools to analyze such information. Our other Media businesses also face direct and indirect competition in most markets in which they operate. Principal competitive factors include innovation, quality, timeliness, reliability, comprehensiveness of data and analytical services, flexibility in tailoring services to client needs, price and geographic and market coverage.

Business Media

The Business Media group faces competition in each of its principal product markets. Typically, there are several competitors that target the same industry sector. Furthermore, trade publications are subject to competition for advertising revenues from other media including the internet and trade shows through large media outlets such as Yahoo!, and, specifically in the U.S., our trade publications face competition from outlets such as Reed Elsevier. The competition for trade shows is highly fragmented, both by product offering and geography. Because of the availability of alternative venues and dates and the ability to define events for particular industry segments, the range of competition for exhibitor spending, sponsorships and attendees is extensive. Trade associations, with strong industry ties, also provide significant competition. The principal competitive factors in Business Media include the quality of information, quality and breadth of services, as well as level of client support, level of technical expertise and price.

Regulation

Data Protection

Our operations are subject to and affected by data protection laws in many countries. The number of countries in key business jurisdictions with data protection laws has been increasing. Compliance with these laws can impose administrative and operational burdens and other costs. These costs and burdens are more significant where the data are considered to be sensitive. The consequences of a compliance failure can include civil and criminal sanctions, negative publicity, data being blocked from use and liability under contractual warranties of compliance.

Data protection laws constrain whether and how personal data may be collected, how they may be used, how they must be stored, and whether, to whom and where they may be transferred. While the laws on personal data vary from country to country, certain basic principles are common to most data protection laws regardless of region or subject matter. For example, the data subject should receive notice of certain details of what information is being collected, and of its planned use, storage and transfer. Data protection laws usually contemplate some degree of choice on the part of the data subject over the collection and use of personal data. Future uses of personal data generally must conform to the disclosures in the notice that was the basis for consent. Personal data should be maintained in accurate form, and the data subject should have some level of access to the information to ensure accuracy. Finally, these laws generally require sufficient security around the personal data.

In many countries, “personal data” means information relating to an identifiable individual. Data protection laws do not apply to anonymous data, and usually do not apply to information about corporations. Personal data may be characterized as “sensitive” when they reveal information about a person’s health, religion and/or philosophy, politics, race and/or ethnicity, sexual preferences and/or practices, union membership, criminal records, finances, or location. All personal data may be subject to the data protection laws, but “sensitive” personal data typically are more highly regulated than non-sensitive data. Generally this means that for sensitive data the data subject’s consent should be more explicit and fully informed, and that security measures should be more rigorous.

Our products and services incorporate both non-sensitive and sensitive personal data. Sensitive personal data may be revealed by certain demographic data that are collected and by several of the consumption preferences that are tracked. These preferences include those concerning such items as books, magazines, music, videos, healthcare products and services, religious products and services such as kosher or vegetarian items, internet activity and cable/satellite television.

The greater constraints that apply to the collection and use of highly regulated data can have several consequences for us. For example, for panel management, the more rigorous consent measures may significantly depress cooperation from panel recruits and increase the administrative and operational burden and costs of panel recruitment and management. That and the more rigorous security measures required can significantly increase costs as compared to those for non-sensitive data. Also affected are products that incorporate data from or enhance the databases of third parties, especially such highly regulated entities as financial, telecommunications and healthcare institutions. Regulation of data from these sources can either eliminate their availability or increase the cost of using them due to the larger administrative and operational burden and expense associated with the required compliance measures. There also is a greater enforcement focus on highly regulated personal data as compared to non-sensitive data. In the event of a compliance failure there is a relatively higher risk of sanctions, civil and criminal liability and negative publicity.

In certain cases, regulation of third-party sources of data may offer us a competitive advantage where we are not covered by the regulation. For example, the value of our data on subjects such as video and cable or satellite viewing in the U.S. may be higher due to the fact that U.S. law prohibits the suppliers of those services from disclosing such personal data.

Certain means of data collection are more highly regulated than others. There is a greater regulatory focus on data collection methods that may not always be obvious to the data subject or that otherwise present a higher risk of abuse. Examples include: collecting data online, especially by means of cookies or similar technologies, or directly from children; collecting information by means of radio frequency identification (“RFID”) tags; and tracking an individual’s location, for example, by using global positioning satellites or RFID tags. The increased compliance costs associated with these means of data collection may reduce their cost-effectiveness or other advantages. Our product development plans contemplate certain of these data collection methods.

Transfer of personal data outside the country where they were collected is constrained by many data protection laws, most significantly by the European Union. This has an impact on how data can be most efficiently managed. For example, these constraints have a bearing on centralized database management, because multinational access to a central database may constitute a transfer of data to the point of access. Cross-border transfers are not flatly prohibited, but the compliance measures that must be implemented before such transfers are permitted impose significant operational burdens and costs. Most of the available compliance measures also increase our exposure to liability in the event of a compliance failure.

Employees

On December 31, 2008, we had approximately 36,000 full-time equivalent employees worldwide. A number of our employees outside of the U.S. are members of workers councils or other similar organizations. We believe that our success depends partly on our continuing ability to retain and attract highly qualified technical, sales and management personnel. Although qualified personnel are in high demand and competition exists for their services, we believe that we have been able to retain and attract highly qualified personnel. We believe our relationships with our employees are good.

Intellectual Property

We own registered marks for “Nielsen” and several other Nielsen brands and own or have applied for trademark registrations in the U.S. and in numerous jurisdictions outside the U.S. for many of our services and software products. We also have numerous trade secrets relating to data processing that are of material importance to our business. We have a number of registrations of our copyrights as well as a significant number of patents and patent applications pending including patents relating to audience measurement systems, broadcast encoding, internet content monitoring systems and automated data collection.

We rely upon a combination of patent, copyright, trademark, service mark and trade secret laws to protect Nielsen’s intellectual property including its proprietary services and software. Policies and practices to actively manage protection of our intellectual property are in place. Our personnel and representatives are required to maintain the confidentiality of our proprietary property and we actively seek to educate our employees and improve our processes and practices. Our programs support and promote the creation of patents and in respect of the rights of others, we employ practices to avoid the use of another parties’ intellectual property.

Technology and Operations

Our businesses are supported by an infrastructure that features advanced data processing technologies and services. We use leading technologies to support our proprietary data collection and warehousing systems. Examples include, in-home point-of-sale scanning solutions, internet-enabled retailer point-of-sale uploads, mobile handheld devices for our retail store auditing teams, proprietary in-home television monitoring capabilities (Set Meter, People Meter, Active/Passive Meter) and internet-based survey delivery and data capture. Scalable, networked, midrange and mainframe processors manage, manipulate and store this information in highly structured databases. Our delivery and data analysis software platforms enable access to our information products, as well as the ability to download information to the client’s desktop for use in common spreadsheet and presentation software. We provide these capabilities to our clients and other businesses via consistent, secure and convenient access through internet-based or dedicated telecommunication links. These technologies and services are supported by data center networks including Nielsen’s Global Technology and Information Center (“GTIC”) in Oldsmar, Florida. The GTIC campus includes our data center and network operations facility. This facility is designed for high-availability, high-performance delivery of information products to our clients and other businesses on a 365 day per year, 24 hour per day, continuous schedule. The GTIC is also designed for high-capacity database operations and is equipped with full internet backbone networking capability for connectivity to our clients and our other business locations.

Financial Information about Segments and Geographic Areas

See Note 16 to our consolidated financial statements, “Segments,” for further information regarding our operating segments and our geographic areas.

Legal Proceedings

In addition to the legal proceedings described below, we are presently a party to certain lawsuits arising in the ordinary course of our business. We believe that none of our current legal proceedings will have a material adverse effect on our business, financial condition or results of operations.

D&B Legacy Tax Matters

In November 1996, D&B, then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into three public companies by spinning off the A.C. Nielsen Company (“ACNielsen”) and Cognizant Corporation (“Cognizant”) (the “1996 Spin-Off”).

In June 1998, Old D&B changed its name to R.H. Donnelley Corporation (“Donnelley”) and spun-off The Dun & Bradstreet Corporation (“New D&B”) (the “D&B Spin”), and Cognizant changed its name to Nielsen Media Research, Inc. (“NMR”) and spun-off IMS Health (the “Cognizant Spin”). In September 2000, New D&B changed its name to Moody’s Corporation (“Moody’s”) and spun-off a company now called The Dun & Bradstreet Corporation (“Current D&B”) (the “Moody’s spin”). In November 1999, Nielsen acquired NMR and in 2001 Nielsen acquired ACNielsen.

Pursuant to the agreements affecting the 1996 Spin-Off, among other things, certain liabilities, including certain contingent liabilities and tax liabilities arising out of certain prior business transactions (the “D&B Legacy Tax Matters”), were allocated among Old D&B, ACNielsen and Cognizant. The agreements provide that any disputes regarding these matters are subject to resolution by arbitration.

In connection with the acquisition of NMR, Nielsen recorded in 1999, a liability for NMR’s aggregate liability for payments related to the D&B Legacy Tax Matters. During the year ended December 31, 2008, Nielsen paid $6 million to settle its portion of one of the outstanding tax matters previously in arbitration, including $1 million in interest. As of December 31, 2008, Nielsen has $11 million of remaining accruals, which are considered to be adequate to cover any liabilities associated with the remaining matters.

MANAGEMENT

The Executive Officers set forth below are responsible for achieving Nielsen’s goals, strategy, policies and results. The supervision of Nielsen’s management and the general course of its affairs and business operations is entrusted to the Supervisory Board, which currently consists of thirteen members. The officers and directors of Nielsen are as follows:

Name	Age	Position(s)
Executive Officers
David L. Calhoun	51	Chairman, Executive Board and Chief Executive Officer
Susan Whiting	52	Vice Chairperson
Mitchell Habib	48	Executive Vice President, Global Business Services
Brian J. West	39	Chief Financial Officer
Itzhak Fisher	53	Head of Global Product Leadership
David E. Berger	52	Senior Vice President and Corporate Controller
James W. Cuminale	56	Chief Legal Officer
Roberto Llamas	61	Chief Human Resources and Public Affairs Officer

Supervisory Board Members
James A. Attwood, Jr.	50	Director
Richard J. Bressler	51	Director
Simon E. Brown	38	Director
Michael S. Chae	40	Director
Dudley G. Eustace	73	Director
Patrick Healy	42	Director
Gerald S. Hobbs	67	Director
James M. Kilts	61	Director
Iain Leigh	52	Director
Eliot P.S. Merrill	38	Director
Alexander Navab	43	Director
James A. Quella	59	Director
Scott A. Schoen	50	Director

David L. Calhoun. Mr. Calhoun serves as Chairman of the Executive Board and Chief Executive Officer of Nielsen, a position he has held since September 2006. Prior to joining Nielsen, Mr. Calhoun was a Vice Chairman of the General Electric Company and President and CEO of GE Infrastructure, the largest of GE’s six business segments and comprised of Aviation, Energy, Oil & Gas, Transportation, and Water & Process Technologies, as well as GE’s Commercial Aviation Services and Energy Financial Services businesses. From 2003 until becoming a Vice Chairman of GE and President and CEO of GE Infrastructure in 2005, Mr. Calhoun served as President and CEO of GE Transportation, which is made up of GE’s Aircraft Engines and Rail businesses. Prior to joining Aircraft Engines in July 2000, Mr. Calhoun served as president and CEO of Employers Reinsurance Corporation from 1999 to 2000; president and CEO of GE Lighting from 1997 to 1999; and president and CEO of GE Transportation Systems from 1995 to 1997. From 1994 to 1995, he served as President of GE Plastics for the Pacific region. Mr. Calhoun joined GE upon graduation from Virginia Polytechnic Institute in 1979. Mr. Calhoun is currently a member of the Board of Directors and Audit Committee of Medtronics, Inc.

Susan Whiting. Ms. Whiting serves as Vice Chairperson of Nielsen, a position she has held since November 2008. Ms. Whiting joined Nielsen Media Research in 1978 as part of its management training program. She served in numerous positions with Nielsen Media Research including President, Chief Operating Officer, CEO and Chairman. She was named Executive Vice President of The Nielsen Company in January 2007 with marketing and product leadership responsibilities for all Nielsen business units. Ms. Whiting serves on the Board of Directors of Wilmington Trust Corporation, the Ad Council, Denison University, the YMCA of Greater New York, the Center for Communications and the Notebaert Nature Museum. She graduated from Denison University with a Bachelor of Arts degree (cum laude) in Economics.

Mitchell Habib. Mr. Habib serves as Executive Vice President, Global Business Services of Nielsen, a position he has held since March 2007. Prior to joining Nielsen, Mr. Habib was employed by Citigroup as the Chief Information Officer of its North America Consumer Business from September 2005 and prior to that it’s North America Credit Cards Division from June 2004. Before joining Citigroup, Mr. Habib served as Chief Information Officer for several major divisions of the General Electric Company over a period of seven years.

Brian J. West. Mr. West serves as the Chief Financial Officer of Nielsen, a position he has held since February 2007. Prior to joining Nielsen, he was employed by the General Electric Company as the Chief Financial Officer of its GE Aviation division from June 2005. Prior to that, Mr. West held several senior financial management positions within the GE organization, including Chief Financial Officer of its GE Engine Services division, from March 2004, Chief Financial Officer of GE Plastics Lexan, from November 2002, and Chief Financial Officer of its NBC TV Stations division. Mr. West is a veteran of GE’s financial management program and spent more than 16 years with GE.

Itzhak Fisher. Mr. Fisher serves as the Head of Nielsen’s Global Product Leadership organization and has overall responsibility for Nielsen’s Online, Telecom, IAG, Claritas and Entertainment businesses as well as Global Measurement Science, positions he has held since November 2008. Prior to this role, Mr. Fisher served as Executive Chairman of Nielsen Online. Prior to joining Nielsen in 2007, Mr. Fisher was an entrepreneur in high-technology businesses. He was co-founder and chairman of Trendum, a leader in Internet search and linguistic analysis technologies and oversaw Trendum’s acquisitions of BuzzMetrics, a market leader in online word-of-mouth research, and Intelliseek. He served as chairman of the combined entity, Nielsen BuzzMetrics. Mr. Fisher holds a Bachelor of Science degree in computer science from the New York Institute of Technology and pursued advanced studies in computer science at New York University.

David E. Berger. Mr. Berger serves as Senior Vice President and Corporate Controller of Nielsen, a position he has held since August 2005. Prior to this role, from January 2001, he served as Chief Financial Officer of The Nielsen Company (US), Inc. with responsibility for overseeing the U.S. arm of corporate controlling in addition to being responsible for global purchasing, real estate and financial systems. Prior to joining Nielsen in 2001 he had been employed for almost ten years at Simon & Schuster in varying senior management capacities leaving as Senior Vice President, Finance and Development. Prior to his tenure at Simon & Schuster, Mr. Berger worked at American National Can Company where he was Chief Financial Officer of one of its largest divisions. Mr. Berger started his professional career with the public accounting firm of Touche Ross and Company. Mr. Berger holds a Bachelor of Science in Economics from the University of Pennsylvania and a Masters of Business Administration from the University of Chicago.

James W. Cuminale. Mr. Cuminale serves as the Chief Legal Officer of Nielsen, a position he has held since November 2006. Prior to joining Nielsen, Mr. Cuminale served for over ten years as the Executive Vice President—Corporate Development, General Counsel and Secretary of PanAmSat Corporation and PanAmSat Holding Corporation. In this role, Mr. Cuminale managed PanAmSat’s legal and regulatory affairs and its ongoing acquisitions and divestitures.

Roberto Llamas. Mr. Llamas serves as Chief Human Resources and Public Affairs Officer of Nielsen, a position he has held since June, 2007. In this role he is responsible for all aspects of human resources worldwide and Nielsen’s public affairs. Prior to joining Nielsen, Mr. Llamas was the Chief Administrative Officer for The Cleveland Clinic and prior to that position he maintained a consulting business and was a Managing Partner and the Chief Human Resources Officer at Lehman Brothers. Mr. Llamas holds a Bachelor of Science degree in Marketing Management from California Polytechnic State University and a Masters of Science in Organizational Development from Pepperdine University.

James A. Attwood, Jr. Mr. Attwood has been a member of Nielsen’s Supervisory Board since July 28, 2006. Mr. Attwood is a Managing Director of The Carlyle Group and Head of the Global Telecommunications and Media group. Prior to joining The Carlyle Group, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE, he was with Goldman, Sachs & Co. Mr. Attwood serves as a member of the Boards of Directors of Hawaiian Telcom, Insight Communications and WILLCOM, Inc. Mr. Attwood graduated summa cum laude from Yale University with a B.A. in applied mathematics and an M.A. in statistics and received both J.D. and M.B.A. degrees from Harvard University.

Richard J. Bressler. Mr. Bressler has been a member of Nielsen’s Supervisory Board since July 28, 2006. Mr. Bressler joined Thomas H. Lee Partners as a Managing Director in 2006. From May 2001 through 2005, Mr. Bressler was Senior Executive Vice President and Chief Financial Officer of Viacom Inc. Before joining Viacom, Mr, Bressler was Executive Vice President of AOL Time Warner Inc. and Chief Executive Officer of AOL Time Warner Investments. Prior to that, Mr. Bressler served in various capacities with Time Warner Inc., including as Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., Mr. Bressler was a partner with Ernst & Young. Mr. Bressler serves on the boards of Warner Music Group Corp. and Gartner, Inc. and on the Board of Observers for Univision Communications, Inc. In addition, he serves as Chairman for the Center for Communication Board and serves on the J.P. Morgan Chase National Advisory Board. Mr. Bressler holds a B.B.A. in Accounting from Adelphi University.

Simon E. Brown. Mr. Brown has been a member of Nielsen’s Supervisory Board since February 9, 2009. Mr. Brown is a member of KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co. where he heads the Consumer Products & Services Team. Prior to joining KKR, Mr. Brown was with Madison Dearborn Partners, Thomas H. Lee Company and Morgan Stanley Capital Partners, where he was involved in a broad range of private equity transactions. He holds a B.Com, First Class Honours, from Queen’s University and an M.B.A. with High Distinction, Baker Scholar, John L. Loeb Fellow, from Harvard Business School.

Michael S. Chae. Mr. Chae has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Chae is a Senior Managing Director of the Private Equity Group of The Blackstone Group. Prior to joining The Blackstone Group in 1997, Mr. Chae worked as an Associate at The Carlyle Group and prior to that he was with Dillon, Read & Co. Mr. Chae is currently a director of Hilton Hotels Corporation, Michael’s Stores, The Weather Channel, and Universal Orlando and is a member of the Board of Trustees of the Lawrenceville School. Mr. Chae graduated magna cum laude from Harvard College, received an M.Phil from Cambridge University and received a J.D. from Yale Law School.

Dudley G. Eustace. Mr. Eustace has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Eustace currently serves as the chairman of the supervisory board of Smith & Nephew Plc., the vice chairman of the supervisory board and chairman of the audit committee of Royal KPN N.V., the chairman of the supervisory board and chairman of the nominating committee of Aegon N.V., the vice chairman of the supervisory board and chairman of the audit committee of Hagemeyer N.V., a member of the European Advisory Council of NM Rothschild & Sons, a member of the supervisory board of Stork N.V., a member of the board of Charterhouse Vermogensbeheer B.V. and a member of the board of Providence Capital N.V.

Patrick Healy. Mr. Healy has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Healy is a Managing Director of Hellman & Friedman and leads the firm’s London office. Mr. Healy’s primary areas of focus are the media, financial and professional services industries and the firm’s European activities. Prior to joining Hellman & Friedman in 1994, Mr. Healy was with James D. Wolfensohn Incorporated and Consolidated Press Holdings in Australia. Mr. Healy is currently a director of Mondrian Investment Partners, entities affiliated with Gartmore Investment Management Limited and Gaztransport & Techgaz S.A.S.

Gerald S. Hobbs. Mr. Hobbs has been a member of Nielsen’s Supervisory Board since January 2004. Mr. Hobbs was formerly a Vice Chairman of Nielsen’s Executive Board from 1999 until 2003. Mr. Hobbs is a

Managing Director at Boston Ventures, Inc., which he joined in January 2005 as a partner. In addition, Mr. Hobbs is currently a director of The Bureau of National Affairs, Inc., Medley Global Advisors, LLC, New Track Media, Information Services Group, Inc. and Western Institutional Review Board, Inc.

James M. Kilts. Mr. Kilts has been a member of Nielsen’s Supervisory Board since November 23, 2006. Mr. Kilts is a founding partner of Centerview Partners. Prior to joining Centerview Partners, Mr. Kilts was Vice Chairman of the Board, The Procter & Gamble Company. Mr. Kilts was formerly Chairman of the Board, Chief Executive Officer and President of The Gillette Company before the company’s merger with Procter & Gamble in October 2005. Prior to Gillette, Mr. Kilts had served at different times as President and Chief Executive Officer of Nabisco, Executive Vice President of the Worldwide Food group of Philip Morris, President of Kraft USA and Oscar Mayer, President of Kraft Limited in Canada, and Senior Vice President of Kraft International. A graduate of Knox College, Galesburg, Illinois, Mr. Kilts earned a Masters of Business Administration degree from the University of Chicago. Mr. Kilts is currently a member of the Board of Directors of MetLife, MeadWestvaco and Pfizer. He also is a member of the Board of Overseers of Weill Cornell Medical College. Mr. Kilts serves on the Board of Trustees of Knox College and the University of Chicago and as Chairman of the Advisory Council of the University of Chicago Booth School of Business.

Iain Leigh. Mr. Leigh has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Leigh is a Managing Partner and Head of the U.S. office of AlpInvest Partners. Prior to joining AlpInvest Partners in 2000, Mr. Leigh was Managing Investment Partner of Dresdner Kleinwort Benson Private Equity and a member of the Executive Committee of the firm’s global private equity business. Prior to that, he led the Restructuring Department within Kleinwort Benson’s Investment Banking division focusing on U.S. leveraged buy-outs and venture capital investments. Before moving to the U.S., Mr. Leigh held a number of senior operating positions in Kleinwort Benson in Western Europe and Asia. Mr. Leigh is a Fellow of the Chartered Association of Certified Accountants, U.K., and holds a Master’s degree in Business Administration from Brunel University, England.

Eliot P.S. Merrill. Mr. Merrill has been a member of Nielsen’s Supervisory Board since February 4, 2008. Mr. Merrill is a Managing Director of The Carlyle Group, based in New York. Prior to joining The Carlyle Group in 2001, Mr. Merrill was a Principal at Freeman Spogli & Co., a buyout fund with offices in New York and Los Angeles. From 1995 to 1997, Mr. Merrill worked at Dillon Read & Co. Inc. and, before that, at Doyle Sailmakers, Inc. Mr. Merrill holds an A.B. Degree from Harvard College. Mr. Merrill is a member of the Board of Directors of AMC Entertainment Inc.

Alexander Navab. Mr. Navab has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Navab is a Member of KKR & Co. L.L.C., which is the general partner of Kohlberg Kravis Roberts & Co., where he is co-head of North American Private Equity and heads the Media and Communications industry team. Prior to joining KKR in 1993, Mr. Navab was with James D. Wolfensohn Incorporated and prior to that he was with Goldman, Sachs & Co. Mr. Navab is currently a director of Visant. Mr. Navab received a B.A. with Honors, Phi Beta Kappa, from Columbia College and an M.B.A. with High Distinction from the Harvard Graduate School of Business Administration.

James A. Quella. Mr. Quella has been a member of Nielsen’s Supervisory Board since July 28, 2006. Mr. Quella is a Senior Managing Director and Senior Operating Partner of the Private Equity Group of The Blackstone Group. Prior to joining The Blackstone Group, Mr. Quella was a Managing Director and Senior Operating Partner with DLJ Merchant Banking Partners—CSFB Private Equity. Prior to that, Mr. Quella was Vice Chairman of Mercer Management Consulting and Strategic Planning Associates, its predecessor firm. Mr. Quella is currently a director of Graham Packaging, Michael’s Stores, Freescale Semiconductor and Vanguard Health Systems. Mr. Quella received a B.A. from the University of Chicago/University of Wisconsin Madison and a M.B.A. with Dean’s Honors from the University of Chicago Graduate School of Business.

Scott A. Schoen. Mr. Schoen has been a member of Nielsen’s Supervisory Board since June 13, 2006. Mr. Schoen is a Co-President of Thomas H. Lee Partners. Prior to joining Thomas H. Lee Partners in 1986,

Mr. Schoen was with the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is currently a director of the Simmons Company. He is a member of the Board of Trustees of Partners Continuing Care, the Board of Advisors for the Center for Regenerative Medicine at Massachusetts General Hospital and a member of the Board of Advisors of the Yale School of Management. Mr. Schoen received a B.A. in History from Yale University, a J.D. from the Harvard Law School and an M.B.A. from Harvard Graduate School of Business Administration. Mr. Schoen is a member of the New York Bar.

Committees of the Board of Directors

The Supervisory Board established and maintains three committees through which it has authorized designated members of the Board to act: the Executive Committee, the Audit Committee and the Compensation Committee. The Executive Committee, consisting of Messrs. Schoen (as Chairman), Attwood, Navab, Healy and Chae, is authorized to act for the Supervisory Board between its regular meetings, subject to Board notification requirements. Mr. Schoen became Chairman of the Executive Committee in 2009.

In general, the Audit Committee, consisting of Messrs. Bressler (as Chairman), Healy, Hobbs and Quella, recommends the appointment of an external auditor and oversees the work of the external and internal audit functions, provides compliance oversight, establishes auditing policies, reviews and assesses the financial results relating to Nielsen’s Transformation Initiative, discusses the results of the annual audit, critical accounting policies, significant financial reporting issues and judgments made in connection with the preparation of the financial statements and related matters with the external auditor and reviews earnings press releases and financial information provided to analysts and ratings agencies. The Supervisory Board has determined that Mr. Bressler, the chairman of the Audit Committee, is qualified as an audit committee financial expert within the meaning of the SEC regulations. The Supervisory Board has determined that Mr. Bressler would not be independent if the New York Stock Exchange listing rules applied. The Compensation Committee, consisting of Messrs. Navab (as Chairman), Schoen, Chae, Attwood and Healy, is responsible for setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team. Mr. Navab became Chairman of the Compensation Committee in 2009.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our principal executive officer, our principal financial officer, principal accounting officer and persons performing similar functions. The Company’s code of ethics may be accessed through our website at www.nielsen.com.

Executive Compensation

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. No member of the Compensation Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other organization, one of whose executive officers served as a member of our Board or Compensation Committee.

Compensation Discussion and Analysis

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for 2008. These individuals are referred to as the “Named Officers”.

Our executive compensation program is approved by our Compensation Committee. None of the Named Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Officers, with the exception of our Chief Executive Officer, David Calhoun, who has a role in determining the compensation of the other Named Officers.

Executive Compensation Program Objectives and Overview

The Compensation Committee annually reviews Nielsen’s executive compensation program to ensure that:

•	The program adequately rewards performance which is tied to creating stockholder value; and

•

The program is designed to achieve Nielsen’s goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

Nielsen’s executive compensation is based on three components, which are designed to be consistent with the Company’s compensation philosophy: (1) base salary; (2) annual cash incentives; and (3) long-term stock awards, including stock options and occasional awards of restricted stock units (“RSUs”) that are subject to performance-based and time-based vesting conditions. Senior management is asked to invest in the Company to ensure alignment of interests with other owners, and stock options and RSUs are granted when an investment is made. Nielsen also provides certain perquisites to Named Officers. Severance benefits are provided to Named Officers whose employment terminates under certain circumstances. In the event of a change in control, time-vested stock option awards will vest in full and performance-vested stock options may vest depending upon the return to the Sponsors. These benefits are described in further detail below in the section entitled “Potential Payments Upon Termination or Change in Control”.

In structuring executive compensation packages, the Committee considers how each element of compensation promotes retention and/or motivates performance by the executive. Base salaries, perquisites, severance and other termination benefits are all primarily intended to attract and retain qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined with reference to base salary may increase from year to year depending on performance, among other things). Some of the elements, such as base salaries and perquisites, are generally paid out on a short-term or current basis. Other elements, such as benefits provided upon retirement or other terminations of employment, are generally paid out on a longer- term basis. We believe that this mix of short-term and long-term elements allows us to achieve our goals of attracting and retaining senior executives.

Our annual incentive opportunity is primarily intended to motivate Named Officers’ performance to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain senior executives. Our long-term equity incentives are primarily intended to align Named Officers’ long-term interests with stockholders’ long-term interests, and we believe they help motivate performance and help us attract and retain senior executives. These are the elements of our executive compensation program that are designed to reward performance and the creation of stockholder value.

Although we believe that to attract and retain senior executives, we must provide them with predictable benefit amounts that reward their continued service, we also believe that performance-based compensation such as annual incentives and long-term equity incentives play a significant role in aligning management’s interests with those of our stockholders. For this reason, these components of compensation constitute a substantial portion of compensation for our senior executives. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect the Company’s results of operations.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation but we do not look at specific companies nor attempt to maintain a certain target percentile. We incorporate flexibility into our compensation programs to respond to and adjust for changing business conditions. We believe that our short-term and long-term incentives provide the appropriate alignment between the interests of our owners and management. We do not use a compensation consultant in determining our compensation amounts.

Current Executive Compensation Program Elements

Base Salaries

We view base salary as a factor in our compensation package specifically related to retaining and attracting talented employees. In determining the amount of base salary that each Named Officer receives, we look to the rate of pay that the executive has received in the past, whether the executive’s position or responsibilities associated with his or her position have changed, if the complexity or scope of his or her responsibilities has increased, and how his or her position relates to other executives and their rate of base salary. Base salaries are reviewed annually or at some other appropriate time by the Compensation Committee and may be increased from time to time pursuant to such review. In determining base salary levels, the Committee considers Mr. Calhoun’s recommendations with respect to salary levels for Named Officers other than himself.

The Committee believes that the base salary levels of the Company’s senior executives are reasonable in view of competitive practices, the Company’s performance and the contribution and expected contribution of those executives to that performance. As described below under “Employment Agreement with Mr. David L. Calhoun”, the Company has entered into an employment agreement with Mr. Calhoun that sets the level of his base salary.

Signing Bonuses

In certain circumstances, the Compensation Committee may grant signing bonuses to new executives in order to attract talented employees for key positions. The amounts of the signing bonuses are determined on the facts and circumstances applicable to the new hire. There were no signing bonuses granted to Named Executive Officers in 2008.

Annual Incentives

Under the Executive Incentive Plan (EIP), the Compensation Committee bases its annual cash incentives on those factors it believes best create long-term value. Based upon the performance indicated in the table below, an overall Nielsen bonus pool is created. Then, several factors were considered in determining performance and the annual incentives for our Named Officers, including the extent to which the Company met its Management EBITDA objective, an assessment of the executive’s qualitative job performance for 2008 and the Named Officer’s expected future contributions to the Company. The starting reference point, or target, for determining 2008 annual incentives for Named Executives was their 2007 incentive paid but the Compensation Committee can substantially adjust the actual incentive paid, either above or below the reference point, depending on the financial performance of the Company and the individual’s personal performance.

The financial objectives for 2008, the extent to which the Company achieved those objectives and the payout based upon achievement of financial objectives, as set forth in the Executive Incentive Plan, are shown below:

	Target Amount ($ millions)	Actual Amount Achieved ($ millions)	Percent of Target Realized	Weight (as a % of the Named Officer’s target payout)	Payout based on achievement of financial objectives (as a % of the Named Officer’s target payout)
Management EBITDA(1)	$1,378	$1,246	90%	100%	76%

(1)	Management EBITDA reflects EBITDA adjusted for unusual and non-recurring items, restructuring, goodwill impairment and stock-based compensation. Target adjusted to exclude the impact of foreign exchange.

When determining the actual annual incentives to be paid to the Named Officers for 2008, the Committee considered the financial performance shown above but also placed particular importance on qualitative factors that were not captured by these financial measures. These factors included the Named Officer’s success in implementing the Company’s plans to integrate and streamline its operations, and his or her judgment, vision and ability to lead the Company during a time of significant change. The Committee considers these factors because they are all expected to have a favorable impact on the mid and long-term financial performance and value of the Company.

We expect annual incentives for 2009 to be determined by the Compensation Committee in its discretion similar to 2008. The factors to be considered, in general, will include the achievement of the Company’s financial objectives, the Named Officer’s attainment of his or her individual goals and qualitative factors similar to those taken into account for the 2008 incentives. The Committee will also review the extent to which the Company has accomplished its planned integration and restructuring and the Named Officer’s contributions and expected future contributions to the Company’s operating and strategic plans.

Long-Term Equity Incentive Awards

Our policy is that the long-term equity compensation of our senior executives should be directly linked to the value provided to stockholders.

As described more fully below under “2006 Stock Acquisition and Option Plan”, we currently provide equity awards through common stock, stock options and, in limited circumstances, RSUs. Executives selected to participate in the 2006 Equity Plan (as defined below) are asked to invest in the Company by purchasing common stock. The amount initially offered for purchase is based upon the executive’s position in the organization, his or her current impact and projected future impact on the organization. Once the executive purchases common stock at the fair market value as determined by the Executive Committee, a designated number of stock options are granted to the executive. The large majority of these options are granted at an exercise price equal to the “fair market value” as determined by the Executive Committee, while a smaller amount are granted at an exercise price equal to two times the “fair market value”. These stock options are 50% time-vested and 50% performance-vested. For the time-vested options, 5% are vested on the grant date and 19% are vested on December 31 of each of the first five anniversaries of December 31, 2006. For the performance-vested options, 5% are vested on the grant date, and 19% are vested on December 31 of each of the first five anniversaries of December 31, 2006 should the Company meet or exceed its targeted Management EBITDA performance in that year (as described above). If the Management EBITDA target is not met, that portion of the performance-vested options can vest in a future year if the multi-year cumulative Management EBITDA targets are met in the future year.

2006 Stock Acquisition and Option Plan

On December 7, 2006, Valcon Acquisition Holding B.V. (“Dutch HoldCo”) adopted the 2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its subsidiaries (the “2006 Equity Plan”), including executives of Nielsen. The 2006 Equity Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, purchase stock, restricted stock, dividend equivalent rights, and other stock-based awards to designated employees of Dutch HoldCo and its affiliates. As of February 27, 2009, a maximum of 35,030,000 shares of common stock of Dutch HoldCo were subject to awards under the 2006 Equity Plan. The number of shares issued or reserved pursuant to the 2006 Equity Plan (or pursuant to outstanding awards) is subject to adjustment on account of mergers, consolidations, reorganizations, stock splits, stock dividends and other dilutive changes in the common stock. Shares of common stock covered by awards that terminate or lapse and shares delivered by a participant or withheld to pay the minimum statutory withholding rate, in each case, will again be available for grant under the 2006 Equity Plan. Shares of common stock that are acquired pursuant to the 2006 Equity Plan will be subject to the Management Stockholder’s Agreement. This agreement places restrictions on the shareholder’s right to transfer and vote his or her shares and provides for call rights on the shares and stock options in the event the shareholder’s employment terminates prior to an initial public offering or other change in control of Dutch Holdco.

Perquisites

We provide our Named Officers with perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes thereto. We believe that these are reasonable, competitive and consistent with our overall compensation program. The cost of these benefits is a small percentage of the overall compensation package but the Compensation Committee believes that they allow the executives to work more efficiently. We provide financial and tax preparation services, executive physicals and car allowances. Where necessary for business purposes, we also provide reimbursement for private club membership.

Severance and Other Benefits Upon Termination of Employment or Change in Control

We believe that severance protections play a valuable role in attracting and retaining key executive officers. Accordingly, we provide these protections to our senior executives. Since 2007, we have offered these protections in conjunction with participation in the Company’s 2006 Equity Plan. In the case of Mr. Calhoun, however, these benefits are provided under his employment agreement which is described in further detail below under the section “Employment Agreement with Mr. David L. Calhoun”. The Compensation Committee considers these severance protections an important part of an executive’s compensation. Consistent with his responsibilities as CEO and competitive practice, Mr. Calhoun’s benefits are higher than those of the other Named Executive Officers.

Summary Compensation Table

The following table presents information regarding compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for fiscal 2008, fiscal 2007 and fiscal 2006. These individuals are referred to as “Named Officers”.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
David Calhoun	2008	$1,600,962	$2,004,039	—	$4,271,274	$1,650,000	—	$199,005	$9,725,280
Chief Executive Officer	2007	1,500,000	2,004,039	—	12,490,458	1,900,000	—	86,816	17,981,313
	2006	415,385	600,000	—	5,507,468	—	—	19,420,188	25,943,041

Susan Whiting	2008	882,115	—	224,941	773,217	700,000	1,888	208,107	2,790,268
Vice Chairperson	2007	850,000	—	550,125	2,308,523	900,000	28,172	177,163	4,813,983
	2006	575,577	702,063	—		432,000	31,846	2,612,655	4,354,141

Mitchell Habib	2008	671,538	—	—	611,288	825,000	—	44,127	2,151,953
Executive Vice President	2007	484,615	500,000	—	1,606,115	1,000,000	—	13,606	3,604,336

Brian West	2008	723,308	—	—	679,209	675,000	—	68,644	2,146,161
Chief Financial Officer	2007	581,539	4,000,000	—	1,784,572	800,000	—	272,331	7,438,442

Itzhak Fisher	2008	600,962	—	—	584,520	600,000	—	57,849	1,843,331
Head of Product Leadership

(1)	Represents the following payments for 2008: Mr. Calhoun signing bonus installment ($2,004,039).

(2)	Represents the amount recognized for financial statement reporting purposes for share based compensation expense incurred by Nielsen with respect to restricted stock units awarded to the Named Officer.

(3)	For all years, represents the amount recognized for financial statement reporting purposes for share based compensation expense with respect to options awarded to the Named Officers. For a discussion of the assumptions and methodologies used to value the awards reported in column (f), please see the discussion of option awards contained in Note 13 “Share-Based Compensation” to the Company’s consolidated financial statements, included as part of this Annual Report. All numbers exclude estimates of forfeitures.

(4)	For 2008, the amounts reflected for Mr. Calhoun, Ms. Whiting and Messrs. Habib, West and Fisher represent the 2008 annual incentive payments made in February 2009.

(5)	For 2008, Mr. Calhoun’s amount includes financial planning ($45,000), amounts relating to his automobile and driver ($38,209), spousal travel ($10,096), retirement plan contributions ($41,910) and tax gross-up amounts ($63,790). Ms. Whiting’s amount includes club dues ($4,519), car expense ($23,143), financial planning ($10,000), apartment ($70,230), retirement plan contributions ($22,891), executive physical ($2,650) and tax gross-up amounts ($74,674). Mr. Habib’s amount includes car allowance ($15,600), financial planning ($1,250), retirement plan contributions ($15,792) and tax gross-up amounts ($11,485). Mr. West’s amount includes car allowance ($15,600), financial planning ($15,000), retirement plan contributions ($17,533) and tax gross-up amounts ($20,511). Mr. Fisher’s amount includes perquisite allowance ($44,685) and retirement plan contributions ($13,164). These amounts exclude interest payments on deferred compensation for Messrs. Calhoun and West as reported in the Nonqualified Deferred Compensation for the 2008 table. 2007 and 2006 amounts have been updated to exclude these amounts, for consistency.

Notes:

Principal positions of the Named Officers are those as of December 31, 2008.

Grants of Plan-Based Awards in 2008

Name	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#) (g)	All Other Option Awards: Number of Securities Underlying Options (#) (h)	Exercise or Base price of Option Awards ($/sh) (i)	Grant Date Fair Value of Stock and Option Awards (j)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Target (#) (f)
David Calhoun	1/1/08	$0	$1,900,000	—	—	—	—	—	—
Susan Whiting	1/1/08	$0	$900,000	—	—	—	—	—	—
Mitchell Habib	1/1/08	$0	$1,000,000	—	—	—	—	—	—
Brian West	1/1/08	$0	$800,000	—	—	—	—	—	—
Itzhak Fisher	1/1/08	$0	$600,000	—	—	—	—	—	—

There were no grants of equity awards to our Named Officers in 2008.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in 2008. The primary elements of each Named Officer’s total compensation reported in the table are base salary, an annual cash incentive, and the stock and options award columns reflect their awards in the equity of Valcon Acquisition Holding B.V., the parent of Nielsen.

The Summary Compensation Table and the Grants of Plan-Based Awards Table should be read in conjunction with the narrative descriptions that follow.

Description of Plan-Based Awards

Upon the purchase of a prescribed number of shares of common stock, each Named Officer received stock options at an exercise price of $10 per share and others at an exercise price of $20 per share,. One-half of the options are time-vested which became 5% vested on the grant date with the remaining time options vesting 19% a year on the last day of each of the calendar years 2007 through 2011. One-half of the options are performance-vested which became 5% vested on the grant date with the remaining performance options vesting 19% on the last day of each of the calendar years 2007 through 2011, if and only if the Company’s performance equals or exceeds the applicable annual Management EBITDA targets. The achievement of the annual Management EBITDA targets on a cumulative basis for any current year and all prior years will cause ‘catch-up’ vesting of any prior year’s installments which were not vested because of a failure to achieve the applicable annual Management EBITDA target for any such prior year. The number of common shares purchased by each of the Named Officers is as follows: Mr. Calhoun (2,000,000), Mr. West (125,000), Mr. Habib (175,000), Mr. Fisher (411,142) and Ms. Whiting (100,000). These shares were purchased between November 2006 and May 2007.

Employment Agreement with Mr. David L. Calhoun

On August 22, 2006 we entered into an employment agreement with Mr. David L. Calhoun, our Chief Executive Officer, which was amended effective as of September 14, 2006. His employment agreement was amended and restated effective December 15, 2008.

The employment agreement has an employment term which commenced as of September 11, 2006 and, unless earlier terminated, will continue until December 31, 2011. On each December 31 thereafter, the employment agreement will be automatically extended for successive additional one-year periods unless either party provides the other 90 days’ prior written notice that the employment term will not be so extended. Under the employment agreement, Mr. Calhoun is entitled to a base salary of $1,500,000, subject to such increases, if any, as may be determined by the Board. He is eligible to earn an annual bonus under the Company’s Executive Incentive Plan as determined by the Compensation Committee based upon the achievement of financial and individual performance goals. Effective January 1, 2008, Mr. Calhoun’s starting reference point for determining his annual incentive is the prior year’s award. To the extent that he is subject to the golden parachute tax as a result of a change in control of Nielsen, the employment agreement entitles him to an additional amount to place him in the same after tax position he would have occupied had he not been subject to such excise tax. Mr. Calhoun is restricted, for a period of two years following termination of employment with us, from soliciting or hiring our employees, competing with us, or soliciting our clients. He is also subject to a nondisparagement provision.

In connection with entering into the employment agreement Mr. Calhoun became entitled to a signing bonus of $10,613,699, which is to be paid in installments annually through 2011. To make him whole for previous awards of stock and options forfeited upon leaving his prior employer, the employment agreement entitles Mr. Calhoun to a cash lump sum payment of $20,000,000, less the amount of any payments made by the prior employer in connection with his termination of employment. The lump sum amount paid to Mr. Calhoun pursuant to this make whole arrangement was $18,840,627. Additionally, in 2012 he is entitled to receive a lump sum deferred compensation benefit from us in the amount of $14,500,000 plus annual interest through such payment date, less any deferred compensation benefits he receives from previous employment. Mr. Calhoun is also a participant in the 2006 Equity Plan.

Pursuant to Mr. Calhoun’s employment agreement, he received an option grant to purchase 7,000,000 shares of Company common stock. The amount of his option grant was determined by the Compensation Committee in connection with Mr. Calhoun’s $20,000,000 investment in the Company. At the time of Mr. Calhoun’s investment, the Compensation Committee determined that a grant of options would be appropriate in order to further incentivize Mr. Calhoun and align his interests more closely with those of the Company and its equity holders. While there is no formal policy for the granting of options in connection with an equity investment, the Compensation Committee determined that a ratio of slightly less than 1 to 3 (i.e., 1,000,000 options for every $3,000,000 invested in the Company) was appropriate in light of Mr. Calhoun’s particular circumstances, including his early departure from his prior employer and the critical nature of his position with, and the extent of his financial commitment to, the Company and the risks related thereto. The exercise prices of the options were determined pursuant to the Compensation Committee’s goal of aligning Mr. Calhoun’s interests with those of the Company and its equity holders. Specifically, 6,000,000 of the options were given an exercise price of $10 per share, fair value on the date of the grant. The remaining 1,000,000 options were given an exercise price of $20 per share, twice the fair value on the date of the grant, in order to incentivize Mr. Calhoun to increase the value of the Company to above $20 per share. One-half of the options are time-vested options and the other one-half are performance-vested options. The portion of the option grant subject to time-based vesting became vested and exercisable as to 5% of the shares of common stock subject thereto on grant date and 19% will vest and become exercisable on the last day of each of the next five calendar years. The portion of the option grant subject to performance based vesting became vested and exercisable as to 5% of the shares of common stock subject thereto on December 31, 2006 and 19% will vest and become exercisable on the last day of each of the next five calendar years based on the achievement of Management EBITDA targets.

Under the employment agreement, Mr. Calhoun is entitled to the following payments and benefits in the event of a termination by us without “cause”, a non-extension of his employment term by us, or by Mr. Calhoun for “good reason” (as such terms are defined in the agreement) during the employment term: (i) subject to his compliance with certain restrictive covenants, an amount equal to two times the sum of his annual base salary and $2,000,000, provided that such payment is in lieu of any other severance benefits to which Mr. Calhoun might otherwise be entitled; (ii) a pro-rata annual bonus for the year of termination based on attainment of performance goals; and (iii) continued health and welfare benefits at our cost.

Employment Arrangement with Ms. Susan Whiting

On December 4, 2006 we entered into a written employment arrangement with Ms. Susan D. Whiting,

Under the written employment arrangement, Ms. Whiting was entitled to a base salary of $850,000 effective November 13, 2006, subject to increase, if any, as may be determined by the Company. Ms. Whiting was eligible to earn a target annual bonus equal to 100% of base salary upon the achievement of performance goals based upon Management EBITDA to be determined in good faith in consultation with the Chief Executive Officer. Effective January 1, 2008, Ms. Whiting’s starting reference point for determining her annual incentive is the prior year’s award. In connection with entering into the written employment arrangement, Ms. Whiting became entitled to purchase 100,000 shares of common stock of Valcon Acquisition Holding B.V. for fair market value at date of purchase as provided under the 2006 Equity Plan. This purchase was subsequently made in February 2007. In addition, Ms. Whiting received a stock option grant of 1,050,000 shares subject to her purchase of the common stock and a grant of 100,000 time-vested restricted stock units scheduled to vest over 5 years, commencing on January 15, 2007. 900,000 of the stock options were granted at $10 per share and 150,000 were granted at $20 per share.

Employment Arrangement with Mr. Brian West

On February 20, 2007, we offered the position of Chief Financial Officer to Mr. Brian West. Under the written offer letter, Mr. West was entitled to a base salary of $700,000, effective on his start date with the Company (February 23, 2007), subject to annual review along with other Company executives. Mr. West was eligible to earn a target annual bonus equal to 100% of base salary upon the achievement of both financial and individual performance goals. Effective January 1, 2008, Mr. West’s starting reference point for determining his annual incentive is the prior year’s award. Additionally, Mr. West received a one-time, lump sum payment of $2,400,000 in consideration of his outstanding long-term incentive, restricted stock unit and stock option awards granted by his prior employer. He also became entitled to receive a lump sum deferred compensation benefit from the company equal to $1,600,000 with interest credited at the rate of 5.05%, less the actuarially equivalent value with regard to any amount he receives or is entitled to receive from the deferred compensation benefit from his prior employer. In connection with joining Nielsen, he also became entitled to purchase 125,000 shares of common stock of Valcon Acquisition Holding B.V. for fair market value at date of purchase as provided under the 2006 Equity Plan. This purchase was subsequently made in March 2007. In addition, Mr. West received a stock option grant of 875,000 shares subject to the subsequent purchase of the common stock. 750,000 of the stock options were granted at $10 per share and 125,000 were granted at $20 per share

Employment Arrangement with Mr. Mitchell Habib

Effective March 1, 2007, Mr. Mitchell Habib joined the Company as Executive Vice President for Global Business Services. Under his written offer letter, Mr. Habib was entitled to receive a base salary of $600,000, effective on his start date with the Company, subject to annual review with other Company executives. Mr. Habib was eligible to earn a target annual bonus of $900,000 based upon the achievement of both financial and individual performance goals. Effective January 1, 2008, Mr. Habib’s starting reference point for determining his annual incentive is the prior year’s award. Additionally, Mr. Habib received a one-time, lump sum payment of $500,000 shortly after he joined the Company. In connection with joining Nielsen, he also became entitled to purchase 175,000 shares of common stock of Valcon Acquisition Holding B.V. for fair market value at the date of purchase as provided under the 2006 Equity Plan. This purchase was subsequently made in March 2007. In addition, Mr. Habib received a stock option grant of 787,500 shares subject to the subsequent purchase of the common stock. 675,000 of the stock options were granted at $10 per share and 112,500 were granted at $20 per share.

Employment Arrangement with Mr. Itzhak Fisher

Effective November 2008, Mr. Fisher took responsibility for Nielsen’s Global Product Leadership organization. Under this agreement, his base salary continued to be $625,000. Mr. Fisher continues to be a participant in the company’s Annual Incentive Plan with a starting reference point for 2009 of $600,000 which was his prior year’s award. Mr. Fisher continues to hold 411,142 shares of common stock of Valcon Acquisition Holding B.V. which he purchased in May 2007 at fair market value as provided under the 2006 Equity Plan. At the time of his purchase, Mr. Fisher received a stock option grant of 700,000 shares subject to the subsequent purchase of the common stock. 600,000 of the stock options were granted at $10 per share and 100,000 were granted at $20 per share.

Option Exercises and Stock Vested in 2008

The following table presents information regarding the value realized by each of our Named Officers upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2008.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
David Calhoun	—	—	—	—
Susan Whiting	—	—	20,000	$200,000
Mitchell Habib	—	—	—	—
Brian West	—	—	—	—
Itzhak Fisher	—	—	—	—

Outstanding Equity Awards at 2008 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of our Named Officers as of December 31, 2008.

Name (a)	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
David Calhoun	2,010,000	1,995,000	1,995,000	$10.00	11/22/2016	—	—
	335,000	332,500	332,500	20.00	11/22/2016	—	—

Susan Whiting	301,500	299,250	299,250	10.00	2/2/2017	60,000	$600,000
	50,250	49,875	49,875	20.00	2/2/2017	—	—

Mitchell Habib	226,125	224,438	224,437	10.00	3/21/2017	—	—
	37,688	37,406	37,406	20.00	3/21/2017	—	—

Brian West	251,250	249,375	249,375	10.00	3/21/2017	—	—
	41,875	41,563	41,562	20.00	3/21/2017	—	—

Itzhak Fisher(2)	201,000	199,500	199,500	10.00	6/1/2017	—	—
	33,500	33,250	33,250	20.00	6/1/2017	—	—
	106,806	—	—	4.31	11/29/2015	—	—

(1)

The terms of each option award reported in the table above are described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Grants of Plan-Based Awards in. Their option awards are subject to a vesting schedule, with 5% of the options on grant date, and 19% on each of the five anniversaries of December 31, 2006. The exercisable options shown in Column (b) above are currently vested. The unexercisable options shown in Column (c) and (d) above are unvested. As described above, options are subject to accelerated vesting in connection with a change in control of Nielsen and, in the case of Mr. Calhoun, certain terminations of his employment with Nielsen. The options at $20 per share exercise price represent options granted at twice the fair market value on the date of grant. Mr. Calhoun’s grant date was November 22, 2006. The grant dates for the remaining Named Officers are 10 years prior to the Option Exercise Date shown in the table above.

(2)	Stock options shown for Mr. Fisher are held by Pereg Holdings LLC, a company beneficially owned by Mr. Fisher and members of his immediate family.

Pension Benefits for 2008

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
David Calhoun	—	—	—	—
Susan Whiting	Qualified Plan	26.67	$214,440	—
	Excess Plan	26.67	$234,747	—
Mitchell Habib	—	—	—	—
Brian West	—	—	—	—
Itzhak Fisher	—	—	—	—

Assumptions for present value of accumulated benefit

Present values at December 31, 2008 were calculated using an interest rate of 6.00%, an interest credit rate of 4.50% and the RP 2000 mortality table (projected to 2006). These assumptions are consistent with those used for the financial statements of the Nielsen Company’s retirement plans.

U.S. Retirement Plans

Effective August 31, 2006, the Company froze its U.S. qualified and non-qualified retirement plans. No participants may be added and no further benefits may accrue after this date. The retirement plans, as in existence immediately prior to the freeze, are described below.

We maintain a tax-qualified retirement plan (the “Qualified Plan”), a cash-balance pension plan that covers eligible U.S. employees who have completed at least one year of service. Prior to the freeze, we added monthly basic and investment credits to each participant’s account. The basic credit equals 3% of a participant’s eligible monthly compensation. Participants became fully vested in their accrued benefits after the earlier of five years of service or when the participant reached normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan). Unmarried participants receive retirement benefits as a single-life annuity, and married participants receive retirement benefits as a qualified joint-and-survivor annuity. Participants can elect an alternate form of payment such as a straight-life annuity, a joint-and-survivor annuity, years certain-and-life income annuity or a level income annuity option. Lump sum payment of accrued benefits is only available if the benefits do not exceed $5,000. Payment of benefits begins at the later of the participant’s termination of employment with us or reaching age 40.

We also maintain a non-qualified retirement plan (the “Excess Plan”) for certain of our management and highly compensated employees. Prior to the freeze, the Excess Plan provided supplemental benefits to individuals whose benefits under the Qualified Plan are limited by the provisions of Section 415 and/or Section 401(a) (17) of the Internal Revenue Code. The benefit payable to a participant under the Excess Plan is equal to the difference between the benefit actually paid under the Cash Balance Plan and the amount that would have been payable had the applicable Internal Revenue Code limitations not applied. Although the Excess Plan is considered an unfunded plan and there is no current trust agreement for the Excess Plan, assets have been set aside in a “rabbi trust” fund. It is intended that benefits due under the Excess Plan will be paid from this rabbi trust or from the general assets of the Nielsen entity that employs the participants.

Ms. Whiting is the only Named Officer who is a participant in the Qualified Plan or the Excess Plan.

Nonqualified Deferred Compensation for 2008

Messrs. Calhoun and West received a supplementary deferred compensation contribution as part of their new hire arrangements (as explained above). Both Named Officers receive interest credits at 5.05% per annum.

The Company offers a voluntary nonqualified deferred compensation plan in the United States which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Ms. Whiting is the only Named Officer with a balance under this plan. There is no above market rate of return given to executives as defined by the SEC.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
David Calhoun	$—	$—	$825,327	$—	$16,211,233
Susan Whiting	183,000	—	2,987		185,987
Brian West	—	—	87,808	—	1,755,141

Note that all amounts have been reported in the Summary Compensation Table except for interest payments.

Potential Payments Upon Termination or Change in Control

Severance Benefits—Termination of Employment

Mr. Calhoun

In the event Mr. Calhoun’s employment is terminated during the employment term due to death, disability, by the Company without cause, by Mr. Calhoun for good reason or due to the Company’s non-extension of the Term (as those terms are defined in the employment agreement), Mr. Calhoun will be entitled to severance pay that includes (1) payment equal to two times the sum of (a) Mr. Calhoun’s base salary, plus (b) $2,000,000, paid in equal installments for the severance period; (2) a pro-rata portion of Mr. Calhoun’s bonus for the year of the termination; (3) payment of balances in his deferred compensation account; (4) pro-rata payment of his next signing bonus installment and (5) continued health and welfare benefits for Mr. Calhoun and his family members for the term of the severance. If Mr. Calhoun’s employment had been terminated without cause by the Company or for good reason by the executive on December 31, 2008, he would have received total payments as shown in the following table plus continued health and welfare benefits coverage for Mr. Calhoun and his family members for up to two years, in an amount estimated to be $11,800 for the two year period. Additionally, Mr. Calhoun would be entitled to receive his balance under the nonqualified deferred compensation arrangement as shown above. In the event of a change in control, any then-unvested time-based stock options will become vested and exercisable in full. Any then-unvested performance-based stock options will become vested and exercisable in full, if as a result of such change in control, the sponsors realize an aggregate return of at least 2.5 times their equity investment in the Company (including all dividends and other payments). As of December 31, 2008, the value of any accelerated vesting of options would be $0 because the per share price of the Company’s common stock ($10) was equal to the strike price of the majority of the stock options ($10) and below the strike price of the remainder of the stock options ($20).

Name	2 times Base Salary plus $2,000,000	Annual Incentive Award	Signing Bonus	Health & Welfare Benefits	Total
David Calhoun	$5,250,000	$1,650,000	$2,004,039	$11,800	$8,915,839

Named Officers Other Than Mr. Calhoun

In the event any of the other Named Officers are terminated by the Company without cause or by them for good reason, they will be entitled to severance pay that includes (1) payment equal to two times the sum of their base salary plus (2) a pro-rata portion of their bonus for the year of termination and (3) continued health and welfare benefits for the executive and their family members for the term of the severance. If an executive’s employment had been terminated without cause by the Company or for good reason by the executive on December 31, 2008, they would have received total payments as shown in the following table. Additionally, they would be eligible for continued health and welfare benefits coverage for the executives and their family members for up to two years, in an amount estimated to be $11,800 for the two year period. Additionally, Mr. West would be entitled to receive his balance under the nonqualified deferred compensation arrangement as shown above. In the event of a change in control, any then-unvested time-based stock options will become vested and exercisable in full. Any then-unvested performance-based stock options will become vested and exercisable in full, if as a result of such change in control, the sponsors realize an aggregate return of at least the amounts set forth under the stock option agreement. As of December 31, 2008, the value of any accelerated vesting of options would be $0 because the per share price of the Company’s common stock ($10) was equal to the strike price of the majority of the stock options ($10) and below the strike price of the remainder of the stock options ($20).

Name	2 times Base Salary	Annual Incentive Award	Health & Welfare Benefits	Total
Susan Whiting	$1,800,000	$700,000	$11,800	$2,511,800
Mitchell Habib	1,500,000	825,000	11,800	2,336,800
Brian West	1,520,000	675,000	11,800	2,206,800
Itzhak Fisher	1,250,000	600,000	11,800	1,861,800

Restrictive Covenants

Pursuant to Mr. Calhoun’s employment agreement, he has agreed not to disclose any Company confidential information at any time during or after his employment with Nielsen. In addition, Mr. Calhoun has agreed that, for a period of two years following a termination of his employment with Nielsen, he will not solicit Nielsen’s employees or customers or materially interfere with any of Nielsen’s business relationships. He also agrees not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

Pursuant to the severance agreements of the other Named Officers, they have agreed not to disclose any Company confidential information at any time during or after their employment with Nielsen. In addition, they have agreed that, for a period of two years following a termination of their employment with Nielsen, they will not solicit or hire Nielsen’s employees or solicit Nielsen’s customers or materially interfere with any of Nielsen’s business relationships. They also agree not to act as an employee, investor or in another significant function in any business that directly or indirectly competes with any business of the Company.

In the event a Named Officer breaches the restrictive covenants, in addition to all other remedies that may be available to the Company, the Named Officer will be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of the options or shares of common stock underlying the options held by the officer.

2008 Director Compensation

The Supervisory Board consists of 13 members. Ten of the 13 members are representatives of the Sponsors and receive no compensation for their services as board members. The other three members (or their affiliate) receive annual compensation as follows:

Chairman of Supervisory Board.	$88,343
Member of the Supervisory Board.	58,895
Member of the Audit Committee.	11,779

The following table presents information regarding the compensation paid or accrued during 2008 to members of our Supervisory Board.

Name	Fees Earned or Paid in Cash as a Member of Supervisory Board ($)	Fees Earned or Paid in Cash as a Member of the Audit Committee ($)	Total ($)
Gerald S. Hobbs	$58,895	$11,779	$70,674
Dudley G. Eustace	88,343	—	88,343
Michael S. Chae	—	—	—
Patrick Healy	—	—	—
Iain Leigh	—	—	—
Alexander Navab	—	—	—
Scott Schoen	—	—	—
James A. Attwood	—	—	—
Richard J. Bressler	—	—	—
Clive Hollick	—	—	—
James A. Quella	—	—	—
James Kilts	58,895	—	58,895
Allan Holt	—	—	—
Eliot Merrill	—	—	—

Payments for members of the Supervisory Board are paid in Euros but converted to US$ above at a rate of 1 EUR = $1.47 which is the average exchange rate for 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Nielsen’s capital stock as of March 1, 2009 with respect to:

•	each person or group of affiliated persons known by Nielsen to own beneficially more than 5% of the outstanding shares of any class of its capital stock, together with their addresses;

•	each of Nielsen’s directors;

•	each of Nielsen’s Named Officers; and

•	all directors and nominees and executive officers as a group.

As of March 1, 2009, Valcon Acquisition B.V., a private company with limited liability incorporated under the laws of The Netherlands (“Valcon”), owned 100% of Nielsen’s issued and outstanding share capital. Investment funds associated with or designated by the Sponsors and certain co-investors own shares of Nielsen indirectly through their holdings in Valcon Acquisition Holding (Luxembourg) S.á r.l., a private limited company incorporated under the laws of Luxembourg (“Luxco”). Luxco indirectly owns shares of Nielsen through its holdings in Valcon Acquisition Holdings B.V., a private company with limited liability incorporated under the laws of The Netherlands (“Dutch Holdco”). Valcon, Nielsen’s parent, is a wholly owned subsidiary of Dutch Holdco. The information set forth in the table below with respect to the number and the percentage of shares beneficially owned by the investment funds associated with or designated by the Sponsors reflects the number of shares held by each such entity, respectively, in Luxco. The Named Officers own shares of Nielsen indirectly through their holdings in Dutch Holdco. The information set forth in the table below with respect to the number and percentage of shares beneficially owned by the Named Officers reflects the number of shares held by each such person, respectively, in Dutch Holdco.

	Number and Percent of Shares Beneficially Owned
	Number	Percent
AlpInvest Partners(1)	(1)	6.93%
The Blackstone Group(2)	(2)	20.35%
The Carlyle Group(3)	(3)	20.35%
Hellman & Friedman(4)	(4)	9.80%
Kohlberg Kravis Roberts & Co.(5)	(5)	20.66%
Thomas H. Lee Partners(6)	(6)	20.66%
Iain Leigh	—	—
James A. Quella	—	—
Michael S. Chae	—	—
Allan M. Holt	—	—
James M. Kilts(7)	—	—
James A. Attwood, Jr.	—	—
Patrick Healy	—	—
Lord Clive Hollick	—	—
Alexander Navab	—	—
Scott A. Schoen	—	—
Richard J. Bressler	—	—
Dudley G. Eustace	—	—
Gerald S. Hobbs	—	—
David L. Calhoun(8)	4,345,000	*
Susan Whiting(8)	511,750	*
Itzhak Fisher(8)	752,448	*
Brian West(8)	418,125	*
Mitchell Habib(8)	438,813	*
All Directors and Named Officers as a Group (21 persons)	7,598,074	1.7%

*	less than 1%

(1)	AlpInvest Partners CS Investments 2006 C.V. (“Investments 2006”) beneficially owns 27,805 ordinary shares of Luxco (“Ordinary Shares”) and 8,962,078 Yield Free Convertible Preferred Equity Certificates of Luxco (“YFCPECs”). The YFCPECs are convertible into ordinary shares of Luxco at any time at the option of Luxco or at the option of the holders thereof. The general partner of Investments 2006 is AlpInvest Partners 2006 B.V., whose managing director is AlpInvest Partners N.V. (“AlpInvest NV”). AlpInvest NV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Investments 2006. AlpInvest NV disclaims beneficial ownership of such shares. AlpInvest Partners Later Stage Co-Investments IIA C.V. (“LS IIA CV”) beneficially owns 280 Ordinary Shares and 50,666 YFCPECs. AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. (“LS IIA BV”) holds the shares as a custodian for LS IIA CV. The general partner of LS IIA CV is AlpInvest Partners Later Stage Co-Investments Management IIA B.V., whose managing director is AlpInvest NV. AlpInvest NV, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by LS IIA BV. AlpInvest NV disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this footnote is 630 Fifth Avenue, New York, New York 10111.

Volkert Doeksen, Paul de Klerk, Wim Borgdorff and Erik Thyssen, in their capacities as managing directors of AlpInvest NV, effectively have the power to exercise voting and investment control over the shares held by Investments 2006 and LS IIA BV when two of them act jointly. Each of Messrs. Doeksen, De Klerk, Borgdorff and Thyssen disclaims beneficial ownership of such shares.

(2)	Blackstone Capital Partners (Cayman) V L.P. (“BCP V”) beneficially owns 78,195 Ordinary Shares and 25,088,234 YFCPECs. Blackstone Family Investment Partnership (Cayman) V L.P. (“BFIP V”) beneficially owns 3,645 Ordinary Shares and 1,168,318 YFCPECs. Blackstone Family Investment Partnership (Cayman) V-A L.P. (“BFIP V-A”) beneficially owns 345 Ordinary Shares and 112,943 YFCPECs. Blackstone Participation Partnership (Cayman) V L.P. (“BPPV” and, collectively with BCP V, BFIP V and BFIP V-A, the “Blackstone Funds”) beneficially owns 245 Ordinary Shares and 80,936 YFCPECs. Blackstone Management Associates (Cayman) V, L.P. (“BMA”) is the general partner of each of the Blackstone Funds. Blackstone LR Associates (Cayman) V Ltd. (“BLRA”) is the general partner of BMA and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs of Luxco. Mr. Stephen A. Schwarzman is director and controlling person of BLRA and as such may be deemed to share beneficial ownership of the Ordinary Shares and YFCPECs of Luxco controlled by BLRA. Mr. Schwarzman disclaim beneficial ownership of such shares. The address of each of the Blackstone Funds, BMA and BLRA is c/o Walkers SPV Limited, P.O. Box 908 GT, George Town, Grand Cayman. The address of each of Mr. Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, NY 10154.

(3)

Carlyle Partners IV Cayman, L.P. (“CP IV”) beneficially owns 64,970 Ordinary Shares and 20,847,394 YFCPECs. CP IV’s general partner is TC Group IV Cayman, L.P., whose general partner is CP IV GP, Ltd., which is wholly owned by TC Group Cayman Investment Holdings, L.P. CP IV Coinvestment Cayman, L.P (“CPIV Coinvest”) beneficially owns 2,620 Ordinary Sharesand 841,958 YFCPECs. CPIV Coinvest’s general partner is TC Group IV Cayman, L.P., whose general partner is CP IV GP, Ltd., which is wholly owned by TC Group Cayman Investment Holdings, L.P. CEP II Participations S.á r.l. SICAR (“CEP II P”) beneficially owns 14,840 Ordinary Shares and 4,761,076 YFCPECs (the Ordinary Shares and YFCPECs beneficially owned by CP IV, CPIV Coinvest and CEP II P are collectively referred to as the “Carlyle Shares”). CEP II P is directly or indirectly owned by Carlyle Europe Partners II, L.P., whose general partner is CEP II Managing GP, L.P., whose general partner is CEP II Managing GP Holdings, Ltd,, which is wholly owned by TC Group Cayman Investment Holdings, L.P. The general partner of TC Group Cayman Investment Holding, L.P. is TCG Holdings Cayman II, L.P. The general partner of TCG Holdings Cayman II, L.P. is DBD Cayman Limited, a Cayman Islands exempted limited liability company. DBD Cayman Limited has investment discretion and dispositive power over the Carlyle Shares. DBD Cayman Limited is controlled by its Class A members, William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein and all action relating to the investment and disposition of the Carlyle Shares requires their approval. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein each disclaim beneficial ownership of the Carlyle Shares. Pursuant to an agreement between DBD Cayman Limited and its Class B member, Carlyle Offshore Partners II Limited, voting power over the Carlyle Shares is held by Carlyle Offshore Partners II, Limited. Carlyle Offshore Partners II Limited has 13 members, each of whom disclaims beneficial ownership of the Carlyle Shares. The address of each of the entities and persons identified in this footnote is c/o Walkers Corporate Service Limited, Walkers House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands.

(4)	The Luxco shares shown as owned by Hellman & Friedman Investors V (Cayman), Ltd. are owned of record by (i) Hellman & Friedman Capital Partners V (Cayman), L.P., which owns 34,801 Ordinary Shares and 11,191,867 YFCPECs, (ii) Hellman & Friedman Capital Partners V (Cayman Parallel), L.P., which owns 4,874 Ordinary Shares and 1,537,166 YFCPECs, and (iii) Hellman & Friedman Capital Associates V (Cayman), L.P., which owns 10 Ordinary Shares and 6,359 YFCPECs. Hellman & Friedman Investors V (Cayman), Ltd. is the sole general partner of Hellman & Friedman Capital Associates V (Cayman), L.P. and Hellman & Friedman Investors V (Cayman), L.P. Hellman & Friedman Investors V (Cayman), L.P., in turn, is the sole general partner of each of Hellman & Friedman Capital Partners V (Cayman), L.P. and Hellman & Friedman Capital Partners V (Cayman Parallel), L.P. Hellman & Friedman Investors V (Cayman), Ltd. is owned and controlled by 13 shareholders, none of whom own more than 7.7% of Hellman & Friedman Investors V (Cayman), Ltd. Hellman & Friedman Investors V (Cayman), Ltd. has formed a five-member investment committee (the “Investment Committee”) that serves at the discretion of the company’s Board of Directors and makes recommendations to the Board with respect to matters presented to it. Members of the Investment Committee are F. Warren Hellman, Brian M. Powers, Philip U. Hammarskjold, Patrick J. Healy and Thomas F. Steyer. Each of the members of the Investment Committee and the shareholders of Hellman & Friedman Investors V (Cayman), Ltd. disclaim beneficial ownership of any Luxco shares beneficially owned by Hellman & Friedman Investors V (Cayman), Ltd. except to the extent of their pecuniary interest therein. Mr. Healy serves as a Managing Director of Hellman & Friedman LLC, an affiliate of Hellman & Friedman Investors V (Cayman), Ltd., is a 7.7% shareholder of Hellman & Friedman Investors V (Cayman), Ltd. and is a member of the Investment Committee. The address of Hellman & Friedman Capital Partners V (Cayman), Ltd. is c/o Walkers SPV Limited, Walker House, 87 Mary Street, Georgetown, Grand Cayman KY1-9002, Cayman Islands.

(5)	KKR VNU Equity Investors, L.P. beneficially owns 13,655 Ordinary Shares and 4,455,265 YFCPECs and is controlled by its general partner, KKR VNU GP Limited. KKR VNU GP Limited is wholly-owned by KKR VNU (Millennium) Limited (“KKR VNU Limited”). KKR VNU (Millennium), L.P. beneficially owns 69,946 Ordinary Shares and 22,400,186 YFCPECs. KKR Millenium Fund (Overseas) L.P. beneficially owns 84 Ordinary Shares. Voting and investment control over the securities beneficially owned by KKR Equity Investors. L.P. is exercised by the board of directors of KKR VNU Limited consisting of Messrs. Alexander Navab, Simon E. Brown and William J. Janetschek, who may be deemed to share beneficial ownership of any shares beneficially owned by KKR VNU Equity Investors L.P. but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. A majority of the equity interests of KKR VNU Limited are held by KKR Millennium Fund (Overseas), Limited Partnership (the “Millennium Fund”), which is controlled by its general partner, KKR Associates Millennium (Overseas), Limited Partnership, which, in turn, is controlled by its general partner, KKR Millennium Limited. Voting and investment control over the securities beneficially owned by the Millennium Fund is exercised by the board of directors of KKR Millennium Limited consisting of Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Michael M. Calbert and Scott C. Nuttall, who may be deemed to share beneficial ownership of any shares beneficially owned by the Millennium Fund but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The address of each of the entities and persons identified in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York, 10019.

(6)

The Luxco shares shown as owned by Thomas H. Lee Partners are owned of record by (i) Thomas H. Lee (Alternative) Fund VI, L.P. (“Alternative Fund VI”), Thomas H. Lee (Alternative) Parallel Fund VI, L.P. (“Alternative Parallel VI”) and Thomas H. Lee (Alternative) Parallel (DT) Fund VI, L.P. (“Alternative DT VI”); (ii) THL Equity Fund VI Investors (VNU), L.P., THL Equity Fund VI Investors (VNU) II, L.P., THL Equity Fund VI Investors (VNU) III, L.P. and THL Equity Fund VI Investors (VNU) IV, LLC; (iii) THL

(Alternative) Fund V, L.P. (“Alternative Fund V”), Thomas H. Lee (Alternative) Parallel Fund V, L.P. (“Alternative Parallel V”) and Thomas H. Lee (Alternative) Cayman Fund V, L.P. (“Alternative Cayman V”) and (iv) THL Coinvestment Partners, L.P., Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees’ Securities Company I LLC, Putnam Investments Employees’ Securities Company II LLC and Putnam Investments Employees’ Securities Company III LLC. THL Advisors (Alternative) VI, L.P. (“Advisors VI”) is the general partner of each of (a) Alternative Fund VI, which beneficially owns 24,920 Ordinary Shares and 7,996,953 YFCPECs, (b) Alternative Parallel VI, which beneficially owns 16,870 Ordinary Shares and 5,415,112 YFCPECs; and Alternative DT VI, which beneficially owns 2,950 Ordinary Shares and 945,911 YFCPECs. Advisors VI is also the general partner of each of (x) THL Equity Fund VI Investors (VNU), L.P., which beneficially owns 17, 275 Ordinary Shares and 5,543,158 YFCPECs, (y) THL Equity Fund VI Investors (VNU) II, L.P. which beneficially owns 180 Ordinary Shares and 57,904 YFCPECs and (z) THL Equity Fund VI Investors (VNU) III, L.P., which beneficially owns 265 Ordinary Shares and 85,133 YFCPECs. Advisors VI is the managing member of THL Equity Fund VI Investors (VNU) IV, LLC, which beneficially owns 930 Ordinary Shares and 298,732 YFCPECs. Thomas H. Lee Advisors (Alternative) VI, Ltd. (“Advisors VI Ltd.”) is the general partner of Advisors VI and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs of Luxco held by each of these entities. The address of each of these entities is c/o Walkers, Walker House, Mary Street, GeorgeTown, Grand Cayman, Cayman Islands, other than THL Equity Fund VI Investors (VNU) IV, LLC whose address is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110. THL Advisors (Alternative) V, L.P. (“Advisors V”) is the general partner of each of (a) Alternative Fund V, which beneficially owns 15,225 Ordinary Shares and 4,885,230 YFCPECs; (b) Alternative Parallel V, which beneficially owns 3,950 Ordinary Shares and 1,267,521 YFCPECs and (c) Alternative Cayman V, which beneficially owns 210 Ordinary Shares and 67,312 YFCPECs. Thomas H. Lee Advisors (Alternative) V Limited LDC (“LDC”) is the general partner of Advisors V and may, therefore, be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by each of these entities. The address of each of these entities is c/o Walkers, Walker House, Mary Street, GeorgeTown, Grand Cayman, Cayman Islands. Advisors VI Ltd. and LDC each have in excess of 15 stockholders or members, respectively, with no such stockholder or member controlling more than 8% of the vote. The controlling stockholders or members (the “Managing Directors”) are Anthony J. DiNovi, Scott A. Schoen, Scott M. Sperling, Seth W. Lawry, Thomas M. Hagerty, Kent R. Weldon, Todd M. Abbrecht, Charles A. Brizius, Scott L. Jaeckel, Soren L. Oberg and George Taylor, each of whom disclaims beneficial ownership of the Ordinary Shares and YFCPECs. The address of each of the Managing Directors is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110. THL Coinvestment Partners, L.P. beneficially owns 45 Ordinary Shares and 14,671 YFCPECs. Thomas H. Lee Investors Limited Partnership beneficially owns 295 Ordinary Shares and 94,680 YFCPECs. Each of THL Coinvestment Partners, L.P. and Thomas H. Lee Investors Limited Partnership are indirectly controlled by the Managing Directors, each of whom disclaims beneficial ownership of the Ordinary Shares and YFCPECs. The address of each of THL Coinvestment Partners, L.P. and Thomas H. Lee Investors Limited Partnership is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, Boston, Massachusetts 02110. Putnam Investments Holdings, LLC beneficially owns 250 Ordinary Shares and 79,486 YFCPECs; Putnam Investments Employees’ Securities Company I LLC beneficially owns 105 Ordinary Shares and 33,204 YFCPECs; Putnam Investments Employees’ Securities Company II LLC beneficially owns 90 Ordinary Shares and 29,646 YFCPECs and Putnam Investments Employees’ Securities Company III LLC beneficially owns 125 Ordinary Shares and 40,799 YFCPECs. Each of these entities is contractually obligated to coinvest alongside either Thomas H. Lee (Alternative) Fund VI, L.P. or Thomas H. Lee (Alternative) Fund V, L.P. Therefore, Advisors VI and LDC may be deemed to have shared voting and investment power over the Ordinary Shares and YFCPECs held by these entities. The address for each of these entities is One Post Office Square, Boston, Massachusetts 02109.

(7)

Centerview Capital, L.P. (“Centerview Capital”) beneficially owns 3,855 Ordinary Shares and 1,235,338 YFCPECs. Centerview Employees, L.P. (“Centerview Employees”) beneficially owns 190 Ordinary Shares and 61,705 YFCPECs. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP LLC (“Centerview Capital GP”). The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Partners Holdings LLC (“Centerview Holdings”). Centerview VNU LLC (“Centerview VNU”) beneficially owns 1,010 Ordinary Shares and 324,261 YFCPECs. The managing member of Centerview VNU is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the shares held by Centerview Capital, Centerview Employees and Centerview VNU. Centerview Holdings disclaims beneficial ownership of such shares. The address of each of the entities and persons identified in this footnote is 640 Fifth Avenue, New York, New York 10019. Centerview Holdings has formed an investment committee (the “Centerview Investment Committee”) that has the power to exercise voting and investment control over the shares held by Centerview Capital, Centerview Employees and Centerview VNU. The members of the Centerview Investment Committee are Stephen S. Crawford, Blair W. Effron, David M. Hooper, James M. Kilts and Robert A. Pruzan. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such shares.

Centerview Capital beneficially owns options to acquire 476,213 shares of common stock of Dutch Holdco. Centerview Employees beneficially owns options to acquire 23,787 shares of common stock of Dutch Holdco. The general partner of Centerview Capital is Centerview Capital GP, L.P., whose general partner is Centerview Capital GP. The general partner of Centerview Employees is Centerview Capital GP. The sole member of Centerview Capital GP is Centerview Holdings. Centerview Holdings, by virtue of the relationships described above, may be deemed to have voting or investment control with respect to the options held by Centerview Capital and Centerview Employees. Centerview Holdings disclaims beneficial ownership of such options. The address of each of the entities and persons identified in this footnote is 640 Fifth Avenue, New York, New York 10019. The Centerview Investment Committee has the power to exercise voting and investment control over the options held by Centerview Capital and Centerview Employees. Each of the members of the Centerview Investment Committee and the members of Centerview Holdings disclaims beneficial ownership of such options.

(8)	The addresses for Messrs. Calhoun, West, Fisher, Habib and Ms. Whiting is c/o The Nielsen Company B.V., 770 Broadway, New York, NY 10003 and 45 Danbury Road, Wilton, CT 06897. Stock options and common stock shown for Mr. Fisher are held by Pereg Holdings LLC, a company beneficially owned by Mr. Fisher and members of his immediate family.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND DIRECTOR INDEPENDENCE

Shareholders’ Agreement

In connection with the Transactions, investment funds associated with or designated by the Sponsors acquired, indirectly, shares of Nielsen. On December 21, 2006, investment funds associated with or designated by the Sponsors and Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.á r.l. and Valcon entered into a shareholders’ agreement. The shareholders’ agreement contains agreements among the parties with respect to, among other matters, the election of the members of Nielsen’s supervisory board, restrictions on the issuance or transfer of securities (including tag-along rights, drag-along rights and public offering rights) and other special corporate governance provisions (including the right to approve various corporate actions and control committee composition). The shareholders agreement also provides for customary registration rights.

Investment Agreement

On November 6, 2006, Centerview Partners Holdings L.L.C. (“Centerview”), the investment funds associated with or designated by the Sponsors and Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l. and Valcon entered into an investment agreement. The investment agreement contains agreements among the parties with respect to, among other matters, the purchase by Centerview of approximately $50 million of new or existing securities issued by Valcon Acquisition Holding (Luxembourg) S.à r.l., the exercise of voting rights associated with the securities, the election of the members of the supervisory boards of Nielsen, Nielsen Finance Co. and Nielsen Finance LLC, restrictions on the transfer of securities and rights in connection with the sale or issuance of securities (including tag-along rights, drag-along rights and public offering rights). Since the investment by Centerview, it has transferred all of the securities of Valcon Acquisition Holding (Luxembourg) S.à r.l. that it purchased under the investment agreement to Centerview VNU LLC, which in turn has transferred a portion of the securities to Centerview Capital, L.P. and Centerview Employees, L.P. Centerview VNU LLC, Centerview Capital, L.P. and Centerview Employees, L.P. are investment funds associated with Centerview.

Advisory Agreements

TNC (US) Holdings, Inc. is party to an advisory agreement with Valcon pursuant to which affiliates of the Sponsors provide management services on behalf of Valcon, including to support and assist management with respect to analyzing and negotiating acquisitions and divestitures, preparing financial projections, analyzing and negotiating financing alternatives, monitoring of compliance with financing agreements and searching and hiring executives. Pursuant to such agreement Valcon receives a quarterly management fee equal to (i) $1.625 million per fiscal quarter for our fiscal year 2006 and (ii) for each fiscal year after 2006, an amount per fiscal quarter equal to 105% of the quarterly fee for the immediately preceding fiscal year, and reimbursement for reasonable travel and other out-of-pocket expenses incurred by Valcon and the affiliates of the Sponsors in connection with the provision of services under the advisory agreement. The advisory agreement also provides that Valcon may be entitled to receive fees in connection with certain financing, acquisition, disposition and change in control transactions based on terms and conditions customary for transactions of similar size and scope. The advisory agreement includes exculpation and indemnification provisions in favor of Valcon and the affiliates of the Sponsors. The advisory services referred to in the advisory agreement are provided by affiliates of the Sponsors and accordingly the fees received by Valcon that are described above are paid to such affiliates of the Sponsors under the terms of a similar advisory agreement among the affiliates of the Sponsors and Valcon.

ACN Holdings, Inc. is party to an advisory agreement with Valcon pursuant to which the affiliates of the Sponsors provide management services on behalf of Valcon. Pursuant to such agreement Valcon receives a quarterly management fee equal to (i) $0.875 million per fiscal quarter for our fiscal year 2006 and (ii) for each fiscal year after 2006, an amount per fiscal quarter equal to 105% of the quarterly fee for the immediately preceding fiscal year, and reimbursement for reasonable travel and other out-of-pocket expenses incurred by Valcon and the affiliates of the Sponsors in connection with the provision of services under the advisory agreement. The advisory agreement also provides that Valcon may be entitled to receive fees in connection with certain financing, acquisition, disposition and change in control transactions based on terms and conditions customary for transactions of similar size and scope. The advisory agreement includes customary exculpation and indemnification provisions in favor of Valcon and the affiliates of the Sponsors. The advisory services referred to in the advisory agreement are provided by the Sponsors and accordingly the fees received by Valcon that are described above are paid to such affiliates of the Sponsors under the terms of a similar advisory agreement among the affiliates of the Sponsors and Valcon.

For the years ended December 31, 2008 and 2007 and the period from May 24, 2006 to December 31, 2006, the Company recorded $11 million, $11 million and $7 million, respectively, in selling, general and administrative expenses related to these management fees, sponsor travel and consulting.

Transaction fees

In 2006 in connection with the Transactions, Valcon paid the Sponsors $131 million in fees and expenses for financial and structuring advice and analysis as well as assistance with due diligence investigations and debt financing negotiations. These costs were allocated as debt issuance costs or included in the overall purchase price of Nielsen based on the specific nature of the services performed.

Scarborough Research

We and Scarborough Research, a joint venture with Arbitron, entered into various related party transactions in the ordinary course of business. We and our subsidiaries provide various services to Scarborough Research, including data collection, accounting, insurance administration, and the rental of real estate. We pay royalties to Scarborough Research for the right to include Scarborough Research data in our products sold directly to our customers. Additionally, we sell various Scarborough Research products directly to our clients, for which we receive a commission from Scarborough Research. The net cash payments from Scarborough Research to us as a result of these transactions were $9 million, $15 million, $12 million, and $9 million for the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. Obligations between us and Scarborough Research are net settled in cash on a monthly basis in the ordinary course of business; at December 31, 2008, 2007 and 2006 the related amounts outstanding were not significant.

Review, Approval or Ratification of Certain Transactions with Related Persons

We have a written code of conduct, applicable to directors, officers and employees that prohibits any action, investment or other interest that might interfere, or be thought to interfere, with the exercise of their judgment in our best interests. The types of transactions that are covered by the code include financial and other transactions, arrangements or relationships in which we or any of our subsidiaries are a participant and in which any related person, including directors, officers and employees, have an interest.

Where a related party transaction could result in a conflict of interest, it will be reviewed and approved by our legal and human resources department and, where appropriate and material in nature, our Audit Committee.

Only those related party transactions that are not inconsistent with our best interests will be approved. In making this determination, all available and relevant facts and circumstance will be considered, including the benefits to us, the impact of the transaction on the related party’s independence, the availability of other sources of comparable products or services, the terms of the transaction and the terms available from unrelated third parties.

In addition, we have established and maintain a Disclosure Committee through which we identify, among other things, potential and existing transactions between us and related persons that are required to be disclosed with the Securities and Exchange Commission.

Director Independence

The Company is a privately held corporation. Except for Messrs. Eustace and Hobbs, who would be considered independent if the listing rules of the New York Stock Exchange applied, our directors are not independent pursuant to such rules because of their respective affiliations with the Company’s principal shareholders.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

General

Our senior secured credit facilities currently provide for senior secured financing of up to $5,213 million of U.S. dollar denominated financing and €546 million of Euro denominated financing, consisting of:

•	a senior secured term loan facility with an aggregate principal amount of up to $4,525 million and €546 million (the “Term Facility”) with a final maturity in 2013; and

•

a senior secured revolving credit facility in an aggregate principal amount of $688 million (the “Revolving Facility”) with a final maturity in 2012, including both a letter of credit sub-facility and a swingline loan sub-facility.

In addition, we may request one or more incremental term loan facilities and/or increase commitments under our Revolving Facility, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under our Revolving Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties. Loans under our Revolving Facility are available in multiple currencies and to multiple borrowers.

Proceeds of the term loans and, if applicable, the revolving loans, together with other sources of funds described under “Use of Proceeds,” were used to repay existing debt and finance the Valcon Acquisition. Proceeds of the revolving loans borrowed after the closing date of the Valcon Acquisition, swingline loans and letters of credit are or will be used for working capital and general corporate purposes. See “Use of Proceeds.”

Interest and Fees

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to an applicable margin plus, at Nielsen’s option, various base rates. In addition, on the last day of each calendar quarter we are required to pay each lender (i) a commitment fee in respect of any unused commitments under the Revolving Facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the Revolving Facility.

Prepayments

Subject to exceptions, our senior secured credit facilities require mandatory prepayments of term loans in amounts equal to:

•

50% (as may be reduced based on our ratio of consolidated total net debt to consolidated EBITDA) of our annual excess cash flow (as defined in the credit agreement governing our senior secured credit facilities);

•

except as set forth below, 100% (as may be reduced based on our ratio of consolidated total net debt to consolidated EBITDA) of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property, subject to reinvestment rights and certain other exceptions;

•	100% of the net cash proceeds from certain incurrences of debt.

Amortization of Principal

Our senior secured credit facilities currently require scheduled quarterly payments on the U.S. Dollar-denominated term loan of $11.3 million, with the balance paid at maturity.

Collateral and Guarantors

Our senior secured credit facilities are guaranteed by Nielsen, VNU Intermediate Holding B.V., Nielsen Holding and Finance B.V., VNU International B.V., VNU Holdings B.V., ACN Holdings, Inc., VNU Services B.V. and The Nielsen Company (US), Inc., and certain of their material existing and subsequently acquired or organized wholly owned subsidiaries (other than non U.S. subsidiaries of ACN Holdings, Inc., The Nielsen Company (US), Inc. or other U.S. subsidiaries), and is secured by substantially all of the existing and future property and assets (other than cash) of our U.S. subsidiaries and by a pledge of the capital stock of the guarantors specified above, the capital stock of our U.S. subsidiaries and the guarantors and up to 65% of the capital stock of certain of our non U.S. subsidiaries.

Restrictive Covenants and Other Matters

Our senior secured credit facilities require that we comply on a quarterly basis with a maximum consolidated leverage ratio test and minimum interest coverage ratio test. In addition, our senior secured credit facilities include negative covenants, subject to significant exceptions, restricting or limiting our ability and the ability of certain of our subsidiaries to, among other things:

•	incur, assume or permit to exist additional indebtedness or guarantees;

•	incur liens and engage in sale and leaseback transactions;

•	make certain loans and investments;

•	declare dividends, make payments or redeem or repurchase capital stock;

•	engage in mergers, acquisitions and other business combinations;

•	prepay, redeem or purchase certain indebtedness, including the notes;

•	amend or otherwise alter terms of certain indebtedness, including the notes;

•	sell certain assets;

•	transact with affiliates;

•	enter into agreements limiting subsidiary distributions; and

•	alter the business that we conduct.

Nielsen is not bound by any financial or negative covenants contained in the credit agreement.

The senior secured credit facilities also contain certain customary affirmative covenants and events of default.

Other Senior Notes

General

On April 16, 2008, Nielsen Finance LLC and Nielsen Finance Co., subsidiaries wholly owned by us, consummated a private offering of $220 million aggregate principal amount of their 10% Senior Notes due 2014. The 10% Senior Notes due 2014 mature on August 1, 2014. Cash interest accrues at a rate of 10% per annum from the issue date and is payable semi-annually as from August 2008. The net proceeds of the private offering were used to finance our acquisition of IAG Research, Inc. and to pay related fees and expenses. The 10% Senior Notes due 2014 were subsequently registered in July 2008.

In August 2006, Nielsen Finance LLC and Nielsen Finance Co. issued $650 million 10% and €150 million 9% senior notes due 2014 (together, the “Nielsen Finance Senior Notes”). In September 2007, we completed an exchange offer for the Nielsen Finance Senior Notes. Interest is payable semi-annually as from February 2007.

The carrying values of the combined issuances of the 10% Senior Notes due 2014 and the Nielsen Finance Senior Notes were $869 million and $209 million at December 31, 2008, respectively. The 10% Senior Notes due 2014 and the Nielsen Finance Senior Notes (collectively, the “Senior Notes”) are senior unsecured obligations and rank equal in right of payment to all of Nielsen Finance LLC and Nielsen Finance Co.’s existing and future senior indebtedness.

Covenants

The indentures governing the Senior Notes limit Nielsen Holding and Finance B.V. and its restricted subsidiaries (which together constitute most of Nielsen’s subsidiaries) ability to incur additional indebtedness, pay dividends or make other distributions or repurchase our capital stock, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions and sell certain assets or merge with or into other companies subject to certain exceptions. Upon a change in control, Nielsen Finance LLC and Nielsen Finance Co. are required to make an offer to redeem all of the Senior Notes at a redemption price equal to the 101% of the aggregate accreted principal amount plus accrued and unpaid interest. The Nielsen Finance Senior Notes, together with the Senior Subordinated Discount Notes, are jointly and severally guaranteed by Nielsen, all of our wholly owned U.S. subsidiaries, and certain of our non-U.S. wholly-owned subsidiaries.

Senior Subordinated Discount Notes

General

In connection with the Valcon Acquisition, Nielsen Finance LLC and Nielsen Finance Co. issued $1,070 million principal amount at maturity of 12 1/2% unsecured senior subordinated discount notes. The Senior Subordinated Discount Notes mature on August 1, 2016. The Senior Subordinated Discount Notes were issued at a significant discount from their principal amount at maturity. The accreted value of the Senior Subordinated Discount Notes increases in value from the date of issuance until August 1, 2011 at a rate of 12 1/2% per annum, compounded semiannually. No cash interest will accrue on the Senior Subordinated Discount Notes until August 1, 2011. Cash interest will accrue at a rate of 12 1/2% per annum from August 1, 2011 and will be payable semiannually on February 1 and August 1 of each year commencing on February 1, 2012.

Covenants

Nielsen Finance LLC, Nielsen Finance Co., VNU Holdings & Finance B.V., VNU International B.V. and certain subsidiaries of Nielsen are subject to numerous restrictive covenants under the indenture governing the Senior Subordinated Discount Notes, including restrictive covenants with respect to liens, indebtedness, mergers, disposition of assets, acquisition of assets, dividends, transactions with affiliates, investments, agreements, and other customary covenants.

Events of Default

The Senior Subordinated Discount Notes are subject to customary events of default, including non-payment of principal or interest, violation of covenants, cross accelerations under other indebtedness and insolvency or certain bankruptcy events. The occurrence of an event of default could result in the acceleration of principal of the Senior Subordinated Discount Notes.

Nielsen Senior Discount Notes due 2016

In connection with the Valcon Acquisition, Nielsen issued €343 million aggregate principal amount at maturity of 11 1/8% Senior Discount Notes due 2016. No interest shall be payable on the Nielsen Senior Discount Notes until August 1, 2011. After August 1, 2011 interest shall be payable on the Nielsen Senior Discount Notes at a rate of 11 1/8% per annum. The Nielsen Senior Discount Notes contain a covenant that generally restricts the creation of security over indebtedness with a principal amount greater than €15 million, a maturity greater than twelve months and which are in the form of securities that are or are intended to be listed on a stock market. The Nielsen Senior Discount Notes contain customary events of default, including non payment of principal, interest or fees and cross default to other indebtedness of Nielsen or certain material subsidiaries, insolvency or bankruptcy of Nielsen or certain material subsidiaries.

Euro Medium Term Note Program

We have a Euro Medium Term Note (“EMTN”) program in place under which no further debenture loans and private placements can be issued. All debenture loans and most private placements are quoted on the Luxembourg Stock Exchange. At December 31, 2008 and 2007, amounts with a carrying value of $595 million and $726 million, respectively, were outstanding under the EMTN program.

Outstanding under the EMTN program above is a GBP 250 million 5.625% EMTN debenture loan issued in 2003 and due in 2010 or 2017 with a carrying amount of $366 million and $497 million at December 31, 2008 and December 31, 2007, respectively. The GBP debenture loan will mature in 2010, unless the maturity has been extended to 2017 pursuant to a remarketing option held by two investment banks. The holders of the remarketing option have the right to acquire the debenture loan in May 2010 and remarket it with a new interest rate determined pursuant to an interest reset procedure. If such right is exercised and the interest reset procedure is not otherwise terminated, the maturity of the debenture loan will be extended to May 2017. If the holders of the remarketing option do not elect to exercise such option, or if the interest reset procedure is terminated (including termination of election by Nielsen), the GBP loan will mature at par in May 2010.

In March 2009 we purchased and cancelled approximately GBP 101 million of our total GBP 250 million outstanding 5.625% EMTN debenture notes pursuant to a cash tender offer, whereby we paid, and participating note holders received, a price of £940 per £1,000 in principal amount of the notes, plus accrued interest. In conjunction with this tender offer we satisfied a portion of the remarketing settlement value with the two holders of the remarketing option associated with the notes and also unwound a portion of our existing GBP/Euro cross-currency swap.

Outstanding Nielsen Euro Medium Term Note Program Securities
Amount	Interest Rate	Maturity
¥4,000,000,000	2.50%	2011
€30,000,000	6.75%	2012
€25,000,000	Floating	2012
€25,000,000	Floating	2012
€50,000,000	Floating	2010
£148,600,000	5.625%	2010/2017

DESCRIPTION OF NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the term “Issuers” refers to Nielsen Finance LLC and Nielsen Finance Co., and (ii) the terms “we,” “our” and “us” each refer to the Covenant Parties and their consolidated Subsidiaries.

The Issuers issued the old notes pursuant to the indenture, dated January 27, 2009 (as amended, supplemented or restated from time to time, the “Indenture”), among the Issuers, the Guarantors and Law Debenture Trust Company of New York, as trustee (the “Trustee”). Except as set forth herein, the terms of the exchange notes will be substantially identical and will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture and Registration Rights Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions of those agreements, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Registration Rights Agreement because those agreements, not this description, define your rights as Holders of the Notes. Copies of the Indenture and Registration Rights Agreement have been filed with the United States Securities and Exchange Commission and are available as set forth under the heading “Where You Can Find More Information.”

Furthermore, the following description of the Indenture and the Notes contains references to the final offering memorandum (the “original offering memorandum”) of the Issuers, dated August 1, 2006, covering the Issuers’ $650 million in aggregate principal amount of 10% Senior Notes due 2014 and €150 million aggregate principal amount of 9% Senior Notes due 2014 issued on August 9, 2006 (collectively, the “Original Notes”), as certain disclosure in the original offering memorandum is relevant to covenants set forth in the Indenture and the Notes.

Brief description of notes

The Notes are:

•	unsecured senior obligations of the Issuers;

•	pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities and the Existing Senior Notes) of the Issuers;

•	effectively subordinated to all secured Indebtedness of the Issuers (including the Senior Credit Facilities);

•	senior in right of payment to any existing and future Subordinated Indebtedness (including the Senior Subordinated Discount Notes) of the Issuers; and

•	guaranteed on a senior unsecured basis by each of the Foreign Parents and Restricted Subsidiaries that guarantee the Senior Credit Facilities.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture.

The Foreign Parents and Restricted Subsidiaries that guarantee the Senior Credit Facilities guarantee the Notes. Each of the Guarantees of the Notes is a general unsecured obligation of each Guarantor, is pari passu in right of payment with all existing and future Senior Indebtedness of each such entity, and is effectively subordinated to all secured Indebtedness of each such entity and will be senior in right of payment to all existing and future Subordinated Indebtedness (including the Senior Subordinated Discount Notes) of each such entity. The Notes are structurally subordinated to Indebtedness of Restricted Subsidiaries of the Covenant Parties that do not Guarantee the Notes.

Not all of the Restricted Subsidiaries guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute or contribute, as the case may be, any of their assets to a Guarantor. None of (a) the Foreign Subsidiaries of Domestic Subsidiaries, (b) non-Wholly-Owned Subsidiaries of the Covenant Parties or any Receivables Subsidiary and (c) certain other Foreign Subsidiaries not required to guarantee the Senior Credit Facilities guarantee the Notes. The non-guarantor Subsidiaries accounted for $2,347 million, or 47%, of the Nielsen Company B.V. (f/k/a VNU B.V., the “Parent”) total revenue and $299 million, or 253%, of Parent’s operating income for the year ended December 31, 2008, $2,140 million, or 45%, of Parent’s total revenue and $214 million, or 51% of Parent’s operating income for the year ended December 31, 2007, and approximately $6,410, or 42% of Parent’s total assets, and approximately $2,397 million, or 19%, of Parent’s total liabilities, in each case as of December 31, 2008.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Risks relating to the Notes and this offering—Federal and state statutes allow courts, under specific circumstances, to void notes and guarantees and require note holders to return payments received.”

A Guarantee by a Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of (i) the Capital Stock of such Guarantor (other than VNU HF) (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or a Subsidiary of a Guarantor or (ii) all or substantially all the assets of such Guarantor (other than VNU HF) which sale, exchange or transfer is made in a manner not in violation of the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor (other than VNU HF) of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor (other than VNU HF) as an Unrestricted Subsidiary; or

(d) the Issuers exercising their legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuers’ obligations under the Indenture being discharged in a manner not in violation of the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee ranks pari passu in right of payment to all Senior Indebtedness of the Issuers or the relevant Guarantor, as the case may be, including the obligations of the Issuers and such Guarantor under the Senior Credit Facilities and the Existing Senior Notes.

The Notes are effectively subordinated to all of the existing and future Secured Indebtedness of each Issuer and each Guarantor to the extent of the value of the assets securing such Indebtedness. As of December 31, 2008, the Issuers and the Guarantors had $5,601 million of Secured Indebtedness (of which $5,480 million would have been secured Indebtedness under the Senior Credit Facilities). In addition, as of December 31, 2008, the non-Guarantor Subsidiaries had $2,397 million of liabilities that were structurally senior to the Notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuers and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying agent and registrar for the notes

The Issuers will maintain one or more paying agents for the Notes in the Borough of Manhattan, City of New York. The paying agent for the Notes will be Deutsche Bank Trust Company Americas.

The Issuers will also maintain a registrar with offices in the Borough of Manhattan, City of New York in respect of the Notes. If the Issuers fail to appoint a registrar the Trustee will act as such. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuers.

The Issuers may change the paying agents or the registrars without prior notice to the Holders. The Issuers, a Restricted Subsidiary or any Subsidiaries of a Restricted Subsidiary may act as a paying agent or registrar.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any Note selected for redemption. Also, the Issuers will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Principal, maturity and interest

The Issuers will issue $330 million in aggregate principal amount of exchange notes in this exchange offer. The Notes will mature on February 1, 2014. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuers may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes offered by the Issuers and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Notes that are actually issued.

The Notes will bear interest at a rate of 11 5/8% per annum. Interest on the Notes will be payable semiannually using a 360-day year comprised of twelve 30-day months in cash to Holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date, on February 1 and August 1 of each year with the initial interest payment on the Notes being August 1, 2009.

Additional interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest on Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuers, the Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory redemption; offers to purchase; open market purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Optional redemption

Except as set forth below, the Issuers will not be entitled to redeem the Notes at their option prior to maturity.

At any time prior to maturity, the Issuers may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption (the “Redemption Date”), and, without duplication, accrued and unpaid interest and Additional Interest, if any, to the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

In addition, until February 1, 2012, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 111.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, with the net cash proceeds of (a) one or more Equity Offerings and /or (b) one or more sales of a business unit of Parent, in each case to the extent such net cash proceeds are received by or contributed to a Covenant Party or a Restricted Subsidiary of a Covenant Party; provided that at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering or sale.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Notes to be purchased in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the option of holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “Optional Redemption,” the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuers are redeeming less than all of the Notes, the Holders of the remaining Notes will be issued Notes and such Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to a minimum of $2,000 or an integral multiple of $1,000 in each case in principal amount; and

(8) the other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law,

(1) accept for payment all Notes issued by them or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Credit Facilities and future credit agreements or other agreements relating to Senior Indebtedness to which the Covenant Parties become a party may provide that certain change of control events with respect to the Covenant Parties would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound-down.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Covenant Parties and their Restricted Subsidiaries to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Covenant Parties and their Restricted Subsidiaries. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) a Covenant Party or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuers) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by a Covenant Party or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on such Covenant Party’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of a Covenant Party or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Covenant Parties and all of the Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by such Covenant Party or such Restricted Subsidiary from such transferee that are converted by such Covenant Party or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by such Covenant Party or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 15 months after the receipt of any Net Proceeds of any Asset Sale, such Covenant Party or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities and to correspondingly reduce commitments with respect thereto;

(b) Obligations under the Senior Indebtedness that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under (i) Notes (to the extent such purchases are at or above 100% of the principal amount thereof) or (ii) any other Senior Indebtedness of an Issuer or a Restricted Guarantor (and to correspondingly reduce commitments with respect thereto); provided that the Issuers shall equally and ratably reduce Obligations under the Notes as provided under “Optional Redemption,” through open- market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus, in the case of each of clauses (i) and (ii), the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid,

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to a Covenant Party or another Restricted Subsidiary, or

(e) Obligations under Subordinated Indebtedness in an aggregate principal amount not to exceed the Asset Sale Prepayment Amount; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in a Covenant Party or Restricted

Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures or (d) acquisitions of other assets that, in the case of each of (a), (b), (c) and (d) are either (x) used or useful in a Similar Business or (y) replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clause (2) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Covenant Party, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, such Covenant Party or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds. Notwithstanding anything to the contrary, any Net Proceeds from the sale, transfer, conveyance or other disposal of all or substantially all of the assets of ACN and its Subsidiaries that are Restricted Subsidiaries to the extent otherwise permitted under the Indenture, will be applied in accordance with this paragraph within 12 months after receipt of such Net Proceeds, and the proviso to the previous sentence with respect to Acceptable Commitments and Second Commitments will not be applicable to the application of such Net Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100 million, the Issuers shall make an offer to all Holders of the Notes and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is a minimum of $2,000 or €2,000, as applicable, or an integral multiple of $1,000 or €1,000, as applicable (in each case in aggregate principal amount), that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes and the Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and notice

If the Issuers are redeeming less than all of the Notes at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (b) on a pro rata basis to the extent practicable.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Notes at such Holder’s registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain covenants

Set forth below are summaries of certain covenants that will be contained in the Indenture. Beginning on the day of a Covenant Suspension Event and ending on a Reversion Date (such period a “Suspension Period”) with respect to the Notes, the covenants specifically listed under the following captions in the “Description of Notes” will not be applicable to the Notes:

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below or one of the clauses set forth in the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to the first or second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenant described under

“—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the second paragraph of “—Limitation on Restricted Payments.” As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or its Restricted Subsidiaries during the Suspension Period.

For purposes of the “Repurchase at the Option of Holders—Asset Sales” covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

In addition, during any period of time that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Covenant Parties and the Restricted Subsidiaries will not be subject to the covenant described under “Repurchase at the Option of Holders—Change of Control” (the “Suspended Covenant”). In the event that the Covenant Parties and the Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (b) the Issuers or any of their Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Covenant Parties and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Covenant Parties will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of any Covenant Parties’ or any Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of a Covenant Party or a Restricted Subsidiary; or

(b) dividends or distributions by a Covenant Party (other than VNU HF) or a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Covenant Party (other than VNU HF) or such Restricted Subsidiary, a Covenant Party or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of VNU HF or any direct or indirect parent of VNU HF, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, or make any interest or principal payment on, or redeem, repurchase or otherwise acquire or retire for value the Parent Intercompany Debt, other than:

(a) Indebtedness permitted under clause (7) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness of the Covenant Parties and their Restricted Subsidiaries purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuers could incur $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Covenant Parties and the Restricted Subsidiaries after August 9, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) the EBITDA of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis for the period beginning July 1, 2006, to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less the product of 1.4 times the Consolidated Interest Expense of the Covenant Parties and the Restricted Subsidiaries for the same period; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuers, of marketable securities or other property received by a Covenant Party or a Restricted Subsidiary since immediately after August 9, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i)(A) Equity Interests of VNU HF, or a direct or indirect parent company of VNU HF, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuers, of marketable securities or other property received from the sale of:

(x) Equity Interests to members of management, directors or consultants of Parent, the Covenant Parties, Restricted Subsidiaries and any direct or indirect parent company of VNU HF, after August 9, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to a Covenant Party or any Restricted Subsidiary, Equity Interests of VNU HF’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of a Covenant Party or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of VNU HF, or a direct or indirect parent company of VNU HF;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities sold to a Covenant Party or Restricted

Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuers, of marketable securities or other property contributed to the capital of a Covenant Party following August 9, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (11)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by another Covenant Party or a Restricted Subsidiary and other than any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuers, of marketable securities or other property received by a Covenant Party or a Restricted Subsidiary means of:

(i) the sale or other disposition (other than to a Covenant Party or a Restricted Subsidiary) of Restricted Investments made by the Covenant Parties or the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Covenant Parties or the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Covenant Parties or the Restricted Subsidiaries, in each case after August 9, 2006; or

(ii) the sale (other than to a Covenant Party or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by a Covenant Party or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend or distribution from an Unrestricted Subsidiary after August 9, 2006; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 9, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuers in good faith or if such fair market value may exceed $150 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary, to the extent the Investment in such Unrestricted Subsidiary was made by a Covenant Party or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2)(a) the redemption, repurchase, retirement or other acquisition of any (i) Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuers or any Guarantor or the Parent Intercompany Debt or (ii) Equity Interests of any direct or indirect parent company of VNU HF, in the case of each of clause (i) and (ii), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Covenant Party or a Restricted Subsidiary) of, Equity Interests of VNU HF, or any direct or indirect parent company of VNU HF to the extent contributed to a Covenant Party or any Restricted Subsidiary (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Covenant Party or a Restricted Subsidiary) of the Refunding Capital Stock, and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph and not made pursuant to clause (2)(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of VNU HF) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of an Issuer or a Restricted Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of an Issuer or a Restricted Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of VNU HF or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of a Covenant Party, any of their respective Subsidiaries or any of their respective direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year (plus, without duplication, “unused amounts” being carried over pursuant to the similar provision in the Existing Senior Notes Indenture) $25 million (which shall increase to $50 million subsequent to the consummation of an underwritten public Equity Offering of common stock) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50 million in any calendar year (which shall increase to $100 million subsequent to the consummation of an underwritten public Equity Offering of common stock)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of VNU HF and, to the extent contributed to a Covenant Party, Equity Interests of any of the direct or indirect parent companies of VNU HF, in each case to members of management, directors or consultants of the Covenant Parties, any of their respective Subsidiaries or any of their respective direct or indirect parent companies that occurs after August 9, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Covenant Parties or any of the Restricted Subsidiaries after August 9, 2006; plus

(c) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of a Covenant Party, any of its Subsidiaries or any of its direct or indirect parent companies in connection with the Transactions that are foregone in return for the receipt of Equity Interests; less

(d) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to any Covenant Party or any Restricted Subsidiary from members of management of Parent, any of its Subsidiaries or its direct or indirect parent companies in connection with a repurchase of Equity Interests of Parent or any of Parent’s direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of any of the Covenant Parties or any of the Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by any of the Covenant Parties or any of the Restricted Subsidiaries after August 9, 2006, provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by a Covenant Party or a Restricted Subsidiary from the issuance of such Designated Preferred Stock;

(b) a Restricted Payment to a direct or indirect parent company of a Covenant Party or any of the Restricted Subsidiaries, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after August 9, 2006, provided that the amount of Restricted Payments paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to a Covenant Party or a Restricted Subsidiary from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Consolidated Leverage Ratio shall be no greater than 6.75 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) or after August 9, 2006, but before the Issue Date, under the similar provision in the Existing Senior Notes Indenture, that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 1.25% of Total Assets, in each case, at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on a Covenant Party’s common stock (or a Restricted Payment to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public Equity Offering of common stock after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to a Covenant Party in or from any such public Equity Offering;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) or after August 9, 2006, but before the Issue Date, under the similar provision in the Existing Senior Notes Indenture, not to exceed 2.00% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund the Transactions and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness (a) pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value or (b) with the proceeds of Asset Sales in an amount not to exceed the Asset Sale Prepayment Amount;

(15) the declaration and payment of dividends by a Covenant Party or a Restricted Subsidiary to, or the making of loans to, any of their respective direct or indirect parents, or the making of any payment of interest or principal on, or redemption, repurchase, defeasance or other acquisition or retirement for value of, the Parent Intercompany Debt in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, foreign, state and local income taxes provided that, in each fiscal year, the amount of such payments shall be equal to the amount that the Covenant Parties and the Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state and local tax rate for such fiscal year;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Covenant Parties and the Restricted Subsidiaries to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Covenant Parties and the Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Covenant Parties and the Restricted Subsidiaries to the extent such costs and expenses are attributable to the ownership or operation of the Covenant Parties and the Restricted Subsidiaries;

(e) fees and expenses incurred in connection with the Transactions or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(f) interest payable on Holdings Debt;

(g) amounts payable to Valcon Acquisition, B.V. by Parent pursuant to the Sponsor Management Agreements; and

(h) fees and expenses other than to Affiliates of the Issuers related to any unsuccessful equity or debt offering of such parent entity;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to a Covenant Party or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(17) any Restricted Payment used to fund the redemption of VNU’s 7% preferred shares as in effect on August 9, 2006;

(18) any Restricted Payment of the proceeds of Indebtedness incurred to refinance the Sterling Notes or the VNU Senior Discount Notes and to pay accrued and unpaid interest, premium, fees and expenses related thereto;

(19) the forgiveness, cancellation, termination or disposition of the Transactions Intercompany Obligations; and

(20) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of All or Substantially All Assets”; provided that as a result of such consolidation, merger or transfer of assets, the Issuers shall have made a Change of Control Offer and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11), (16) and (18), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the date of Issuance of the Notes, all of the Subsidiaries of the Covenant Parties were Restricted Subsidiaries. The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Covenant Parties and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently, or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuers and the Restricted Guarantors will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuers and the Restricted Guarantors may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary that is not a Guarantor may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Consolidated Leverage Ratio at the time such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been no greater than 6.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four fiscal quarters for which internal financial statements are available.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Covenant Parties or any of the Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $6,000 million outstanding at any one time;

(2) the incurrence by the Issuers and any Restricted Guarantor of Indebtedness represented by the Notes (including any Guarantee);

(3) Indebtedness of the Covenant Parties and the Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Covenant Parties or any of the Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets;

(5) Indebtedness incurred by a Covenant Party or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of a Covenant Party or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on August 9, 2006) of a Covenant Party or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Covenant Parties and the Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of a Covenant Party or a Restricted Subsidiary to another Covenant Party or another Restricted Subsidiary; provided that any such Indebtedness owing by an Issuer or a Guarantor to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to a Covenant Party or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8) shares of Preferred Stock of a Restricted Subsidiary issued to a Covenant Party or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to a Covenant Party or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (8);

(9) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(10) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by any of the Covenant Parties or any of the Restricted Subsidiaries in the ordinary course of business or consistent with past practice;

(11)(a) Indebtedness or Disqualified Stock of an Issuer or any Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor in an aggregate principal amount or liquidation preference equal to 200.0% of the net cash proceeds received by the Covenant Parties and the Restricted Subsidiaries since immediately after August 9, 2006 from the issue or sale of Equity Interests of VNU HF or any direct or indirect parent entity of VNU HF (which proceeds are contributed to a Covenant Party or a Restricted Subsidiary) or cash contributed to the capital of a Covenant Party (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, any Covenant Party or any of their respective Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of an Issuer or a Restricted Guarantor and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary that is not a Guarantor not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (11)(b), does not at any one time outstanding exceed $400 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (11)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (11)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which a Covenant Party or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (11)(b));

(12) the incurrence by a Covenant Party or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance:

(a) any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (11)(a) above, this clause (12) and clause (13) below, or

(b) any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance the Indebtedness, Disqualified Stock or Preferred Stock described in clause (a) above,

including, in each case, additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (collectively, the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(B) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(C) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of a Covenant Party or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (A) of this clause (12) will not apply to any refunding or refinancing of Indebtedness under a Credit Facility;

(13) Indebtedness, Disqualified Stock or Preferred Stock of (x) a Covenant Party or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by a Covenant Party or any Restricted Subsidiary or merged into a Covenant Party or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that either

(i) such Indebtedness, Disqualified Stock or Preferred Stock:

(a) is not Secured Indebtedness and is subordinated to the Notes on terms no less favorable to the holders thereof than the subordination terms set forth in the indenture governing the Senior Subordinated Discount Notes as in effect on August 9, 2006;

(b) is not incurred while a Default exists and no Default shall result therefrom; and

(c) matures and does not require any payment of principal prior to the final maturity or the Notes (other than in a manner consistent with the terms of the Indenture); or

(ii) after giving effect to such acquisition or merger, either

(a) the Issuers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of this covenant, or

(b) the Consolidated Leverage Ratio is less than immediately prior to such acquisition or merger;

(14) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(15) Indebtedness of a Covenant Party or any of the Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(16)(a) any guarantee by a Covenant Party or a Restricted Subsidiary of Indebtedness or other obligations of any Covenant Party that is not an Issuer or any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Covenant Party or a Restricted Subsidiary of Indebtedness of the Issuers; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(17) Indebtedness of Foreign Subsidiaries of a Covenant Party or any Restricted Subsidiary incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (17) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (17) shall cease to be deemed incurred or outstanding for purposes of this clause (17) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Foreign Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (17));

(18) Indebtedness, Disqualified Stock or Preferred Stock of a Covenant Party or a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified

Stock and/or Preferred Stock issued under this clause (18) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness of a Covenant Party or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business;

(20) Indebtedness consisting of Indebtedness issued by a Covenant Party or any of the Restricted Subsidiaries to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of a Covenant Party, a Restricted Subsidiary or any of their respective direct or indirect parent companies to the extent described in clause (4) of the second paragraph under the caption “Limitation on Restricted Payments”; and

(21) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of a Covenant Party or any Restricted Subsidiary not in excess of $25 million at any time outstanding.

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers, in their sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuers will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuers will not, and will not permit any Restricted Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuers or such Restricted Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Restricted Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuers or such Restricted Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Covenant Parties will not, and will not permit any Restricted Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuers or any Restricted Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured.

The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.75 to 1.0.

Merger, consolidation or sale of all or substantially all assets

Neither Issuer nor VNU HF may consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), and VNU HF may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) such Issuer or VNU HF, as applicable, is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Issuer or VNU HF, as applicable) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than such Issuer or VNU HF, as applicable, expressly assumes all the obligations of such Issuer under the Notes or VNU HF under its Guarantee, as applicable, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Consolidated Leverage Ratio would be less than such Ratio immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement; and

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for such Issuer or VNU HF, as applicable, as the case may be, under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Covenant Party or Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to an Issuer or Restricted Guarantor; and

(2) an Issuer may merge with an Affiliate of such Issuer, as the case may be, solely for the purpose of reorganizing such Issuer in a State of the United States so long as the amount of Indebtedness of the Covenant Parties and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Restricted Guarantor will, and the Covenant Parties will not permit any Restricted Guarantor to, consolidate or merge with or into or wind up into (whether or not an Issuer or Restricted Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Restricted Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Restricted Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Restricted Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Restricted Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Restricted Guarantor, expressly assumes all the obligations of such Restricted Guarantor under the Indenture and such Restricted Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) in the case of any Restricted Guarantor other than VNU HF, the transaction does not violate the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

In the case of clause (1) above, the Successor Person will succeed to, and be substituted for, such Restricted Guarantor under the Indenture and such Restricted Guarantor’s Guarantee. Notwithstanding the foregoing, any Restricted Guarantor may merge into or transfer all or part of its properties and assets to another Restricted Guarantor or an Issuer.

Notwithstanding the foregoing, solely for purposes of this covenant, the sale, transfer, conveyance or other disposal of ACN and its Subsidiaries that are Restricted Subsidiaries shall not constitute a sale, transfer, conveyance or other disposal of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, so long as, at the time of such transaction, (a) the EBITDA of ACN and its Restricted Subsidiaries on a consolidated basis for the four most recently ended fiscal quarters for which internal financial statements are available represented less than 45% of the EBITDA of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis for the same four-quarter period and (b) the Covenant Parties and the Restricted Subsidiaries would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Transactions with Affiliates

The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuers (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the relevant Covenant Party or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Covenant Party or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuers deliver to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50 million, a resolution adopted by the majority of the board of directors of the Issuers approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Covenant Parties or any of the Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments;

(3) the payment of management, consulting, monitoring, transaction, advisory and termination fees and related expenses to Valcon Acquisition, B.V., in each case pursuant to the Sponsor Management Agreements;

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, Officers, directors, employees or consultants of Covenant Parties, any of their direct or indirect parent companies or any of the Restricted Subsidiaries;

(5) transactions in which any of the Covenant Parties or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to such Covenant Party or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to such Covenant Party or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by such Covenant Party or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of August 9, 2006 or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on August 9, 2006);

(7) the existence of, or the performance by the Covenant Parties or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of August 9, 2006 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Covenant Parties or any of the Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after August 9, 2006 shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the original offering memorandum;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Covenant Parties and the Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuers or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of VNU HF to its direct or indirect parent or to any Permitted Holder or the contribution to the common equity of any Covenant Party or Restricted Subsidiary;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments by a Covenant Party or any of the Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuers in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Covenant Parties, any of their direct or indirect parent companies or any of the Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuers in good faith; and

(14) Investments by the Investors, a Foreign Parent or any direct or indirect parent of a Foreign Parent in securities of the Covenant Parties or any of the Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and other payment restrictions affecting Restricted Subsidiaries

The Covenant Parties will not, and will not permit any of the Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Covenant Parties or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Covenant Parties or any of the Restricted Subsidiaries;

(2) make loans or advances to the Covenant Parties or any of the Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Covenant Parties or any of the Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on August 9, 2006 including pursuant to the Senior Credit Facilities and the related documentation and the Senior Subordinated Discount Notes and the related indenture;

(b) the Indenture and the Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by any of the Covenant Parties or any of the Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of (i) a Covenant Party or (ii) a Restricted Subsidiary, pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary that impose restrictions on the assets to be sold;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to August 9, 2006 pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuers, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuers are necessary or advisable to effect such Receivables Facility.

Limitation on guarantees of Indebtedness by Restricted Subsidiaries

The Covenant Parties will not permit any Restricted Subsidiary that is a Wholly-Owned Subsidiary of a Covenant Party (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary of a Domestic Subsidiary, to guarantee the payment of any Indebtedness of the Issuers or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuers or any Guarantor:

(a) if the Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted

Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Guarantor’s Guarantee; and

(2) such Restricted Subsidiary shall within 30 days deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and other information

Notwithstanding that the Covenant Parties may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires VNU HF to file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuers would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that VNU HF shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event VNU HF will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Note, in each case within 15 days after the time the Issuers would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that, with respect to (i) the quarter ended June 30, 2006 and (ii) the quarter with respect to which the Issuers notify the Trustee in writing that Parent intends to switch the currency in which its financial statements are reported, VNU HF shall not be required to make available such information to prospective purchasers of Notes or provide such information to the Trustee and the Holders of the Notes until 90 days after the end of such quarter. In addition, to the extent not satisfied by the foregoing, the Covenant Parties have agreed that, for so long as any Notes are outstanding, they will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Covenant Parties shall not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the exchange offer registration statement or shelf registration statement.

If any direct or indirect parent company of VNU HF is a Guarantor of the Notes, the Indenture permits the Covenant Parties to satisfy their obligations in this covenant with respect to financial information relating to the Covenant Parties by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Covenant Parties and the Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuers or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by any Covenant Party or any of the Restricted Subsidiaries or the payment of which is guaranteed by any Covenant Parties or any of the Restricted Subsidiaries, other than Indebtedness owed to a Covenant Parties or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100 million or more at any one time outstanding;

(5) failure by a Covenant Party or any Significant Party to pay final judgments aggregating in excess of $100 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding have been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuers or any Significant Party; or

(7) the Guarantee of any Significant Party shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Party, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately; provided, however, that so long as any Indebtedness permitted to be incurred under the Indenture as part of the Senior Credit Facilities shall be outstanding, no such acceleration shall be effective until the earlier of:

(1) acceleration of any such Indebtedness under the Senior Credit Facilities; or

(2) five Business Days after the giving of written notice of such acceleration to the Issuers and the administrative agent under the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such, Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount at maturity of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required, within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the Notes and have the Issuers’ and each Guarantor’s Obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal amount of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal amount, premium, if any, or interest on such Notes and the Issuers must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Existing Senior Notes, the Senior Subordinated Notes or the indentures pursuant to which the Existing Senior Notes or Senior Subordinated Notes were issued or any other material agreement or instrument (other than the Indenture) to which, the Issuers or any Restricted Guarantor is a party or by which the Issuers or any Restricted Guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of an Issuer or any Restricted Guarantor or others; and

(8) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and an Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes cash in U.S. dollars, Government Securities, or a combination thereof in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the indentures governing the Existing Senior Notes or Senior Subordinated Notes or any other material agreement or instrument governing Indebtedness (other than the Indenture) to which an Issuer or any Guarantor is a party or by which an Issuer or any Guarantor is bound;

(c) the Issuers have paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by an Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to the ranking of the Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Party in any manner adverse to the Holders of the Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of an Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon an Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of an Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Consent to jurisdiction and service

In relation to any legal action or proceedings arising out of or in connection with the Indenture and the notes, each of the Guarantors that is not a U.S. Person in the Indenture irrevocably submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States of America.

Governing law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with the Covenant Parties and the Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“ACN” means ACN Holdings, Inc., a Delaware corporation.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a) 1.0% of the principal amount of such Note on such Redemption Date; and

(b) the excess, if any, of (i) the present value at such Redemption Date of (A) the aggregate principal amount of such Notes, plus (B) all required interest payments due on such Note through maturity (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (ii) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of a Covenant Party or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Covenant Party or any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Covenant Party or Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary or a Covenant Party to another Covenant Party or by a Covenant Party or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) any issuance or sale of Equity Interests of VNU HF;

(j) foreclosures on assets;

(k) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(l) any sale, conveyance, transfer or other disposition of the Transactions Intercompany Obligations; and

(m) any financing transaction with respect to property built or acquired by a Covenant Party or any Restricted Subsidiary after August 9, 2006 including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

“Asset Sale Prepayment Amount” means:

(1) at any time after the Issue Date and prior to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $150 million of Indebtedness under Credit Facilities and $100 million aggregate principal amount of Notes with the Net Proceeds of Asset Sales, $0;

(2) at any time after the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $150 million (but less than $650 million) of Indebtedness under Credit Facilities and $100 million (but less than $200 million) aggregate principal amount of Notes with the Net Proceeds of Asset Sales, $50 million less the amount of Net Proceeds, if any, previously applied to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness pursuant to this clause (2);

(3) at any time after the repayment, redemption, repurchase, defeasance or other acquisition or retirement of at least $650 million of Indebtedness under Credit Facilities and $200 million aggregate principal amount of Notes with the Net Proceeds of Asset Sales, $100 million less, without duplication, the amount of Net Proceeds, if any, previously applied to the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness pursuant to clause (2) above and/or this clause (3).

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Subsidiaries that are Covenants Parties or Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of any Covenant Party or Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, any member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than

$500 million in the case of U.S. banks and $100 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA– (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Covenant Parties and the Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority or more of the total voting power of the Voting Stock of an Issuer.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum, without duplication, of (1) the total amount of Indebtedness of the Covenant Parties and the Restricted Subsidiaries, plus (2) the aggregate liquidation value of all Disqualified Stock of the Issuers and the Restricted Guarantors and all Preferred Stock of the Restricted Subsidiaries that are not Guarantors, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (w) any Additional Interest and any “additional interest” with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and such Subsidiaries for such period, whether paid or accrued; plus

(3) Restricted Payments made by such Person of the type permitted to be made by clause (15)(f) of the second paragraph of the provisions described above under “Certain Covenants—Limitation on Restricted Payments”; less

(4) interest income of such Person and such Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Covenant Parties and the Restricted Subsidiaries on such date less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Covenant Parties and the Restricted Subsidiaries and held by the Covenant Parties and the Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Covenant Parties and the Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that a Covenant Party or any Restricted Subsidiary (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Leverage Ratio is made (the “Consolidated Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that a Covenant Party or any of the Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Leverage Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into a Covenant Party or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of an Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions) and (2) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the original offering memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. Notwithstanding anything to the contrary, the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed $125 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the immediately preceding paragraph).

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), duplicative running costs associated with the European Data Factory, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, including changes from international financial reporting standards to United States financial reporting standards,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuers, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is a Covenant Party or a Restricted Subsidiary in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Covenant Parties will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to a Covenant Party or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to August 9, 2006 and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after August 9, 2006 that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from

Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Covenant Parties and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Covenant Parties and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by any of the Covenant Parties or any of the Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Indebtedness of the Covenant Parties and the Restricted Subsidiaries on such date that is secured by Liens less the amount of cash and Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of the Covenant Parties and the Restricted Subsidiaries and held by the Covenant Parties and the Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP, to (b) EBITDA of the Covenant Parties and the Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that a Covenant Party or any Restricted Subsidiary (i) incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than, for purposes of calculating EBITDA only, Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or (ii) issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Consolidated Secured Debt Ratio is made (the “Consolidated Secured Debt Ratio Calculation Date”), then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and other operational changes that a Covenant Party or any of the Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Consolidated Secured Debt Ratio Calculation Date shall be calculated on a pro forma basis in accordance with GAAP assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into a Covenant Party or any of the Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Consolidated Secured Debt Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of an Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuers may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuers as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition, amalgamation, merger or operational change (including, to the extent applicable, from the Transactions); and (2) all adjustments of the nature used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the original offering memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. Notwithstanding anything to the contrary, the aggregate amount of projected operating expense reductions, operating improvements and synergies included in any such pro forma calculation shall not exceed $125 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the immediately preceding paragraph).

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination determined in a manner consistent with that used in calculating EBITDA for the applicable period.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Covenant Parties” means each of VNU HF, VNU International, B.V., and the Issuers.

“Credit Facilities” means, with respect to a Covenant Party or any of the Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by a Covenant Party or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of an Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of a Covenant Party, a Restricted Subsidiary or any direct or indirect parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Covenant Party or a Restricted Subsidiary or an employee stock ownership plan or trust established by a Covenant Party or any their respective Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuers, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Covenant Parties or their respective Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means any Subsidiary of a Covenant Party that is organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person and such Subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges (other than clause (3) of the definition of Consolidated Interest Expense, except to the extent that such amount has been deducted in the calculation of Consolidated Net Income) of such Person and such Subsidiaries for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and the Senior Subordinated Discount Notes and the Credit Facilities, (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income, (iii) any Additional Interest and any “additional interest” with respect to the Senior Subordinated Discount Notes and (iv) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

(e) the amount of any business optimization expense and restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any restructuring costs incurred in connection with acquisitions after August 9, 2006 costs related to the closure and/or consolidation of facilities, retention charges, systems establishment costs and excess pension charges; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly-Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(i) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(j) any costs or expense incurred by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of an Issuer or a Restricted Guarantor or net cash proceeds of an issuance of Equity Interest of an Issuer or Restricted Guarantor (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) solely for the purpose of calculating EBITDA on a cumulative basis for purposes of clause (3)(a) of the first paragraph under the heading “Certain Covenants—Limitation on Restricted Payments” the amount of cost savings set forth in the adjustments used in connection with the calculation of “Pro Forma Adjusted EBITDA” as set forth in footnote 8 to the “Summary Historical and Pro Forma Financial Information” under “Offering Memorandum Summary” in the original offering memorandum; and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of VNU HF or of a direct or indirect parent of VNU HF (excluding Disqualified Stock), other than:

(1) public offerings with respect to any such Person’s common stock registered on Form S-8;

(2) issuances to a Covenant Party or any Subsidiary of a Covenant Party; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by or contributed to a Covenant Party from,

(1) contributions to its common equity capital, and

(2) the sale (other than to a Covenant Party or a Subsidiary of a Covenant Party or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of a Covenant Party or a Subsidiary of a Covenant Party) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of VNU HF or any direct or indirect parent of VNU HF, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Senior Notes” means the Original Notes and the Issuers’ additional $220 million of 10% Senior Notes due 2014 issued on April 16, 2008.

“Existing Senior Notes Indenture” means the indenture dated as of August 9, 2006 governing the Existing Senior Notes.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries for such period; plus

(2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Preferred Stock of a Covenant Party or a Restricted Subsidiary during such period; plus

(3) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of Disqualified Stock of a Covenant Party or a Restricted Subsidiary during such period.

“Foreign Parent” means The Nielsen Company B.V. (f/k/a VNU Group B.V.), VNU Intermediate Holding B.V. and any other direct or indirect parent organization of a Covenant Party that is a subsidiary of The Nielsen Company B.V.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Guarantor and that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on August 9, 2006.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture.

“Guarantor” means, each Person that Guarantees the Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Holdings Debt” means Indebtedness of Parent outstanding on August 9, 2006 (after giving pro forma effect to the Transactions) as reflected in Parent’s balance sheet and refinancings thereof that do not increase the aggregate principal amount thereof, except to the extent of additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (iii) liabilities accrued in the ordinary course of business; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Facilities, (c) any intercompany indebtedness (including intercompany indebtedness to a Foreign Parent) having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business consistent with past practice and (d) the Parent Intercompany Debt.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuers, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuers and the Subsidiaries of any Covenant Party;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the applicable Covenant Party’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of a Covenant Party at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuers or applicable Restricted Subsidiary shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Covenant Party’s direct or indirect “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Covenant Party’s direct or indirect equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuers.

“Investors” means AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., Thomas H. Lee Partners and each of their respective Affiliates but not including, however, any operating portfolio companies of any of the foregoing.

“Issue Date” means the date on which the Notes are issued.

“Issuers” has the meaning set forth in the first paragraph under “General.”

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Covenant Parties or Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by any of the Covenant Parties or any of the Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by a Covenant Party or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by a Covenant Party or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal (including any accretion), interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal (including any accretion), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuers.

“Officer’s Certificate” means a certificate signed on behalf of the Issuers by an Officer of the Issuers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuers, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers or the Trustee.

“Parent Intercompany Debt” means the intercompany loan of Parent to VNU HF, as in effect on August 9, 2006 after giving effect to the Transactions.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between a Covenant Party or any of the Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means each of the Investors and members of management of a Covenant Party, a Restricted Subsidiary or any direct or indirect parent entity of the foregoing who are holders of Equity Interests of Parent or its direct or indirect parent organizations on August 9, 2006 and any group (within the meaning of Section 13(d)(3) or section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Parent or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in a Covenant Party or any of the Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by a Covenant Party or any of the Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Covenant Party or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on August 9, 2006 or made pursuant to binding commitments in effect on August 9, 2006 or an Investment consisting of any extension, modification or renewal of any Investment existing on August 9, 2006; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on August 9, 2006 or (y) as otherwise permitted under this Indenture;

(6) any Investment acquired by a Covenant Party or any of the Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by such Covenant Party or any such Restricted Subsidiary in connection with or as a result of a bankruptcy workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by a Covenant Party or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (9) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) or prior to the Issue Date pursuant to the similar provision of the Existing Senior Notes Indenture (without duplication) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of a Covenant Party or any of their respective direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) or prior to the Issue Date pursuant to the similar provision of the Existing Senior Notes Indenture (without duplication) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuers are necessary or advisable to effect any Receivables Facility;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15 million outstanding at any one time, in the aggregate;

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuers or any direct or indirect parent company thereof; and

(17) Investments in joint ventures in an aggregate amount not to exceed $25 million outstanding at any one time, in the aggregate.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (11)(b), (17) or (18) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (17) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (18) are solely on acquired property or assets of the acquired entity, as the case may be;

(7) Liens existing on August 9, 2006;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by a Covenant Party or any of the Restricted Subsidiaries;

(9) Liens on property at the time a Covenant Party or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into a Covenant Party or any of the Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by a Covenant Party or any of the Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Covenant Party or a Restricted Subsidiary owing to a Covenant Party or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as, in the case of Hedging Obligations related to interest, the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Covenant Parties or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Covenant Parties and the Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of an Issuer or any Restricted Guarantor;

(16) Liens on equipment of a Covenant Party or any of the Restricted Subsidiaries granted in the ordinary course of business;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Covenant Parties or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Covenant Parties and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Covenant Parties or any of the Restricted Subsidiaries in the ordinary course of business.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on and the costs in respect of such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuers in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Covenant Parties or any of the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Covenant Parties or any of the Restricted Subsidiaries sells their accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement with respect to the Notes dated as of the Issue Date, among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Covenant Parties or a Restricted Subsidiary in exchange for assets transferred by the Covenant Parties or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Cash” means cash and Cash Equivalents held by Restricted Subsidiaries that is contractually restricted from being distributed to the Covenant Parties, except for such restrictions that are contained in agreements governing Indebtedness permitted under the Indenture and that is secured by such cash or Cash Equivalents.

“Restricted Guarantor” means a Guarantor that is a Covenant Party or a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of each Covenant Party (including any Foreign Subsidiary) that is not an Issuer or that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by a Covenant Party or any of the Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by such Covenant Party or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of a Covenant Party or any of the Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Credit Agreement entered into as of August 9, 2006 by and among the Issuers, the Guarantors, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as Administrative Agent including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuers or any Guarantor outstanding under the Senior Credit Facilities, the Existing Senior Notes or Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuers or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Covenant Parties or any of their respective Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business; provided that obligations incurred pursuant to the Credit Facilities shall not be excluded pursuant to this clause (c);

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Subordinated Discount Notes” means the Issuers’ 12 1/2% Senior Subordinated Discount Notes due 2016 issued on August 9, 2006.

“Significant Party” means any Guarantor or Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on August 9, 2006.

“Similar Business” means any business conducted or proposed to be conducted by the Covenant Parties and the Restricted Subsidiaries on August 9, 2006 or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreements” means the advisory agreements between each of ACN Holdings, Inc. and VNU, Inc. and Valcon, in each case as in effect on August 9, 2006 and giving effect to amendments thereto that, taken as a whole, are not materially adverse to the interests of the holders of the Notes.

“Sterling Notes” means the £250 million 5.63% Senior Notes due 2010 of Parent.

“Subordinated Indebtedness” means,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means total assets of the Covenant Parties and the Restricted Subsidiaries on a consolidated basis, shown on the most recent balance sheet of the Covenant Parties and the Restricted Subsidiaries as may be expressly stated without giving effect to any amortization of the amount of intangible assets since August 9, 2006; provided that in no event shall the Transactions Intercompany Obligations constitute part of Total Assets.

“Transactions” means the transactions described under “Offering Memorandum Summary—The Transactions” in the original offering memorandum.

“Transactions Intercompany Obligations” means any intercompany loan made by a Covenant Party or a Restricted Subsidiary to a Foreign Parent outstanding on August 9, 2006 or made for the purpose of consummating the Transactions.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to February 1, 2014; provided, however, that if the period from the Redemption Date to February 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-77bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of a Covenant Party which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuers, as provided below);

(2) any Subsidiary of an Unrestricted Subsidiary; and

(3) from August 9, 2006 through the date on which they were redesignated as Restricted Subsidiaries under the Existing Senior Notes Indenture each of NetRatings, Inc. and BuzzMetrics, Inc.

The Issuers may designate any Subsidiary of a Covenant Party (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, a Covenant Party or any Restricted Subsidiary of a Covenant Party (other than solely any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by a Covenant Party;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of any Covenant Party or any Restricted Subsidiary.

The Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuers could incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Consolidated Leverage Ratio for the Covenant Parties and the Restricted Subsidiaries would be less than such ratio immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuers shall be notified by the Issuers to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuers or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“VNU HF” means Nielsen Holding and Finance B.V. (f/k/a VNU Holding and Finance B.V.).

“VNU Senior Discount Notes” means the 11 1/8% Senior Discount Notes due 2016 issued by Parent on August 9, 2006.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of old notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the old note exchanged therefor, and the basis of the exchange note will be the same as the basis of the old note immediately before the exchange.

In any event, persons considering the exchange of old notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with secondary resales of exchange notes and cannot rely on the position of the staff of the Commission set forth in Exxon Capital Holdings Corporation, Morgan Stanley & Co., Incorporated or similar no-action letters. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 , 2009, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

For a period of 180 days from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and the enforceability of the obligations under the exchange notes to be issued will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of The Nielsen Company B.V. as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007 and for the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes. This prospectus is part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

The Nielsen Company B.V. is a Netherlands besloten venootschap met beperkte aansprakelijkeid, or private company with limited liability. Certain of its officers and directors may be residents of various jurisdictions outside the United States. In addition, certain of The Nielsen Company B.V.’s assets, are located outside the United States. The Nielsen Company B.V. has agreed, in accordance with the terms of the indenture under which the exchange notes will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes or the security documents brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to realize or enforce in the United States upon judgments of courts of the United States predicated upon civil liability under U.S. federal securities laws. We have been advised by our Dutch counsel that there is doubt as to the enforceability in the Netherlands against The Nielsen Company B.V. or against its directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal securities laws.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2008 and December 31, 2007 for the Successor	F-3

Consolidated Statements of Operations for the years ended December 31, 2008 and 2007 and the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor

F-4

Consolidated Statements of Cash Flows for the year ended December 31, 2008 and 2007 and the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor

F-5

Consolidated Statements of Changes in Shareholders’ Equity and Accumulated Other Comprehensive Income for the year ended December 31, 2008 and 2007 and the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor

F-6

Notes to Consolidated Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Supervisory Board and Shareholders

The Nielsen Company B.V.

We have audited the accompanying consolidated balance sheets of The Nielsen Company B.V. as of December 31, 2008 and 2007 and the related consolidated statements of operations, changes in shareholders’ equity and accumulated other comprehensive income, and cash flows for each of the two years in the period ended December 31, 2008 and for the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Nielsen Company B.V. at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2008 and for the period from May 24, 2006 through December 31, 2006 for the Successor and for the period from January 1, 2006 through May 23, 2006 for the Predecessor, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, The Nielsen Company B.V. changed its method of accounting for uncertainty in income taxes effective January 1, 2007.

/s/ ERNST & YOUNG LLP

New York, New York
March 20, 2009

The Nielsen Company B.V.

Consolidated Balance Sheets

	Successor
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)	December 31, 2008	December 31, 2007
Assets:
Current assets
Cash and cash equivalents	$466	$399
Trade and other receivables, net of allowances for doubtful accounts and sales returns of $33 and $27 in 2008 and 2007, respectively	958	912
Prepaid expenses and other current assets	189	182

Total current assets	1,613	1,493
Non-current assets
Property, plant and equipment, net	603	559
Goodwill	7,185	7,786
Other intangible assets, net	5,070	5,343
Deferred tax assets	319	235
Other non-current assets	568	838

Total assets	$15,358	$16,254

Liabilities, minority interests and shareholders’ equity:
Current liabilities
Accounts payable and other current liabilities	$1,019	$1,135
Deferred revenues	438	502
Income tax liabilities	138	100
Current portion of long-term debt, capital lease obligations and other short-term borrowings	421	213

Total current liabilities	2,016	1,950

Non-current liabilities
Long-term debt and capital lease obligations	8,073	8,037
Deferred tax liabilities	1,592	1,716
Other non-current liabilities	786	590

Total liabilities	12,467	12,293

Commitments and contingencies (Note 15)

Minority interests	16	4

Shareholders’ equity:
7% preferred stock, €8.00 par value, 150,000 shares authorized, issued and outstanding	1	1
Common stock, €0.20 par value, 550,000,000 shares authorized and 258,463,857 shares issued at December 31, 2008 and December 31, 2007	58	58
Additional paid-in capital	4,342	4,180
Accumulated deficit	(1,095)	(593)
Accumulated other comprehensive (loss)/income, net of income taxes	(431)	311

Total shareholders’ equity	2,875	3,957

Total liabilities, minority interests and shareholders’ equity	$15,358	$16,254

The accompanying notes are an integral part of these consolidated financial statements.

The Nielsen Company B.V.

Consolidated Statements of Operations

	Successor			Predecessor
(IN MILLIONS, EXCEPT SHARE AND PER SHARE DATA)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Revenues	$5,012	$4,707	$2,548	$1,626

Cost of revenues, exclusive of depreciation and amortization shown separately below	2,183	2,112	1,202	787
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1,655	1,585	912	554
Depreciation and amortization	504	457	257	126
Transaction costs	—	—	—	95
Impairment of goodwill	432	—	—	—
Restructuring costs	120	137	68	7

Operating income	118	416	109	57

Interest income	17	30	11	8
Interest expense	(639)	(648)	(372)	(48)
(Loss)/gain on derivative instruments	(15)	40	5	(9)
Loss on early extinguishment of debt	—	—	(65)	—
Foreign currency exchange transaction gains/(losses), net	22	(105)	(71)	(3)
Other (expense)/income, net	(13)	1	(7)	14

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(510)	(266)	(390)	19
(Provision)/benefit for income taxes	(4)	(18)	105	(39)
Minority interests	—	—	—	—
Equity in net (loss)/income of affiliates	(7)	2	6	6

Loss from continuing operations	(521)	(282)	(279)	(14)
Income/(loss) from discontinued operations, net of tax	19	2	(17)	—

Net loss	$(502)	$(280)	$(296)	(14)
Preferred stock dividends	NM	NM	NM	(3)

Net loss available to common shareholders	NM	NM	NM	$(17)

Net loss per common share, basic and diluted
Loss from continuing operations	NM	NM	NM	$(0.06)
Income/(loss) from discontinued operations, net of tax	NM	NM	NM	—

Net loss per common share	NM	NM	NM	$(0.06)

Weighted average common shares outstanding
Basic	NM	NM	NM	257,462,508
Diluted	NM	NM	NM	257,462,508

The accompanying notes are an integral part of these consolidated financial statements.

The Nielsen Company B.V.

Consolidated Statements of Cash Flows

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Operating Activities
Net loss	$(502)	$(280)	$(296)	$(14)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share-based payments expense	18	52	14	20
Gain on sale of discontinued operations, net of tax	(19)	(17)	—	(3)
Deferred income taxes	(126)	(48)	(193)	33
Currency exchange rate differences on financial transactions and other (gains)/losses	(9)	104	78	(11)
Loss on early extinguishment of debt	—	—	65	—
Loss/(gain) on derivative instruments	15	(40)	(5)	9
Equity in net loss/(income) from affiliates, net of dividends received	18	6	(2)	2
Minority interest in net income of consolidated subsidiaries	—	—	—	1
Loss/(gain) on sale of fixed assets, subsidiaries and affiliates	1	(1)	—	—
Depreciation and amortization	504	457	265	128
Impairment of goodwill	432	—	—	—
Changes in operating assets and liabilities, net of effect of businesses acquired and divested:
Trade and other receivables, net	(68)	(115)	(38)	31
Prepaid expenses and other current assets	(7)	6	(3)	2
Accounts payable and other current liabilities and deferred revenues	(131)	49	285	(95)
Other non-current liabilities	2	(14)	—	(3)
Interest receivable	4	(1)	2	5
Interest payable	145	115	219	(4)
Income taxes payable	39	(33)	41	(22)

Net cash provided by operating activities	316	240	432	79

Investing Activities
Acquisition of subsidiaries and affiliates, net of cash acquired	(238)	(832)	(43)	(57)
Proceeds/(payments) from sale of subsidiaries and affiliates, net	23	440	91	(3)
Additions to property, plant and equipment and other assets	(224)	(154)	(110)	(45)
Additions to intangible assets	(146)	(112)	(57)	(24)
Purchases of marketable securities	—	(75)	(63)	(56)
Sale and maturities of marketable securities	—	210	59	71
Other investing activities	(6)	6	(20)	17

Net cash used in investing activities	(591)	(517)	(143)	(97)

Financing Activities
Net borrowings from revolving credit facility	285	10	—	—
Payment to Valcon to settle certain borrowings for the Valcon Acquisition	—	—	(5,862)	—
Proceeds from issuances of debt, net of issuance costs of $137 in the Successor period from May 24 – December 31, 2006	217	451	6,787	—
Repayment of debt	(184)	(378)	(1,549)	(466)
(Decrease)/increase in other short-term borrowings	(13)	(69)	34	(6)
Stock activity of subsidiaries, net	(2)	—	6	(9)
Valcon capital contribution	79	—	—	—
Repurchase of preference shares	—	—	(116)	—
Cash dividends paid to shareholders	—	—	(16)	—
Activity under stock plans	(1)	(10)	(91)	40
Settlement of derivatives and other financing activities	(11)	(4)	308	212

Net cash provided by/(used in) financing activities	370	—	(499)	(229)

Effect of exchange-rate changes on cash and cash equivalents	(28)	45	8	61

Net increase/(decrease) in cash and cash equivalents	67	(232)	(202)	(186)

Cash and cash equivalents at beginning of period	399	631	833	1,019

Cash and cash equivalents at end of period	$466	$399	$631	$833

Non-cash Investing and Financing Activities
Valcon transactions pushed down to Nielsen
Acquisition of Nielsen by Valcon	$—	$—	$(10,062)	$—
Net borrowings for the Valcon acquisition, net of issuance costs of $60	—	—	5,773	—
Investment by parent companies	—	—	4,289	—
Supplemental Cash Flow Information
Cash paid for income taxes	$(91)	$(99)	$(57)	$(30)
Cash paid for interest, net of amounts capitalized	$(494)	$(533)	$(167)	$(53)

The accompanying notes are an integral part of these consolidated financial statements.

The Nielsen Company B.V.

Consolidated Statements of Changes in Shareholders’ Equity and Accumulated Other Comprehensive Income

(IN MILLIONS)	Total Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated (Deficit)/ Retained Earnings	Accumulated Other Comprehensive Income/ (Loss), Net				Total Shareholders’ Equity
					Currency Translation Adjustments	Net Unrealized Gains/ (Losses) on Securities	Net Unrealized Gain on Cash Flow Hedges	Minimum Pension Liability
Predecessor
Balance, January 1, 2006	$3	$58	$2,819	$3,140	$(587)	$10	$3	$(111)	$5,335

Comprehensive income/(loss):
Net loss				(14)					(14)
Other comprehensive income:
Currency translation adjustments, net of tax of $7					106				106
Unrealized gain on available-for-sale securities						(4)			(4)
Cash flow hedges							1		1

Total other comprehensive income									103

Total comprehensive income									89
Activity under stock plans			39						39
Share-based payments expense			(63)						(63)
Dilution on stock issuance of subsidiary			(6)						(6)

Balance, May 23, 2006	$3	$58	$2,789	$3,126	$(481)	$6	$4	$(111)	$5,394

(IN MILLIONS)	Total Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated (Deficit)/ Retained Earnings	Accumulated Other Comprehensive Income/ (Loss), Net				Total Shareholders’ Equity
					Currency Translation Adjustments	Net Unrealized Gains/ (Losses) on Securities	Net Unrealized Gain/(Loss) on Cash Flow Hedges	Post Employment Adjustments SFAS 158
Successor
Valcon Equity	$3	$58	$4,228	$—	$—	$—	$—	$—	$4,289
Comprehensive income/(loss):
Net loss				(296)					(296)
Other comprehensive income:
Currency translation adjustments					37				37
Unrealized loss on pension liability								(1)	(1)
Unrealized gain on available-for-sale securities						1			1
Cash flow hedges, net of tax of $(1)							9		9

Total other comprehensive income									46

Total comprehensive loss									(250)
Repurchase of preference shares	(2)		(114)						(116)
Dividend to preferred shareholders, net of tax of $1				(17)					(17)
Share-based payments expense			7						7
Dilution on stock issuance of subsidiary			1						1

Balance, December 31, 2006	1	58	4,122	(313)	37	1	9	(1)	3,914

Comprehensive income/(loss):
Net loss				(280)					(280)
Other comprehensive income:
Currency translation adjustments, net of tax of $(38)					281				281
Unrealized gain on pension liability, net of tax of $(15)								40	40
Unrealized gain on available-for-sale securities						(5)			(5)
Cash flow hedges, net of tax of $32							(51)		(51)

Total other comprehensive income									265

Total comprehensive loss									(15)
Options issued in business acquisitions			6						6
Share-based payments expense			52						52

Balance, December 31, 2007	1	58	4,180	(593)	318	(4)	(42)	39	3,957

(IN MILLIONS)	Total Preferred Stock	Common Stock	Additional Paid-in Capital	Accumulated (Deficit)/ Retained Earnings	Accumulated Other Comprehensive Income/ (Loss), Net				Total Shareholders’ Equity
					Currency Translation Adjustments	Net Unrealized Gains/ (Losses) on Securities	Net Unrealized Gain/(Loss) on Cash Flow Hedges	Post Employment Adjustments SFAS 158
Balance, December 31, 2007	1	58	4,180	(593)	318	(4)	(42)	39	3,957

Comprehensive income/(loss):
Net loss				(502)					(502)
Other comprehensive income:
Currency translation adjustments, net of tax of $11					(564)				(564)
Unrealized loss on pension liability, net of tax of $49								(143)	(143)
Realized loss on available-for-sale securities						4			4
Cash flow hedges, net of tax of $29							(39)		(39)

Total other comprehensive loss									(742)

Total comprehensive loss									(1,244)
Valcon Capital Contribution			79						79
Valcon Minority Interest Squeeze-out			65						65
Activity under stock plans			(1)						(1)
Options issued in business acquisitions			1						1
Share-based payments expense			18						18

Balance, December 31, 2008	$1	$58	$4,342	$(1,095)	$(246)	$—	$(81)	$(104)	$2,875

The accompanying notes are an integral part of these consolidated financial statements.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements

1. Description of Business, Basis of Presentation and Significant Accounting Policies

The Nielsen Company B.V. (the “Company” or “Nielsen”) is a global information and media company with leading market positions and recognized brands. Nielsen is organized into three segments: Consumer Services, Media and Business Media. Nielsen is active in approximately 100 countries, with its headquarters located in Haarlem, the Netherlands and New York, USA.

On May 24, 2006, Nielsen was acquired through a tender offer to shareholders by Valcon Acquisition B.V. (“Valcon”), an entity formed by investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts & Co., and Thomas H. Lee Partners (collectively, the “Sponsors”). Valcon’s cumulative purchases totaled 99.4% of Nielsen’s outstanding common shares as of December 31, 2007. In May 2008, Valcon acquired the remaining Nielsen common shares through a statutory squeeze-out procedure pursuant to Dutch legal and regulatory requirements and therefore held 100% of the Company’s outstanding common shares as of December 31, 2008. Valcon also acquired 100% of the preferred B shares which were subsequently canceled during 2006. The common and preferred shares were delisted from the NYSE Euronext on July 11, 2006.

Nielsen became a subsidiary of Valcon upon the consummation of the acquisition by Valcon (the “Valcon Acquisition”). Valcon’s cost of acquiring Nielsen has been pushed-down to establish the new accounting basis in Nielsen. Although Nielsen continues as the same legal entity after the Valcon Acquisition, the accompanying consolidated statements of operations, cash flows and changes in shareholders’ equity are presented for two periods: Predecessor and Successor, which relate to periods preceding and succeeding the Valcon Acquisition. These separate periods reflect the new accounting basis established for Nielsen as of the acquisition date and have been separated by a vertical line on the face of the consolidated financial statements to highlight the fact that the financial information for such periods has been prepared under two different historical-cost bases of accounting. The Successor portion of the financial statements also reflects the push-down of Valcon’s borrowings under its senior secured bridge facility, which was used to fund a portion of the Valcon Acquisition, and was repaid with funds borrowed by Nielsen and certain of its subsidiaries and equity contributions from the Sponsors.

The consolidated financial statements of Nielsen have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and all amounts are presented in U.S. Dollars (“$”), except for share data or where expressly stated as being in other currencies, e.g., Euros (“€”).

Consolidation

The consolidated financial statements include the accounts of Nielsen and all subsidiaries and other controlled entities. The equity method of accounting is used for investments in affiliates and joint ventures where Nielsen has significant influence but not control, usually supported by a shareholding of between 20% and 50% of the voting rights. Investments in which Nielsen owns less than 20% are accounted for either as available-for-sale securities if the shares are publicly traded or as cost method investments. Intercompany accounts and transactions between consolidated companies have been eliminated in consolidation. Prior to January 1, 2008, certain of the Company’s subsidiaries outside the United States and Canada were included in the consolidated financial statements on the basis of fiscal years ending November 30th in order to facilitate a timely consolidation. This one-month reporting lag was eliminated during the first quarter of 2008 as it was no longer required to achieve a timely consolidation. In accordance with EITF No. 06-9, “Reporting a Change in (or the Elimination of) a Previously Existing Difference between the Fiscal Year-End of a Parent Company and That of a Consolidated Entity or between the Reporting Period of an Investor and That of an Equity Method Investee”, the elimination of this previously existing reporting lag is considered a change in accounting principle in accordance with FASB Statement No. 154, “Accounting Changes and Error Corrections”. The Company has not

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

retrospectively applied the change in accounting since its impact to the consolidated balance sheets and related statements of operations and cash flows was immaterial for all periods. The accounting policies followed by Nielsen in the Successor period are consistent with those of the Predecessor period. Certain reclassifications have been made to the prior period amounts to conform to the December 31, 2008 presentation.

Foreign Currency Translation

Nielsen has significant investments outside the United States, primarily in the Euro-zone and the United Kingdom. Therefore, changes in the value of foreign currencies affect the consolidated financial statements when translated into U.S. Dollars. The functional currency for substantially all subsidiaries outside the U.S. is the local currency. Financial statements for these subsidiaries are translated into U.S. Dollars at period-end exchange rates as to the assets and liabilities and monthly average exchange rates as to revenues, expenses and cash flows. For these countries, currency translation adjustments are recognized in shareholders’ equity as a component of accumulated other comprehensive income/(loss), whereas transaction gains and losses are recognized in foreign exchange transactions (losses)/gains, net.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Investments

Investments include available-for-sale securities carried at fair value, or at cost if not publicly traded, investments in affiliates, and a trading asset portfolio maintained to generate returns to offset changes in certain liabilities related to deferred compensation arrangements. For the available-for-sale securities, any unrealized holding gains and losses, net of deferred income taxes, are excluded from operating results and are recognized in shareholders’ equity as a component of accumulated other comprehensive income/(loss) until realized. Nielsen assesses declines in the value of individual investments to determine whether such decline is other than temporary and thus the investment is impaired by considering available evidence. In the fourth quarter of 2008, Nielsen determined that the decline in value of its investment in a company currently listed on the NYSE Euronext and accounted for as an available-for-sale security was other than temporary and therefore realized a loss of $12 million as a component of other (expense)/income in the consolidated financial statements. Of this realized loss, $4 million was unrealized as of December 31, 2007 and included as a component of accumulated other comprehensive income/(loss).

Financial Instruments

Nielsen’s financial instruments include cash and cash equivalents, investments, long-term debt and derivative financial instruments. These financial instruments potentially subject Nielsen to concentrations of credit risk. To minimize the risk of credit loss, these financial instruments are primarily held with acknowledged financial institutions. The carrying value of Nielsen’s financial instruments approximate fair value, except for differences with respect to long-term, fixed and variable-rate debt and certain differences relating to investments accounted for at cost. The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market. In cases where quoted market prices are not available, fair value is based on estimates using present value or other valuation techniques. Cash equivalents have original maturities of three months or less.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

In addition, the Company has accounts receivable that are not collateralized. The Consumer Services and Media segments service high quality clients dispersed across many geographic areas and Business Media’s customer base consists of a large number of diverse customers. The Company analyzes the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends in determining the allowance for doubtful accounts.

Derivative Financial Instruments / Hedge Accounting

Nielsen uses derivative instruments principally to manage the risk associated with movements in foreign currency exchange rates and the risk that changes in interest rates will affect the fair value or cash flows of its debt obligations.

To qualify for hedge accounting, the hedging relationship must meet several conditions with respect to documentation, probability of occurrence, hedge effectiveness and reliability of measurement. Nielsen documents the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions as well as the hedge effectiveness assessment, both at the hedge inception and on an ongoing basis.

Nielsen recognizes all derivatives at fair value either as assets or liabilities in the consolidated balance sheets and changes in the fair values of such instruments are recognized currently in earnings unless specific hedge accounting criteria are met. If specific cash flow hedge accounting criteria are met, Nielsen recognizes the changes in fair value of these instruments in other comprehensive income.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and other indefinite-lived intangible assets are stated at historical cost less accumulated impairment losses, if any.

Goodwill and other indefinite-lived intangible assets, consisting of certain trade names and trademarks, are each tested for impairment on an annual basis and whenever events or circumstances indicate that the carrying amount of such asset may not be recoverable. Nielsen has designated October 1st as the date in which the annual assessment is performed as this timing corresponds with the development of the Company’s formal budget and business plan review. Nielsen reviews the recoverability of its goodwill by comparing the estimated fair values of reporting units with their respective carrying amounts. The Company established, and continues to evaluate, its reporting units based on its internal reporting structure and generally defines such reporting units at its operating segment level or one level below. The estimates of fair value of a reporting unit are determined using a combination of valuation techniques, primarily an income approach using a discounted cash flow analysis and a market-based approach.

A discounted cash flow analysis requires the use of various assumptions, including expectations of future cash flows, growth rates, discount rates and tax rates in developing the present value of future cash flow projections. Nielsen also uses a market-based approach in estimating the fair value of its reporting units. The market-based approach utilizes available market comparisons such as indicative industry multiples that are applied to current year revenue and earnings as well as recent comparable transactions.

The impairment test for other indefinite-lived intangible assets consists of a comparison of the fair value of the intangible asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess. The estimates of fair value of trade names

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

and trademarks are determined using a “relief from royalty” discounted cash flow valuation methodology. Significant assumptions inherent in this methodology include estimates of royalty rates and discount rates. Discount rate assumptions are based on an assessment of the risk inherent in the respective intangible assets. Assumptions about royalty rates are based on the rates at which comparable trade names and trademarks are being licensed in the marketplace.

As discussed further below (See Note 5, “Goodwill and Other Intangible Assets”) Nielsen’s operating results for the year ended December 31, 2008 include an aggregate goodwill impairment charge of $432 million. There was no impairment noted in 2008 with respect to the Company’s indefinite lived intangible assets. The tests for 2007 and 2006 confirmed that the fair value of Nielsen’s reporting units and indefinite lived intangible assets exceeded their respective carrying amounts and that no impairment was required.

Software and Other Amortized Intangible Assets

Intangible assets with finite lives are stated at historical cost, less accumulated amortization and impairment losses. These intangible assets are amortized on a straight-line basis over the following estimated useful lives, which are reviewed annually:

		Weighted Average
Trade names and trademarks (with finite lives)	5 - 40 years	25
Customer-related intangibles	6 - 25 years	22
Covenants-not-to-compete	2 - 7 years	4
Computer software	3 - 6 years	5
Patents and other	3 - 10 years	6

Nielsen has purchased and internally developed software to facilitate its global information processing, financial reporting and client access needs. These costs and related software implementation costs are capitalized in accordance with the American Institute of Certified Public Accountants’ Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” and amortized over the estimated useful life.

Research and Development Costs

Research and development costs, which were not material for any periods presented, are expensed as incurred.

Property, Plant and Equipment

Property, plant and equipment are carried at historical cost less accumulated depreciation and impairment losses. Property, plant and equipment are depreciated on a straight-line basis over the estimated useful lives of 25 to 50 years for buildings and 3 to 10 years for equipment.

Impairment of Long-Lived Assets Other than Goodwill and Indefinite-Lived Intangible Assets

Long-lived assets other than goodwill and indefinite-lived intangible assets held and used by Nielsen, including property, plant and equipment and amortized intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Nielsen evaluates recoverability of assets to be held and used by comparing the carrying amount of an asset to the future

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

net undiscounted cash flows to be generated by the asset. If such asset is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value.

Revenue Recognition

General

In accordance with the provisions of SEC Staff Accounting Bulletin (“SAB”) 104, “Revenue Recognition,” Nielsen recognizes revenue for the sale of services and products when persuasive evidence of an arrangement exists, services have been rendered or delivery has occurred, the fee is fixed or determinable, and the collectibility of the related revenue is reasonably assured.

A significant portion of Nielsen’s revenue is generated from its media and marketing services. The Company recognizes revenue from the sale of its services and products based upon fair value as the services are performed, which is generally ratably over the term of the contract(s). Invoiced amounts are recorded as deferred revenue until earned.

Nielsen’s revenue arrangements may include “Multiple Deliverables” as defined in Emerging Issues Task Force (“EITF”) Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables”. In these arrangements, the individual deliverables within the contract are separated and recognized upon delivery based upon their fair values relative to the total contract value, to the extent that the fair values are readily determinable and the deliverables have stand-alone value to the customer (the “relative fair value method”).

A discussion of Nielsen’s revenue recognition policies, by segment, follows:

Consumer Services

Revenue, primarily from retail measurement services and consumer panel services, is recognized on a straight-line basis over the period during which the services are performed and information is delivered to the customer. Software sold as part of these arrangements is considered to be incidental to the arrangements and is not recognized as a separate element.

The Company performs customized research projects which are recognized into revenue as value is delivered to the customer. The pattern of revenue recognition for these contracts varies depending on the terms of the individual contracts, and may be recognized proportionally or deferred until the end of the contract term and recognized when the final report has been delivered to the customer.

Media

Revenue is primarily generated from television audience and internet measurement services and is recognized on a straight-line basis over the contract period, as the service is delivered to the customer. Software sold as part of these arrangements is considered to be incidental to the arrangements and is not recognized as a separate element.

Business Media

Revenue for publications, sold in single copies via newsstands and/or dealers, is recognized in the month in which the magazine goes on sale. Revenue from printed circulation and advertisements included therein is recognized on the date it is available to the consumer. Revenue from electronic circulation and advertising is

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

recognized over the period during which both are electronically available. The unearned portion of paid magazine subscriptions is deferred and recognized on a straight-line basis with monthly amounts recognized on the magazines’ cover dates.

For products, such as magazines, sold to customers with the right to return unsold items, revenues are recognized when the products are shipped, based on gross sales less an allowance for future estimated returns. Revenue from trade shows and certain costs are recognized upon completion of each event.

Deferred Costs

Incremental direct costs incurred related to establishing an electronic metered sample/panel in a market, are deferred. Deferred metered market assets are amortized over the original contract period, generally five years, beginning when the electronic metered sample/panel is ready for its intended use.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are reflected as selling, general and administrative expenses in the Consolidated Statements of Operations. These costs include all brand advertising, telemarketing, direct mail and other sales promotion associated with Nielsen’s publications, exhibitions, and marketing/media research services and products. Advertising and marketing costs totaled $54 million and $46 million for the years ended December 31, 2008 and 2007, respectively and $32 million and $22 million for the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively.

Share-Based Compensation

Nielsen adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, effective January 1, 2003, using the modified prospective method described in the statement. This standard requires the cost of all share-based payments, including stock options, to be measured at fair value on the grant date and recognized in the Consolidated Statements of Operations; however, no expense is recognized for options that do not ultimately vest. Nielsen recognizes the expense of its options that cliff vest using the straight-line method. For those that vest over time, an accelerated graded vesting is used. All stock options outstanding under the Predecessor stock option plans were settled or canceled by the Company in connection with the Valcon Acquisition. See Note 12, “Share-Based Compensation” for further discussion of share-based compensation.

Income Taxes

Nielsen provides for income taxes utilizing the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in the Consolidated Statements of Operations as an adjustment to income tax expense in the period that includes the enactment date.

The Company accounts for uncertain tax positions in accordance with FIN 48; accordingly, the Company records a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense. See Note 13, “Income Taxes” for further discussion of income taxes.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Comprehensive Income/(Loss)

Comprehensive income/(loss) is reported in the accompanying Consolidated Statements of Changes in Shareholders’ Equity and Accumulated Other Comprehensive Income and consists of net income or loss and other gains and losses affecting shareholders’ equity that are excluded from net income.

2. Summary of Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value. SFAS 157 also expands financial statement disclosures about fair value measurements. On February 12, 2008, the FASB issued FASB Staff Position No. 157-2 (“FSP 157-2”), which delayed the effective date of SFAS 157 for one year, for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). SFAS 157 and FSP 157-2 were effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company adopted the provisions of SFAS 157 beginning January 1, 2008 for all financial assets and financial liabilities that are recognized at fair value. Additionally, for all non-financial assets and non-financial liabilities that are recognized at fair value in the financial statements on a nonrecurring basis, the Company has adopted the provisions of FSP 157-2 and delayed the effective date of SFAS 157 until January 1, 2009. The impact of partially adopting SFAS 157 effective January 1, 2008 was not material to the consolidated financial statements. We do not believe the full adoption of SFAS 157 with respect to our nonfinancial assets and liabilities will have a material effect on our consolidated financial statements. Nonfinancial assets and liabilities for which we have not applied the provisions of SFAS 157 primarily include those measured at fair value in impairment testing and those initially measured at fair value in a business combination.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an Amendment of FASB Statement No. 115” (“SFAS 159”), which permits but does not require the Company to measure financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. This statement was effective for financial statements issued for fiscal years beginning after November 15, 2007. As the Company did not elect to fair value any of its financial instruments under the provisions of SFAS 159, the adoption of this statement effective January 1, 2008 did not have an impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations”, a replacement of SFAS 141 (“SFAS 141(R)”). SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008 and applies to all business combinations. SFAS 141(R) provides that, upon initially obtaining control, an acquirer shall recognize 100 percent of the fair values of acquired assets, including goodwill, and assumed liabilities, with only limited exceptions, even if the acquirer has not acquired 100 percent of its target. As a consequence, the current step acquisition model will be eliminated. Additionally, SFAS 141(R) changes current practice, in part, as follows: (i) contingent consideration arrangements will be fair valued at the acquisition date and included on that basis in the purchase price consideration; (ii) transaction costs will be expensed as incurred, rather than capitalized as part of the purchase price; (iii) pre-acquisition contingencies, such as those relating to legal matters, will generally have to be accounted for in purchase accounting at fair value; (iv) in order to accrue for a restructuring plan in purchase accounting, the requirements in SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” would have to be met at the acquisition date; and (v) changes to valuation allowances for deferred income tax assets and adjustments to

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

unrecognized tax benefits generally will be recognized as adjustments to income tax expense rather than goodwill. The adoption of SFAS 141(R) will impact our treatment of future adjustments to existing tax contingencies and allowances, however, such impact can not be quantified. In addition the adoption of SFAS 141(R) on January 1, 2009 could materially change the accounting for business combinations consummated subsequent to that date.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51.” This statement establishes accounting and reporting standards pertaining to ownership interests in subsidiaries held by parties other than the parent, the amount of net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of any retained noncontrolling equity investment when a subsidiary is deconsolidated. This statement also establishes disclosure requirements that identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. This statement is effective for fiscal years beginning on or after December 15, 2008. The adoption of SFAS No. 160, effective January 1, 2009, is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how: (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities;” and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008 and therefore the Company will be required to provide such disclosures beginning with the interim period ended March 31, 2009. Nielsen does not expect SFAS 161 to have a material impact on its consolidated financial statements.

3. Business Acquisitions

Successor

On December 19, 2008, the Company completed the purchase of the remaining 50% interest in AGB Nielsen Media Research, subsequently rebranded as AGB Nielsen Media (“AGBNMR”), a leading international television audience media measurement business, from WPP. With full ownership of AGBNMR, the Company expects to be able to better leverage its global media product portfolio. In exchange for the remaining 50% interest in AGBNMR, the Company transferred its SRDS advertising data business assets and its 100% ownership in PERQ/HCI LLC, its healthcare media planning, trading and post campaign effectiveness business. In addition, the Company transferred its 11% share in IBOPE Pesquisa de Midea Ltda., IBOPE LatinAmerica S.A. and IMI.Com, which are part of the IBOPE Group that specializes in media, market and opinion research. The fair value of the aforementioned business assets and ownership interests transferred was $72 million. No material gain or loss was recorded on the business assets and ownerships transferred. The Company’s preliminary allocation of purchase price resulted in an allocation to intangible assets of $29 million and to goodwill of $36 million. The Company also reclassified $108 million from investment in affiliates to goodwill. In connection with the transaction, the Company allocated $57 million of goodwill and intangible assets to the business assets and ownership interests transferred based on the relative fair value of the corresponding reporting unit. Net cash acquired in this transaction was $23 million. Prior to completing this transaction, WPP and Nielsen agreed to close the operations of AGB Nielsen Media Research China, effective December 31, 2008, for which AGBNMR recorded restructuring charges associated with employee severance and other exit costs as well as the impairment of certain long-lived assets. As a result of these actions, the Company recorded a charge of approximately $11 million to its equity in net (loss)/income of affiliates during the year ended December 31, 2008.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

On May 15, 2008, the Company completed the acquisition of IAG Research, Inc, subsequently rebranded as Nielsen IAG (“IAG”), for $223 million (including non-cash consideration of $1 million), which was net of $12 million of cash acquired. The acquisition expands the Company’s television and internet analytics services through IAG’s measurement of consumer engagement with television programs, national commercials and product placements. The Company performed a preliminary valuation of the purchase price, which resulted in an allocation to identifiable intangible assets of $78 million and an allocation to goodwill of $147 million, net of tax adjustments. Nielsen does not expect that any change in allocation of purchase price resulting from the final valuation will have a material impact on its consolidated financial statements.

For the year ended December 31, 2008, Nielsen paid cash consideration of $39 million associated with other acquisitions and investments in affiliates, net of cash acquired. In conjunction with these acquisitions and as of December 31, 2008, Nielsen has recorded deferred consideration of $12 million, which was subsequently paid in January 2009. Had the AGBNMR, IAG and other acquisitions occurred as of January 1, 2008, the impact on Nielsen’s consolidated results of operations would have been immaterial.

For the year ended December 31, 2007, Nielsen completed several acquisitions with an aggregate consideration, net of cash acquired, of $837 million. Goodwill increased by $508 million as a result of these acquisitions.

The most significant acquisitions were the purchase of the remaining minority interest of Nielsen BuzzMetrics ($47 million), on June 4, 2007, the purchase of the remaining minority interest of Nielsen//NetRatings ($330 million, including $33 million to settle all outstanding share-based awards), on June 22, 2007 and the acquisition of Telephia, Inc. (“Telephia”), on August 9, 2007, for approximately $449 million including non-cash consideration of $6 million. On October 15, 2007 the Company announced the formation of Nielsen Mobile, which combines Telephia with several existing Nielsen initiatives in the mobile market. In 2008, the Company finalized its valuation of these acquisitions resulting in a net allocation to intangible assets and a net reduction of goodwill of $11 million, net of tax. In addition, Nielsen recorded an adjustment to goodwill of $15 million relating to its acquisition of Telephia, which was comprised of reductions to acquired deferred tax asset valuation allowances. Had these acquisitions occurred as of January 1, 2007, the impact on Nielsen’s consolidated results of operations would have been immaterial. Prior to these acquisitions both Nielsen//NetRatings and Nielsen BuzzMetrics were consolidated subsidiaries of Nielsen up to the ownership interest.

During the period from May 24, 2006 to December 31, 2006, Nielsen completed several acquisitions with an aggregate consideration, net of cash acquired, of $29 million and deferred consideration up to a maximum of $5 million, contingent on future performance, which was settled in 2008. Had these acquisitions occurred as of January 1, 2006, the impact on Nielsen’s consolidated results of operations would have been immaterial.

Predecessor

Nielsen completed several acquisitions during the period from January 1, 2006 to May 23, 2006 with an aggregate consideration of $69 million, net of cash acquired. Had these acquisitions occurred at the beginning of the period, the impact on Nielsen’s (Predecessor) consolidated results of operations would have been immaterial. Acquisitions during the period from January 1, 2006 to May 23, 2006, resulted in additional goodwill of $54 million and additional identifiable intangible assets of $23 million.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

4. Business Divestitures

During the year ended December 31, 2008, the Company received $23 million in net proceeds primarily associated with two divestitures within its Business Media segment and the final settlement of the sale of its Directories segment to World Directories. The impact of these divestitures on our consolidated statement of operations was immaterial for all periods presented.

On February 8, 2007, Nielsen completed the sale of a significant portion of its Business Media Europe (“BME”) unit for $414 million in cash. This resulted in a gain on sale of discontinued operations of $17 million primarily related to BME’s previously recognized currency translation adjustments from the date of the Valcon Acquisition to the date of sale and a pension curtailment. No other material gain was recognized on the sale because the sales price approximated the carrying value.

Summarized results of operations for discontinued operations are as follows:

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Revenues	$—	$18	$189	$106
Operating (loss)/income	—	(18)	6	1
(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	—	(20)	(7)	(1)
(Provision)/benefit for income taxes	—	5	(10)	(2)

Net loss	—	(15)	(17)	(3)
Gain on sale, net of tax(1)	19	17	—	3

Income/(loss) from discontinued operations	$19	$2	$(17)	$—

(1)	Gain on sale, net of tax for the year ended December 31, 2008 primarily relates to the settlement of tax contingencies associated with the sale of Nielsen’s Directories segment to World Directories. Gain on sale, net of tax, for the Predecessor period relates to divestitures other than BME.

Nielsen allocated interest to discontinued operations in accordance with EITF Issue No. 87-24, “Allocation of Interest to Discontinued Operations”. The interest charges allocated to discontinued operations were comprised of interest expense on debt that was assumed by the acquirers of Nielsen’s discontinued operations and a portion of the consolidated interest expense of Nielsen, based on the ratio of net assets sold as a proportion of consolidated net assets. For the year ended December 31, 2007 and the periods from May 24, 2006 to December 31, 2006 and from January 1, 2006 to May 23, 2006, interest expense of $1 million, $13 million, and $1 million, respectively, was allocated to BME.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Following are the major categories of cash flows from discontinued operations, as included in Nielsen’s Consolidated Statements of Cash Flows:

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Net cash (used in)/provided by operating activities	$—	$(10)	$20	$7
Net cash used in investing activities	—	—	(5)	(12)
Net cash used in financing activities	—	—	(1)	—

	$—	$(10)	$14	$(5)

In addition to the divestiture of BME, on October 30, 2007, the Company completed the sale of its 50% interest in VNU Exhibitions Europe B.V. to Jaarbeurs (Holding) B.V. for a cash consideration of $51 million which approximated the carrying value.

5. Goodwill and Other Intangible Assets

Goodwill

Nielsen performed its annual impairment assessment for goodwill and indefinite-lived intangible assets as of October 1, 2008 and determined there was a potential impairment of goodwill in its Business Media operating segment as well as its Media Solutions reporting unit within its Media operating segment as a primary result of continued weakness in the macroeconomic environment, a reduction in expected future cash flows relating to expected future business performance and other contributing factors within the reporting units’ market environment. Therefore, the required second step of the assessment for the affected reporting units was performed in which the implied fair value of those reporting unit’s goodwill was compared to the book value of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination, that is, the estimated fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including both recognized and unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the estimated fair value of the reporting unit was the purchase price paid. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that unit’s goodwill, an impairment loss is recognized in an amount equal to that excess. Nielsen measured the fair value of each of its reporting units using accepted valuation techniques as described above in Note 1 “Description of Business, Basis of Presentation and Significant Accounting Policies.”

Nielsen’s annual assessment resulted in the recognition of a non-cash goodwill impairment charge of $432 million comprised of $336 million relating to its Business Media operating segment and $96 million relating to the Media Solutions reporting unit within its Media operating segment. A deferred tax benefit of $42 million was recognized as a result of these impairment charges.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The table below summarizes the changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2008 and 2007, respectively.

(IN MILLIONS)	Consumer Services	Media	Business Media	Total
Balance, December 31, 2006	$2,795	$2,879	$990	$6,664
Valcon acquisition adjustments and other purchase price adjustments	(84)	510	(17)	409
2007 acquisitions	4	505	—	509
Effect of foreign currency translation	204	—	—	204

Balance December 31, 2007	2,919	3,894	973	7,786
Valcon acquisition adjustments(1)	(18)	(20)	(6)	(44)
Other acquisitions, divestitures and purchase price adjustments	5	220	(1)	224
Impairments	—	(96)	(336)	(432)
Effect of foreign currency translation	(353)	4	—	(349)

Balance December 31, 2008	$2,553	$4,002	$630	$7,185

(1)	Valcon acquisition adjustments are comprised of reductions to previously established liabilities associated with various income tax contingencies, primarily in the Netherlands.

At December 31, 2008, $367 million of the goodwill is expected to be deductible for income tax purposes.

Other Intangible Assets

(IN MILLIONS)	Gross Amounts		Accumulated Amortization
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Indefinite-lived intangibles:
Trade names and trademarks	$1,860	$2,011	$—	$—

Amortized intangibles:
Trade names and trademarks	$157	$155	$(15)	$(9)
Customer-related intangibles	2,970	3,008	(383)	(252)
Covenants-not-to-compete	34	28	(26)	(22)
Computer software	714	566	(274)	(162)
Patents and other	45	25	(12)	(5)

Total	$3,920	$3,782	$(710)	$(450)

The amortization expense for the years ended December 31, 2008 and 2007 and for the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006 was $306 million, $278 million, $166 million and $75 million, respectively.

Certain of the trade names associated with Nielsen’s Media and Consumer segments are deemed indefinite-lived intangible assets, as their associated brand awareness and recognition has existed for over 50 years and Nielsen intends to continue to utilize these trade names. There are also no legal, regulatory, contractual, competitive, economic or other factors that may limit their estimated useful lives. Nielsen reconsiders the remaining estimated useful life of indefinite-lived intangible assets each reporting period.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

All other intangible assets are subject to amortization. Future amortization expense is estimated to be as follows:

(IN MILLIONS)
For the year ending December 31:
2009	$321
2010	293
2011	248
2012	209
2013	159
Thereafter	1,980

Total	$3,210

6. Property, Plant and Equipment

(IN MILLIONS)	December 31, 2008	December 31, 2007
Land and buildings	$320	$329
Information and communication equipment	435	345
Furniture, equipment and other	136	90

	891	764
Less accumulated depreciation and amortization	(288)	(205)

	$603	$559

Depreciation and amortization expense from continuing operations related to property, plant and equipment was $139 million, $124 million, $71 million, and $44 million for the years ended December 31, 2008 and 2007 and for the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively.

The above amounts include amortization expense on assets under capital leases of $6 million, $6 million, $3 million and $2 million for the years ended December 31, 2008 and 2007 and for the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. The net book value of assets under capital leases was $142 million and $158 million as of December 31, 2008 and 2007, respectively. Capital leases are comprised primarily of buildings.

7. Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted SFAS 157, “Fair Value Measurements” (See Note 2—“Summary of Recent Accounting Pronouncements”). SFAS 157 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2:	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3:	Pricing inputs that are generally unobservable and may not be corroborated by market data.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurements. The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The following table summarizes the valuation of the Company’s material financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008:

(IN MILLIONS)	December 31, 2008	(Level 1)	(Level 2)	(Level 3)
Assets:
Investments in mutual funds(1)	$5	$5	$—	$—
Plan assets for deferred compensation(2)	12	12	—	—
Investment in equity securities(3)	10	10	—	—
Currency swap arrangements(4)	22	—	22	—
Foreign currency forward contracts	1	—	1	—

Total	$50	$27	$23	$—

Liabilities:
Interest rate swap arrangements(4)	$172	—	$172	$—
Currency swap arrangements(4)	131	—	131	—
Foreign currency forward contracts	2	—	2	—
Deferred compensation liabilities(5)	12	12	—	—

Total	$317	$12	$305	$—

(1)	Investments in mutual funds are money-market accounts with original maturities in excess of 90 days, for which $2 million is held with the intention of funding certain specific retirement plans at December 31, 2008.

(2)	Plan assets are comprised of investments in mutual funds, which are intended to fund liabilities arising from deferred compensation plans. These investments are carried at fair value, which is based on quoted market prices at period end in active markets. These investments are classified as trading securities with any gains or losses resulting from changes in fair value recorded in other expense.

(3)	Investment in equity securities are carried at fair value, which is based on either quoted market prices at period end in active markets. These investments are classified as available-for-sale with any unrealized gains or losses resulting from changes in fair value recorded net of tax as a component of accumulated other comprehensive income until realized. As discussed in Note 1 “Description of Business, Basis of Presentation and Significant Accounting Policies,” the Company realized a loss of $12 million relating to a decline in value in this investment that was considered other than temporary.

(4)	Derivative financial instruments include foreign currency and interest rate swap arrangements accounted for as fair value and cash flow hedges and recorded at fair value based on externally-developed valuation models that use readily observable market parameters.

(5)	The Company offers certain employees the opportunity to participate in a deferred compensation plan. A participant’s deferrals are invested in a variety of participant directed stock and bond mutual funds and are classified as trading securities. Changes in the fair value of these securities are measured using quoted prices in active markets based on the market price per unit multiplied by the number of units held exclusive of any transaction costs. A corresponding adjustment for changes in fair value of the trading securities is also reflected in the changes in fair value of the deferred compensation liabilities.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Derivative Financial Instruments

The following table shows the contract or underlying principal amounts and fair values of derivative financial instruments by type of contract at December 31, 2008 and 2007. Contract or underlying principal amounts indicate the volume of transactions outstanding at the balance sheet dates and do not represent amounts at risk. The fair values are determined using market prices and pricing models at December 31, 2008 and 2007.

	Contract or Underlying Principal Amount		Fair Value 2008		Fair Value 2007
(IN MILLIONS)	December 31, 2008	December 31, 2007	Positive Value (Assets)	Negative Value (Liabilities)	Positive Value (Assets)	Negative Value (Liabilities)
Interest-related instruments
Floating-to-fixed interest rate swaps	$3,648	$3,165	$—	$172	$4	$86

Total interest related instruments	3,648	3,165	—	172	4	86

Currency-related instruments
EUR/USD cross-currency swaps	259	259	22	—	34	—
GBP/EUR cross-currency swaps	479	502	—	131	—	45
Forward currency exchange contracts	40	83	1	2	2	—

Total currency related instruments	778	844	23	133	36	45

Total derivative financial instruments	$4,426	$4,009	$23	$305	$40	$131

Current derivative financial instruments	$1,388	$83	$1	$37	$2	$—
Non-current derivative financial instruments	$3,038	$3,926	$22	$268	$38	$131

Successor

For the year ended December 31, 2008, $39 million relating to derivative financial instruments qualifying as cash flow hedges were recorded as a decrease to accumulated other comprehensive loss, net of tax. For the year ended December 31, 2007, $51 million relating to derivative financial instruments qualifying as cash flow hedges was recorded as a decrease to accumulated other comprehensive income, net of tax. In the period from May 24, 2006 to December 31, 2006, $9 million relating to interest-related derivative financial instruments qualifying as cash flow hedges was recorded as an increase to accumulated other comprehensive income, net of tax.

Interest-Related Cash Flow Hedges

Nielsen is exposed to cash flow interest rate risk on the floating-rate U.S. Dollars and Euro Term Loans, and uses floating-to-fixed interest rate swaps to hedge this exposure. As of December 31, 2008 and 2007, floating-to-fixed interest rate swaps designated as cash flow hedges with notional amounts aggregating $3,648 million and $3,165 million, respectively were outstanding.

During the years ended December 31, 2008 and 2007 and in the period from May 24, 2006 to December 31, 2006, net gains of $2 million, $4 million and $2 million, respectively, have been reclassified to earnings as a result of cash flow hedges being terminated or sold. For the year ended December 31, 2008, a net loss of $5 million was recorded in earnings representing the amount of the hedges’ ineffectiveness.

In February 2009, Nielsen modified the reset interest rate underlying its $4,525 million senior secured term loan and, as a result, the related floating-to-fixed interest rate swap derivative financial instruments became

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

ineffective. Cumulative losses deferred as a component of accumulated other comprehensive loss will be recognized in interest expense over the remaining term of the senior secured term loan being hedged. Beginning in February 2009, Nielsen will record all changes in fair value of the floating-to-fixed interest rate swaps currently in earnings as a component of (loss)/gain on derivative instruments.

Nielsen expects to transfer approximately $93 million of pre-tax losses from accumulated other comprehensive loss to interest expense in the next 12 months associated with its interest-related derivative financial instruments, which includes the aforementioned modification.

Other Hedges

In the period from May 24, 2006 to December 31, 2006, an interest rate swap with a notional amount of $316 million and no hedge designation was terminated, resulting in a net loss of $2 million.

Currency Related Derivative Instruments

The hedging strategy of Nielsen is to match, by major currency, the projected future business cash flows with the underlying debt service. When the derivative financial instrument is deemed to be highly effective in offsetting variability in the hedged item, changes in its fair value are recorded in accumulated other comprehensive loss and recognized contemporaneously with the earnings effects of the hedged item.

During 2006, the debt service obligations of Nielsen shifted from primarily Euro obligations to primarily U.S. Dollar obligations due to the 2006 financing transactions discussed in Note 10 “Long-term Debt and Other Financing Arrangements”. Additionally, Nielsen transacts business globally and is subject to risks associated with changes in certain currency exchange rates, primarily of the Euro, the Pound Sterling and the Japanese Yen. Consequently, Nielsen enters into various contracts which change in value as the exchange rates of such currencies change, to preserve the value of certain assets, liabilities, commitments and anticipated transactions.

During the year ended December 31, 2007, Nielsen entered into a cross-currency swap maturing in May, 2010 to hedge its exposure to foreign currency exchange rate movements on part of its GBP-denominated external debt. With this transaction a notional amount of GBP 225 million with a fixed interest rate of 5.625% has been swapped to a notional amount of €344 million with a fixed interest rate of 4.033%. The swap has been designated as a foreign currency cash flow hedge.

During the year ended December 31, 2007, Nielsen entered into a cross-currency swap maturing February, 2010 to convert part of its Euro-denominated external debt to U.S. Dollar-denominated debt. With this transaction a notional amount of €200 million with a 3-month Euribor based interest rate is swapped to a notional amount of $259 million with an interest rate based on 3-month USD-Libor minus a spread. No hedge designation has been made for this swap and a loss of $13 million and a gain of $34 million related to changes in the fair value of the swap were recorded for the years ended December 31, 2008 and 2007, respectively. In March 2009, Nielsen terminated this swap and received a cash settlement of approximately $2 million.

In the period from May 24, 2006 to December 31, 2006, cross-currency swaps with notional amounts aggregating $825 million and $266 million designated as net investment in non-Euro entity hedges and cash flow hedges, respectively, were terminated.

In the period from May 24, 2006 to December 31, 2006, Nielsen recorded a net loss of $18 million related to these derivative financial instruments and non-Euro-currency-denominated debt in the cumulative translation adjustment.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

For the years ended December 31, 2008 and 2007 and the period from May 24, 2006 to December 31, 2006, no net gains or losses were recorded in earnings representing the amount of the hedges’ ineffectiveness. Nielsen does not expect to transfer a material amount from accumulated other comprehensive income/(loss) to earnings in the next 12 months associated with its currency-related derivative financial instruments, as these instruments and their underlying hedged items expire or mature according to their original terms.

During the years ended December 31, 2008 and 2007 and 2006, Nielsen entered into several forward currency exchange contracts with notional amounts aggregating $33 million, $83 million and $36 million, respectively, to hedge exposure to fluctuations in various currencies. These contracts expire ratably over the subsequent year. Since no hedge designation was made for these currency exchange contracts, Nielsen recorded net gains of $2 million, $2 million and $5 million for the years ending December 31, 2008 and 2007 and in the period from May 24, 2006 to December 31, 2006, respectively, based on quoted market prices, for contracts with similar terms and maturity dates.

Predecessor

Fair Value Hedges

During the period from January 1, 2006 to May 23, 2006, Nielsen was exposed to fair value interest rate risk on fixed-rate borrowings and used fixed-to-floating interest rate swaps to hedge this exposure. In the period from January 1, 2006 to May 23, 2006, fixed-to-floating interest rate swaps with aggregate notional amounts of $690 million were outstanding and designated as a fair value hedge. Nielsen recorded a net loss of $12 million related to this interest rate swap. Additionally, an interest rate swap with a notional amount of $409 million designated as a fair value hedge matured and Nielsen recorded a net loss of $7 million on this interest rate swap. Changes in fair value of derivative financial instruments designated and effective as fair value hedges are recorded in net earnings in the line item gain/(loss) on derivative instruments and are offset by corresponding changes in the fair value of the hedged item attributable to the risk being hedged.

In the period from January 1, 2006 to May 23, 2006, no net gains or losses were recorded in earnings representing the amount of the hedges’ ineffectiveness.

Currency Related Derivative Instruments

At December 31, 2005, Nielsen had also entered into several forward currency exchange contracts with notional amounts aggregating $189 million, to hedge exposure to fluctuations in various currencies. These contracts expire ratably over the subsequent year. Since no hedge designation was made, based on quoted market prices for contracts with similar terms and maturity dates, Nielsen recorded net gain of $9 million in the period from January 1, 2006 to May 23, 2006 to adjust forward currency exchange contracts to their fair market value.

Nielsen used cross-currency swaps to convert certain debt denominated in a non-Euro currency to Euro-denominated debt. In the period from January 1, 2006 to May 23, 2006, an amount of $1 million related to derivative financial instruments qualifying as cash flow hedges was recorded as an increase of accumulated other comprehensive income/(loss) and an amount of $1 million was reclassified to earnings as a result of cash flow hedges being terminated or sold.

For the period from January 1, 2006 to May 23, 2006, no net gains or losses were recorded in earnings representing the amount of the hedges’ ineffectiveness.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Net Investment Hedges

Nielsen used cross-currency swaps and non-Euro-currency-denominated debt to hedge its net investments in non-Euro entities against adverse movements in currency exchange rates. Nielsen measures ineffectiveness based upon the change in spot rates in the case of floating-to-floating cross-currency swaps and forward rates in the case of fixed-to-fixed cross-currency swaps.

In the period from January 1, 2006 to May 23, 2006, Nielsen recorded a net gain of $111 million related to these derivative financial instruments and non-Euro-currency-denominated debt in accumulated other comprehensive income. For the period from January 1, 2006 to May 23, 2006, no net gains or losses were recorded in earnings representing the amount of the hedges’ ineffectiveness.

In the period from January 1, 2006 to May 23, 2006, a cross-currency swap with a notional amount of $613 million designated as a net investment in non-Euro entity hedge matured.

Counterparty Risk

Nielsen manages exposure to possible defaults on derivative financial instruments by monitoring the concentration of risk that Nielsen has with any individual bank and through the use of minimum credit quality standards for all counterparties. Nielsen does not require collateral or other security in relation to derivative financial instruments. A derivative contract entered into between Nielsen or certain of its subsidiaries and a counterparty that was also a lender under Nielsen’s senior secured credit facilities at the time the derivative contract was entered into is guaranteed under the senior secured credit facilities by Nielsen and certain of its subsidiaries (see Note 10 “Long-term Debt and Other Financing Arrangements” for more information). Since it is Nielsen’s policy to only enter into derivative contracts with banks of internationally acknowledged standing, Nielsen considers the counterparty risk to be remote.

It is Nielsen’s policy to have an International Swaps and Derivatives Association (“ISDA”) Master Agreement established with every bank with which it has entered into any derivative contract. Under each of these ISDA Master Agreements, Nielsen agrees to settle only the net amount of the combined market values of all derivative contracts outstanding with any one counterparty should that counterparty default. At December 31, 2008, Nielsen had no exposure to potential economic losses due to counterparty credit default risk on derivative financial instruments.

Subsequent Event

In February 2009, we entered into two three-year forward interest rate swap agreements with starting dates of November 9, 2009. These agreements fix the LIBOR-related portion of interest rates for $500 million of our variable-rate debt at an average rate of 2.47%. The commencement date of the interest rate swaps coincides with a $1 billion notional amount interest rate swap maturity that was entered into in November 2006.

8. Restructuring Activities

Transformation Initiative

In December 2006, Nielsen announced its intention to expand current cost-saving programs to all areas of Nielsen’s operations worldwide. The Company further announced strategic changes as part of a major corporate transformation (“Transformation Initiative”). The Transformation Initiative is designed to make the Company a more successful and efficient enterprise. As such, the Company continues to execute cost-reduction programs by streamlining and centralizing corporate, operational and information technology functions, leveraging global

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

procurement, consolidating real estate, and expanding, outsourcing or off shoring certain other operational and production processes. Implementation of these initiatives is expected to continue through 2009.

Nielsen recorded $120 million in restructuring charges for the year ended December 31, 2008. The charges included severance costs associated with the termination of approximately 2,700 employees as well as $24 million of contractual termination costs and asset write-offs.

Nielsen recorded $137 million in restructuring charges for the year ended December 31, 2007. The charges included $96 million in severance costs associated with the termination of approximately 2,700 employees as well as $6 million in asset write-offs and $35 million in consulting fees and other costs, related to review of corporate functions and outsourcing opportunities, for the year ended December 31, 2007.

Nielsen recorded $67 million in restructuring charges for the period May 24, 2006 to December 31, 2006. The charges included $53 million of severance costs associated with the termination of approximately 700 employees and $14 million in consulting fees and other related costs. In the Predecessor period from January 1, 2006 to May 23, 2006 Nielsen recorded $1 million in severance costs and $5 million in consulting fees and other related costs.

Other

Liabilities relating to other restructuring programs at December 31, 2008 are $2 million. These initiatives have been completed, but payments will continue until 2010.

A summary of the changes in the liabilities for restructuring activities is provided below:

(IN MILLIONS)	Transformation Initiative	Other	Total
Predecessor
Balance as of December 31, 2005	$—	$17	$17
Charges	6	1	7
Payments	(5)	(5)	(10)
Effect of foreign currency translation	—	—	—

Balance as of May 23, 2006	$1	$13	$14

Successor
Valcon Acquisition	$1	$13	$14
Charges	67	1	68
Payments	(12)	(8)	(20)
Effect of foreign currency translation	1	—	1

Balance at December 31, 2006	$57	$6	$63

Charges	137	—	137
Payments	(99)	(2)	(101)
Other non-cash charges	(6)	—	(6)
Effect of foreign currency translation	6	—	6

Balance at December 31, 2007	$95	$4	$99

Charges	120	—	120
Payments	(105)	(1)	(106)
Other non-cash charges	(12)	—	(12)
Effect of foreign currency translation	(3)	(1)	(4)

Balance at December 31, 2008	$95	$2	$97

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Of the $97 million in liabilities for restructuring actions, $95 million is expected to be paid within one year and is classified as a current liability within the consolidated financial statements as of December 31, 2008.

9. Pensions and Other Post-Retirement Benefits

Nielsen sponsors both funded and unfunded defined benefit pension plans for some of its employees in the Netherlands, the United States and other international locations. In the United States, the post-retirement benefit plan relates to healthcare benefits for a limited group of participants who meet the eligibility requirements. In connection with the Valcon Acquisition, Nielsen applied purchase accounting in accordance with SFAS No. 141, and accordingly, its Successor pension liabilities were recorded at fair value.

In connection with the Valcon Acquisition in 2006, the benefit accruals of the U.S. defined benefit pension plans were frozen and the net impact of freezing such benefits has been included in the purchase price allocation.

Effective from the date of the Valcon Acquisition, Nielsen adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, which requires recognition of an asset or liability reflecting the over or under funded status of defined benefit pension plans as a part of accumulated other comprehensive income. As discussed in Note 1 “Description of Business, Basis of Presentation and Significant Accounting Policies,” during the first quarter of 2008, the Company eliminated the one-month reporting lag for certain of its subsidiaries outside of the United States and Canada. As a result, in 2008, Nielsen used a measurement date of December 31 for all pension and post-retirement benefit plans and in 2007, Nielsen used a measurement date of December 31 for its Netherlands, Canada and United States pension and post-retirement benefit plans and November 30 for other international plans. The impact of the change in measurement date for the international plans was not material.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

A summary of the activity for Nielsen’s defined benefit pension plans and other post-retirement benefit plans follows:

	Successor
	Pension Benefits Year ended December 31, 2008
(IN MILLIONS)	The Netherlands	United States	Other	Total
Change in projected benefit obligation
Benefit obligation at beginning of period	$621	$235	$528	$1,384
Service cost	4	—	12	16
Interest cost	33	15	29	77
Plan participants’ contributions	1	—	2	3
Actuarial (gain)/loss	(42)	4	(55)	(93)
Benefits paid	(35)	(15)	(24)	(74)
Expenses paid	(2)	—	(1)	(3)
Premiums paid	—	—	(1)	(1)
Amendments	—	1	—	1
Curtailments	—	—	1	1
Settlements	—	—	(4)	(4)
Acquisition	—	—	2	2
Effect of foreign currency translation	(32)	—	(90)	(122)

Benefit obligation at end of period	548	240	399	1,187

Change in plan assets
Fair value of plan assets at beginning of period	731	184	445	1,360
Actual return on plan assets	(77)	(39)	(73)	(189)
Employer contributions	3	21	24	48
Plan participants’ contributions	1	—	2	3
Benefits paid	(35)	(15)	(24)	(74)
Expenses paid	(2)	—	(1)	(3)
Premiums paid	—	—	(1)	(1)
Settlements	—	—	(4)	(4)
Effect of foreign currency translation	(33)	—	(76)	(109)

Fair value of plan assets at end of period	588	151	292	1,031

Funded status	$40	$(89)	$(107)	$(156)

Amounts recognized in the Consolidated Balance Sheets
Pension assets included in other non-current assets	$42	$—	$5	$47
Current liabilities	—	(1)	(1)	(2)
Accrued benefit liability(1)	(2)	(88)	(111)	(201)

Net amount recognized	$40	$(89)	$(107)	$(156)

Amounts recognized in Accumulated Other Comprehensive (Income) / Loss, before tax
Net loss	$74	$59	$57	$190
Impact of Curtailments / Settlements	—	(1)	2	1

Total recognized in other comprehensive loss	74	58	59	191

Total recognized in net periodic pension cost and other comprehensive loss	$68	$59	$70	$197

(1)	Included in other non-current liabilities.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

	Successor
	Pension Benefits Year ended December 31, 2007
(IN MILLIONS)	The Netherlands	United States	Other	Total
Change in projected benefit obligation
Benefit obligation at beginning of period	$582	$235	$535	$1,352
Service cost	5	—	15	20
Interest cost	27	14	26	67
Plan participants’ contributions	2	—	2	4
Actuarial (gain)/loss	(21)	(7)	(61)	(89)
Benefits paid	(33)	(7)	(25)	(65)
Curtailments	(5)	—	1	(4)
Settlements	—	—	(6)	(6)
Effect of foreign currency translation	64	—	41	105

Benefit obligation at end of period	621	235	528	1,384

Change in plan assets
Fair value of plan assets at beginning of period	679	184	397	1,260
Actual return on plan assets	5	7	18	30
Employer contributions	4	—	26	30
Plan participants’ contributions	2	—	2	4
Benefits paid	(33)	(7)	(25)	(65)
Third Party Contribution	2	—	—	2
Settlements	—	—	(5)	(5)
Effect of foreign currency translation	72	—	32	104

Fair value of plan assets at end of period	731	184	445	1,360

Funded status	$110	$(51)	$(83)	$(24)

Amounts recognized in the Consolidated Balance Sheets
Pension assets included in other non-current assets	$110	$—	$4	$114
Current liabilities	—	(4)	(2)	(6)
Accrued benefit liability(1)	—	(47)	(85)	(132)

Net amount recognized	$110	$(51)	$(83)	$(24)

Amounts recognized in Accumulated Other Comprehensive Income, before tax
Net loss (gain)	$10	$1	$(56)	$(45)
Impact of Curtailments / Settlements	(2)	—	1	(1)

Total recognized in other comprehensive loss / (income)	8	1	(55)	(46)

Total recognized in net periodic pension cost and other comprehensive loss/(income)	$—	$1	$(40)	$(39)

(1)	Included in other non-current liabilities.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The total accumulated benefit obligation and minimum liability changes for all defined benefit plans were as follows:

	Successor			Predecessor
(IN MILLIONS)	Year Ended December 31, 2008	Year Ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Accumulated benefit obligation	$1,148	$1,311	$1,274	$1,170

	Successor
	Pension Plans with Accumulated Benefit Obligation in Excess of Plan Assets at December 31, 2008
(IN MILLIONS)	The Netherlands	United States	Other	Total
Projected benefit obligation	$—	$240	$326	$566
Accumulated benefit obligation	—	240	301	541
Fair value of plan assets	—	151	217	368

	Successor
	Pension Plans with Projected Benefit Obligation in Excess of Plan Assets at December 31, 2008
(IN MILLIONS)	The Netherlands	United States	Other	Total
Projected benefit obligation	$40	$240	$378	$658
Accumulated benefit obligation	37	240	337	614
Fair value of plan assets	38	151	266	455

	Successor
	Pension Plans with Accumulated Benefit Obligation in Excess of Plan Assets at December 31, 2007
(IN MILLIONS)	The Netherlands	United States	Other	Total
Projected benefit obligation	$—	$235	$356	$591
Accumulated benefit obligation	—	235	317	552
Fair value of plan assets	—	184	275	459

	Successor
	Pension Plans with Projected Benefit Obligation in Excess of Plan Assets at December 31, 2007
(IN MILLIONS)	The Netherlands	United States	Other	Total
Projected benefit obligation	$—	$235	$490	$725
Accumulated benefit obligation	—	235	430	665
Fair value of plan assets	—	184	403	587

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

	Net Periodic Pension Cost
(IN MILLIONS)	The Netherlands	United States	Other	Total
Successor
Year ended December 31, 2008
Service cost	$4	$—	$12	$16
Interest cost	33	15	29	77
Expected return on plan assets	(43)	(15)	(28)	(86)
Amortization of net (gain)	—	—	(2)	(2)
Curtailment loss	—	1	—	1

Net periodic pension cost	$(6)	$1	$11	$6

Year ended December 31, 2007
Service cost	$5	$—	$15	$20
Interest cost	27	14	26	67
Expected return on plan assets	(35)	(14)	(26)	(75)
Curtailment (gain)	(3)	—	—	(3)
Third party contribution	(2)	—	—	(2)

Net periodic pension cost	$(8)	$—	$15	$7

May 24, 2006 through December 31, 2006
Service cost	$4	$3	$9	$16
Interest cost	15	7	15	37
Expected return on plan assets	(20)	(7)	(15)	(42)

Net periodic pension cost	$(1)	$3	$9	$11

Predecessor
January 1, 2006 through May 23, 2006
Service cost	$2	$5	$6	$13
Interest cost	10	5	8	23
Expected return on plan assets	(12)	(5)	(8)	(25)
Amortization of net loss	—	2	4	6

Net periodic pension cost	$—	$7	$10	$17

The US curtailment loss of $1 million in 2008 resulted from restructuring activities and the Netherlands curtailment gain of $3 million in 2007 related to the sale of BME which was credited to discontinued operations.

The amounts in accumulated other comprehensive income that are expected to be recognized as components of net periodic benefit cost during the next fiscal year are as follows:

	The Netherlands	United States	Other	Total
Net actuarial gain	$1	$—	$3	$4

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The weighted average assumptions underlying the pension computations were as follows:

	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24, 2006 - December 31, 2006	January 1, 2006 - May 23, 2006
Pension benefit obligation:
—discount rate	5.9%	5.7%	4.9%	5.1%
—rate of compensation increase	2.1	2.9	3.2	3.2

Net periodic pension costs:
—discount rate	5.7	4.9	5.1	4.6
—rate of compensation increase	2.3	2.7	3.2	3.2
—expected long-term return on plan assets	6.4	6.1	6.3	5.9

Nielsen’s pension plans’ weighted average asset allocations by asset category are as follows:

	The Netherlands	United States	Other	Total
Successor
At December 31, 2008
Equity securities	17%	53%	51%	32%
Fixed income securities	74	47	44	62
Other	9	—	5	6

Total	100%	100%	100%	100%

At December 31, 2007
Equity securities	20%	65%	59%	39%
Fixed income securities	74	35	38	57
Other	6	—	3	4

Total	100%	100%	100%	100%

No Nielsen shares are held by the pension plans.

The overall target asset allocation among all plans for 2008 was 37% equity securities and 58% long-term interest-earning investments (debt or fixed income securities), and 5% other securities.

The assumptions for the expected return on plan assets for pension plans were based on a review of the historical returns of the asset classes in which the assets of the pension plans are invested. The historical returns on these asset classes were weighted based on the expected long-term allocation of the assets of the pension plans.

Nielsen’s primary objective with regard to the investment of pension plan assets is to ensure that in each individual plan, sufficient funds are available to satisfy future benefit obligations. For this purpose, asset and liability management studies are made periodically at each pension fund. For each of the pension plans, an appropriate mix is determined on the basis of the outcome of these studies, taking into account the national rules and regulations.

Contributions to the pension plans in 2009 are expected to be approximately $3 million for the Dutch plan, $23 million for the US plan and $19 million for other plans.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Estimated future benefit payments are as follows:

(IN MILLIONS)	The Netherlands	United States	Other	Total
For the years ending December 31,
2009	$33	$9	$19	$61
2010	34	8	19	61
2011	35	9	20	64
2012	36	9	22	67
2013	36	10	22	68
2014-2018	191	59	131	381

Other Post-Retirement Benefits

The components of other post-retirement benefit cost for the years ended December 31, 2008 and December 31, 2007, were as follows:

	Successor
	Other Post-Retirement Benefits Year ended December 31, 2008
(IN MILLIONS)	The Netherlands	United States	Total
Change in benefit obligation
Benefit obligation at beginning of period	$1	$12	$13
Interest cost	—	1	1
Benefits paid	(1)	(1)	(2)

Benefit obligation at end of period	—	12	12

Change in plan assets
Fair value of plan assets at beginning of period	—	—	—
Employer contributions	—	1	1
Benefits paid	—	(1)	(1)

Fair value of plan assets at end of period	—	—	—

Funded status
Funded status and amount recognized at end of period	$—	$(12)	$(12)

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

(IN MILLIONS)	Successor
	Other Post-Retirement Benefits Year ended December 31, 2007
	The Netherlands	United States	Total
Change in benefit obligation
Benefit obligation at beginning of period	$1	$15	$16
Interest cost	—	1	1
Actuarial (gain)	—	(3)	(3)
Benefits paid	—	(1)	(1)

Benefit obligation at end of period	1	12	13

Change in plan assets
Fair value of plan assets at beginning of period	—	—	—
Employer contributions	—	1	1
Benefits paid	—	(1)	(1)

Fair value of plan assets at end of period	—	—	—

Funded status
Funded status and amount recognized at end of period	$(1)	$(12)	$(13)

Estimated amounts that will be amortized from accumulated other comprehensive income over 2008 are not material.

The net periodic benefit cost for other post-retirement benefits were insignificant for the years ended December 31, 2008 and December 31, 2007, for the periods May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006.

The weighted average assumptions for post-retirement benefits were as follows:

	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Discount rate for net periodic other post-retirement benefit costs	6.5%	5.9%	6.3%	5.6%
Discount rate for other post-retirement benefit obligations at December 31	6.0%	6.4%	5.9%	6.3%

Assumed healthcare cost trend rates at December 31:
—healthcare cost trend assumed for next year	7.0%	8.0%	9.0%	9.0%
—rate to which the cost trend is assumed to decline (the ultimate trend rate)	4.5%	5.0%	5.0%	5.0%
—year in which rate reaches the ultimate trend rate	2024	2013	2011	2011

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

A one percentage point change in the assumed healthcare cost trend rates would have the following effects:

(IN MILLIONS)	1% Increase	1% Decrease
Effect on total of service and interest costs	$—	$—
Effect on other post-retirement benefit obligation	1	(1)

Contributions to post-retirement benefit plans are expected to be $1 million annually for the Company’s U.S. plan.

Defined Contribution Plans

Nielsen also offers defined contribution plans to certain participants, primarily in the United States. Nielsen’s expense related to these plans was $42 million, $39 million, $20 million, and $13 million, for the years ended December 31, 2008 and December 31, 2007, and for the periods May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. In the United States, Nielsen contributes cash to each employee’s account in an amount up to 3% of compensation (subject to IRS limitations); this contribution was increased to 4% upon the freeze of the U.S. defined benefit pension plan. No contributions are made in shares of Nielsen.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

10. Long-term Debt and Other Financing Arrangements

Unless otherwise stated, interest rates are as of December 31, 2008.

(IN MILLIONS)	December 31, 2008			December 31, 2007
	Weighted Interest Rate	Carrying Amount	Fair Value	Weighted Interest Rate	Carrying Amount	Fair Value
$4,525 million senior secured term loan (LIBOR based variable rate of 4.24%) due 2013		$4,426	$2,979		$4,471	$4,236
EUR 546 million senior secured term loan (EURIBOR based variable rate of 5.15%) due 2013		759	513		797	756
$688 million senior secured revolving credit facility (EURIBOR or LIBOR based variable rate of 2.80%) due 2012		295	199		10	9

Total senior secured credit facilities (with weighted average interest rate)	4.47%	5,480	3,691	7.44%	5,278	5,001
$1,070 million 12.50% senior subordinated discount debenture loan due 2016		784	303		695	748
$870 million 10.00% senior debenture loan due 2014		869	691		650	663
EUR 343 million 11.125% senior discount debenture loan due 2016		362	89		340	301
EUR 150 million 9.00% senior debenture loan due 2014		209	136		219	223
GBP 250 million 5.625% debenture loan (EMTN) due 2010 or 2017 (effective rate 5.76%)		366	285		497	473
EUR 50 million private placement debenture loan (EMTN) (3-month EURIBOR based variable rate of 5.55%) due 2010		70	53		73	75
EUR 50 million private placement debenture loan (EMTN) (3-month EURIBOR based variable rate of 6.32%) due 2012		70	45		73	77
EUR 30 million 6.75% private placement debenture loan (EMTN) due 2012		44	28		46	43
JPY 4,000 million 2.50% private placement debenture loan (EMTN) due 2011 (effective rate 2.68%)		45	32		37	33

Total debenture loans (with weighted average interest rate)	10.67%	2,819	1,662	10.31%	2,630	2,636
Other loans	6.28%	8	8	4.37%	59	59

Total long-term debt	6.57%	8,307	5,361	8.36%	7,967	7,696
Capital lease obligations		121			130
Short-term debt		2			78
Bank overdrafts		64			75

Total debt and other financing arrangements		8,494			8,250

Less: Current portion of long-term debt, capital lease obligations and other short-term borrowings		421			213

Non-current portion of long-term debt and capital lease obligations		$8,073			$8,037

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The weighted-average interest rates at December 31, 2008 on the carrying amount of Nielsen’s long-term debt was 6.57%. Nielsen has entered into a number of interest rate swap transactions to hedge the interest rate risk on a part of its floating rate debt. Taking into account the effect of these interest rate swaps, the weighted average of the contractual interest rates at December 31, 2008 on Nielsen’s long-term debt was 7.25%.

The carrying amounts of Nielsen’s long-term debt are denominated in the following currencies:

(IN MILLIONS)	December 31, 2008	December 31, 2007
U.S. Dollars	$6,381	$5,833
Euro	1,515	1,600
British Pound (“GBP”)	366	497
Japanese Yen	45	37

	$8,307	$7,967

Annual maturities of Nielsen’s long-term debt are as follows:

(IN MILLIONS)
2009	$348
2010	481
2011	90
2012	159
2013	5,005
Thereafter	2,224

$8,307

See Note 7 “Fair Value of Financial Instruments” for a discussion of Nielsen’s policies with respect to foreign currency exchange risk, interest rate risk, credit risk and liquidity risk.

Senior secured credit facilities

In August 2006, certain of Nielsen’s subsidiaries entered into two senior secured credit facilities, which, as of December 31, 2008, consisted of individual seven-year senior secured term loan facilities of $4,525 million and €546 million. Outstanding borrowings under these senior secured term loan facilities at December 31, 2008 and December 31, 2007 were $5,185 million and $5,268 million, respectively.

In August 2006, Nielsen also entered into a six-year $688 million senior secured revolving credit facility, of which $295 million and $10 million in borrowings were outstanding as of December 31, 2008 and December 31, 2007, respectively. The senior secured revolving credit facility can be used for revolving loans, letters of credit and for swingline loans, and is available in U.S. Dollars, Euros and certain other currencies.

Nielsen has been required to repay installments on the borrowings under the senior secured term loan facilities in quarterly principal amounts of 0.25% of their original principal amount beginning in December 2006, with the remaining amount payable on the maturity date of the term loan facilities. Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at Nielsen’s option, various base rates. The applicable margin for borrowings under the senior secured revolving credit facility may be reduced subject to Nielsen attaining certain leverage ratios. Nielsen pays a quarterly commitment fee of 0.5% on unused commitments under the senior secured revolving credit facility. The applicable commitment fee rate may be reduced subject to Nielsen attaining certain leverage ratios.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The senior secured credit facilities are guaranteed by Nielsen, and certain of its existing and subsequently acquired or organized wholly-owned subsidiaries and are secured by substantially all of the existing and future property and assets (other than cash) of Nielsen’s U.S. subsidiaries and by a pledge of the capital stock of the guarantors discussed in Note 19 “Guarantor Financial Information,” by the capital stock of Nielsen’s U.S. subsidiaries and the guarantors and by up to 65% of the capital stock of certain of Nielsen’s non-U.S. subsidiaries. Under a separate security agreement, substantially all of the assets of Nielsen are pledged as collateral for amounts outstanding under the senior secured credit facilities.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, Nielsen and most of its subsidiaries’ ability to incur additional indebtedness or guarantees, incur liens and engage in sale and leaseback transactions, make certain loans and investments, declare dividends, make payments or redeem or repurchase capital stock, engage in certain mergers, acquisitions and other business combinations, prepay, redeem or purchase certain indebtedness, amend or otherwise alter terms of certain indebtedness, sell certain assets, transact with affiliates, enter into agreements limiting subsidiary distributions and alter the business that Nielsen conducts. Beginning with the twelve month period ending September 30, 2007, Nielsen has been required to maintain a maximum total leverage ratio and a minimum interest coverage ratio. The senior secured credit facilities also contain certain customary affirmative covenants and events of default. Nielsen has been in compliance with all such covenants.

Debenture loans

In August 2006, Nielsen Finance LLC and Nielsen Finance Co. (together “Nielsen Finance”), wholly-owned subsidiaries of Nielsen, issued $650 million 10% and €150 million 9% senior notes due 2014 (the “Old Senior Notes”). On April 16, 2008, Nielsen Finance consummated a private offering of $220 million aggregate principal amount of additional 10% Senior Notes due 2014 (“the New Senior Notes” and, together with the Old Senior Notes, the “Senior Notes”). The net proceeds of the private offering were used to finance the Company’s acquisition of IAG and to pay related fees and expenses. The New Senior Notes were subsequently registered in July 2008. The carrying values of the combined issuances of these notes were $869 million and $209 million at December 31, 2008, respectively (December 31, 2007: $650 million and $219 million, respectively). Interest is payable semi-annually as from February 2007. The Senior Notes are senior unsecured obligations and rank equal in right of payment to all of Nielsen Finance’s existing and future senior indebtedness.

In August 2006, Nielsen Finance also issued $1,070 million 12.5% senior subordinated discount notes due 2016 (“Senior Subordinated Discount Notes”) with a carrying amount of $784 million and $695 million at December 31, 2008 and December 31, 2007, respectively. Interest accretes through 2011 and is payable semi-annually commencing February 2012. The Senior Subordinated Discount Notes are unsecured senior subordinated obligations and are subordinated in right of payment to all Nielsen Finance’s existing and future senior indebtedness, including the Senior Notes and the senior secured credit facilities.

The indentures governing the Senior Notes and Senior Subordinated Discount Notes limit the majority of Nielsen’s subsidiaries’ ability to incur additional indebtedness, pay dividends or make other distributions or repurchase our capital stock, make certain investments, enter into certain types of transactions with affiliates, use assets as security in other transactions and sell certain assets or merge with or into other companies subject to certain exceptions. Upon a change in control, Nielsen Finance is required to make an offer to redeem all of the Senior Notes and Senior Subordinated Discount Notes at a redemption price equal to the 101% of the aggregate accreted principal amount plus accrued and unpaid interest. The Senior Notes and Senior Subordinated Discount Notes are jointly and severally guaranteed by Nielsen (See Note 19 “Guarantor Financial Information” for further description of the related guarantees).

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

In August 2006, Nielsen issued €343 million 11.125% senior discount notes due 2016 (“Senior Discount Notes”), with a carrying value of $362 million and $340 million at December 31, 2008 and December 31, 2007, respectively. Interest accretes through 2011 and is payable semi-annually commencing February 2012. The Senior Discount Notes are senior unsecured obligations and rank equal in right of payment to all of Nielsen’s existing and future senior indebtedness. The notes are effectively subordinated to Nielsen’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to all obligations of Nielsen’s subsidiaries.

Nielsen has a Euro Medium Term Note (“EMTN”) program in place under which no further debenture loans and private placements can be issued. All debenture loans and most private placements are quoted on the Luxembourg Stock Exchange. At December 31, 2008 and 2007, amounts with a carrying value of $595 million and $726 million, respectively, were outstanding under the EMTN program.

Outstanding under the EMTN program above is a GBP 250 million 5.625% EMTN debenture loan issued in 2003 and due in 2010 or 2017 with a carrying amount of $366 million and $497 million at December 31, 2008 and December 31, 2007, respectively. The GBP debenture loan will mature in 2010, unless the maturity has been extended to 2017 pursuant to a remarketing option held by two investment banks. The holders of the remarketing option have the right to acquire the debenture loan in May 2010 and remarket it with a new interest rate determined pursuant to an interest reset procedure. If such right is exercised and the interest reset procedure is not otherwise terminated, the maturity of the debenture loan will be extended to May 2017. If the holders of the remarketing option do not elect to exercise such option, or if the interest reset procedure is terminated (including termination of election by Nielsen), the GBP loan will mature at par in May 2010. In March 2009 Nielsen purchased and cancelled a portion of this outstanding debenture loan pursuant to a cash tender offer. Refer to the subsequent event section below for a further discussion of this transaction.

Senior secured bridge facility

In connection with the Valcon Acquisition, Valcon entered into a senior secured bridge facility, under which Valcon had borrowed $6,164 million as of August 2006. The debt and related interest expense have been recorded in the accounts of Nielsen in connection with the push-down of the consideration paid by Valcon further discussed in Note 1 “Description of Business, Basis of Presentation and Significant Accounting Policies.” The bridge loan was settled in August 2006 with proceeds from the issuance of the Senior Notes, Senior Subordinated Discount Notes and borrowings under the senior secured credit facilities resulting in a loss on early extinguishment of debt of $60 million related to the write-off of unamortized deferred financing costs of the bridge loan.

Deferred financing costs

The costs related to the issuance of debt are capitalized and amortized to interest expense using the effective interest method over the life of the related debt. Deferred financing costs are $112 million and $122 million at December 31, 2008 and 2007, respectively.

Related party lenders

A portion of the borrowings under the senior secured credit facility have been sold to certain of the Sponsors at terms consistent with third party borrowers. Amounts held by the sponsors were $445 million and $380 million as of December 31, 2008 and 2007, respectively. Interest expense associated with amounts held by the Sponsors approximated $22 million and $28 million during the years ended December 31, 2008 and 2007, respectively, and $15 million during the period May 24, 2006 to December 31, 2006.

Capital Lease Obligations

Nielsen leases certain computer equipment, buildings and automobiles under capital leases. These arrangements do not include terms of renewal, purchase options, or escalation clauses.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Assets under capital lease are recorded within property, plant and equipment See Note 6 “Property, Plant and Equipment.”

Future minimum capital lease payments under non-cancelable capital leases at December 31, 2008 are as follows:

(IN MILLIONS)
2009	$15
2010	15
2011	14
2012	14
2013	14
Thereafter	143

Total	215
Less: amount representing interest	94

Present value of minimum lease payments	$121

Current portion	$7
Total non-current portion	114

Present value of minimum lease payments	$121

Capital leases have effective interest rates ranging from 4% to 7%. Interest expense recorded related to capital leases during the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006 was $10 million, $10 million, $5 million, and $4 million, respectively.

Subsequent Events

In January 2009 we issued $330 million in aggregated principal amount of 11.625 % Senior Notes due 2014 at an issue price of $297 million with cash proceeds of approximately $291 million net of estimated fees and expenses.

In March 2009 the Company purchased and cancelled approximately GBP 101 million of the total GBP 250 million outstanding 5.625% EMTN debenture notes. This transaction was pursuant to a cash tender offer, whereby the Company paid, and participating note holders received, a price of £940 per £1,000 in principal amount of the notes, plus accrued interest. In conjunction with the GBP note cancellation the Company satisfied, and paid in cash, a portion of the remarketing settlement value associated with the cancelled notes to the two holders of the remarketing option (see description of GBP EMTN debenture above). In addition, the Company unwound a portion of its existing GBP/Euro cross-currency swap, which was previously designated as a foreign currency cash flow hedge. The Company does not expect to record a material gain or loss in the first quarter of 2009 as a result of the combined elements of this transaction. The net cash paid for the combined elements of this transaction was approximately $200 million.

11. Shareholders’ Equity

Each share of common stock has the right to one vote and a dividend determined at the general meeting of shareholders. No dividends were declared or paid on the common stock in 2008, 2007 or 2006.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Common stock activity is as follows:

	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
(Actual number of shares)
Beginning of year or period	258,463,857	258,463,857	258,443,857	257,073,932
Common share dividend	—	—	—	—
Conversion priority shares into common shares	—	—	20,000	—
Exercise of management and personnel options	—	—	—	1,369,925

End of year or period	258,463,857	258,463,857	258,463,857	258,443,857

In the event of an issuance of common stock, each holder of common stock has the first opportunity to purchase newly issued Nielsen common stock proportionate to the percentage of shares already held by the respective holder (“pre-emptive right”). However, such holder does not have any pre-emptive right to (i) stock issued against contribution other than in cash, and (ii) common stock issued to employees of Nielsen or of a group company of Nielsen.

Each share of 7% preferred stock had the right to 40 votes, non-cumulative dividend of €0.64 per share and a liquidation preference equal to the original issuance price of the 7% preferred stock, any capital contributions of the shareholder and any unpaid dividends, increased annually by 7% through the date of dissolution. No dividend was declared or paid on the 7% preferred stock in 2008, 2007 or 2006.

The issued and outstanding common shares and 7% preferred shares of Nielsen were listed on the stock exchange of NYSE Euronext until delisting as of July 11, 2006 (see Note 1 “Description of Business, Basis of Presentation and Significant Accounting Policies”).

Each share of priority stock had the right to 40 votes, dividends of €0.45 per share and a liquidation preference. Nielsen declared and paid dividends of €0.45 and per share on priority stock for the year ended December 31, 2005. On March 31, 2006 Nielsen acquired the priority shares which were subsequently converted into 20,000 common shares on June 13, 2006.

Each share of series B cumulative preferred stock had the right to one vote, a cumulative dividend of 6.22% calculated at issuance based on various factors, and a liquidation preference. Nielsen declared dividends of €1.76 and €0.78 per share on series B preferred stock in the period from May 24 to December 31, 2006 and the year ended December 31, 2005, respectively. No dividends were declared on series B preferred stock during the period from January 1, 2006 to May 23, 2006. As of December 31, 2006 all declared dividends were paid.

On August 9, 2006, Nielsen completed a cash redemption of all outstanding series B preferred stock, priority stock and series A preferred stock, which were owned by Valcon. All shares of series B preferred stock, priority stock and series A preferred stock have subsequently been canceled.

12. Share-Based Compensation

Successor

In connection with the Valcon Acquisition, Valcon Acquisition Holding B.V. (“Dutch HoldCo”), a private company with limited liability incorporated under the laws of the Netherlands and the direct parent of Valcon, implemented an equity-based, management compensation plan (“Equity Participation Plan” or “EPP”) to align

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

compensation for certain key executives with the performance of the Company. Under this plan, certain executives of Dutch HoldCo and its subsidiaries may be granted stock options, stock appreciation rights, restricted stock and dividend equivalent rights in the shares of Dutch HoldCo or purchase shares of Dutch HoldCo.

Dutch HoldCo granted 1,379,097, 8,130,350 and 3,500,000 time-based and 1,379,097, 8,130,350 and 3,500,000 performance-based stock options to purchase shares in the capital of Dutch HoldCo during the years ended December 31, 2008 and 2007, and the period from May 24, 2006 to December 31, 2006, respectively. As of December 31, 2008, the total number of shares authorized for award of options or other equity-based awards was 35,030,000. The 2008 time-based awards become exercisable over a four-year vesting period subject to the executives’ continuing employment as follows: 25% on December 31, 2008 and 25% on the last day of each of the next three calendar years. The 2007 and 2006 time-based awards become exercisable over a five-year vesting period subject to the executives’ continuing employment as follows: 5% upon grant date, 19% on December 31, 2007 and 19% on the last day of each of the next four calendar years for the 2007 options and 5% as of December 31, 2006 and 19% on the last day of each of the next five calendar years for the 2006 options. The 2008 performance options are subject to the executives’ continued employment and become vested and exercisable based on the achievement of certain annual EBITDA targets over a four-year vesting period. The 2007 and 2006 performance options are subject to the executives’ continuing employment over a five-year vesting period. If the annual EBITDA targets are achieved on a cumulative basis for any current year and prior years, the options become vested as to a pro-rata portion for any prior years installments which were not vested because of failure to achieve the applicable annual EBITDA target. Both option tranches expire ten years from date of grant. Upon a change in control, any then-unvested time options will fully vest and any then-unvested performance options can vest, subject to certain conditions.

For Nielsen’s successor share option plan, the activity is summarized below:

	Number Of Options (Time Based and Performance Based)	Weighted-Average Exercise Price
Successor
Outstanding at May 24, 2006	—	—
Granted	7,000,000	11.43
Expired	—	—
Canceled	—	—
Forfeited	—	—
Exercised	—	—

Outstanding at December 31, 2006	7,000,000	11.43
Granted	16,260,700	11.41
Replacement Awards	1,615,225	3.28
Expired	—	—
Canceled	—	—
Forfeited	(536,685)	(11.33)
Exercised	—	—

Outstanding at December 31, 2007	24,339,240	10.88
Granted	2,758,194	12.24
Replacement Awards	382,216	2.75
Expired	—	—
Canceled	—	—
Forfeited	(1,080,535)	(11.58)
Exercised	(309,262)	(6.53)

Outstanding at December 31, 2008	26,089,853	10.93

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The following table summarizes information about the nonvested shares as of December 31, 2008.

	Number Of Nonvested Options (Time Based and Performance Based)	Weighted-Average Exercise Price
Successor
Nonvested at May 24, 2006	—	—
Granted	7,000,000	11.43
Vested	(350,000)	(11.43)
Forfeited	—	—

Nonvested at December 31, 2006	6,650,000	11.43
Granted	16,260,700	11.41
Replacement Awards	1,615,225	3.28
Vested	(6,417,196)	(9.68)
Forfeited	(536,685)	(11.33)

Nonvested at December 31, 2007	17,572,044	11.30
Granted	2,758,194	12.24
Replacement Awards	382,216	2.75
Vested	(2,712,821)	(10.58)
Forfeited	(1,080,535)	(11.58)

Nonvested at December 31, 2008	16,919,098	11.36

The replacement awards are time based awards and relate to the acquisitions of IAG in 2008 and Nielsen BuzzMetrics and Telephia in 2007. See the “Nielsen Buzz Metrics” note below.

On May 15, 2008, Nielsen completed the acquisition of Nielsen IAG and concurrently provided 382,216 replacement awards under Nielsen’s existing Equity Participation Plan. The replacement awards granted on May 15, 2008 have exercise prices of $2.75 and a weighted average fair value of $8.25. All replacement options are vested under the identical terms applicable to Nielsen IAG options for which they were exchanged and the fair values of such awards which were vested were allocated as part of the preliminary purchase price allocation.

On August 9, 2007, Nielsen completed the acquisition of Telephia and concurrently provided 750,276 replacement options under Nielsen’s existing Equity Participation Plan. The replacement awards granted on August 9, 2007 have exercise prices ranging from $1.30 to $2.50 and a weighted average fair value of $8.07. All replacement options were fully vested and the fair values at grant date of such awards were allocated as part of the purchase price allocation.

The Black-Scholes option-pricing model was used to evaluate the fair value of the replacement awards with the assumptions consistent with the options granted under the Company’s Equity Participation Plan.

Time-based and performance-based options, excluding the replacement awards, have exercise prices of $11.00 and $22.00 per share for the year ended December 31, 2008 and exercise prices of $10.00 and $20.00 per share for the year ended December 31, 2007 and the period from May 24, 2006 to December 31, 2006. As of December 31, 2008, 2007 and 2006, the fair values of the time-based and performance-based awards were estimated using the Black-Scholes option pricing model. Expected volatility is based primarily on a combination of the estimates of implied volatility of the Company’s peer-group and the Company’s historical volatility adjusted for its leverage.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The following weighted average assumption ranges were used during 2008, 2007 and 2006:

	Year Ended December 31, 2008	Year Ended December 31, 2007	Period from May 24, 2006 to December 31, 2006
Expected life (years)	2.93 - 3.02	3.42 - 4.31	5.0
Risk-free interest rate	2.77%	3.17 - 4.77%	4.63%
Expected dividend yield	0%	0%	0%
Expected volatility	39.0%	46.50 - 56.10%	56.10%
Weighted average volatility	39.0%	55.03%	56.10%

The weighted average grant date fair values for the time-based and performance-based options granted during the year ended December 31, 2008 are $4.16 and $1.09 respectively.

The Company recorded the Dutch Holdco stock compensation expense on a push down basis of $18 million, $41 million and $6 million for the years ended December 31, 2008 and December 31, 2007, and for the period from May 24, 2006 to December 31, 2006, respectively. The expense in 2008 included the reversal of $4 million recorded in prior years for performance options that did not vest as the Company did not meet its performance targets. The tax benefit related to the stock compensation expense was $6 million, $16 million and $2 million, for the respective periods.

At December 31, 2008, there was approximately $32 million of unearned share-based compensation which the Company expects to record as share-based compensation expense over the next three years. The compensation expense related to the time-based awards is amortized over the term of the award using the graded vesting method. At December 31, 2008, 2,388,145 of the performance-based options had not vested. The compensation expense related to the performance-based awards scheduled to vest in 2009 through 2011 was recorded on a graded vesting method as of December 31, 2008, December 31, 2007 and December 31, 2006 since the Company believes that the achievement of the financial performance goals is probable.

The weighted-average exercise price of the 26,089,853 options outstanding and 9,319,625 options exercisable was $10.93 and $10.13 as of December 31, 2008. The weighted-average remaining contractual term for the options outstanding and exercisable as of December 31, 2008 was 9.0 years and 8.5 years, respectively.

As of December 31, 2008, December 31, 2007 and December 31, 2006, the weighted-average grant date fair value of the options granted was $3.66, $4.78, and $4.88, respectively, and the aggregate fair value of options vested was $13 million, $34 million and $2 million, respectively.

There were 309,262 options exercised for the year ended December 31, 2008. The intrinsic value of the options exercised was $1 million.

The aggregate intrinsic value of options outstanding and exercisable was $19 million.

In 2007, 100,000 restricted stock units (RSUs) ultimately payable in shares of common stock were granted under the existing Equity Participation Plan. Twenty percent of the awards vested upon the date of grant and the remaining vest ratably at twenty percent per year beginning with the first anniversary of the grant date. The restrictions on the awards lapse consistently along with the vesting terms and become 100 percent vested immediately prior to a change in control.

The estimated grant date fair value of these units was $10.00. The compensation expense associated with these awards is recognized based on a graded vesting schedule. The Company recognized share based compensation expense of $0.2 million and $0.6 million in connection with these restricted units for the years

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

ended December 31, 2008 and December 31, 2007. As of December 31, 2008, the total unrecognized compensation cost related to nonvested RSUs was $0.2 million. This cost is expected to be recognized over a weighted average period of 2 years. The total fair value of the 20,000 units vested during 2008 was $0.2 million.

Predecessor

Nielsen, concurrent with the consummation of the Valcon Acquisition, cancelled all vested and unvested stock options and RSUs, and paid each holder cash equal to the excess of the offer price of €29.50 over the exercise price, and paid €29.50 for each RSU outstanding, paying a total of $91 million for settlement of all outstanding share based awards and accelerating the recognition expense related to the unvested portion of all awards. Nielsen recognized $20 million of compensation expense related to all outstanding vested and unvested awards under Nielsen share-based compensation plans, of which $2 million related to Nielsen subsidiary plans, during the period from January 1, 2006 to May 24, 2006. Nielsen issued 1,369,925 shares of common stock upon the exercise of share-based compensation awards during the period from January 1, 2006 to May 23, 2006.

For Nielsen’s predecessor share option plans, the activity is summarized below:

	Number of Options	Weighted-Average Exercise Price
Predecessor
Outstanding at January 1, 2006	16,163,037	27.57
Granted	—	—
Exercised	(1,369,925)	23.78
Expired	(1,673,350)	39.08
Forfeited	(14,722)	27.36
Canceled	(3,061,600)	37.18
Paid at Valcon Acquisition	(10,043,440)	23.18

Outstanding at May 23, 2006	—	—

Subsidiary Share-Based Compensation

Nielsen//NetRatings

On June 22, 2007, concurrent with Nielsen’s acquisition of the remaining outstanding shares of Nielsen//NetRatings, all outstanding vested and unvested stock options and restricted stock units (“RSU’s”) of Nielsen//NetRatings were cancelled. Nielsen//NetRatings paid to each holder of options cash equal to the excess of the offer price of $21.00 per share over the exercise price, and paid $21.00 for each RSU outstanding. Cash required to settle all outstanding share-based awards totaled $33 million during 2007.

Nielsen recorded share-based payment expense for Nielsen//NetRatings’ compensation arrangements of $6 million for the year ended December 31, 2007, $3 million for the period from May 24, 2006 to December 31, 2006 and $2 million for the period from January 1, 2006 to May 23, 2006.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Information with respect to Nielsen//NetRatings’ plan activity is summarized as follows:

	Available for Grant	Restricted Stock Outstanding		Stock Options Outstanding
		Number of Restricted Shares	Weighted Average Grant Date Fair Value	Number of Stock Options	Weighted Average Exercise Price
Predecessor
Outstanding at January 1, 2006	599,000	485,000	14.96	3,110,000	10.64
Granted	(478,000)	478,000	12.63	—	—
Exercised/released	—	(143,000)	14.96	(298,000)	9.05
Restricted stock withheld for taxes(1)	30,000	—	—	—	—
Canceled	250,000	(57,000)	14.84	(193,000)	12.59

Outstanding at May 23, 2006	401,000	763,000	13.51	2,619,000	10.67

Successor
Granted	(70,000)	70,000	15.95	—	—
Exercised/released	—	(23,000)	14.39	(346,000)	9.68
Restricted stock withheld for taxes(1)	4,000	—	—	—	—
Canceled	84,000	(36,000)	12.02	(48,000)	13.93

Outstanding at December 31, 2006	419,000	774,000	13.77	2,225,000	10.76

Granted	(4,000)	4,000	20.10	—	—
Exercised/released	390,000	(270,000)	14.22	(120,000)	8.44
Restricted stock withheld for taxes(1)	56,000	—	—	—	—
Canceled	20,000	(17,000)	13.42	(3,000)	9.66
Settled	(881,000)	(491,000)	13.56	(2,102,000)	10.89

Outstanding at December 31, 2007	—	—	—	—	—

(1)	Upon the release of certain shares of restricted stock, the Company withheld shares to satisfy certain tax obligations of the holder based on the market value of the shares on the date the shares of restricted stock were released.

During the year ended December 31, 2007 and the period from May 24, 2006 to December 31, 2006 and from January 1, 2006 to May 23, 2006 the aggregate intrinsic value for options exercised was $1 million, $2 million, and $1 million, respectively.

Cash received from option exercises for the year ended December 31, 2007 and for the periods May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006 was $1 million, $3 million, and $3 million, respectively.

The tax benefit realized for the tax deductions from option exercises of the share-based payment arrangements totaled $0 million, $0.1 million, and $0.1 million for the year ended December 31, 2007, for the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Nielsen BuzzMetrics

On June 4, 2007, Nielsen completed the acquisition of the remaining outstanding shares of its subsidiary Nielsen BuzzMetrics and concurrently cancelled the majority of Nielsen BuzzMetrics outstanding vested and unvested options while certain executives obtained 864,949 replacement options under Nielsen’s existing Equity Participation Plan. The cancelled option holders received cash equal to the excess of the offer price of $7.79 over the exercise price, totaling $4 million. The acceleration expense recognized for the unvested options was not significant. Nielsen recognized $5 million in share-based compensation for Nielsen BuzzMetrics for the year ended December 31, 2007.

The Black-Scholes option-pricing model was used to evaluate the fair value of the replacement awards with assumptions consistent with the options granted under the Company’s Equity Participation Plan. The replacement awards granted on June 4, 2007, have exercise prices ranging from $0.10 to $10.00 and a weighted average grant date fair value of $5.19. The modification of certain awards to replacement options resulted in an insignificant amount of incremental compensation expense based on the newly determined fair value.

All Nielsen BuzzMetrics’ equity awards were modified to liability awards in accordance with SFAS No. 123(R) due to the existence of a put feature on the underlying shares which permits the option holders to avoid the risk and rewards normally associated with equity ownership. On November 30, 2006, it became probable that the put right would become operable when Nielsen committed to acquiring an additional interest in Nielsen BuzzMetrics in 2007. The modification of awards resulted in an additional expense of $4 million based on the fair value of the vested portion of the respective awards on November 30, 2006. The unvested portion of the options will be adjusted to fair value at each balance sheet date thereafter until the awards are settled with the adjustment recognized in the Consolidated Statements of Operations.

For purposes of Nielsen’s consolidated financial statements, Nielsen recorded share-based compensation expense from Nielsen BuzzMetrics’ options of $0 for the period from June 4, 2007 to December 31, 2007, $5 million (including the modification charge of $4 million) for the period from May 24, 2006 to December 31, 2006 and $0.2 million for the period from February 14, 2006 to May 23, 2006.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

A summary of Nielsen BuzzMetrics’ option activity is as follows:

	Number of Options	Weighted-Average Exercise Price
Predecessor
Outstanding at February 14, 2006(1)	1,459,581	$1.69
Granted	848,600	3.36
Exercised	(132,546)	0.11
Forfeited	(36,440)	2.57

Outstanding at May 23, 2006	2,139,195	2.44

Successor
Granted	79,000	4.91
Exercised	(149,415)	0.32
Forfeited	(117,916)	2.99

Outstanding at December 31, 2006	1,950,864	2.67
Granted	54,000	6.52
Exercised	—	—
Forfeited	(29,401)	5.07
Settled	(865,131)	2.35
Replacement Awards	(1,110,332)	3.10

Outstanding at December 31, 2007	—	—

(1)	Nielsen consolidated Nielsen BuzzMetrics starting on February 14, 2006 upon obtaining voting control.

13. Income Taxes

The components of (loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates, were:

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
(Loss)/income from continuing operations before income taxes and minority interests	$(517)	$(264)	$(384)	$25
Less: Equity in net (loss)/income of affiliates	(7)	2	6	6

(Loss)/income from continuing operations before income taxes, equity in net (loss)/income of affiliates and minority interests	$(510)	$(266)	$(390)	$19

Dutch	$41	$67	$(72)	$(84)
Non-Dutch	(551)	(333)	(318)	103

Total	$(510)	$(266)	$(390)	$19

The above amounts for Dutch and non-Dutch activities were determined based on the location of the taxing authorities.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The provision/(benefit) for income taxes attributable to (loss)/income from continuing operations before income taxes, equity in net (loss)/income of affiliates and minority interests consisted of:

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31 2006	January 1 - May 23 2006
Current:
Dutch	$—	$(40)	$20	$(8)
Non-Dutch	130	106	68	14

	130	66	88	6

Deferred:
Dutch	16	61	(3)	1
Non-Dutch	(142)	(109)	(190)	32

	(126)	(48)	(193)	33

Total	$4	$18	$(105)	$39

The Company’s provision/(benefit) for income taxes for the years ended December 31, 2008 and December 31, 2007 and for the periods May 24 to December 31, 2006 and January 1 to May 23, 2006 was different from the amount computed by applying the statutory Dutch federal income tax rates to (loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates as a result of the following:

	Earnings Before Income Taxes
	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
(Loss)/income from continuing operations before income taxes, equity in net (loss)/income of affiliates and minority interests	$(510)	$(266)	$(390)	$19

Dutch statutory tax rate	25.5%	25.5%	29.6%	29.6%

(Benefit)/provision for income taxes at the Dutch statutory rate	$(130)	$(68)	$(115)	$6
Goodwill Impairment	83	—	—	—
Basis difference in sale of subsidiary	6	—	—	—
Effect of subpart F income	—	—	17	—
Tax impact on distributions from foreign subsidiaries	13	74	—	—
Effect of operations in non-Dutch jurisdictions, including foreign tax credits	(31)	(29)	(34)	5
U.S. state and local taxation	11	3	(9)	7
Effect of Dutch inter-company finance activities	—	—	(22)	16
Change of estimates for contingent tax matters	37	36	26	(3)
Change of estimates for other tax positions	—	—	—	(6)
Change for valuation allowances	4	17	—	13
Non-deductible interest expense	—	(26)	28	—
Other, net	11	11	4	1

Total provision/(benefit) for income taxes	$4	$18	$(105)	$39

Effective tax rate	(0.8)%	(6.8)%	26.9%	205.3%

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

The components of current and non-current deferred income tax assets/(liabilities) were:

(IN MILLIONS)	December 31, 2008	December 31, 2007
Deferred tax assets (on balance):
Net operating loss carryforwards	$580	$485
Interest expense limitation	15	—
Deferred compensation	41	31
Financial instruments	174	114
Employee benefits	25	48
Tax credit carryforwards	36	10
Share-based payments	18	—
Accrued expenses	55	—
Other assets	45	73

	989	761
Valuation allowances	(232)	(199)

Deferred tax assets, net of valuation allowances	757	562

Deferred tax liabilities (on balance):
Intangible assets	(1,875)	(1,948)
Interest expense limitation	—	(2)
Fixed asset depreciation	(19)	(13)
Deferred revenues / costs	(60)	(56)
Computer software	(94)	(80)

	(2,048)	(2,099)

Net deferred tax liability	$(1,291)	$(1,537)

Recognized as:
Deferred income taxes, current	$(17)	$(56)
Deferred income taxes, non-current	(1,274)	(1,481)

Total	$(1,291)	$(1,537)

At December 31, 2008 and 2007, the Company had net operating loss carryforwards of approximately $1,670 million and $1,349 million, respectively, which will begin to expire in 2010, of which approximately $1,085 million relates to the U.S. In addition, the Company had tax credit carryforwards of approximately $36 million and $10 million at December 31, 2008 and 2007, respectively, which will begin to expire in 2011. In certain jurisdictions, the Company has operating losses and other tax attributes that, due to the uncertainty of achieving sufficient profits to utilize these operating loss carryforwards and tax credit carryforwards, the Company currently believes it is more likely than not that a portion of these losses will not be realized. Therefore, the Company has recorded a valuation allowance of approximately $203 million and $176 million at December 31, 2008 and 2007, respectively, related to these net operating loss carryforwards and tax credit carryforwards. In addition, the Company has established valuation allowances of $29 million and $23 million, at December 31, 2008 and 2007, respectively, on deferred tax assets related to other temporary differences, which the Company currently believes will not be realized.

As a consequence of the significant restructuring of the ownership of the Nielsen non-U.S. subsidiaries in 2008 and 2007 the Company has determined that as of December 31, 2008 no income taxes are required to be provided for on the approximately $2.6 billion, which is the excess of the book value of its investment in non-US

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

subsidiaries over the corresponding tax basis. Certain of these differences can be eliminated at a future date without tax consequences and the remaining difference which is equal to the undistributed historic earnings of such subsidiaries are indefinitely reinvested. It is not practical to estimate the additional income taxes and applicable withholding that would be payable on the remittance of such undistributed historic earnings.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized a decrease of $5 million in the liability for unrecognized tax benefits, which was accounted for as a decrease to the January 1, 2007 balance of goodwill.

At December 31, 2008 and December 31, 2007, the Company had gross unrecognized tax benefits of $187 million and $195 million, respectively. The Company has also accrued interest and penalties associated with these unrecognized tax benefits as of December 31, 2008 and December 31, 2007 of $22 million, and $23 million, respectively. Estimated interest and penalties related to the underpayment of income taxes is classified as a component of Benefit (provision) for income taxes in the Consolidated Statement of Operations.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

(IN MILLIONS)	December 31, 2008	December 31, 2007
Balance as of the beginning of period	$195	$112
Additions for current year tax positions	36	73
Additions for tax positions of prior years	18	23
Reductions for lapses of statute of limitations	(56)	(21)
Cumulative Translation of Non-US denominated positions	(6)	8

Balance as of the end of the period	$187	$195

Consistent with FIN 48, these gross contingency additions do not take into account offsetting tax benefits associated with the correlative effects of potential adjustments. The FIN 48 gross balance also includes cumulative translation adjustments associated with non-US dollar denominated tax exposures.

If the balance of the company’s uncertain tax positions is sustained by the taxing authorities in the Company’s favor, the reversal of the entire balance would reduce the company’s effective tax rate in future periods.

The Company files numerous consolidated and separate income tax returns in the United States Federal jurisdiction and in many state and foreign jurisdictions. With few exceptions, the Company is no longer subject to US Federal income tax examinations for 2003 and prior periods. In addition, the Company has subsidiaries in various states, provinces and countries that are currently under audit for years ranging from 1997 through 2006.

The Internal Revenue Service (IRS) commenced examinations of certain of the Company’s U.S. Federal income tax returns for 2004 in the third quarter of 2006. The IRS also commenced examinations of certain of the Company’s U.S. Federal income tax returns for 2005 and 2006 in the first quarter of 2009. The Company is also under Canadian audit for the years 2002 – 2006. With the exception of the 2005 and 2006 U.S. Federal examinations, it is anticipated that all examinations will be completed within the next twelve months. To date, the company is not aware of any material adjustments not already accrued related to any of the current Federal, state or foreign audits under examination.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

It is reasonably possible that a reduction in a range of $18 million to $58 million of unrecognized tax benefits may occur during 2009 as a result of projected resolutions of worldwide tax disputes.

14. Investments in Affiliates and Related Party Transactions

As of December 31, 2008 and 2007, Nielsen had investments in affiliates of $117 million and $258 million, respectively. Nielsen’s only significant investment, and its percentage of ownership as of December 31, 2008, was its 51% non-controlling ownership interest in Scarborough Research (“Scarborough”).

As discussed in Note 3 “Business Acquisitions,” on December 19, 2008 Nielsen completed the purchase of the remaining 50% interest in AGB Nielsen Media Research (“AGBNMR”), a leading international television audience media measurement business, from WPP in exchange for certain assets valued at $72 million. Net cash acquired in this transaction was $23 million.

On October 30, 2007, Nielsen completed the sale of its 50% interest in VNU Exhibitions Europe B.V. to Jaarbeurs (Holding) B.V. for $51 million.

Related Party Transactions with Affiliates

Nielsen and Scarborough enter into various related party transactions in the ordinary course of business, including Nielsen’s providing certain general and administrative services to Scarborough. Nielsen pays royalties to Scarborough for the right to include Scarborough data in Nielsen products sold directly to Nielsen customers. Additionally, Nielsen sells various Scarborough products directly to its clients, for which it receives a commission from Scarborough. As a result of these transactions Nielsen received net payments from Scarborough of $9 million, $15 million, $12 million and $9 million for the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. Obligations between Nielsen and Scarborough are settled in cash, on a monthly basis in the ordinary course of business and amounts outstanding were not material at December 31, 2008 or 2007.

Transactions with Sponsors

In connection with the Valcon Acquisition and related debt financing, during 2006 Valcon paid the Sponsors $131 million in fees and expenses for financial and structuring advice and analysis as well as assistance with due diligence investigations and debt financing negotiations. These costs were allocated as debt issuance costs or included in the overall purchase price of the Valcon Acquisition based on the specific nature of the services performed.

In connection with the Valcon Acquisition, two of Nielsen’s subsidiaries and the Sponsors entered into Advisory Agreements, which provide for an annual management fee, in connection with planning, strategy, oversight and support to management, and are payable quarterly and in advance to each Sponsor, on a pro rata basis, for the eight year duration of the agreements, as well as reimbursements for each Sponsor’s respective out-of-pocket expenses in connection with the management services provided under the agreement. Annual management fees are $10 million in the first year starting on the effective date of the Valcon Acquisition, and increases by 5% annually thereafter.

The Advisory Agreements provide that upon the consummation of a change in control transaction or an initial public offering in excess of $200 million, each of the Sponsors will receive, in lieu of quarterly payments of the annual management fee, a fee equal to the net present value of the aggregate annual management fee that

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

would have been payable to the Sponsors during the remainder of the term of the agreements (assuming an eight year term of the agreements), calculated using the treasury rate having a final maturity date that is closest to the eighth anniversary of the date of the agreements.

The Advisory Agreements also provide that Nielsen will indemnify the Sponsors against all losses, claims, damages and liabilities arising in connection with the management services provided by the Sponsors under the fee agreement.

For the years ended December 31, 2008 and 2007 and the period from May 24, 2006 to December 31, 2006, the Company recorded $11 million, $11 million and $7 million, respectively in selling, general and administrative expenses related to these management fees, sponsor travel and consulting.

Short-term debt at December 31, 2007 included a $54 million loan payable to Valcon Acquisition Holding B.V., the direct parent of Valcon. In addition, short-term debt at December 31, 2007 included a $24 million loan payable to Valcon Acquisition B.V., respectively. Long-term debt at December 31, 2007 included a $52 million loan payable to Valcon Acquisition B.V. During the second quarter of 2008, Nielsen repaid all previously outstanding loans with both Valcon Acquisition Holding B.V. and Valcon Acquisition B.V. A portion of the repayments was used by Valcon to acquire the remaining outstanding Nielsen common shares through a statutory squeeze-out procedure, pursuant to Dutch legal and regulatory requirements. At December 31, 2008, short-term debt included $2 million payable to Valcon Acquisition Holding B.V. Nielsen recorded $2 million and $4 million in interest expense from loans with these related parties for years ended December 31, 2008 and December 31, 2007, respectively.

15. Commitments and Contingencies

Leases and Other Contractual Arrangements

On February 19, 2008, Nielsen amended and restated its Master Services Agreement dated June 16, 2004 (“MSA”), with Tata America International Corporation and Tata Consultancy Services Limited (jointly “TCS”). The term of the amended and restated MSA is for ten years, effective October 1, 2007; with a one year renewal option granted to Nielsen, during which ten year period (or if Nielsen exercises its renewal option, eleven year period) Nielsen has committed to purchase at least $1 billion in services from TCS. Unless mutually agreed, the payment rates for services under the amended and restated MSA are not subject to adjustment due to inflation or changes in foreign currency exchange rates. TCS will provide Nielsen with Information Technology, Applications Development and Maintenance and Business Process Outsourcing services globally. The amount of the purchase commitment may be reduced upon the occurrence of certain events, some of which also provide us with the right to terminate the agreement.

In addition, in 2008, Nielsen entered into an agreement with TCS to outsource our global IT Infrastructure services. The agreement has an initial term of seven years, and provides for TCS to manage Nielsen’s infrastructure costs at an agreed upon level and to provide Nielsen’s infrastructure services globally for an annual service charge of $39 million per year, which applies towards the satisfaction of Nielsen’s aforementioned purchased services commitment with TCS of at least $1 billion over the term of the amended and restated MSA. The agreement is subject to earlier termination under certain limited conditions.

Nielsen has also entered into operating leases and other contractual obligations to secure real estate facilities, agreements to purchase data processing services and leases of computers and other equipment used in the ordinary course of business and various outsourcing contracts. These agreements are not unilaterally cancelable by Nielsen, are legally enforceable and specify fixed or minimum amounts or quantities of goods or services at fixed or minimum prices.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Due to the uncertainty with respect to the timing of future cash flows associated with the Company’s unrecognized tax benefits at December 31, 2008, the Company is unable to make reasonably reliable estimates of the timing of cash settlements with the respective taxing authorities. Therefore, $209 million of unrecognized tax benefits (which includes interest of $22 million) have been excluded from the contractual obligations table below, except for $4 million that may become payable during 2009. See Note 13, “Income Taxes” for further discussion.

The amounts presented below represent the minimum annual payments under Nielsen’s purchase obligations that have initial or remaining non-cancelable terms in excess of one year. These purchase obligations include data processing, building maintenance, equipment purchasing, photocopiers, land and mobile telephone service, computer software and hardware maintenance, and outsourcing.

	For the Years Ending December 31,
(IN MILLIONS)	2009	2010	2011	2012	2013	Thereafter	Total
Operating leases	$114	$98	$77	$61	$46	$121	$517
Other contractual obligations	251	163	136	124	120	336	1,130

Total	$365	$261	$213	$185	$166	$457	$1,647

Total expenses incurred under operating leases were $108 million, $120 million, $81 million and $51 million for the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. Nielsen recognized rental income received under subleases of $10 million, $8 million, $8 million and $5 million for the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006, respectively. At December 31, 2008, Nielsen had aggregate future proceeds to be received under non-cancelable subleases of $80 million.

Nielsen also has minimum commitments under non-cancelable capital leases. See Note 10 “Long-term Debt and Other Financing Arrangements” for further discussion.

Guarantees and Other Contingent Commitments

At December 31, 2008, Nielsen was committed under the following significant guarantee arrangements:

Sub-lease guarantees

Nielsen provides sub-lease guarantees in accordance with certain agreements pursuant to which Nielsen guarantees all rental payments upon default of rental payment by the sub-lessee. To date, the Company has not been required to perform under such arrangements, does not anticipate making any significant payments related to such guarantees and, accordingly, no amounts have been recorded.

Letters of credit

Letters of credit issued and outstanding amount to $5 million at December 31, 2008.

Indemnification agreements

In connection with the sale of Directories in 2004, Nielsen is subject to certain contingent liabilities relating to periods prior to the sale, pursuant to an indemnity agreement with the acquirer. As of December 31, 2008, Nielsen had accrued approximately $11 million relating to this indemnity agreement.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Termination Agreement Nielsen—IMS Health

On November 17, 2005, Nielsen and IMS Health Inc. (“IMS Health”) announced their agreement to terminate the planned merger of the two companies. Under the terms of the termination agreement, among other things, Nielsen agreed to pay an amount of $45 million to IMS Health should Nielsen be acquired pursuant to any agreement entered into within the 12 months following the termination. For its part, IMS Health agreed to pay Nielsen $15 million should IMS Health be acquired pursuant to any agreement entered into within the 12 months following the termination. On May 24, 2006, due to the consummation of the Valcon Acquisition, Nielsen made the $45 million payment to IMS Health.

D&B Legacy Tax Matters

In November 1996, D&B, then known as The Dun & Bradstreet Corporation (“Old D&B”) separated into three public companies by spinning off the A.C. Nielsen Company (“ACNielsen”) and Cognizant Corporation (“Cognizant”) (the “1996 Spin-Off”).

In June 1998, Old D&B changed its name to R.H. Donnelley Corporation (“Donnelley”) and spun-off The Dun & Bradstreet Corporation (“New D&B”) (the “D&B Spin”), and Cognizant changed its name to Nielsen Media Research, Inc. (“NMR”), now part of Valcon, and spun-off IMS Health (the “Cognizant Spin”). In September 2000, New D&B changed its name to Moody’s Corporation (“Moody’s”) and spun-off a company now called The Dun & Bradstreet Corporation (“Current D&B”) (the “Moody’s spin”). In November 1999, Nielsen acquired NMR and in 2001 Nielsen acquired ACNielsen.

Pursuant to the agreements affecting the 1996 Spin-Off, among other things, certain liabilities, including certain contingent liabilities and tax liabilities arising out of certain prior business transactions (the “D&B Legacy Tax Matters”), were allocated among Old D&B, ACNielsen and Cognizant. The agreements provide that any disputes regarding these matters are subject to resolution by arbitration.

In connection with the acquisition of NMR, Nielsen recorded in 1999, a liability for NMR’s aggregate liability for payments related to the D&B Legacy Tax Matters. During the year ended December 31, 2008, Nielsen paid $6 million to settle its portion of one of the outstanding tax matters previously in arbitration, including $1 million in interest. As of December 31, 2008, Nielsen has $11 million of remaining accruals, which are considered to be adequate to cover any liabilities associated with the remaining matters.

Other Legal Proceedings and Contingencies

Nielsen is subject to litigation and other claims in the ordinary course of business.

16. Segments

Nielsen classifies its business interests into three reportable segments: Consumer Services, consisting principally of market research and analysis and marketing and analytical consulting services; Media, consisting principally of television ratings, television, radio and internet audience and advertising measurement and research and analysis in various facets of the entertainment and media sectors, and Business Media, consisting principally of business publications, both in print and online, trade shows, events and conferences and information databases and websites. Corporate consists principally of unallocated, corporate items and intersegment eliminations.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Information with respect to the operations of each of Nielsen’s business segments is set forth below based on the nature of the products and services offered and geographic areas of operations.

Business Segment Information

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Revenues
Consumer Services(1)	$2,838	$2,650	$1,425	$871
Media	1,737	1,570	859	541
Business Media	440	490	266	216
Corporate and eliminations	(3)	(3)	(2)	(2)

Total	$5,012	$4,707	$2,548	$1,626

(1)	Includes Retail Measurement revenues of $1,920 million, $1,787 million, $1,004 million and $604 million for the years ended December 31, 2008 and 2007 and the periods from May 24, 2006 to December 31, 2006 and January 1, 2006 to May 23, 2006 respectively.

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Depreciation and amortization
Consumer Services	$188	$169	$116	$60
Media	266	227	107	48
Business Media	42	48	25	12
Corporate and eliminations	8	13	9	6

Total	$504	$457	$257	$126

	Successor			Predecessor
(IN MILLIONS)	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Restructuring cost
Consumer Services	$75	$80	$43	$1
Media	13	14	—	—
Business Media	3	6	6	—
Corporate and eliminations	29	37	19	6

Total	$120	$137	$68	$7

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

(IN MILLIONS)	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Share-Based Compensation
Consumer Services	$4	$7	$2	$7
Media	7	24	9	7
Business Media	1	3	—	2
Corporate and eliminations	6	18	3	4

Total	$18	$52	$14	$20

(IN MILLIONS)	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Operating income
Consumer Services	$259	$227	$59	$25
Media	224	232	132	98
Business Media	(251)	82	26	51
Corporate and eliminations	(114)	(125)	(108)	(117)

Total	$118	$416	$109	$57

(IN MILLIONS)	Successor			Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Interest income
Consumer Services	$8	$11	$5	$4
Media	2	7	5	2
Business Media	1	—	—	—
Corporate	6	12	1	2

Total	$17	$30	$11	$8

(IN MILLIONS)	Successor			Predecessor
	Year Ended December 31, 2008	Year Ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Interest expense
Consumer Services	$3	$4	$7	$1
Media	9	10	8	8
Business Media	—	—	—	—
Corporate	627	634	357	39

Total	$639	$648	$372	$48

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

(IN MILLIONS)	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Equity in net (loss)/income of affiliates
Consumer Services	$1	$1	$—	$—
Media	(8)	(2)	6	2
Business Media	—	4	—	4
Corporate	—	(1)	—	—

Total	$(7)	$2	$6	$6

(IN MILLIONS)	December 31, 2008	December 31, 2007
Total assets
Consumer Services	$5,912	$6,557
Media	7,758	7,688
Business Media	1,199	1,606
Corporate(1)	489	403

Total	$15,358	$16,254

(1)	Includes cash of $158 million and $34 million and deferred bank fees of $112 million and $122 million as of December 31, 2008 and 2007, respectively.

(IN MILLIONS)	December 31, 2008	December 31, 2007
Total liabilities
Consumer Services	$1,913	$1,976
Media	1,533	1,561
Business Media	255	321
Corporate(1)	8,766	8,435

Total	$12,467	$12,293

(1)	Includes debt of $8,357 million and $8,085 million as of December 31, 2008 and 2007, respectively.

(IN MILLIONS)	Successor			Predecessor
	Year ended December 31, 2008	Year ended December 31, 2007	May 24 - December 31, 2006	January 1 - May 23, 2006
Capital expenditures
Consumer Services	$175	$120	$78	$31
Media	165	122	79	33
Business Media	16	12	4	2
Corporate and other	14	12	6	3

Total	$370	$266	$167	$69

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Geographic Segment Information

Successor

(IN MILLIONS)	Revenues(1)	Operating Income/ (Loss)	Long- lived Assets(2)
2008
United States(3)	$2,675	$(182)	$9,601
North and South America, excluding the United States	497	121	1,435
The Netherlands	46	8	6
Other Europe, Middle East & Africa	1,308	125	1,385
Asia Pacific	486	46	431

Total	$5,012	$118	$12,858

(IN MILLIONS)	Revenues(1)	Operating Income/ (Loss)	Long- lived Assets(2)
2007
United States	$2,638	$197	$9,953
North and South America, excluding the United States	440	89	1,831
The Netherlands	35	(10)	7
Other Europe, Middle East & Africa	1,158	98	1,380
Asia Pacific	436	42	517

Total	$4,707	$416	$13,688

(IN MILLIONS)	Revenues(1)	Operating Income/(Loss)
May 24, 2006 through December 31, 2006
United States	$1,468	$11
North and South America, excluding the United States	237	43
The Netherlands	22	33
Other Europe, Middle East & Africa	580	(13)
Asia Pacific	241	35

Total	$2,548	$109

Predecessor

(IN MILLIONS)	Revenues(1)	Operating Income/(Loss)
January 1, 2006 through May 23, 2006
United States	$962	$105
North and South America, excluding the United States	145	31
The Netherlands	12	(97)
Other Europe, Middle East & Africa	364	11
Asia Pacific	143	7

Total	$1,626	$57

(1)	Revenues are attributed to geographic areas based on the location of customers.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

(2)	Long-lived assets include property, plant and equipment, goodwill and other intangible assets.

(3)	Operating loss includes a goodwill impairment charge of $432 million.

17. Additional Financial Information

Accounts payable and other current liabilities

(IN MILLIONS)	December 31, 2008	December 31, 2007
Trade payables	$95	$124
Personnel costs	294	338
Current portion of restructuring liabilities	95	95
Outside services	81	103
Interest payable	96	99
Other current liabilities	358	376

Total accounts payable and other current liabilities	$1,019	$1,135

18. Quarterly Financial Data (unaudited)

(IN MILLIONS)	Successor
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2008
Revenues	$1,214	$1,304	$1,260	$1,234
Operating income/(loss)(1)	115	169	124	(290)
(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(107)	28	52	(483)
Net (loss)/income	$(82)	$15	$42	$(477)

(IN MILLIONS)	Successor
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2007
Revenues	$1,072	$1,169	$1,188	$1,278
Operating Income(2)	56	100	77	183
(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(89)	(75)	(108)	6
Net loss(3)	$(74)	$(61)	$(100)	$(45)

(1)	Includes restructuring charges of $7 million, $9 million, $46 million and $58 million for the first quarter, the second quarter, the third quarter and the fourth quarter of 2008, respectively. The fourth quarter of 2008 also includes a goodwill impairment charge of $432 million.

(2)	Includes restructuring charges of $19 million, $36 million, $79 million and $3 million for the first quarter, the second quarter, the third quarter and the fourth quarter of 2007, respectively.

(3)	The fourth quarter of 2007 includes a tax provision of $50 million, mainly due to the tax impact on distributions from foreign subsidiaries.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

19. Guarantor Financial Information

The following supplemental financial information sets forth for the Company, its subsidiaries that have issued certain debt securities (the “Issuers”) and its guarantor and non-guarantor subsidiaries, all as defined in the credit agreements, the consolidating balance sheet as of December 31, 2008 and 2007 and consolidating statements of operations and cash flows for the years ended December 31, 2008 and 2007 and for the periods from January 1, 2006 to May 23, 2006 and May 24, 2006 to December 31, 2006. The Senior Notes and the Senior Subordinated Discount Notes are jointly and severally guaranteed on an unconditional basis by Nielsen and, each of the direct and indirect wholly-owned subsidiaries of Nielsen, including VNU Intermediate Holding B.V., Nielsen Holding and Finance B.V., VNU International B.V., Nielsen Business Media Holding Company, TNC (US) Holdings, Inc., VNU Marketing Information, Inc. and ACN Holdings, Inc., and the wholly-owned subsidiaries thereof, including the wholly owned U.S. subsidiaries of ACN Holdings, Inc. and Nielsen Business Media Holding Company, in each case to the extent that such entities provide a guarantee under the senior secured credit facilities. The issuers are the Company and the subsidiary issuers (Nielsen Finance LLC and Nielsen Finance Co.), both wholly-owned subsidiaries of ACN Holdings, Inc. and subsidiary guarantors of the debt issued by Nielsen.

As discussed in Note 3 “Business Acquisitions,” the Company acquired the remaining Nielsen//NetRatings common shares on June 22, 2007. Subsequent to this acquisition, Nielsen//NetRatings United States based subsidiaries, became Guarantor subsidiaries during the year ended December 31, 2007. This change did not impact the Nielsen//NetRatings non-U.S. operations which will continue as Non-Guarantor subsidiaries. In the following Consolidated Balance Sheet, Consolidated Statement of Operations and the Consolidated Statement of Cash Flows, Nielsen//NetRatings U.S. based subsidiaries have been included in the Guarantor column as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007. Periods prior to 2007 have not been reclassified.

Nielsen is a holding company and does not have any material assets or operations other than ownership of the capital stock of its direct and indirect subsidiaries. All of Nielsen’s operations are conducted through its subsidiaries, and, therefore, Nielsen is expected to continue to be dependent upon the cash flows of its subsidiaries to meet its obligations.

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Balance Sheet (Successor)

December 31, 2008

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Assets:
Current assets
Cash and cash equivalents	$1	$—	$162	$303	$—	$466
Trade and other receivables, net	—	—	427	531	—	958
Prepaid expenses and other current assets	2	17	74	96	—	189
Intercompany receivables	346	105	385	394	(1,230)	—

Total current assets	349	122	1,048	1,324	(1,230)	1,613

Non-current assets
Property, plant and equipment, net	—	—	378	225	—	603
Goodwill	—	—	5,284	1,901	—	7,185
Other intangible assets, net	—	—	3,888	1,182	—	5,070
Deferred tax assets	—	64	216	39	—	319
Other non-current assets	20	107	266	175	—	568
Equity investment in subsidiaries	2,881	—	3,760	—	(6,641)	—
Intercompany loans	632	6,929	985	1,564	(10,110)	—

Total assets	$3,882	$7,222	$15,825	$6,410	$(17,981)	$15,358

Liabilities, minority interests and shareholders’ equity:
Current liabilities
Accounts payable and other current liabilities	$17	$113	$327	$562	$—	$1,019
Deferred revenues	—	—	280	158	—	438
Income tax liabilities	4	—	92	42	—	138
Current portion of long-term debt, capital lease obligations and other short-term borrowings	—	45	359	17	—	421
Intercompany payables	—	170	805	255	(1,230)	—

Total current liabilities	21	328	1,863	1,034	(1,230)	2,016

Non-current liabilities
Long-term debt and capital lease obligations	957	7,002	97	17	—	8,073
Deferred tax liabilities	18	—	1,455	119	—	1,592
Intercompany loans	—	—	9,086	1,024	(10,110)	—
Other non-current liabilities	11	129	443	203	—	786

Total liabilities	1,007	7,459	12,944	2,397	(11,340)	12,467

Minority interests	—	—	—	16	—	16

Total shareholders’ equity	2,875	(237)	2,881	3,997	(6,641)	2,875

Total liabilities, minority interests and shareholders’ equity	$3,882	$7,222	$15,825	$6,410	$(17,981)	$15,358

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Balance Sheet (Successor)

December 31, 2007

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Assets:
Current assets
Cash and cash equivalents	$1	$—	$65	$333	$—	$399
Trade and other receivables, net	—	—	441	471	—	912
Prepaid expenses and other current assets	32	15	75	60	—	182
Intercompany receivables	430	109	338	315	(1,192)	—

Total current assets	463	124	919	1,179	(1,192)	1,493

Non-current assets
Property, plant and equipment, net	—	—	332	227	—	559
Goodwill	—	—	5,650	2,136	—	7,786
Other intangible assets, net	—	—	3,908	1,435	—	5,343
Deferred tax assets	3	33	116	83	—	235
Other non-current assets	20	130	515	173	—	838
Equity investment in subsidiaries	3,982	—	4,069	—	(8,051)	—
Intercompany loans	722	6,669	992	1,958	(10,341)	—

Total assets	$5,190	$6,956	$16,501	$7,191	$(19,584)	$16,254

Liabilities, minority interests and shareholders’ equity:
Current liabilities
Accounts payable and other current liabilities	$83	$77	$416	$559	$—	$1,135
Deferred revenues	—	—	322	180	—	502
Income tax liabilities	—	—	62	38	—	100
Current portion of long-term debt, capital lease obligations and other short-term borrowings	6	45	132	30	—	213
Intercompany payables	41	150	841	160	(1,192)	—

Total current liabilities	130	272	1,773	967	(1,192)	1,950

Non-current liabilities
Long-term debt and capital lease obligations	1,066	6,787	155	29	—	8,037
Deferred tax liabilities		—	1,530	186	—	1,716
Intercompany loans	—	—	8,810	1,531	(10,341)	—
Other non-current liabilities	37	82	251	220	—	590

Total liabilities	1,233	7,141	12,519	2,933	(11,533)	12,293

Minority interests	—	—	—	4	—	4

Total shareholders’ equity	3,957	(185)	3,982	4,254	(8,051)	3,957

Total liabilities, minority interests and shareholders’ equity	$5,190	$6,956	$16,501	$7,191	$(19,584)	$16,254

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Operations (Successor)

For the year ended December 31, 2008

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Revenues	$—	$—	$2,675	$2,347	$(10)	$5,012
Cost of revenues, exclusive of depreciation and amortization shown separately below	—	—	1,116	1,077	(10)	2,183
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	—	—	877	778	—	1,655
Depreciation and amortization	—	—	388	116	—	504
Impairment of goodwill	—	—	432	—	—	432
Restructuring costs	—	—	43	77	—	120

Operating (loss)/income	—	—	(181)	299	—	118

Interest income	44	461	72	90	(650)	17
Interest expense	(78)	(535)	(602)	(74)	650	(639)
(Loss)/gain on derivative instruments	—	(20)	5	—	—	(15)
Foreign currency exchange transaction gains/(losses), net	—	48	(21)	(5)	—	22
Equity in net (loss)/income of subsidiaries	(453)	—	149	—	304	—
Other income/(expense), net	—	—	10	(23)	—	(13)

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(487)	(46)	(568)	287	304	(510)
(Provision)/benefit for income taxes	(15)	13	102	(104)	—	(4)
Minority interests	—	—	—	—	—	—
Equity in net (loss)/income of affiliates	—	—	(9)	2	—	(7)

Loss from continuing operations	(502)	(33)	(475)	185	304	(521)
Income/(loss) from discontinued operations, net of tax	—	—	22	(3)	—	19

Net (loss)/income	$(502)	$(33)	$(453)	$182	$304	$(502)

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Operations (Successor)

For the year ended December 31, 2007

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Revenues	$—	$—	$2,583	$2,140	$(16)	$4,707
Cost of revenues, exclusive of depreciation and amortization shown separately below	—	—	1,126	1,002	(16)	2,112
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	1	—	844	740	—	1,585
Depreciation and amortization	—	—	340	117	—	457
Restructuring costs	—	—	70	67	—	137

Operating (loss)/income	(1)	—	203	214	—	416

Interest income	45	528	52	90	(685)	30
Interest expense	(77)	(546)	(662)	(48)	685	(648)
Gain on derivative instruments	—	34	6	—	—	40
Foreign currency exchange transaction (losses)/gains, net	(3)	(93)	(9)	—	—	(105)
Equity in net (loss)/income of subsidiaries	(221)	—	101	—	120	—
Other (expense)/income, net	(5)	(3)	16	(7)	—	1

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(262)	(80)	(293)	249	120	(266)
(Provision)/benefit for income taxes	(18)	29	78	(107)	—	(18)
Minority interests	—	—	—	—	—	—
Equity in net (loss)/income of affiliates	—	—	(6)	8	—	2

Loss from continuing operations	(280)	(51)	(221)	150	120	(282)
Income from discontinued operations, net of tax	—	—	—	2	—	2

Net (loss)/income	$(280)	$(51)	$(221)	$152	$120	$(280)

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Operations (Successor)

For the period from May 24 to December 31, 2006

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Revenues	$—	$—	$1,417	$1,142	$(11)	$2,548

Cost of revenues, exclusive of depreciation and amortization shown separately below	—	—	634	579	(11)	1,202
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	23	—	511	378	—	912
Depreciation and amortization	—	—	184	73	—	257
Restructuring costs	—	—	31	37	—	68

Operating (loss)/income	(23)	—	57	75	—	109

Interest income	47	226	21	36	(319)	11
Interest expense	(131)	(230)	(306)	(24)	319	(372)
Gain on derivative instruments	—	—	5	—	—	5
Loss on early extinguishment of debt	(63)	—	(2)	—	—	(65)
Foreign currency exchange transaction losses, net	(1)	(36)	(32)	(2)	—	(71)
Equity in net (loss)/income of subsidiaries	(152)	—	(24)	—	176	—
Other (expense)/income, net	(4)	—	30	(33)	—	(7)

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(327)	(40)	(251)	52	176	(390)
Benefit/(provision) for income taxes	31	16	93	(35)	—	105
Minority interests	—	—	—	—	—	—
Equity in net income of affiliates	—	—	6	—	—	6

(Loss)/income from continuing operations	(296)	(24)	(152)	17	176	(279)
Loss from discontinued operations, net of tax	—	—	—	(17)	—	(17)

Net (loss)/income	$(296)	$(24)	$(152)	$—	$176	$(296)

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Operations (Predecessor)

For the period January 1 to May 23, 2006

	Parent	Issuers	Guarantor	Non-Guarantor	Elimination	Consolidated
Revenues	$—	$—	$932	$699	$(5)	$1,626

Cost of revenues, exclusive of depreciation and amortization shown separately below	—	—	410	382	(5)	787
Selling, general and administrative expenses, exclusive of depreciation and amortization shown separately below	2	—	295	257	—	554
Depreciation and amortization	—	—	82	44	—	126
Transaction costs	82	—	13	—	—	95
Restructuring costs	—	—	7	—	—	7

Operating (loss)/income	(84)	—	125	16	—	57

Interest income	47	—	12	19	(70)	8
Interest expense	(49)	—	(55)	(14)	70	(48)
Loss on derivative instruments	—	—	(9)	—	—	(9)
Foreign currency exchange transaction gains/(losses), net	5	—	(8)	—	—	(3)
Equity in net income/(loss) of subsidiaries	64	—	—	—	(64)	—
Other (expense)/income, net	(5)	—	24	(5)	—	14

(Loss)/income from continuing operations before income taxes, minority interests and equity in net (loss)/income of affiliates	(22)	—	89	16	(64)	19
Benefit/(provision) for income taxes	8	—	(26)	(21)	—	(39)
Minority interests	—	—	—	—	—	—
Equity in net income of affiliates	—	—	1	5	—	6

(Loss)/income from continuing operations	(14)	—	64	—	(64)	(14)
Income/(loss) from discontinued operations, net of tax	—	—	—	—	—	—

Net (loss)/income	$(14)	$—	$64	$—	$(64)	$(14)

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Cash Flows (Successor)

For the year ended December 31, 2008

	Parent	Issuers	Guarantor	Non-Guarantor	Consolidated
Net cash provided by operating activities	$35	$37	$27	$217	$316

Investing activities:
Acquisition of subsidiaries and affiliates, net of cash acquired	—	—	(258)	20	(238)
Proceeds/payments from sale of subsidiaries and affiliates, net	—	—	18	5	23
Additions to property, plant and equipment and other assets	—	—	(183)	(41)	(224)
Additions to intangible assets	—	—	(130)	(16)	(146)
Other investing activities	(2)	—	(8)	4	(6)

Net cash used in investing activities	(2)	—	(561)	(28)	(591)

Financing activities:
Net borrowings from revolving credit facility	—	—	285	—	285
Proceeds from issuances of debt	—	213	3	1	217
Repayments of debt	—	(45)	(139)	—	(184)
(Decrease)/increase in other short-term borrowings	(6)	—	11	(18)	(13)
Stock activity of subsidiaries, net	—	—	—	(2)	(2)
Valcon capital contribution	79	—	—	—	79
Activity under stock plans	—	—	(1)	—	(1)
Settlement of derivatives, intercompany and other financing activities	(105)	(205)	472	(173)	(11)

Net cash (used in)/provided by financing activities	(32)	(37)	631	(192)	370

Effect of exchange-rate changes on cash and cash equivalents	(1)	—	—	(27)	(28)

Net increase/(decrease) in cash and cash equivalents	—	—	97	(30)	67

Cash and cash equivalents at beginning of period	1	—	65	333	399

Cash and cash equivalents at end of period	$1	$—	$162	$303	$466

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Cash Flows (Successor)

For the year ended December 31, 2007

	Parent	Issuers	Guarantor	Non-Guarantor	Consolidated
Net cash (used in)/provided by operating activities	$(8)	$35	$(73)	$286	$240

Investing activities:
Acquisition of subsidiaries and affiliates, net of cash acquired	—	—	(779)	(53)	(832)
Proceeds/payments from sale of subsidiaries and affiliates, net	—	—	—	440	440
Additions to property, plant and equipment and other assets	—	—	(99)	(55)	(154)
Additions to intangible assets	—	—	(96)	(16)	(112)
Purchases of marketable securities	—	—	(75)	—	(75)
Sales and maturities of marketable securities	—	—	210	—	210
Other investing activities	—	—	2	4	6

Net cash (used in)/provided by investing activities	—	—	(837)	320	(517)

Financing activities:
Net borrowings from revolving credit facility	—	—	10	—	10
Proceeds from issuances of debt	—	347	104	—	451
Repayments of debt	—	(372)	(5)	(1)	(378)
Increase/(decrease) in other short-term borrowings	5	—	(6)	(68)	(69)
Activity under stock plans	(6)	—	—	(4)	(10)
Intercompany and other financing activities	6	(10)	648	(648)	(4)

Net cash provided by/(used in) financing activities	5	(35)	751	(721)	—

Effect of exchange-rate changes on cash and cash equivalents	—	—	13	32	45

Net decrease in cash and cash equivalents	(3)	—	(146)	(83)	(232)

Cash and cash equivalents at beginning of period	4	—	211	416	631

Cash and cash equivalents at end of period	$1	$—	$65	$333	$399

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Cash Flows (Successor)

For the period from May 24 to December 31, 2006

	Parent	Issuers	Guarantor	Non-Guarantor	Consolidated
Net cash provided by operating activities	$23	$12	$159	$238	$432

Investing activities:
Acquisition of subsidiaries and affiliates, net of cash acquired	—	—	(37)	(6)	(43)
Proceeds/payments from sale of subsidiaries and affiliates, net	—	—	91	—	91
Additions to property, plant and equipment and other assets	—	—	(75)	(35)	(110)
Additions to intangible assets	—	—	(38)	(19)	(57)
Purchases of marketable securities	—	—	—	(63)	(63)
Sales and maturities of marketable securities	—	—	—	59	59
Other investing activities	(10)	—	(10)	—	(20)

Net cash used in investing activities	(10)	—	(69)	(64)	(143)

Financing activities:
Payments to Valcon to settle certain borrowings for the Valcon Acquisition	(5,862)	—	—	—	(5,862)
Proceeds from issuances of debt, net of issuance cost	274	6,493	20	—	6,787
Repayments of debt	(1,381)	(13)	(155)	—	(1,549)
Increase in other short-term borrowings	—	—	17	17	34
Stock activity of subsidiaries, net	—	—	(2)	8	6
Repurchase of preference shares	(116)	—	—	—	(116)
Cash dividends paid to shareholders	(16)	—	—	—	(16)
Activity under stock plans	(86)	—	(5)	—	(91)
Settlement of derivatives, intercompany and other financing activities	7,151	(6,492)	(295)	(56)	308

Net cash used in financing activities	(36)	(12)	(420)	(31)	(499)

Effect of exchange-rate changes on cash and cash equivalents	—	—	6	2	8

Net (decrease)/increase in cash and cash equivalents	(23)	—	(324)	145	(202)

Cash and cash equivalents at beginning of period	27	—	535	271	833

Cash and cash equivalents at end of period	$4	$—	$211	$416	$631

The Nielsen Company B.V.

Notes to Consolidated Financial Statements (continued)

Consolidated Statement of Cash Flows (Predecessor)

For the period January 1 to May 23, 2006

	Parent	Issuers	Guarantor	Non-Guarantor	Consolidated
Net cash (used in)/provided by operating activities	$(81)	$—	$127	$33	$79

Investing activities:
Acquisition of subsidiaries and affiliates, net of cash acquired	—	—	(12)	(45)	(57)
Proceeds/payments from sale of subsidiaries and affiliates, net	—	—	—	(3)	(3)
Additions to property, plant and equipment and other assets	—	—	(29)	(16)	(45)
Additions to intangible assets	—	—	(19)	(5)	(24)
Purchases of marketable securities	—	—	—	(56)	(56)
Sales and maturities of marketable securities	—	—	—	71	71
Other investing activities	—	—	—	17	17

Net cash used in investing activities	—	—	(60)	(37)	(97)

Financing activities:
Repayments of debt	(466)	—	—	—	(466)
(Decrease)/increase in other short-term borrowings	—	—	(13)	7	(6)
Stock activity of subsidiaries, net	—	—	—	(9)	(9)
Activity under stock plans	40	—	—	—	40
Settlement of derivatives, intercompany and other financing activities	527	—	(202)	(113)	212

Net cash provided by/(used in) financing activities	101	—	(215)	(115)	(229)

Effect of exchange-rate changes on cash and cash equivalents	1	—	49	11	61

Net increase/(decrease) in cash and cash equivalents	21	—	(99)	(108)	(186)

Cash and cash equivalents at beginning of period	6	—	634	379	1,019

Cash and cash equivalents at end of period	$27	$—	$535	$271	$833

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

The Nielsen Company B.V.

Pursuant to our Articles of Association, we indemnify our directors and officers acting in their capacity on behalf of us against reasonable costs and expenses incurred by them in connection with any suit, proceeding or action instituted by a third party unless it is determined that such amounts were incurred as a result of their willful misconduct or gross negligence.

Registrants Incorporated in Delaware

With respect to the registrants incorporated in Delaware, Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. The Bylaws of each of the registrants incorporated in Delaware provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of each of the registrants incorporated in Delaware relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Insurance

Each of the Registrants currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of this Registrant.

Item 21.	Exhibits and Financial Statements Schedules.

(a)	The following exhibits are attached hereto:

EXHIBIT NUMBER	DESCRIPTION
2.1(a)**	Merger Protocol, made as of March 8, 2006, between Valcon Acquisition B.V. and VNU N.V. (incorporated herein by reference to Exhibit 2.1(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

2.1(b)**	First Amendment to the Merger Protocol, made as of May 4, 2006, between Valcon Acquisition B.V. and VNU N.V. (incorporated herein by reference to Exhibit 2.1(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.1**	Articles of Association of The Nielsen Company B.V. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.2**	Certificate of Formation of Nielsen Finance LLC (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.3**	Limited Liability Company Agreement of Nielsen Finance LLC (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
3.4**	Certificate of Incorporation of Nielsen Finance Co. (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.5**	Bylaws of Nielsen Finance Co. (incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.6**	Certificate of Incorporation of A.C. Nielsen (Argentina) S.A. (incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.7**	Bylaws of A.C. Nielsen (Argentina) S.A. (incorporated herein by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.8**	Certificate of Incorporation of A.C. Nielsen Company, LLC (incorporated herein by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.10**	Certificate of Incorporation of The Nielsen Company (US), LLC (incorporated herein by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.14**	Certificate of Incorporation of ACN Holdings, Inc. (incorporated herein by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.15**	Bylaws of ACN Holdings, Inc. (incorporated herein by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.16**	Certificate of Incorporation of ACNielsen Corporation (incorporated herein by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.17**	Bylaws of ACNielsen Corporation (incorporated herein by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.18**	Articles of Incorporation of Nielsen Government and Public Sector, Inc. (incorporated herein by reference to Exhibit 3.18 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.19**	Bylaws of Nielsen Government and Public Sector, Inc. (incorporated herein by reference to Exhibit 3.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.20**	Certificate of Formation of ART Holding, L.L.C. (incorporated herein by reference to Exhibit 3.20 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.21**	Certificate of Incorporation of Athenian Leasing Corporation (incorporated herein by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.22**	Bylaws of Athenian Leasing Corporation (incorporated herein by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.27**	Certificate of Incorporation of Billboard Cafes, Inc. (incorporated herein by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
3.28**	Bylaws of Billboard Cafes, Inc. (incorporated herein by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.36**	Certificate of Formation of CZT/ACN Trademarks, L.L.C. (incorporated herein by reference to Exhibit 3.33 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.37**	Limited Liability Company Agreement of CZT/ACN Trademarks, L.L.C. (incorporated herein by reference to Exhibit 3.34 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.38**	Certificate of Formation of EMIS (Canada), LLC (incorporated herein by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))
3.39**	Operating Agreement of EMIS (Canada), LLC (incorporated herein by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.40**	Articles of Incorporation of Foremost Exhibits, Inc. (incorporated herein by reference to Exhibit 3.39 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.43**	Certificate of Incorporation of MFI Holdings, Inc. (incorporated herein by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.44**	Certificate of Formation of Neslein Holding, L.L.C. (incorporated herein by reference to Exhibit 3.45 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.45**	Certificate of Incorporation of NetRatings, LLC (incorporated herein by reference to Exhibit 3.45 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.47**	Certificate of Incorporation of Nielsen Business Media, Inc. (incorporated herein by reference to Exhibit 3.46 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.48**	Bylaws of Nielsen Business Media, Inc. (incorporated herein by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.49**	Certificate of Incorporation of TNC (US) Holdings, Inc. (incorporated herein by reference to Exhibit 3.48 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.50**	Certificate of Incorporation of Nielsen Business Media Holding Company (incorporated herein by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.51**	Bylaws of Nielsen Business Media Holding Company (incorporated herein by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.52**	Bylaws of TNC (US) Holdings, Inc. (incorporated herein by reference to Exhibit 3.49 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.59**	Articles of Association of Nielsen Holding and Finance B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.86 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.60**	Certificate of Incorporation of Nielsen Holdings, L.L.C. (incorporated herein by reference to Exhibit 3.54 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
3.62**	Certificate of Incorporation of Nielsen Leasing Corporation (incorporated herein by reference to Exhibit 3.567 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.63**	Bylaws of Nielsen Leasing Corporation (incorporated herein by reference to Exhibit 3.57 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.66**	Certificate of Incorporation of Nielsen Mobile, LLC (incorporated herein by reference to Exhibit 3.66 to the Company’s Registration Statement on Form S-4 filed June 4, 2008 (File No. 333-151408-28)

3.68**	Articles of Incorporation of Nielsen National Research Group, Inc. (incorporated herein by reference to Exhibit 3.60 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.69**	Bylaws of Nielsen National Research Group, Inc. (incorporated herein by reference to Exhibit 3.61 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.70**	Certificate of Incorporation of NMR Investing I, Inc. (incorporated herein by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.71**	Bylaws of NMR Investing I, Inc. (incorporated herein by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.72**	Certificate of Limited Partnership of NMR Licensing Associates, L.P. (incorporated herein by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.73**	Agreement of Limited Partnership of NMR Licensing Associates, L.P. (incorporated herein by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.85**	Deed of Incorporation of VNU Intermediate Holding B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.88 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.86**	Articles of Association of VNU International B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.89 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.87**	Certificate of Incorporation of VNU Marketing Information, Inc. (incorporated herein by reference to Exhibit 3.78 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.88**	Bylaws of VNU Marketing Information, Inc. (incorporated herein by reference to Exhibit 3.79 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.96	Amendment to the Articles of Association of AGB Nielsen Media Research B.V. (unofficial English translation)

3.97	Amended and Restated Certificate of Incorporation of IAG Research, Inc. (changing its name to Nielsen IAG, Inc.)

3.98	Bylaws of Nielsen IAG, Inc.

3.99	Certificate of Incorporation of RewardTV, Inc.

EXHIBIT NUMBER	DESCRIPTION
3.100	Bylaws of RewardTV, Inc.

3.101	Certificate of Conversion of A.C. Nielsen (US), Inc. to The Nielsen Company (US), LLC

3.102	Certificate of Conversion of NetRatings, Inc. to NetRatings, LLC

3.103	Certificate of Amendment of Articles of Incorporation of ACNielsen EDI II, Inc. (changing its name to Nielsen Government and Public Sector, Inc.)

3.104	Certificate of Conversion of Nielsen Mobile, Inc. to Nielsen Mobile, LLC

3.105	Certificate of Amendment of the Certificate of Incorporation of The Nielsen Company (US), Inc. (changing its name to TNC (US) Holdings, Inc.)

3.106	Certificate of Conversion of Nielsen Holdings, Inc. to Nielsen Holdings, L.L.C.

4.1(a)**	Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, VNU, Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.1(b)**	Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors named therein and Citibank, N.A. as Collateral Agent (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.1(c)**	Intellectual Property Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors named therein and Citibank, N.A. as Collateral Agent (incorporated herein by reference to Exhibit 4.1(c) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.1(d)**	Amendment No. 1, dated as of January 22, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(d) to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed on July 12, 2007 (File No. 333-142546))

4.1(e)**	Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 14, 2007 (File No. 333-142546-29))

4.2**	Indenture, dated as of August 9, 2006, between VNU Group B.V. and Law Debenture Trust Company of New York, as Trustee, for the 11 1/8% Senior Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
4.3**	Registration Rights Agreement, dated as of August 9, 2006, between VNU Group B.V. and the Initial Purchasers named therein, for the 11 1/ 8% Senior Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.4(a)**	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.4(b)**	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.4(c)**	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.4(d)**	Third Supplemental Indenture, dated as of August 15, 2007, among Nielsen Mobile, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.4(e)**	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(e) to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

4.4(f)**	Fifth Supplemental Indenture, dated as of April 9, 2008, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(f) to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

4.4(g)**	Sixth Supplemental Indenture, dated as of April 16, 2008, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Form 8-K filed on April 21, 2008 (File No. 333-142546-29))

4.4(h)**	Seventh Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.4 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

EXHIBIT NUMBER	DESCRIPTION
4.4(i)**	Eighth Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.6 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.4(j)**	Ninth Supplemental Indenture, dated as of September 24, 2008, among ACNeilsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.8 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.5(a)**	Registration Rights Agreement, dated as of August 9, 2006, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchasers named therein, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.5(b)**	Registration Rights Agreement, dated as of April 16, 2008, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchaser named therein, for the U.S. Dollar denominated 10% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Form 8-K filed on April 21, 2008 (File No. 333-142546-29))

4.6(a)**	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.6(b)**	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.6(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.6(c)**	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.6(d)**	Third Supplemental Indenture, dated as of August 15, 2007, among Nielsen Mobile, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.5 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.6(e)**	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

EXHIBIT NUMBER	DESCRIPTION
4.6(f)**	Fifth Supplemental Indenture, dated as of April 9, 2007, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

4.6(g)**

Sixth Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.3 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.6(h)**	Seventh Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.5 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.6(i)**	Eighth Supplemental Indenture, dated as of September 24, 2008, among ACNielsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.7 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.7**	Registration Rights Agreement, dated as of August 9, 2006, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchasers named therein, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.8(a)**	Trust Deed, dated October 29, 2002, by and between VNU N.V. and Deutsche Trustee Company Limited (incorporated herein by reference to Exhibit 4.8(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

4.8(b)**	Supplemental Trust Deed, dated October 27, 2003, by and between VNU N.V. and Deutsche Trustee Company Limited (incorporated herein by reference to Exhibit 4.8(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

4.9(a)**	Indenture, dated as of January 27, 2009, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Form 8-K filed on January 28, 2009 (File No. 333-142546-29))

4.9(b)**	Registration Rights Agreement, dated as of January 27, 2009, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein), Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Form 8-K filed on January 28, 2009 (File No. 333-142546-29))

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1†**	Shareholders’ Agreement regarding VNU Group B.V., made as of December 21, 2006, among each of the AlpInvest Funds, each of the Blackstone Funds, each of the Carlyle Funds, each of the Hellman & Friedman Funds, each of the KKR Funds, each of the Thomas H. Lee Funds (all as listed on Schedule 1 thereto), Valcon Acquisition Holding (Luxembourg) S.A.R.L., Valcon Acquisition Holding B.V. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
10.2†**	Investment Agreement regarding Valcon Acquisition Holding (Luxembourg) S.á r.l., made as of November 6, 2006, among each of the AlpInvest Funds, each of the Blackstone Funds, each of the Carlyle Funds, each of the Hellman & Friedman Funds, each of the KKR Funds, each of the Thomas H. Lee Funds (all as listed on Schedule 1 thereto), Valcon Acquisition Holding (Luxembourg) S.A.R.L. and Centerview Partners Holdings L.L.C. (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.3**	Advisory Agreement, dated as of July 31, 2006, by and among ACN Holdings Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.4**	Advisory Agreement, dated as of July 31, 2006, by and among VNU Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(a)**	Employment Agreement, as amended, dated as of August 22, 2006, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and VNU, Inc. (incorporated herein by reference to Exhibit 10.5(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(b)**	Side Letter to the Employment Agreement of David L. Calhoun, dated as of August 22, 2006 (incorporated herein by reference to Exhibit 10.5(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(c)**	Employment Agreement, as amended and restated, dated as of December 15, 2008, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and TNC (US) Holdings, Inc.

10.6**	Employment Arrangement, dated December 4, 2006, between VNU Group B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.7**	Separation Letter Agreement, dated April 20, 2007, by and between The Nielsen Company B.V. and Robert A. Ruijter (incorporated herein by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.8**	Separation Letter Agreement, dated October 25, 2006, by and between VNU Group B.V. and Earl H. Doppelt (incorporated herein by reference to Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.9**	Separation Letter Agreement, dated March 5, 2007, by and between The Nielsen Company B.V. and Steve Schmidt (incorporated herein by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(a)**	2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its Subsidiaries (as amended and restated) (incorporated herein by reference to Exhibit 10.10(a) to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed on July 12, 2007 (File No. 333-142546))

10.10(b)**	Form of Severance Agreement (incorporated herein by reference to Exhibit 10.10(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(c)**	Severance Agreement, dated as of February 2, 2007, by and between VNU Group B.V., VNU, Inc. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(c) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

EXHIBIT NUMBER	DESCRIPTION
10.10(d)**	Restricted Stock Unit Award Agreement, dated as of January 15, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(d) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(e)**	Stock Option Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(e) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(f)**	Sale Participation Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(f) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(g)**	Management Stockholder’s Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(g) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.11**	Form of Termination Protection Agreement (incorporated herein by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.12(a)**	VNU Excess Plan, dated April 1, 2002 (incorporated herein by reference to Exhibit 10.12(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.12(b)**	Amendment to the VNU Excess Plan, dated August 31, 2006 (incorporated herein by reference to Exhibit 10.12(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.12(c)**	Second Amendment to the VNU Excess Plan, dated January 23, 2007 (incorporated herein by reference to Exhibit 10.12(c) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(a)**	VNU Deferred Compensation Plan, dated April 1, 2003 (incorporated herein by reference to Exhibit 10.13(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(b)**	Amendment to VNU, ACNielsen Corporation and VNU USA, Inc. Deferred Compensation Plan, dated May 10, 2006 (incorporated herein by reference to Exhibit 10.13(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(c)**	Amendment to VNU, ACNielsen Corporation and VNU USA, Inc. Deferred Compensation Plan, dated October 28, 2008, filed as Exhibit 10.13(c) to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, incorporated herein by reference (File No. 333-142546-29)

10.14**	Amended and Restated Stock Option Agreement (incorporated herein by reference to Exhibit 10.14 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.15**	Form of Management Stockholder’s Agreement (incorporated herein by reference to Exhibit 10.15 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.16**	Form of Sales Participation Agreement (incorporated herein by reference to Exhibit 10.16 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

EXHIBIT NUMBER	DESCRIPTION
10.17**	Form of Stock Option Agreement (incorporated herein by reference to Exhibit 10.17 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.18**	Form of Offer Letter, dated October 24, 2006, by and between The Nielsen Company B.V. and James W. Cuminale (incorporated herein by reference to Exhibit 10.18 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.19**	Form of Offer Letter, dated February 20, 2007, by and between The Nielsen Company B.V. and Brian J. West (incorporated herein by reference to Exhibit 10.19 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.20**	Form of Offer Letter, dated March 22, 2007, by and between The Nielsen Company B.V. and Mitchell J. Habib (incorporated herein by reference to Exhibit 10.14 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.21(a)**	Amended and Restated Master Services Agreement, dated as of October 1, 2007, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008, (File No. 333-142546-29)

10.21(b)**	Amendment Number 1 to the Amended and Restated Master Services Agreement, dated as of March 31, 2008, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, (File No. 333-142546-29)

10.21(c)**	Amendment Number 2 to the Amended and Restated Master Services Agreement, dated as of October 31, 2007, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, (File No. 333-142546-29)

10.22(a)**	Severance Agreement, dated as of June 4, 2007, by and between The Nielsen Company B.V., The Nielsen Company (US), Inc. and Itzhak Fisher

10.22(b)**	Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(c)**	Rollover Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(d)**	Sale Participation Agreement, dated as of June 4, 2007, Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(e)**	Management Stockholder’s Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l and Pereg Holdings LLC

10.23**	Form of Offer Letter, dated as of February 27, 2009, by and between The Nielsen Company B.V. and Itzhak Fisher

12.1**	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

18.1**	Preferability Letter issued by Ernst & Young LLP (incorporated herein by reference to Exhibit 18.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

21.1**	The Nielsen Company B.V. Active Subsidiaries (incorporated herein by reference to Exhibit 21 to the Company’s Form 10-K filed on March 27, 2009 (File No. 333-142546-29))

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

EXHIBIT NUMBER	DESCRIPTION
23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrants (attached to signature pages)

25.1	Form T-1 (Law Debenture Trust Company of New York)

99.1	Letter to Clients regarding the Exchange Offer

99.2	Letter to Brokers regarding the Exchange Offer

**	Incorporated by reference.
†	The schedules and exhibits to these agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

(b)	Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts

For the Period From January 1, 2006 to May 23, 2006 and For the Years ended December 31, 2008 and 2007 and For the Period from May 23, 2006 to December 31, 2006

(IN MILLIONS)	Balance Beginning of Period	Charged to Operating Income	Acquisitions and Divestitures	Deductions	Effect of Foreign Currency Translation	Balance at End of Period
Allowance for accounts receivable and sales returns
Predecessor
For the period January 1, 2006 to May 23, 2006	36	7	—	(4)	1	40

Successor
For the period May 23, 2006 to December 31, 2006	40	2	(5)	(8)	—	29

For the year ended December 31, 2007	$29	$3	$(2)	$(3)	$—	$27

For the year ended December 31, 2008	$27	$11	$3	$(7)	$(1)	$33

(IN MILLIONS)	Balance Beginning of Period	Charged to Expense	Charged to Other Accounts	Acquisitions and Divestitures	Effect of Foreign Currency Translation	Balance at End of Period
Valuation allowance for deferred taxes
Predecessor
For the period January 1, 2006 to May 23, 2006	215	13	(28)	—	(1)	199

Successor
For the period May 23, 2006 to December 31, 2006	199	—	(10)	(10)	—	179

For the year ended December 31, 2007	$179	$17	$20	$(20)	$3	$199

For the year ended December 31, 2008	$199	$4	$26	$4	$(1)	$232

Item 22.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Finance LLC

By:	/S/ DAVID L. CALHOUN
Name:	David L. Calhoun
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID L. CALHOUN David L. Calhoun	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES A. ATTWOOD, JR. James A. Attwood, Jr.	Director	April 23, 2009

/S/ RICHARD J. BRESSLER Richard J. Bressler	Director	April 23, 2009

/S/ MICHAEL S. CHAE Michael S. Chae	Director	April 23, 2009

/S/ PATRICK J. HEALY Patrick J. Healy	Director	April 23, 2009

/S/ SIMON BROWN Simon Brown	Director	April 23, 2009

/S/ IAIN LEIGH Iain Leigh	Director	April 23, 2009

/S/ ELIOT P.S. MERRILL Eliot P.S. Merrill	Director	April 23, 2009

/S/ ALEXANDER NAVAB Alexander Navab	Director	April 23, 2009

/S/ JAMES A. QUELLA James A. Quella	Director	April 23, 2009

/S/ SCOTT A. SCHOEN Scott A. Schoen	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Finance Co.

By:	/S/ DAVID L. CALHOUN
Name:	David L. Calhoun
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID L. CALHOUN David L. Calhoun	Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President - Finance (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES A. ATTWOOD, JR. James A. Attwood, Jr.	Director	April 23, 2009

/S/ RICHARD J. BRESSLER Richard J. Bressler	Director	April 23, 2009

/S/ MICHAEL S. CHAE Michael S. Chae	Director	April 23, 2009

/S/ PATRICK J. HEALY Patrick J. Healy	Director	April 23, 2009

/S/ SIMON BROWN Simon Brown	Director	April 23, 2009

/S/ IAIN LEIGH Iain Leigh	Director	April 23, 2009

/S/ ELIOT P.S. MERRILL Eliot P.S. Merrill	Director	April 23, 2009

/S/ ALEXANDER NAVAB Alexander Navab	Director	April 23, 2009

/S/ JAMES A. QUELLA James A. Quella	Director	April 23, 2009

/S/ SCOTT A. SCHOEN Scott A. Schoen	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

A. C. Nielsen (Argentina) S.A.

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

A. C. Nielsen Company, LLC

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

ACN Holdings, Inc.

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

ACNielsen Corporation

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

AGB Nielsen Media Research B.V.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES M. O’HARA James M. O’Hara	Managing Director	April 23, 2009

/S/ BRIAN J. WEST Brian J. West	Managing Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

ART Holding, L.L.C.

By:	A. C. Nielsen Company, LLC, its sole member

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

A. C. Nielsen Company, LLC	Sole Member	April 23, 2009

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Athenian Leasing Corporation

By:	/S/ JAMES M. O’HARA
Name:	James M. O’Hara
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES M. O’HARA James M. O’Hara	President (Principal Executive Officer)	April 23, 2009

/S/ MICHAEL T. BOLAND Michael T. Boland	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES A. ROSS James A. Ross	Chairman and Assistant Secretary	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Billboard Cafes, Inc.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

CZT/ACN Trademarks, L.L.C.

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009
A. C. Nielsen Company, LLC	Member	April 23, 2009

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

The Nielsen Company (US), LLC	Member	April 23, 2009

By:	/S/ HARRIS A. BLACK
Name:	Harris A. Black
Title:	Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

EMIS (Canada), LLC

By:	A.C. Nielsen Company, LLC
its sole member

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	President, Chief Executive Officer and Operating Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

A.C. Nielsen Company, LLC	Sole Member	April 23, 2009

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Foremost Exhibits, Inc.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

MFI Holdings, Inc.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Neslein Holding, L.L.C.

By:	ACNielsen Corporation,
its sole member

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

ACNielsen Corporation	Sole Member	April 23, 2009

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

NetRatings, LLC

By:	/S/ DAVID E. BERGER
Name:	David E. Berger
Title:	President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID E. BERGER David E. Berger	President and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES W. CUMINALE James W. Cuminale	Executive Vice President, General Counsel and Director	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Vice President, Deputy General Counsel, Secretary and Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Business Media, Inc.

By:	/S/ GREG FARRAR
Name:	Greg Farrar
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ GREG FARRAR Greg Farrar	President and Chief Executive Officer (Principal Executive Officer)	April 23 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES W. CUMINALE James W. Cuminale	Director	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Vice President, Assistant Secretary and Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Business Media Holding Company

By: Name:	/S/ JAMES W. CUMINALE James W. Cuminale
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Secretary and Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

The Nielsen Company B.V.

By:	/S/ DAVID L. CALHOUN
Name:	David L. Calhoun
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID L. CALHOUN David L. Calhoun	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer )	April 23, 2009

/S/ M. J. B. RUTTE Marcel Rutte	Managing Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

The Nielsen Company (US), LLC

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Government and Public Secter, Inc.

By:	/S/ MICHAEL E. ELIAS
Name:	Michael E. Elias
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ MICHAEL E. ELIAS Michael E. Elias	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haarlem, country of The Netherlands, on April 23, 2009.

Nielsen Holding and Finance B.V.

By:	/S/ L. R. VAN DER PIJL
Name:	Remco van der Pijl
Title:	Managing Director

By:	/S/ M. J. B. RUTTE
Name:	Marcel Rutte
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ L. R. VAN DER PIJL Remco van der Pijl	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ M. J. B. RUTTE Marcel Rutte	Managing Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Holdings, L.L.C.

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen IAG, Inc.

By:	/S/ ERIC GOULD
Name:	Eric Gould
Title:	President, Chief Information Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ ERIC GOULD Eric Gould	President, Chief Information Officer and Secretary (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Principal Financial Officer and Principal Accounting Officer	April 23, 2009

/S/ ALAN GOULD Alan Gould	Co-Chief Executive Officer	April 23, 2009

/S/ KENNETH ORKIN Kenneth Orkin	Co-Chief Executive Officer	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Vice President and Director	April 23, 2009

/S/ JAMES W. CUMINALE James W. Cuminale	Director	April 23, 2009

/S/ MICHAEL E. ELIAS Michael E. Elias	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Leasing Corporation

By:	/S/ R. FORD DALLMEYER
Name:	R. Ford Dallmeyer
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ R. FORD DALLMEYER R. Ford Dallmeyer	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen Mobile, LLC

By:	/S/ SIDNEY S. GORHAM
Name:	Sidney S. Gorham
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ SIDNEY S. GORHAM Sidney S. Gorham	President (Principal Executive Officer)	April 23, 2009

/S/ JANE A. RODE Jane A. Rode	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer )	April 23, 2009

/S/ JAMES W. CUMINALE James W. Cuminale	Director	April 23, 2009

/S/ THOMAS A. MASTRELLI Thomas A. Mastrelli	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

Nielsen National Research Group, Inc.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	President and Director (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

NMR Investing I, Inc.

By:	/S/ JAMES M. O’HARA
Name:	James M. O’Hara
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES M. O’HARA James M. O’Hara	President (Principal Executive Officer)	April 23, 2009

/S/ MICHAEL T. BOLAND Michael T. Boland	Executive Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES A. ROSS James A. Ross	Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

NMR Licensing Associates, L.P.

By:	NMR Investing I, Inc., its general partner

By:	/S/ JAMES M. O’HARA
Name:	James M. O’Hara
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES M. O’HARA James M. O’Hara	Responsible Officer (Principal Executive Officer)	April 23, 2009

/S/ MICHAEL T. BOLAND Michael T. Boland	Responsible Officer and Director of the general partner, NMR Investing I, Inc. (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES A. ROSS James A. Ross	Director of the general partner, NMR Investing I, Inc.	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

RewardTV, Inc.

By:	/S/ KENNETH ORKIN
Name:	Kenneth Orkin
Title:	President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ KENNETH ORKIN Kenneth Orkin	President and Director (Principal Executive Officer and Director)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Principal Financial Officer and Principal Accounting Officer	April 23, 2009

/S/ ALAN GOULD Alan Gould	Secretary and Director	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Vice President	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

TNC (US) Holdings, Inc.

By:	/S/ DAVID L. CALHOUN
Name:	David L. Calhoun
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID L. CALHOUN David L. Calhoun	President and Chief Executive Officer (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ JAMES W. CUMINALE James W. Cuminale	Chief Legal Officer and Director	April 23, 2009

/S/ HARRIS A. BLACK Harris A. Black	Vice President, Deputy General Counsel and Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haarlem, country of The Netherlands, on April 23, 2009.

VNU Intermediate Holding B.V.

By:	VNU International B.V., its Managing Director

By:	/S/ L.R. VAN DER PIJL
Name:	Remco van der Pijl
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ L.R. VAN DER PIJL Remco van der Pijl	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

/S/ M.J.B. RUTTE Marcel Rutte	Managing Director	April 23, 2009

VNU International B.V.	Managing Director	April 23, 2009

By:	/S/ L.R. VAN DER PIJL
Name:	Remco van der Pijl
Title:	Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Haarlem, country of The Netherlands, on April 23, 2009.

VNU International B.V.

By:	/S/ L.R. VAN DER PIJL
Name:	Remco van der Pijl
Title:	Managing Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ L.R. VAN DER PIJL Remco van der Pijl	Managing Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer )	April 23, 2009

/S/ M.J.B. RUTTE Marcel Rutte	Managing Director	April 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on April 23, 2009.

VNU Marketing Information, Inc.

By:	/S/ JAMES W. CUMINALE
Name:	James W. Cuminale
Title:	Chairman and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harris A. Black his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ JAMES W. CUMINALE James W. Cuminale	Chairman and President (Principal Executive Officer)	April 23, 2009

/S/ DAVID E. BERGER David E. Berger	Vice President (Principal Financial Officer and Principal Accounting Officer)	April 23, 2009

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
2.1(a)**	Merger Protocol, made as of March 8, 2006, between Valcon Acquisition B.V. and VNU N.V. (incorporated herein by reference to Exhibit 2.1(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

2.1(b)**	First Amendment to the Merger Protocol, made as of May 4, 2006, between Valcon Acquisition B.V. and VNU N.V. (incorporated herein by reference to Exhibit 2.1(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.1**	Articles of Association of The Nielsen Company B.V. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.2**	Certificate of Formation of Nielsen Finance LLC (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.3**	Limited Liability Company Agreement of Nielsen Finance LLC (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.4**	Certificate of Incorporation of Nielsen Finance Co. (incorporated herein by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.5**	Bylaws of Nielsen Finance Co. (incorporated herein by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.6**	Certificate of Incorporation of A.C. Nielsen (Argentina) S.A. (incorporated herein by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.7**	Bylaws of A.C. Nielsen (Argentina) S.A. (incorporated herein by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.8**	Certificate of Incorporation of A.C. Nielsen Company, LLC (incorporated herein by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.10**	Certificate of Incorporation of The Nielsen Company (US), LLC (incorporated herein by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.14**	Certificate of Incorporation of ACN Holdings, Inc. (incorporated herein by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.15**	Bylaws of ACN Holdings, Inc. (incorporated herein by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.16**	Certificate of Incorporation of ACNielsen Corporation (incorporated herein by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.17**	Bylaws of ACNielsen Corporation (incorporated herein by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

1

EXHIBIT NUMBER	DESCRIPTION
3.18**	Articles of Incorporation of Nielsen Government and Public Sector, Inc. (incorporated herein by reference to Exhibit 3.18 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.19**	Bylaws of Nielsen Government and Public Sector, Inc. (incorporated herein by reference to Exhibit 3.19 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.20**	Certificate of Formation of ART Holding, L.L.C. (incorporated herein by reference to Exhibit 3.20 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.21**	Certificate of Incorporation of Athenian Leasing Corporation (incorporated herein by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.22**	Bylaws of Athenian Leasing Corporation (incorporated herein by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.27**	Certificate of Incorporation of Billboard Cafes, Inc. (incorporated herein by reference to Exhibit 3.25 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.28**	Bylaws of Billboard Cafes, Inc. (incorporated herein by reference to Exhibit 3.26 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.36**	Certificate of Formation of CZT/ACN Trademarks, L.L.C. (incorporated herein by reference to Exhibit 3.33 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.37**	Limited Liability Company Agreement of CZT/ACN Trademarks, L.L.C. (incorporated herein by reference to Exhibit 3.34 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.38**	Certificate of Formation of EMIS (Canada), LLC (incorporated herein by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.39**	Operating Agreement of EMIS (Canada), LLC (incorporated herein by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.40**	Articles of Incorporation of Foremost Exhibits, Inc. (incorporated herein by reference to Exhibit 3.39 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.43**	Certificate of Incorporation of MFI Holdings, Inc. (incorporated herein by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.44**	Certificate of Formation of Neslein Holding, L.L.C. (incorporated herein by reference to Exhibit 3.45 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.45**	Certificate of Incorporation of NetRatings, LLC (incorporated herein by reference to Exhibit 3.45 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.47**	Certificate of Incorporation of Nielsen Business Media, Inc. (incorporated herein by reference to Exhibit 3.46 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

2

EXHIBIT NUMBER	DESCRIPTION
3.48**	Bylaws of Nielsen Business Media, Inc. (incorporated herein by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.49**	Certificate of Incorporation of TNC (US) Holdings, Inc. (incorporated herein by reference to Exhibit 3.48 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.50**	Certificate of Incorporation of Nielsen Business Media Holding Company (incorporated herein by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.51**	Bylaws of Nielsen Business Media Holding Company (incorporated herein by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

3.52**	Bylaws of TNC (US) Holdings, Inc. (incorporated herein by reference to Exhibit 3.49 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.59**	Articles of Association of Nielsen Holding and Finance B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.86 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.60**	Certificate of Incorporation of Nielsen Holdings, L.L.C. (incorporated herein by reference to Exhibit 3.54 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.62**	Certificate of Incorporation of Nielsen Leasing Corporation (incorporated herein by reference to Exhibit 3.567 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.63**	Bylaws of Nielsen Leasing Corporation (incorporated herein by reference to Exhibit 3.57 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.66**	Certificate of Incorporation of Nielsen Mobile, LLC (incorporated herein by reference to Exhibit 3.66 to the Company’s Registration Statement on Form S-4 filed June 4, 2008 (File No. 333-151408-28))

3.68**	Articles of Incorporation of Nielsen National Research Group, Inc. (incorporated herein by reference to Exhibit 3.60 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.69**	Bylaws of Nielsen National Research Group, Inc. (incorporated herein by reference to Exhibit 3.61 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.70**	Certificate of Incorporation of NMR Investing I, Inc. (incorporated herein by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.71**	Bylaws of NMR Investing I, Inc. (incorporated herein by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.72**	Certificate of Limited Partnership of NMR Licensing Associates, L.P. (incorporated herein by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.73**	Agreement of Limited Partnership of NMR Licensing Associates, L.P. (incorporated herein by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3

EXHIBIT NUMBER	DESCRIPTION
3.85**	Deed of Incorporation of VNU Intermediate Holding B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.88 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.86**	Articles of Association of VNU International B.V. (unofficial English translation) (incorporated herein by reference to Exhibit 3.89 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

3.87**	Certificate of Incorporation of VNU Marketing Information, Inc. (incorporated herein by reference to Exhibit 3.78 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.88**	Bylaws of VNU Marketing Information, Inc. (incorporated herein by reference to Exhibit 3.79 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

3.96	Amendment to the Articles of Association of AGB Nielsen Media Research B.V. (unofficial English translation)

3.97	Amended and Restated Certificate of Incorporation of IAG Research, Inc. (changing its name to Nielsen IAG, Inc.)

3.98	Bylaws of Nielsen IAG, Inc.

3.99	Certificate of Incorporation of RewardTV, Inc.

3.100	Bylaws of RewardTV, Inc.

3.101	Certificate of Conversion of A.C. Nielsen (US), Inc. to The Nielsen Company (US), LLC

3.102	Certificate of Conversion of NetRatings, Inc. to NetRatings, LLC

3.103	Certificate of Amendment of Articles of Incorporation of ACNielsen EDI II, Inc. (changing its name to Nielsen Government and Public Sector, Inc.)

3.104	Certificate of Conversion of Nielsen Mobile, Inc. to Nielsen Mobile, LLC

3.105	Certificate of Amendment of the Certificate of Incorporation of The Nielsen Company (US), Inc. (changing its name to TNC (US) Holdings, Inc.)

3.106	Certificate of Conversion of Nielsen Holdings, Inc. to Nielsen Holdings, L.L.C.

4.1(a)**	Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, VNU, Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.1(b)**	Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors named therein and Citibank, N.A. as Collateral Agent (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.1(c)**	Intellectual Property Security Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, the other Grantors named therein and Citibank, N.A. as Collateral Agent (incorporated herein by reference to Exhibit 4.1(c) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4

EXHIBIT NUMBER	DESCRIPTION
4.1(d)**	Amendment No. 1, dated as of January 22, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 4.1(d) to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed on July 12, 2007 (File No. 333-142546))

4.1(e)**	Amendment No. 2, dated as of August 9, 2007, to the Credit Agreement, dated as of August 9, 2006, among Nielsen Finance LLC, as a U.S. Borrower, The Nielsen Company (US), Inc., as a U.S. Borrower, VNU Holding and Finance B.V., as Dutch Borrower, the Guarantors thereto from time to time, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, ABN AMRO Bank N.V., as Swing Line Lender, the other Lenders party thereto from time to time, Deutsche Bank Securities Inc., as Syndication Agent, and JPMorgan Chase Bank, N.A., ABN AMRO Bank N.V. and ING Bank N.V., as Co-Documentation Agents (incorporated herein by reference to Exhibit 10.1 to the Company’s Form 8-K filed on August 14, 2007 (File No. 333-142546-29))

4.2**	Indenture, dated as of August 9, 2006, between VNU Group B.V. and Law Debenture Trust Company of New York, as Trustee, for the 11 1/8% Senior Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.3**	Registration Rights Agreement, dated as of August 9, 2006, between VNU Group B.V. and the Initial Purchasers named therein, for the 11 1/ 8% Senior Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.4(a)**	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))
4.4(b)**	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.4(c)**	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.4(d)**	Third Supplemental Indenture, dated as of August 15, 2007, among Nielsen Mobile, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

5

EXHIBIT NUMBER	DESCRIPTION
4.4(e)**	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(e) to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

4.4(f)**	Fifth Supplemental Indenture, dated as of April 9, 2008, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.4(f) to the Company’s Registration Statement on Form S-4 filed on June 4, 2008 (File No. 333-151408-28))

4.4(g)**	Sixth Supplemental Indenture, dated as of April 16, 2008, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Form 8-K filed on April 21, 2008 (File No. 333-142546-29))

4.4(h)**	Seventh Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.4 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.4(i)**	Eighth Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.6 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.4(j)**	Ninth Supplemental Indenture, dated as of September 24, 2008, among ACNeilsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014, filed as Exhibit 4.8 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.5(a)**	Registration Rights Agreement, dated as of August 9, 2006, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchasers named therein, for the U.S. Dollar denominated 10% Senior Notes due 2014 and the Euro denominated 9% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.5(b)**	Registration Rights Agreement, dated as of April 16, 2008, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchaser named therein, for the U.S. Dollar denominated 10% Senior Notes due 2014 (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Form 8-K filed on April 21, 2008 (File No. 333-142546-29))

4.6(a)**	Indenture, dated as of August 9, 2006, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors named on the signature pages thereto and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016 (incorporated herein by reference to Exhibit 4.6(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

6

EXHIBIT NUMBER	DESCRIPTION
4.6(b)**	First Supplemental Indenture, dated as of October 16, 2006, among Radio and Records, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.6(b) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.6(c)**	Second Supplemental Indenture, dated as of August 15, 2007, among NetRatings, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.6(d)**	Third Supplemental Indenture, dated as of August 15, 2007, among Nielsen Mobile, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.5 to the Company’s Form 10-Q filed on November 14, 2007 (File No. 333-142546-29))

4.6(e)**	Fourth Supplemental Indenture, dated as of November 28, 2007, among Nielsen Business Media Holding Company, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

4.6(f)**	Fifth Supplemental Indenture, dated as of April 9, 2007, among Audience Analytics, L.L.C., Cannon Holdings, L.L.C., both affiliates of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

4.6(g)**	Sixth Supplemental Indenture, dated as of July 15, 2008, among Nielsen IAG, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.3 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.6(h)**	Seventh Supplemental Indenture, dated as of July 15, 2008, among RewardTV, Inc., an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.5 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.6(i)**	Eighth Supplemental Indenture, dated as of September 24, 2008, among ACNielsen eRatings.com, an affiliate of Nielsen Finance LLC and Nielsen Finance Co., and Law Debenture Trust Company of New York, as Trustee, for the 12 1/2% Senior Subordinated Discount Notes due 2016, filed as Exhibit 4.7 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008 (File No. 333-142546-29)

4.7**	Registration Rights Agreement, dated as of August 9, 2006, between Nielsen Finance LLC, Nielsen Finance Co. and the Initial Purchasers named therein, for the 12 1/2% Senior Subordinated Discount Notes (incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

4.8(a)**	Trust Deed, dated October 29, 2002, by and between VNU N.V. and Deutsche Trustee Company Limited (incorporated herein by reference to Exhibit 4.8(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

7

EXHIBIT NUMBER	DESCRIPTION
4.8(b)**	Supplemental Trust Deed, dated October 27, 2003, by and between VNU N.V. and Deutsche Trustee Company Limited (incorporated herein by reference to Exhibit 4.8(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

4.9(a)**	Indenture, dated as of January 27, 2009, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors and Law Debenture Trust Company of New York (incorporated herein by reference to Exhibit 4.1(a) to the Company’s Form 8-K filed on January 28, 2009 (File No. 333-142546-29))

4.9(b)**	Registration Rights Agreement, dated as of January 27, 2009, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein), Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc. (incorporated herein by reference to Exhibit 4.1(b) to the Company’s Form 8-K filed on January 28, 2009 (File No. 333-142546-29))

5.1	Opinion of Simpson Thacher & Bartlett LLP

10.1†**	Shareholders’ Agreement regarding VNU Group B.V., made as of December 21, 2006, among each of the AlpInvest Funds, each of the Blackstone Funds, each of the Carlyle Funds, each of the Hellman & Friedman Funds, each of the KKR Funds, each of the Thomas H. Lee Funds (all as listed on Schedule 1 thereto), Valcon Acquisition Holding (Luxembourg) S.A.R.L., Valcon Acquisition Holding B.V. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.2†**	Investment Agreement regarding Valcon Acquisition Holding (Luxembourg) S.á r.l., made as of November 6, 2006, among each of the AlpInvest Funds, each of the Blackstone Funds, each of the Carlyle Funds, each of the Hellman & Friedman Funds, each of the KKR Funds, each of the Thomas H. Lee Funds (all as listed on Schedule 1 thereto), Valcon Acquisition Holding (Luxembourg) S.A.R.L. and Centerview Partners Holdings L.L.C. (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.3**	Advisory Agreement, dated as of July 31, 2006, by and among ACN Holdings Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.4**	Advisory Agreement, dated as of July 31, 2006, by and among VNU Inc. and Valcon Acquisition B.V. (incorporated herein by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(a)**	Employment Agreement, as amended, dated as of August 22, 2006, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and VNU, Inc. (incorporated herein by reference to Exhibit 10.5(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(b)**	Side Letter to the Employment Agreement of David L. Calhoun, dated as of August 22, 2006 (incorporated herein by reference to Exhibit 10.5(a) to the Company’s Registration Statement on Form S-4 filed on May 2, 2007 (File No. 333-142546))

10.5(c)**	Employment Agreement, as amended and restated, dated as of December 15, 2008, by and among David L. Calhoun, Valcon Acquisition Holding (Luxembourg) S.à r.l. and TNC (US) Holdings, Inc.

8

EXHIBIT NUMBER	DESCRIPTION
10.6**	Employment Arrangement, dated December 4, 2006, between VNU Group B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.7**	Separation Letter Agreement, dated April 20, 2007, by and between The Nielsen Company B.V. and Robert A. Ruijter (incorporated herein by reference to Exhibit 10.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.8**	Separation Letter Agreement, dated October 25, 2006, by and between VNU Group B.V. and Earl H. Doppelt (incorporated herein by reference to Exhibit 10.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.9**	Separation Letter Agreement, dated March 5, 2007, by and between The Nielsen Company B.V. and Steve Schmidt (incorporated herein by reference to Exhibit 10.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(a)**	2006 Stock Acquisition and Option Plan for Key Employees of Valcon Acquisition Holding B.V. and its Subsidiaries (as amended and restated) (incorporated herein by reference to Exhibit 10.10(a) to Amendment No. 2 to the Company’s Registration Statement on Form S-4 filed on July 12, 2007 (File No. 333-142546))

10.10(b)**	Form of Severance Agreement (incorporated herein by reference to Exhibit 10.10(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(c)**	Severance Agreement, dated as of February 2, 2007, by and between VNU Group B.V., VNU, Inc. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(c) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(d)**	Restricted Stock Unit Award Agreement, dated as of January 15, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(d) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(e)**	Stock Option Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(e) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))
10.10(f)**	Sale Participation Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(f) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.10(g)**	Management Stockholder’s Agreement, dated as of February 2, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l. and Susan D. Whiting (incorporated herein by reference to Exhibit 10.10(g) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.11**	Form of Termination Protection Agreement (incorporated herein by reference to Exhibit 10.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.12(a)**	VNU Excess Plan, dated April 1, 2002 (incorporated herein by reference to Exhibit 10.12(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

9

EXHIBIT NUMBER	DESCRIPTION
10.12(b)**	Amendment to the VNU Excess Plan, dated August 31, 2006 (incorporated herein by reference to Exhibit 10.12(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.12(c)**	Second Amendment to the VNU Excess Plan, dated January 23, 2007 (incorporated herein by reference to Exhibit 10.12(c) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(a)**	VNU Deferred Compensation Plan, dated April 1, 2003 (incorporated herein by reference to Exhibit 10.13(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(b)**	Amendment to VNU, ACNielsen Corporation and VNU USA, Inc. Deferred Compensation Plan, dated May 10, 2006 (incorporated herein by reference to Exhibit 10.13(b) to Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on June 21, 2007 (File No. 333-142546))

10.13(c)**	Amendment to VNU, ACNielsen Corporation and VNU USA, Inc. Deferred Compensation Plan, dated October 28, 2008, filed as Exhibit 10.13(c) to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, incorporated herein by reference (File No. 333-142546-29)

10.14**	Amended and Restated Stock Option Agreement (incorporated herein by reference to Exhibit 10.14 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.15**	Form of Management Stockholder’s Agreement (incorporated herein by reference to Exhibit 10.15 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.16**	Form of Sales Participation Agreement (incorporated herein by reference to Exhibit 10.16 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.17**	Form of Stock Option Agreement (incorporated herein by reference to Exhibit 10.17 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.18**	Form of Offer Letter, dated October 24, 2006, by and between The Nielsen Company B.V. and James W. Cuminale (incorporated herein by reference to Exhibit 10.18 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.19**	Form of Offer Letter, dated February 20, 2007, by and between The Nielsen Company B.V. and Brian J. West (incorporated herein by reference to Exhibit 10.19 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.20**	Form of Offer Letter, dated March 22, 2007, by and between The Nielsen Company B.V. and Mitchell J. Habib (incorporated herein by reference to Exhibit 10.14 to the Company’s Form 10-K filed on March 31, 2008 (File No. 333-142546-29))

10.21(a)**	Amended and Restated Master Services Agreement, dated as of October 1, 2007, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2008, (File No. 333-142546-29)

10.21(b)**	Amendment Number 1 to the Amended and Restated Master Services Agreement, dated as of March 31, 2008, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, (File No. 333-142546-29)

10.21(c)**	Amendment Number 2 to the Amended and Restated Master Services Agreement, dated as of October 31, 2007, by and between Tata America International Corporation & Tata Consultancy Services Limited and ACNielsen(US), Inc., filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2008, (File No. 333-142546-29)

10

EXHIBIT NUMBER	DESCRIPTION
10.22(a)**	Severance Agreement, dated as of June 4, 2007, by and between The Nielsen Company B.V., The Nielsen Company (US), Inc. and Itzhak Fisher

10.22(b)**	Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(c)**	Rollover Stock Option Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(d)**	Sale Participation Agreement, dated as of June 4, 2007, Valcon Acquisition Holding B.V. and Pereg Holdings LLC

10.22(e)**	Management Stockholder’s Agreement, dated as of June 4, 2007, between Valcon Acquisition Holding B.V., Valcon Acquisition Holding (Luxembourg) S.à r.l and Pereg Holdings LLC

10.23**	Form of Offer Letter, dated as of February 27, 2009, by and between The Nielsen Company B.V. and Itzhak Fisher

12.1**	Computation of Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

18.1**	Preferability Letter issued by Ernst & Young LLP (incorporated herein by reference to Exhibit 18.1 to the Company’s Form 10-Q filed on May 14, 2008 (File No. 333-142546-29))

21.1**	The Nielsen Company B.V. Active Subsidiaries (incorporated herein by reference to Exhibit 21 to the Company’s Form 10-K filed on March 27, 2009 (File No. 333-142546-29))

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm

23.3	Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)

24.1	Powers of Attorney of the Directors and Officers of the Registrants (attached to signature pages)

25.1	Form T-1 (Law Debenture Trust Company of New York)

99.1	Letter to Clients regarding the Exchange Offer

99.2	Letter to Brokers regarding the Exchange Offer

**	Incorporated by reference.
†	The schedules and exhibits to these agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

11